      AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MAY 22, 2002


                                                      REGISTRATION NO. 333-96233
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            ------------------------


                                AMENDMENT NO. 2
                                       TO
                                    FORM S-4
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

                            ------------------------

                         NORTH AMERICAN VAN LINES, INC.
             (Exact name of Registrant as specified in its charter)

                DELAWARE                                    4213                                   52-1840893
    (State or other jurisdiction of             (Primary Standard Industrial                    (I.R.S. Employer
     incorporation or organization)             Classification Code Number)                   Identification No.)

                         ------------------------------

                           5001 U.S. HIGHWAY 30 WEST
                                  P.O. BOX 988
                         FT. WAYNE, INDIANA 46801-0988
                                 (260) 429-2511
              (Address, including ZIP code, and telephone number,
       including area code, of Registrant's principal executive offices)

                         ------------------------------

                                 RALPH A. FORD
                         NORTH AMERICAN VAN LINES, INC.
              SENIOR VICE PRESIDENT, GENERAL COUNSEL AND SECRETARY
                           5001 U.S. HIGHWAY 30 WEST
                                  P.O. BOX 988
                         FT. WAYNE, INDIANA 46801-0988
                                 (260) 429-2511
           (Name, address, including ZIP code, and telephone number,
            including area code, of Registrant's agent for service)

                         ------------------------------

                                 WITH COPY TO:
                               PAUL S. BIRD, ESQ.
                              DEBEVOISE & PLIMPTON
                                919 THIRD AVENUE
                            NEW YORK, NEW YORK 10022
                                 (212) 909-6000

    APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after this Registration Statement becomes effective.

    If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. / /

    If this form is filed to register additional securities of an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.

    If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

                         ------------------------------

                        CALCULATION OF REGISTRATION FEE

                                                                     PROPOSED MAXIMUM         PROPOSED
                                                                         OFFERING              MAXIMUM
             TITLE OF EACH CLASS                  AMOUNT TO BE           PRICE PER            AGGREGATE            AMOUNT OF
       OF SECURITIES TO BE REGISTERED              REGISTERED           SECURITY(1)        OFFERING PRICE      REGISTRATION FEE
13 3/8% Senior Subordinated Notes Due 2009...     $150,000,000             100%             $150,000,000            $39,600

(1) Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457 promulgated under the Securities Act of 1933, as amended.

                         ------------------------------

    THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                               OTHER REGISTRANTS


                                                                                                 ADDRESS, INCLUDING ZIP
                                                          PRIMARY STANDARD                        CODE, AND TELEPHONE
                                       JURISDICTION OF       INDUSTRIAL      I.R.S. EMPLOYER     NUMBER, INCLUDING AREA
                                       INCORPORATION OR    CLASSIFICATION    IDENTIFICATION        CODE, OF PRINCIPAL
NAME OF REGISTRANT                        FORMATION            NUMBER            NUMBER             EXECUTIVE OFFICE
------------------                     ----------------   ----------------   ---------------   --------------------------
Allied Freight Forwarding, Inc.            Delaware            4731            36-2405833      5001 U.S. Highway 30 West
                                                                                               P.O. Box 988
                                                                                               Ft. Wayne, Indiana
                                                                                               46801-0988
                                                                                               (260) 429-2511

Allied International N.A., Inc.            Delaware            4731            36-2906660      5001 U.S. Highway 30 West
                                                                                               P.O. Box 988
                                                                                               Ft. Wayne, Indiana
                                                                                               46801-0988
                                                                                               (260) 429-2511

Allied Transportation Forwarding,          Delaware            4731            36-3422806      215 W. Diehl Road
  Inc.                                                                                         Naperville, Illionis 60563

Allied Van Lines, Inc.                     Delaware       4212, 4213, 4225     36-0719320      5001 U.S. Highway 30 West
                                                                                               P.O. Box 988
                                                                                               Ft. Wayne, Indiana
                                                                                               46801-0988
                                                                                               (260) 429-2511

Allied Van Lines Terminal Company          Delaware            4213            36-2582535      5001 U.S. Highway 30 West
                                                                                               P.O. Box 988
                                                                                               Ft. Wayne, Indiana
                                                                                               46801-0988
                                                                                               (260) 429-2511

A Relocation Solutions Management          Delaware            4731            36-3295067      5001 U.S. Highway 30 West
  Company                                                                                      P.O. Box 988
                                                                                               Ft. Wayne, Indiana
                                                                                               46801-0988
                                                                                               (260) 429-2511

CRS Acquisition Corp.                      Delaware             N/A            34-1876193      6070 Parkland Drive
                                                                                               Mayfield Heights, Ohio
                                                                                               44124
                                                                                               (440) 684-5500

CRS Title Agency, Inc.                       Ohio           8742, 8810         34-1942433      6070 Parkland Drive
                                                                                               Mayfield Heights, Ohio
                                                                                               44124
                                                                                               (440) 684-8151

Corporate Transfer Service, Inc.          Minnesota         8742, 8810         41-1439350      3300 Fernbrook Lane North,
                                                                                               Suite 300
                                                                                               P.O. Box 47300
                                                                                               Plymouth, Minnesota 55447
                                                                                               (763) 525-3700

                                                                                                 ADDRESS, INCLUDING ZIP
                                                          PRIMARY STANDARD                        CODE, AND TELEPHONE
                                       JURISDICTION OF       INDUSTRIAL      I.R.S. EMPLOYER     NUMBER, INCLUDING AREA
                                       INCORPORATION OR    CLASSIFICATION    IDENTIFICATION        CODE, OF PRINCIPAL
NAME OF REGISTRANT                        FORMATION            NUMBER            NUMBER             EXECUTIVE OFFICE
------------------                     ----------------   ----------------   ---------------   --------------------------
Federal Traffic Service, Inc.              Indiana             4212            35-1115697      5001 U.S. Highway 30 West
  (formerly known as Customized                                                                P.O. Box 988
  Product Management, Inc., formerly                                                           Ft. Wayne, Indiana
  known as North American                                                                      46801-0988
  Distribution Systems, Inc.)                                                                  (260) 429-2511

Fleet Insurance Management, Inc.           Indiana             6411            35-1471355      5001 U.S. Highway 30 West
                                                                                               P.O. Box 988
                                                                                               Ft. Wayne, Indiana
                                                                                               46801-0988
                                                                                               (260) 429-2511

FrontRunner Worldwide, Inc.                Delaware            4731            35-1900598      5001 U.S. Highway 30 West
                                                                                               P.O. Box 988
                                                                                               Ft. Wayne, Indiana
                                                                                               46801-0988
                                                                                               (260) 429-2511

Global Van Lines, Inc.                     Indiana             4213            52-2150248      5001 U.S. Highway 30 West
                                                                                               P.O. Box 988
                                                                                               Ft. Wayne, Indiana
                                                                                               46801-0988
                                                                                               (260) 429-2511

Great Falls North American, Inc.           Montana           4214,4213         81-0288174      5001 U.S. Highway 30 West
                                                                                               P.O. Box 988
                                                                                               Ft. Wayne, Indiana
                                                                                               46801-0988
                                                                                               (260) 429-2511

Meridian Mobility Resources Inc.           Delaware            7389            36-4158623      5001 U.S. Highway 30 West
                                                                                               P.O. Box 988
                                                                                               Ft. Wayne, Indiana
                                                                                               46801-0988
                                                                                               (260) 429-2511

NACAL, Inc.                               California           4213            95-2368626      5001 U.S. Highway 30 West
                                                                                               P.O. Box 988
                                                                                               Ft. Wayne, Indiana
                                                                                               46801-0988
                                                                                               (260) 429-2511

National Association of Independent        Delaware            8611            73-1641384      215 W. Diehl Road
  Truckers, LLC                                                                                Naperville, Illinois
                                                                                               60563
                                                                                               (630) 717-5522

NAVTRANS International Freight             Indiana             4731            35-6296161      5001 U.S. Highway 30 West
  Forwarding, Inc.                                                                             P.O. Box 988
                                                                                               Ft. Wayne, Indiana
                                                                                               46801-0988
                                                                                               (260) 429-2511

North American Logistics, Ltd.             Indiana             4731            13-2890402      5001 U.S. Highway 30 West
                                                                                               P.O. Box 988
                                                                                               Ft. Wayne, Indiana
                                                                                               46801-0988
                                                                                               (260) 429-2511

                                                                                                 ADDRESS, INCLUDING ZIP
                                                          PRIMARY STANDARD                        CODE, AND TELEPHONE
                                       JURISDICTION OF       INDUSTRIAL      I.R.S. EMPLOYER     NUMBER, INCLUDING AREA
                                       INCORPORATION OR    CLASSIFICATION    IDENTIFICATION        CODE, OF PRINCIPAL
NAME OF REGISTRANT                        FORMATION            NUMBER            NUMBER             EXECUTIVE OFFICE
------------------                     ----------------   ----------------   ---------------   --------------------------
North American Van Lines of Texas,          Texas            4731/4213         75-1440447      5001 U.S. Highway 30 West
  Inc.                                                                                         P.O. Box 988
                                                                                               Ft. Wayne, Indiana
                                                                                               46801-0988
                                                                                               (260) 429-2511

ProSource Properties, Ltd.                   Ohio           8742, 8810         34-1793575      6070 Parkland Drive
                                                                                               Mayfield Heights, Ohio
                                                                                               44124
                                                                                               (440) 684-5500

Relocation Management Systems, Inc.        Delaware            5045            35-1635373      5001 U.S. Highway 30 West
                                                                                               P.O. Box 988
                                                                                               Ft. Wayne, Indiana
                                                                                               46801-0988
                                                                                               (260) 429-2511

SIRVA Relocation LLC                       Delaware         8742, 8810         30-0066709      6070 Parkland Drive
                                                                                               Mayfield Heights, Ohio
                                                                                               44124
                                                                                               (440) 684-5445

StorEverything, Inc.                       Delaware       4214, 4225, 4226     36-4426552      5001 U.S. Highway 30 West
                                                                                               P.O. Box 988
                                                                                               Ft. Wayne, Indiana
                                                                                               46801-0988
                                                                                               (260) 429-2511

U.S. Relocation Services, Inc.             Delaware         8742, 8810         84-1180078      1801 California,
                                                                                               Suite 2740
                                                                                               Denver, Colorado 80202
                                                                                               (303) 292-7100

Vanguard Insurance Agency, Inc.            Illinois            6411            36-2777624      215 W. Diehl Road
                                                                                               Naperville, Illinois
                                                                                               60563
                                                                                               (630) 717-5522

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. WE MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

                   SUBJECT TO COMPLETION, DATED        , 2002

PROSPECTUS
-------------

                   OFFER TO EXCHANGE $150,000,000 OUTSTANDING
                   13 3/8% SENIOR SUBORDINATED NOTES DUE 2009
                          FOR $150,000,000 REGISTERED
                   13 3/8% SENIOR SUBORDINATED NOTES DUE 2009

THE NEW NOTES:

    - The terms of the new notes are identical to the terms of the old notes except that the new notes are registered under the Securities Act of 1933 and will not contain restrictions on transfer or provisions relating to additional interest and will contain different administrative terms.

    INVESTING IN THE NEW NOTES INVOLVES RISKS. YOU SHOULD CAREFULLY REVIEW THE RISK FACTORS BEGINNING ON PAGE 6 OF THIS PROSPECTUS.

THE EXCHANGE OFFER:

    - Our offer to exchange old notes for new notes will be open until
      5:00 p.m., New York City time, on        , 2002, unless we extend the
      offer.

    - No public market currently exists for the notes.

    NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                  The date of this prospectus is        , 2002

                      WHERE YOU CAN FIND MORE INFORMATION

    In connection with the exchange offer, we have filed with the Securities and Exchange Commission, or the SEC, a registration statement on Form S-4 under the Securities Act of 1933 relating to the new notes to be issued in the exchange offer. As permitted by SEC rules, this prospectus omits information included in the registration statement. For a more complete understanding of this exchange offer, you should refer to the registration statement, including its exhibits. Statements contained in this prospectus as to the contents of any contract or other document referred to are not necessarily complete and, in each instance, if the contract or document is filed as an exhibit, we refer you to the copy of the contract or other document filed as an exhibit to the registration statement, each statement being qualified in all respects by that reference.

    The indentures pursuant to which the notes are issued require us to distribute to the holders of the notes annual reports containing our financial statements audited by our independent public accountants and quarterly reports containing unaudited condensed consolidated financial statements for the first three quarters of each fiscal year. Following completion of the exchange offer, we will file annual, quarterly and current reports and other information with the SEC. The public may read and copy any reports or other information that we file with the SEC at the SEC's public reference room, Room 1024 at Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, or at the SEC's regional offices located at 233 Broadway, New York, New York 10279, and Suite 1400, 500 West Madison Street, Chicago, Illinois 60661. The public may obtain information on the operation of the public reference room by calling the SEC at 1-800-SEC-0330. These documents are also available to the public at the web site maintained by the SEC at http://www.sec.gov. You may also obtain a copy of the exchange offer registration statement at no cost by writing or telephoning us at the following address:

                         North American Van Lines, Inc.
                           5001 U.S. Highway 30 West
                                  P.O. Box 988
                         Ft. Wayne, Indiana 46801-0988
                            Attention: Ralph A. Ford
                           Telephone: (260) 429-2511

    IN ORDER TO OBTAIN TIMELY DELIVERY, YOU MUST REQUEST DOCUMENTS FROM US NO
LATER THAN          , 2002, WHICH IS FIVE DAYS BEFORE THE EXPIRATION DATE OF THE
EXCHANGE OFFER ON          , 2002.

                               TABLE OF CONTENTS


                                                                PAGE
                                                              --------
Certain References..........................................    iii
Industry Data...............................................    iii
Presentation of Financial Information.......................    iii
Summary.....................................................      1
Risk Factors................................................      7
The Exchange Offer..........................................     16
Use of Proceeds.............................................     24
Capitalization..............................................     25
Selected Historical Financial Data..........................     26
Management's Discussion and Analysis of Financial Condition
  and Results of Operations.................................     31
Business....................................................     52
Management..................................................     61
Ownership of Capital Stock..................................     73
Certain Relationships and Related Party Transactions........     75
Description of Other Indebtedness...........................     79
Description of Notes........................................     82
Certain United States Federal Tax Considerations............    139
Plan of Distribution........................................    145
Legal Matters...............................................    145
Experts.....................................................    146
Index to Financial Statements...............................    F-1

                               CERTAIN REFERENCES


    When we refer to "North American Van Lines" or "NAVL" we are referring to North American Van Lines, Inc., the issuer of the notes, together with its subsidiaries and their predecessors, except where the context otherwise requires. When we refer to "Allied" or to "NFC Moving Services Group," we are referring to the Allied and Pickfords businesses prior to the Allied acquisition described in the summary section of this prospectus under the heading "The Allied Acquisition" or, after that acquisition, to our operations carried out under the Allied and Pickfords brand names, as the context requires. When we refer to "SIRVA," we are referring to our parent, SIRVA, Inc., formerly known as Allied Worldwide, Inc.

    WE HAVE NOT AUTHORIZED ANYONE TO GIVE YOU ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS ABOUT THE TRANSACTIONS WE DISCUSS IN THIS PROSPECTUS OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS. IF YOU ARE GIVEN ANY INFORMATION OR REPRESENTATION ABOUT THESE MATTERS THAT IS NOT DISCUSSED, YOU MUST NOT RELY ON THAT INFORMATION. THIS PROSPECTUS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY SECURITIES ANYWHERE OR TO ANYONE WHERE OR TO WHOM WE ARE NOT PERMITTED TO OFFER OR SELL SECURITIES UNDER APPLICABLE LAW. THE DELIVERY OF THIS PROSPECTUS OR THE NOTES OFFERED BY THIS PROSPECTUS DOES NOT, UNDER ANY CIRCUMSTANCES, MEAN THAT THERE HAS NOT BEEN A CHANGE IN OUR AFFAIRS SINCE THE DATE OF THIS PROSPECTUS. IT ALSO DOES NOT MEAN THAT THE INFORMATION IN THIS PROSPECTUS IS CORRECT AFTER THIS DATE.

                                 INDUSTRY DATA

    Industry data used throughout this prospectus are derived from either
(1) research conducted by us based upon data collected by the Department of Transportation and other unaffiliated third-party sources which we believe to be reliable, or (2) reports and other information published by the American Moving and Storage Association, an industry research company and publisher, and the American Trucking Association, a national trucking organization.

    Although we believe our third-party sources to be reliable, the accuracy and completeness of the information provided to us are not guaranteed. Neither such data nor the information included in the industry publications we reference, including market and competitive position data, have been independently verified by us. Although such market and competitive position data are inherently imprecise, based on its understanding of the markets in which we compete, management believes that such data are generally indicative of our relative market share and competitive position.

                     PRESENTATION OF FINANCIAL INFORMATION

    In this prospectus, except where otherwise indicated, references to

    - "U.S. Dollars," "Dollars" or "$" are to the currency of the United States, and

    - "Pound sterling," "Pounds," or "L" are to the currency of the United Kingdom.

    Except as otherwise stated, in this prospectus, translations of non-dollar currencies to dollars have been calculated, for income statement purposes, on the basis of average exchange rates over the related periods and, for balance sheet purposes, the rate in effect on the date of the relevant balance sheet. These translations should not be construed as representations that the non-dollar currency amounts actually represent such dollar amounts or could be converted into dollars at the rates indicated or at any other rates.

    This prospectus contains pound-denominated financial statements of Allied. Solely for your convenience, the following table reflects the exchange rates for the period pertaining to such statements.

We do not represent that the pound amounts shown in this prospectus would have been converted into Dollars at the quoted exchange rates.

                                                                   FISCAL YEAR ENDED
                                                                  SEPTEMBER 30, 1999
                                                                  -------------------
Exchange rate at the end of period..........................              1.65
Average exchange rate during period.........................              1.63
High exchange rate during period............................              1.72
Low exchange rate during period.............................              1.55

                                    SUMMARY

    YOU SHOULD READ THE FOLLOWING SUMMARY TOGETHER WITH THE MORE DETAILED INFORMATION REGARDING OUR COMPANY, THE SECURITIES BEING SOLD AND OUR CONSOLIDATED FINANCIAL STATEMENTS AND RELATED NOTES APPEARING ELSEWHERE IN THIS PROSPECTUS.

                                  OUR BUSINESS

    We are a leading global relocation and moving services company and also the largest logistics services provider among all U.S. van lines. We are a global network manager of agents, owner/operators and company-owned branches with locations in 21 countries. Our relocation businesses provide high-quality packing, warehousing, hauling and delivery for both domestic and international residential moves. We also provide a broad portfolio of services to commercial customers, including office and industrial relocations and records management. Our logistics services segment provides customized solutions to facilitate the movement of high-value products that require specialized transport and handling such as electronics, telecommunications and medical equipment and fine art. Our diversified customer base includes many leading Fortune 500 and FTSE-100 companies, private transferees and the government and military of the United States and other countries.

                             THE ALLIED ACQUISITION


    On November 19, 1999, we acquired the Allied and Pickfords moving van businesses from Exel plc, formerly known as NFC plc. In the acquisition, we acquired capital stock of various Exel subsidiaries located throughout the world, and the moving van-related assets of Exel's Canadian operating subsidiary. Concurrently with the closing of the acquisition, and as part of the financing for the transaction, North American Van Lines issued and sold the old notes, and borrowed an aggregate of $325.0 million in term loan borrowings and $65.0 million in revolving credit borrowings under a senior secured credit facility. In addition, as part of that financing, SIRVA, Inc. (formerly known as Allied Worldwide, Inc.), our parent, incurred $35.0 million initial accreted value of unsecured senior discount term loan borrowings (such amount had accreted to $50.1 million as of March 31, 2002). As part of that financing, SIRVA borrowed $40.0 million in term loan borrowings under an interim loan facility. On December 1, 1999, Clayton, Dubilier & Rice Fund V Limited Partnership, our controlling shareholder, and a subsidiary of Exel subscribed for and purchased additional common stock of SIRVA for $40.0 million in cash. The proceeds from this stock purchase were used to repay this $40.0 million interim loan.



                   CLAYTON, DUBILIER & RICE INVESTMENT FUNDS



    The controlling shareholder of our parent, SIRVA, Inc., is Clayton, Dubilier & Rice Fund V Limited Partnership. Clayton, Dubilier & Rice Fund V Limited Partnership, a Cayman Islands exempted limited partnership formed in March 1995, is a private investment fund that receives management services from Clayton, Dubilier & Rice, Inc., a Delaware corporation. As of May 20, 2002, Clayton Dubilier & Rice Fund VI Limited Partnership, held approximately 24.0% of the capital stock of our parent, SIRVA, Inc. Clayton Dubilier & Rice Fund VI Limited Partnership, a Cayman Islands exempted limited partnership formed in August 1998, is an affiliate of our controlling shareholder, Clayton, Dubilier & Rice Fund V Limited Partnership. It is a private investment fund that receives management services from Clayton, Dubilier & Rice, Inc. See "Certain Relationships and Related Party Transactions".


                              *        *        *

    North American Van Lines' principal executive offices are located at 5001 U.S. Highway 30 West, P.O. Box 988, Ft. Wayne, Indiana 46801-0988. Its phone number is (260) 429-2511.

                   SUMMARY OF THE TERMS OF THE EXCHANGE OFFER

    On November 19, 1999, we completed a private offering of $150,000,000 principal amount of 13 3/8% senior subordinated notes. In this prospectus, we refer to (1) the notes sold in that original offering as the old notes, (2) the notes offered hereby in exchange for the old notes as the new notes, and
(3) the old notes and the new notes together as notes.

The Exchange Offer........................  You may exchange old notes for new notes.

Resale of New Notes.......................  We believe the new notes that will be issued in this exchange offer may be resold by most investors without
                                            compliance with the registration and prospectus delivery
                                            provisions of the Securities Act, subject to certain
                                            conditions. You should read the discussion under the
                                            heading "The Exchange Offer" for further information
                                            regarding the exchange offer and resale of the new
                                            notes.

Registration Rights Agreement.............  We have undertaken this exchange offer pursuant to the terms of a registration rights agreement entered into
                                            with the initial purchasers of the old notes. See "The
                                            Exchange Offer" and "Description of Notes--Registration
                                            Rights."

Consequence of Failure to Exchange Old
  Notes...................................  You will continue to hold old notes that remain subject to their existing transfer restrictions if:

                                            -  you do not tender your old notes or

                                            -  you tender your old notes and they are not accepted
                                            for exchange.

                                            With some limited exceptions, we will have no obligation
                                            to register the old notes after we consummate the
                                            exchange offer. See "The Exchange Offer--Terms of the
                                            Exchange Offer" and "--Consequences of Failure to
                                            Exchange."

Expiration Date...........................  The exchange offer will expire at 5:00 p.m., New York
                                            City time, on  , 2002 (the "Expiration Date"), unless we
                                            extend it, in which case "Expiration Date" means the
                                            latest date and time to which the exchange offer is
                                            extended.

Interest on the New Notes.................  The new notes will accrue interest from the most recent date to which interest has been paid or provided for on
                                            the old notes. Pursuant to the Registration Rights
                                            Agreement, the new notes will accrue interest at a rate
                                            of 13 7/8% per annum to the day before the consummation
                                            of the Exchange Offer. From the date of consummation of
                                            the Exchange Offer, the interest rate will be 13 3/8%
                                            per annum. No additional interest will be paid on old
                                            notes tendered and accepted for exchange.

Condition to the Exchange Offer...........  The exchange offer is subject to several customary conditions, which we may waive. See "The Exchange
                                            Offer--Conditions."

Procedures for Tendering Old Notes........  If you wish to accept the exchange offer, you must submit required documentation and effect a tender of old
                                            notes pursuant to the procedures for book-entry transfer
                                            (or other applicable procedures) all in accordance with
                                            the instructions described in this prospectus and in the
                                            relevant letter of transmittal. See "The Exchange
                                            Offer--Procedures for Tendering," "--Book-Entry
                                            Transfer," and "--Guaranteed Delivery Procedures." Other
                                            procedures may apply with respect to book-entry
                                            transfers. See "The Exchange Offer--Exchanging
                                            Book-Entry Notes."

Guaranteed Delivery Procedures............  If you wish to tender your old notes, but cannot properly do so prior to the expiration date, you may
                                            tender your old notes according to the guaranteed
                                            delivery procedures set forth in "The Exchange
                                            Offer--Guaranteed Delivery Procedures."

Withdrawal Rights.........................  Tenders of old notes may be withdrawn at any time prior to 5:00 p.m., New York City time, on the expiration
                                            date. To withdraw a tender of old notes, a written or
                                            facsimile transmission notice of withdrawal must be
                                            received by the exchange agent at its address set forth
                                            in "The Exchange Offer--Exchange Agent" prior to
                                            5:00 p.m., New York City time, on the expiration date.

Acceptance of Old Notes and Delivery of
  New Notes...............................  Except in some circumstances, any and all old notes that are validly tendered in the exchange offer prior to
                                            5:00 p.m., New York City time, on the expiration date
                                            will be accepted for exchange. The new notes issued
                                            pursuant to the exchange offer will be delivered as soon
                                            as practicable following the expiration date. See "The
                                            Exchange Offer--Terms of the Exchange Offer."

Certain U.S. Tax Considerations...........  We believe that the exchange of the old notes for new notes should not constitute a taxable exchange for
                                            U.S. federal income tax purposes. See "Certain United
                                            States Federal Tax Considerations."

Exchange Agent............................  State Street Bank and Trust Company is serving as exchange agent.

                     SUMMARY OF THE TERMS OF THE NEW NOTES

    The terms of the new notes are identical to the terms of the old notes EXCEPT that the new notes:

    - are registered under the Securities Act, and therefore will not contain restrictions on transfer,

    -  will not contain provisions relating to additional interest, and

    - will contain terms of an administrative nature that differ from those of the old notes.


Maturity..................................  December 1, 2009.
Interest..................................  Interest is payable in cash on June 1 and December 1 of each year.
Ranking...................................  The notes are our senior subordinated debt. Accordingly, they will rank:
                                            -  behind all of our existing and future senior debt;
                                            -  equally with all our future subordinated, unsecured
                                            debt that does not expressly provide that it is
                                               subordinated to the notes;
                                            -  ahead of any of our future debt that expressly
                                            provides that it is subordinated to the notes; and
                                            -  behind all of the liabilities of our existing and
                                            future foreign subsidiaries, and our domestic
                                               subsidiaries that do not guarantee our payment of our
                                               bank indebtedness.
                                            As of March 31, 2002, we had approximately
                                            $362.6 million of senior debt for borrowed money
                                            outstanding. In addition, our foreign subsidiaries and
                                            our domestic subsidiaries that do not guarantee our
                                            payment of our bank indebtedness had $128.6 million of
                                            balance sheet liabilities.
Guarantees................................  The notes will be guaranteed by our domestic subsidiaries that guarantee our payment of our bank
                                            indebtedness.
Optional Redemption.......................  On or after December 1, 2004, we may redeem some or all of the notes at any time at the redemption prices
                                            described in the "Description of Notes--Optional
                                            Redemption."
                                            Prior to December 1, 2002, we may redeem up to 35% of
                                            the notes with proceeds from certain equity offerings at
                                            the redemption prices described in the section
                                            "Description of Notes--Optional Redemption."
Mandatory Offer to Repurchase.............  If we sell specified assets or experience specific kinds of change of control, we must offer to repurchase the
                                            notes at the prices described in "Description of
                                            Notes--Change of Control."
Basic Covenants of Indenture..............  The indenture under which the notes are issued contains covenants that will, among other things, restrict our
                                            ability to:
                                            -  borrow money;
                                            -  pay dividends on stock or repurchase stock;
                                            -  make investments;
                                            -  use assets as security in other transactions; and
                                            -  sell certain assets or merge with or into other
                                               companies.
                                            See "Description of Notes--Certain Covenants."


                                  RISK FACTORS

    YOU SHOULD REFER TO THE SECTION ENTITLED "RISK FACTORS" FOR AN EXPLANATION OF SOME OF THE RISKS RELATING TO US, OUR BUSINESS, AND AN INVESTMENT IN THE NOTES.

                       SUMMARY HISTORICAL FINANCIAL DATA


    We derived our selected historical financial data for the years 1997 and 1999 through 2001 and for the three month period ended March 28, 1998 and for the nine month period ended December 26, 1998 from our audited financial statements or those of our predecessor for the periods then ended. Our selected historical financial data for the periods presented ending after November 19, 1999 (the date of completion of the Allied Acquisition) includes financial data of Allied. Our selected historical financial data as of and for the three months ended March 31, 2002 and 2001, respectively, are derived from our unaudited interim financial statements. The unaudited interim financial statements reflect all adjustments which, in the opinion of management, are necessary for a fair statement of the financial condition and results of operations as of and for the periods presented. Operating results for the interim periods are not necessarily indicative of the results that may be expected for the full year. The presentation of selected historical financial data is only a summary and you should read it together with our historical financial statements and related notes.


                                                                 ANNUAL DATA
                          ------------------------------------------------------------------------------------------
                                 PREDECESSOR(1)                                      NAVL
                          -----------------------------   ----------------------------------------------------------
                                                           NINE MONTH
                                           THREE MONTH     PERIOD FROM
                                           PERIOD FROM      MARCH 29,
                                          DECEMBER 28,        1998
                                              1997         (INCEPTION)
                           YEAR ENDED        THROUGH         THROUGH       YEAR ENDED     YEAR ENDED     YEAR ENDED
                          DECEMBER 27,      MARCH 28,     DECEMBER 26,    DECEMBER 25,   DECEMBER 31,   DECEMBER 31,
                              1997            1998            1998          1999(2)       2000(2)(3)     2001(2)(3)
                          -------------   -------------   -------------   ------------   ------------   ------------
                                                            (DOLLARS IN MILLIONS)
STATEMENT OF OPERATIONS
  DATA:
Operating revenues......    $  941.5        $  207.3        $  759.2        $1,159.8       $2,378.7       $2,249.3
Restructuring and other
  unusual charges(4)....        (5.5)            4.6              --             9.1            4.9            4.9
Income/(loss) from
  operations............        31.2            (1.3)           11.5            (1.1)          49.8           53.3
Net income (loss).......        22.3            (0.7)           (1.2)          (19.9)         (17.1)         (10.9)
BALANCE SHEET DATA (AT
  END OF PERIOD):
Cash and cash
  equivalents...........    $    2.9        $    9.2        $    2.1        $   25.2       $   43.5       $   32.1
Working capital.........        62.0            63.2            31.4            32.7           13.7          (28.2)
Property and equipment,
  net...................        57.8            56.4            73.6           165.9          158.7          165.4
Total assets............       302.3           284.3           392.1         1,162.1        1,216.6        1,095.8
Total debt(5)...........         0.7             0.7           168.6           554.8          562.6          525.0
Stockholder's equity....       108.1           101.0            63.7           167.7          145.1          121.8
OTHER DATA:
Net cash provided by
  (used for) operating
  activities............    $   28.9        $   10.3        $   (1.6)       $   11.6       $   52.8       $  111.3
Capital expenditures....        10.6             1.4             5.7            12.7           55.4           48.3
Depreciation and
  amortization(6).......        12.5             2.9            22.5            31.2           53.9           48.7
Ratio of earnings to
  fixed charges(7)......        7.61            0.01            1.74            0.96           1.63           1.66
EBITDA, as defined(8)...        38.2             6.2            34.0            43.4          130.2          125.0

                               THREE MONTH DATA
                          ---------------------------

                                  (UNAUDITED)
                          ---------------------------
                          THREE MONTHS   THREE MONTHS
                             ENDED          ENDED
                           MARCH 31,      MARCH 31,
                              2001           2002
                          ------------   ------------
                             (DOLLARS IN MILLIONS)
STATEMENT OF OPERATIONS
  DATA:
Operating revenues......    $  510.4       $  429.7
Restructuring and other
  unusual charges(4)....         0.2           (0.7)
Income/(loss) from
  operations............        (4.4)           6.2
Net income (loss).......         4.9           (3.3)
BALANCE SHEET DATA (AT
  END OF PERIOD):
Cash and cash
  equivalents...........    $   37.2       $   25.6
Working capital.........        20.8          (42.4)
Property and equipment,
  net...................       153.2          165.1
Total assets............     1,153.3        1,042.3
Total debt(5)...........       558.6          513.4
Stockholder's equity....       139.3          118.4
OTHER DATA:
Net cash provided by
  (used for) operating
  activities............    $    5.3       $   16.1
Capital expenditures....         9.8            8.6
Depreciation and
  amortization(6).......        12.0            8.6
Ratio of earnings to
  fixed charges(7)......        0.78           1.36
EBITDA, as defined(8)...        12.8           16.0


------------------------------

(1) See note 1 to Selected Historical Financial Data appearing elsewhere in this prospectus.

(2) See note 2 to Selected Historical Financial Data appearing elsewhere in this prospectus.

(3) See note 3 to Selected Historical Financial Data appearing elsewhere in this prospectus.

(4) See note 4 to Selected Historical Financial Data appearing elsewhere in this prospectus.

(5) See note 8 to Selected Historical Financial Data appearing elsewhere in this prospectus.

(6) See note 10 to Selected Historical Financial Data appearing elsewhere in this prospectus.

(7) For purposes of calculating the ratio of earnings to fixed charges, earnings consist of income from continuing operations plus fixed charges less capitalized interest. Fixed charges consist of (i) interest whether expensed or capitalized, (ii) the amortization of deferred debt issuance costs and
    (iii) an allocation of one-third of the rental expense from operating leases, which management considers to be a reasonable approximation of the interest factor of operating lease payments. For the three months ended March 31, 2001, the year ended December 25, 1999 and the three month period ended March 28, 1998, earnings were insufficient to cover fixed charges by approximately $4.5 million, $1.1 million and $1.3 million, respectively.


(8) EBITDA for the historical periods presented is generally calculated in accordance with the definition of that term given in the senior credit agreement governing our senior credit facility (including certain allowable adjustments) and includes Allied's results since November 19, 1999, the date of completion of the Allied Acquisition. EBITDA is determined by combining income (loss) from operations, restructuring and other unusual charges, depreciation and amortization, non-operating income (loss) and allowable EBITDA adjustments. See note 12 to Selected Historical Financial Data appearing elsewhere in this prospectus.

   EBITDA does not represent and should not be considered as an alternative to net income or cash flow from operations as determined by generally accepted accounting principles, and our calculation thereof may not be comparable to that reported by other companies. We believe that it is widely accepted that EBITDA provides useful information regarding a company's ability to service and/or incur indebtedness. EBITDA does not take into account a company's working capital requirements, debt service requirements and other commitments and, accordingly, is not necessarily indicative of amounts that may be available for discretionary use.

                                  RISK FACTORS

    YOU SHOULD READ AND CONSIDER CAREFULLY EACH OF THE FOLLOWING FACTORS, AS WELL AS THE OTHER INFORMATION CONTAINED IN OR INCORPORATED BY REFERENCE INTO THIS PROSPECTUS, BEFORE MAKING A DECISION TO INVEST IN THE NOTES.

    IF ANY OF THE FOLLOWING RISKS ACTUALLY OCCUR, OUR BUSINESS, FINANCIAL CONDITION, RESULTS OF OPERATIONS OR ABILITY TO PAY PRINCIPAL OR INTEREST ON THE NOTES COULD BE MATERIALLY ADVERSELY AFFECTED. IN THAT EVENT, YOU MAY LOSE ALL OR PART OF YOUR INVESTMENT.

RISKS RELATING TO THE NOTES

IF YOU DO NOT PROPERLY TENDER YOUR OLD NOTES, YOU WILL CONTINUE TO HOLD UNREGISTERED OLD NOTES AND YOUR ABILITY TO TRANSFER OLD NOTES WILL BE ADVERSELY AFFECTED.

    We will only issue new notes in exchange for old notes that are timely and properly tendered. Therefore, you should allow sufficient time to ensure timely delivery of the old notes and you should carefully follow the instructions on how to tender your old notes. Neither we nor the exchange agent are required to tell you of any defects or irregularities with respect to your tender of the old notes. If you do not exchange your old notes for new notes pursuant to the exchange offer, the existing transfer restrictions will continue to apply to the old notes you hold. In general, the old notes may not be offered or sold, unless registered under the Securities Act, or exempt from registration under the Securities Act and applicable state securities laws. We do not anticipate that we will register old notes under the Securities Act.

    After the exchange offer is consummated, if you continue to hold any old notes, you may have trouble selling them because the liquidity of the market for such notes may be diminished as there will likely be fewer old notes outstanding. In addition, if a large number of old notes are not tendered or are tendered improperly, the limited amount of new notes that would be issued and outstanding after we consummate the exchange offer could lower the market price of such new notes.

OUR SUBSTANTIAL INDEBTEDNESS AND OUR ABILITY TO INCUR MORE INDEBTEDNESS COULD PREVENT US FROM FULFILLING OUR OBLIGATIONS UNDER THE NOTES.


    We have significant indebtedness. On March 31, 2002 we had total indebtedness, consisting of indebtedness for borrowed money and capital leases and excluding letters of credit, of approximately $513.4 million (of which $150.0 million consisted of the notes and the balance consisted of borrowings of $341.2 million under our senior credit facility and other debt of $22.2 million (see "Capitalization")) and stockholders' equity of approximately
$118.4 million. Our ratio of earnings to fixed charges for the three months ended March 31, 2002 is 1.36 to 1. The indenture pursuant to which the notes are issued, the agreements governing SIRVA's $35.0 million (such amount had accreted to $50.1 million as of March 31, 2002) of senior discount debt and the agreements governing the senior credit facility limit, but do not prohibit, our incurrence of additional indebtedness. In connection with the purchase of the relocation services business of Cooperative Resource Services, Ltd. on May 3, 2002, we incurred an additional $50.0 million of senior indebtedness. See "Management's Discussion and Analysis of Financial Condition and Results of Operation--Subsequent Events." A substantial level of debt may make it more difficult for us to repay you.


    Our indebtedness will have important consequences to you. For example, it could:

    -  make it more difficult for us to make payments on the notes;

    - limit our ability to borrow additional money for working capital, capital expenditures, debt service requirements or other purposes;

    - require us to use a substantial portion of our future cash flow from operations to pay principal and interest on our indebtedness and other obligations, which would reduce the availability of this cash flow to fund working capital, capital expenditures, debt service requirements or other general corporate expenditures;

    - limit our flexibility in planning for, or reacting to changes in, our business and restrict our ability to take advantage of future business opportunities;

    - place us at a competitive disadvantage to those competitors with less indebtedness; and

    - limit our ability to react to changing market conditions, changes in our industry and economic downturns.

WE MAY NOT HAVE ENOUGH CASH AVAILABLE TO SERVICE OUR INDEBTEDNESS.

    Our ability to pay interest on the notes and meet our other debt service obligations will depend on our future performance, which in turn depends on successful implementation of our strategy and on financial, competitive, regulatory, technical and other factors, many of which are beyond our control. If we cannot generate sufficient cash flow from operations or meet our debt service requirements, we may be required to refinance our indebtedness, including the notes. Our ability to obtain such financing will depend on our financial condition at the time, the restrictions in the agreements governing our indebtedness and other factors, including general market and economic conditions. If such refinancing were not possible, we could be forced to dispose of assets at unfavorable prices. In addition, we could default on our debt obligations, including our obligations to make payments on the notes. See "Management's Discussion and Analysis of Financial Condition and Results of Operations--Financial Condition--Liquidity and Capital Resources."

OUR DEBT AGREEMENTS IMPOSE OPERATING AND FINANCIAL RESTRICTIONS ON US THAT MAY PREVENT US FROM CAPITALIZING ON BUSINESS OPPORTUNITIES.


    The indenture pursuant to which the notes are issued, the agreements governing SIRVA's $35.0 million (such amount had accreted to $50.1 million as of March 31, 2002) of senior discount debt and the agreements governing the senior credit facility impose significant operating and financial restrictions on us. The terms of any other financings we may obtain may do so as well. These restrictions may substantially limit or prohibit us from taking various actions, including incurring additional debt, making investments, paying dividends to our shareholders, creating liens, selling assets, engaging in mergers and consolidations, repurchasing or redeeming capital stock and capitalizing on business opportunities.


IF WE DO NOT COMPLY WITH THE SUBSTANTIAL RESTRICTIONS IN ALL OF OUR DEBT ARRANGEMENTS, WE MAY DEFAULT UNDER THESE ARRANGEMENTS, INCLUDING THE NOTES.


    We are subject to substantial operating and financial restrictions in connection with several debt arrangements, including the indenture, the agreements governing SIRVA's $35.0 million (such amount had accreted to $50.1 million as of March 31, 2002) of senior discount debt and our senior credit facility, and the respective agreements governing these arrangements interact with each other in complex ways.


    Failure to comply with the covenants and restrictions in the indenture or other financing agreements could trigger defaults under such agreements even if we are able to make payments on our debt. These defaults could result in a default on the notes and could delay or preclude payment of principal of or interest on the notes.

THE NOTES WILL BE SUBORDINATED TO OUR SENIOR DEBT, INCLUDING A SENIOR CREDIT FACILITY.

    The notes will be subordinated in right of payment to all of North American Van Lines' current and future senior indebtedness. North American Van Lines has senior indebtedness, including a senior credit facility, and may incur additional senior indebtedness in the future. If we default on our senior indebtedness or, in the event of bankruptcy, liquidation or reorganization, the holders of our senior debt will be entitled to be paid in full in cash before any payment may be made with respect to the notes. Also, in the event of bankruptcy, liquidation or reorganization, holders of the notes will participate ratably with all holders of our subordinated indebtedness that is deemed to be of the same class as the notes, and potentially with all our other general creditors, in distributions of our remaining assets. In these events, we cannot assure you that there would be sufficient assets to pay you in full or at all. See "Description of Notes--Ranking."


    As of March 31, 2002, we had senior indebtedness for borrowed money and capital leases, including borrowings under our senior credit facility, of approximately $362.6 million, and approximately $77.5 million would have been available for additional borrowing under our senior credit facility. In connection with the purchase of the relocation services business of Cooperative Resource Services, Ltd. on May 3, 2002, we borrowed an additional $50.0 million under our senior credit facility. See "Management's Discussion and Analysis of Financial Condition and Results of Operation--Subsequent Events."


THE NOTES WILL BE EFFECTIVELY SUBORDINATED TO OBLIGATIONS OF OUR FOREIGN SUBSIDIARIES AND ANY DOMESTIC SUBSIDIARY THAT DOES NOT GUARANTEE THE NOTES.

    North American Van Lines conducts a substantial portion of its business through direct or indirect subsidiaries. Only those domestic subsidiaries that guarantee its payment of its bank indebtedness will guarantee payment of the notes. Creditors of North American Van Lines' other subsidiaries, including holders of indebtedness and trade creditors, would generally be entitled to payment of their claims from the assets of the affected subsidiaries before any funds were made available for distribution to North American Van Lines. The indenture permits the incurrence of additional indebtedness by North American Van Lines and its subsidiaries and will permit investments by North American Van Lines in its subsidiaries. In the event of a bankruptcy, liquidation or reorganization of a subsidiary that does not guarantee the notes, holders of any such subsidiary's indebtedness will have a claim to the assets of the subsidiary that is prior to North American Van Lines' interest in those assets.


    As of March 31, 2002, those North American Van Lines subsidiaries that do not guarantee the notes had $128.6 million of indebtedness for borrowed money, trade payables and other balance sheet liabilities. If any subsidiary indebtedness were to be accelerated, we cannot assure you that the assets of such subsidiary would be sufficient to pay that indebtedness or that the assets of North American Van Lines and its subsidiaries that then guarantee the notes would be sufficient to repay in full North American Van Lines' indebtedness, including the notes.


OUR ACCESS TO THE CASH FLOW OF OUR SUBSIDIARIES IS RESTRICTED.

    Although a substantial portion of North American Van Lines' business is conducted through its subsidiaries, only those domestic subsidiaries that guarantee its payment of its bank indebtedness will guarantee the notes. None of our subsidiaries will have any other obligation, contingent or otherwise, to make any funds available to us for payment of the notes. Accordingly, our ability to pay the notes is dependent upon the earnings of these subsidiaries and the distribution of funds from these subsidiaries to North American Van Lines.

    These subsidiaries are permitted under the indenture to incur substantial additional indebtedness that may severely restrict or prohibit the making of distributions, the payment of dividends and the making of loans by such subsidiaries to North American Van Lines. Applicable law of the jurisdictions in which these subsidiaries are organized or contractual or other obligations to which they are subject may limit their ability to pay dividends or make or repay on intercompany loans, including any that may be made with the proceeds of the offering of the notes. In particular, our insurance subsidiaries are subject to extensive regulation in their respective jurisdictions that limits loans, the transfer of assets, or payments by such insurance subsidiaries to their affiliates, including North American Van Lines. Such regulation could limit North American Van Lines' ability to draw on these insurance subsidiaries' assets to repay its indebtedness, including the notes. See "Business--Government Regulation."

    Additionally, those subsidiaries that are not guaranteeing the notes may generate substantial revenue that will not be available to pay the notes unless and until such revenue is distributed to North American Van Lines or an intermediate parent company that does guarantee the notes. Furthermore, the payment of interest and principal on intercompany loans and advances as well as the payment of dividends by North American Van Lines' subsidiaries may be taxable.

    We cannot assure you that our operations will generate sufficient cash flow to support payment of the notes, or that dividends, distributions, loans or other funds will be available from North American Van Lines' subsidiaries to fund these payments.

WE MAY NOT BE ABLE TO FINANCE A CHANGE OF CONTROL OFFER REQUIRED BY THE
INDENTURE.

    If we undergo particular types of changes of control, we may be required to offer to repurchase all outstanding notes. However, we cannot assure you that sufficient funds will be available at the time of such occurrences to make any required repurchases of notes tendered or that restrictions in our senior credit facility or the debt agreements of SIRVA will allow us to make such required repurchases. Notwithstanding these provisions, we could enter into certain transactions, including certain recapitalizations, that would not constitute a change of control as defined in the indenture but would increase the amount of debt outstanding at such time. See "Description of Notes--Change of Control."

THERE MAY BE NO PUBLIC TRADING MARKET FOR THE NOTES, AND YOUR ABILITY TO TRANSFER THEM IS LIMITED. IN ADDITION, THE NOTES MAY, IF TRADED AT ALL, TRADE AT A DISCOUNT FROM THEIR INITIAL OFFERING PRICE.

    No active trading market currently exists for the notes. If these securities are traded after we issue them, they may trade at a discount from their initial offering price, depending on prevailing interest rates, the market for similar securities and other factors, including general economic conditions and our financial condition, performance and prospects, as well as recommendations of securities analysts. We cannot assure you that an active trading market for the notes will develop or, if one does develop, that it will be sustained. The liquidity of, and trading market for, the notes may also be impacted by declines in the market for high yield securities generally. Such a decline may materially and adversely affect any liquidity and trading of the notes independent of our financial performance and prospects.

UNDER CERTAIN CIRCUMSTANCES, A COURT COULD AVOID OR SUBORDINATE THE AMOUNTS OWING UNDER THE GUARANTEES AND THE NOTES TO OUR PRESENTLY EXISTING AND FUTURE INDEBTEDNESS, AND COULD TAKE OTHER ACTIONS DETRIMENTAL TO YOUR INTERESTS AS A NOTE HOLDER.

    Under federal or state fraudulent transfer laws, the indebtedness represented by the notes and/or the note guarantees may be avoided or the claims on this indebtedness could be subordinated to our other debt if, among other things,

(1) the notes and/or the note guarantees were incurred with an intent to hinder, delay or defraud creditors or

(2) less than a reasonably equivalent value or fair consideration was received for the incurrence of this indebtedness and North American Van Lines or any note guarantor

    (A) was insolvent or rendered insolvent by reason of such incurrence,

    (B) was engaged in a business or transaction for which its remaining assets constituted unreasonably small amount of capital, or

    (C) intended to incur, or believed that it would incur, debts beyond its ability to pay as they matured.

    If a court were to find that North American Van Lines or such note guarantor came within clause (1) or (2) above, North American Van Lines or such note guarantor, or its creditors or the trustee in bankruptcy, could seek to avoid the grant of security interests to the lenders under our senior credit facility. This would result in an event of default with respect to indebtedness incurred under our senior credit facility which, under the terms of such indebtedness, depending on applicable law, would allow the lenders to terminate their obligations under our senior credit facility and to accelerate payment of such indebtedness.

    The measure of insolvency for purposes of the foregoing will vary depending upon which jurisdiction's law is applied. Generally, however, a company would be considered insolvent for purposes of the foregoing if, at the time it incurred the indebtedness:

       - the sum of such company's debts including contingent liabilities is greater than all such company's property at a fair valuation;

       - the present fair saleable value of such company's assets is less than the amount that will be required to pay its probable liability on its existing debts and liabilities (including contingent liabilities) as they become absolute and matured; or

       - the company incurred obligations beyond its ability to pay as such obligations become due.

There can be no assurance as to what standards a court would use to determine whether North American Van Lines or a note guarantor was solvent at the relevant time, or whether, whatever standards were applied, the notes or the note guarantees would not be avoided or further subordinated on any of the grounds set forth above.

RISKS RELATING TO OUR COMPANY

WE HAVE A HISTORY OF NET LOSSES, AND MAY NOT BE PROFITABLE IN THE FUTURE.


    Since our acquisition by Clayton, Dubilier & Rice Fund V Limited Partnership in March of 1998, we have had significant interest expense. Following the Allied Acquisition, we continue to have a substantial amount of interest expense. We reported net losses of $1.2 million, $19.9 million, $17.1 million, $10.9 million and $3.3 million for the nine month period ended December 26, 1998, the year ended December 25, 1999, the years ended December 31, 2000 and 2001 and the three month period ending March 31, 2002, respectively.


    We expect that continued development of our business will require significant additional capital expenditures. We expect that these continued expenses will result in future net losses and affect our ability to reduce our leverage.

WE MAY NOT BE ABLE TO RECRUIT AND RETAIN A SUFFICIENT NUMBER OF AGENTS, REPRESENTATIVES OR OWNER/OPERATORS TO CARRY OUT OUR GROWTH PLANS.


    We rely on the services of agents to market our services and to act as intermediaries with customers, and on agents and owner/operators to provide a significant portion of our packing, warehousing and hauling services. Although we believe our relationships with our agents and owner/operators are good, we have had some difficulty in obtaining or retaining qualified owner/operators in the past due to other available employment choices with more earnings potential or individuals' desire to pursue a lifestyle that is not "on-the-road." We recently concluded negotiations with the Allied agents for a new agency contract, with a term extending to early 2005, which is being executed by agents currently. There is no assurance that every Allied agent will agree to execute that contract. Although we have experienced relatively low agent turnover in the past, we cannot assure you that these contracts will be renewed on favorable terms or at all. Allied agents who have not yet signed the agreement represent approximately 7.9% of 2001 van line network segment revenue.



    Our agents are independent businesses that provide marketing and other services to us while also offering local and intrastate moving and storage services to their own customers. Generally, there are few

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additional new entrants into this business and thus recruiting new agents often requires a conversion of an agent from a competing van line. Competing van lines also recruit our agents. However, there is significant cost for an agent to transition from one van line to another in terms of change of trademarks, signage and business process.



    Owner/operators are independent contractors who own their own trucks and provide hauling and other services. Fluctuations in the economy and fuel prices, as well as a lifestyle that requires drivers to be away from home often from four to eight weeks at a time, create challenges for new entrants to that business. Further, competition for long haul owner/operators is strong among competing van lines.


    We cannot assure you that we will be successful in retaining our agents or owner/operators or that agents or owner/operators that terminate their contracts can be replaced by equally qualified personnel. A loss in the number of qualified drivers could lead to an increased frequency of accidents, potential claims exposure and, indirectly, insurance costs. Because agents have the primary relationship with customers, we expect that some customers would terminate their relationship with us were the agent that handles such customers' business to terminate its relationship with us.

WE MAY HAVE DIFFICULTY INTEGRATING OR ENHANCING SOPHISTICATED INFORMATION SYSTEMS. ANY SUCH DIFFICULTIES COULD DELAY OR DISRUPT OUR ABILITY TO SERVICE OUR CUSTOMERS OR IMPAIR OUR COMPETITIVENESS.

    Sophisticated information systems are vital to our growth and our ability to manage and monitor the flow of goods we are transporting and to provide attractive logistics solutions services, which depend on technologically advanced systems. As these systems are evolving rapidly, we will need to continually enhance them. We may encounter difficulties in enhancing these systems or in integrating new technology into our systems in a timely and cost-effective manner. Such difficulties could have a material adverse effect on our ability to operate efficiently and to provide competitive customer service.

    To compete effectively, we must anticipate and adapt to technological changes and offer, on a timely basis, competitively priced services that meet evolving industry standards and customer preferences. We may choose new technologies that later prove to be inadequate, or may be forced to implement new technologies at substantial cost to remain competitive. In addition, competitors may implement new technologies before we do, allowing such competitors to provide lower priced or enhanced services and superior quality compared to those we provide. This development could have a material adverse effect on our ability to compete.


    We are currently in the process of evaluating a vendor to provide the outsourcing of 100% of our information systems infrastructure and, initially, 50% of our application software development. Certain of the application software development may be provided by entities outside of the U.S. We anticipate signing a definitive agreement with a vendor later in the second quarter of 2002.


OUR OWNER/OPERATORS ARE CURRENTLY NOT CONSIDERED TO BE EMPLOYEES BY TAXING AND OTHER REGULATORY AUTHORITIES. SHOULD THESE AUTHORITIES CHANGE THEIR POSITION AND CONSIDER OUR OWNER/OPERATORS TO BE OUR EMPLOYEES, OUR COSTS RELATED TO OUR TAX, UNEMPLOYMENT COMPENSATION AND WORKERS' COMPENSATION PAYMENTS COULD INCREASE SIGNIFICANTLY.

    From time to time, certain parties, including the Internal Revenue Service, state authorities and the owners/operators themselves, have sought to assert that owner/operators in the trucking industry are employees rather than independent contractors. To date, these parties have not been successful in making these assertions against us. We consider all of our owner/operators to be independent contractors. We cannot assure you that tax authorities will not successfully challenge this position, that interpretations supporting our position will not change, or that federal and state tax or other applicable laws will not change. If owner/operators were deemed to be employees, our costs related to tax, unemployment compensation, and workers' compensation could increase significantly. In addition, such changes may be applied retroactively, and if so we may be required to pay additional amounts to compensate for prior periods.

WE ARE DEPENDENT ON OUR HIGHLY TRAINED EXECUTIVE OFFICERS AND EMPLOYEES. ANY DIFFICULTY IN MAINTAINING OUR CURRENT EMPLOYEES OR IN HIRING SIMILAR EMPLOYEES WOULD ADVERSELY AFFECT OUR ABILITY TO OPERATE OUR BUSINESS.

    Our operations are managed by a small number of key executive officers. The loss of any of these individuals could have a material adverse effect on us. In addition, our success depends on our ability to continue to attract, recruit and retain sufficient qualified personnel in an increasingly technology-based industry as we grow. Competition for qualified personnel is intense. We cannot assure you that we will be able to retain senior management, integrate new managers, or recruit qualified personnel in the future.

WE ARE CONTROLLED BY PARTIES WHOSE INTERESTS MAY NOT BE ALIGNED WITH YOURS.


    As of May 20, 2002, Clayton, Dubilier & Rice Fund V Limited Partnership indirectly held approximately 57.6% of our capital stock on an undiluted basis and 52.6% on a fully diluted basis, and Clayton, Dubilier & Rice Fund VI Limited Partnership indirectly held approximately 24.0% of our capital stock on an undiluted basis and 21.9% on a fully diluted basis. Such ownership may present conflicts of interest between these owners and you if we encounter financial difficulties. These owners could cause us to effect decisions affecting our capital structure, including the incurrence of additional indebtedness, issuance of preferred stock and the declaration of dividends.


RISKS RELATING TO OUR INDUSTRY

POTENTIAL LIABILITY ASSOCIATED WITH ACCIDENTS IN THE TRUCKING TRANSPORTATION INDUSTRY IS SEVERE AND OCCURRENCES ARE UNPREDICTABLE. IN ADDITION, AN INCREASE IN LIABILITY, PROPERTY OR CASUALTY INSURANCE PREMIUMS COULD CAUSE US TO INCUR SIGNIFICANT COSTS.

    We use the services of a significant number of drivers in connection with our pick-up and delivery operations, and from time to time such drivers are involved in accidents. Potential liability associated with accidents in the trucking industry may be severe and occurrences are unpredictable. We are also subject to substantial exposure due to workers' compensation and cargo claims expense, whether or not injuries or damage occur in the context of a traffic accident.

    We carry insurance to cover liability and workers' compensation claims. We cannot assure you, however, that our insurance will be adequate to cover all of our liabilities. To the extent we were to experience a material increase in the frequency or severity of accidents, cargo claims or workers' compensation claims, or in the unfavorable resolution of existing claims, we might be required to incur substantial costs to cover these claims. In addition, our results of operations would be adversely affected if the premiums for our liability, workers' compensation and casualty claims were to increase substantially.

OUR OPERATING RESULTS ARE SUBJECT TO CUSTOMER DEMAND.

    We serve numerous industries and customers that experience significant fluctuations in demand based on economic conditions and other factors beyond our control. Demand for our services could be materially adversely affected by downturns in the business of our corporate customers or a decrease in the frequency of household moves. As a result, our business and financial condition could be adversely affected.

IF WE DO NOT SUCCESSFULLY COMPETE WITHIN THE HIGHLY COMPETITIVE RELOCATION AND LOGISTICS SERVICES INDUSTRY, WE MAY BE UNABLE TO REPAY THE NOTES.

    The relocation services business is highly competitive and fragmented. Aside from the handful of large van lines and relocation services companies, the industry remains extremely fragmented with many small private participants that may have strong positions in local markets. We compete primarily with truckload carriers and independent contractors and, with respect to certain aspects of our business, relocation services companies, intermodal transportation, railroads and less-than-truckload carriers. Intermodal transportation (the hauling of truck trailers or containers on rail cars or ships) has increased in recent years as reductions in train crew size and the development of new rail technology have reduced costs of intermodal shipping. The logistics industry is becoming increasingly consolidated due to, among other things, the need for global distribution networks, large vehicle fleets and global information technology systems. In addition, consolidation is driven by customers' desire for integrated services, the high growth in international and cross-border delivery segments and, in Europe, the deregulation of European delivery markets. Industry participants are acquiring, merging with or forming alliances with partners that can expand global reach, breadth of services or technological capabilities in order to better enable those participants to compete in a rapidly changing global environment. If we do not successfully compete within the highly competitive relocation and logistics services industry, we may be unable to pay the notes.

IF WE LOST ONE OR MORE OF OUR GOVERNMENT LICENSES OR PERMITS OR BECAME SUBJECT TO MORE ONEROUS GOVERNMENT REGULATIONS, WE COULD BE ADVERSELY AFFECTED.

    Our operations are subject to a number of complex and stringent transportation, environmental, labor, employment and other laws and regulations. These laws and regulations generally require us to maintain a wide variety of certificates, permits, licenses and other approvals. Our failure to maintain required certificates, permits or licenses, or to comply with applicable laws, ordinances or regulations, could result in substantial fines or possible revocation of our authority to conduct our operations, which in turn could restrict our ability to conduct our business effectively and to provide competitive customer services and thereby have an adverse impact on our financial condition.

    We cannot assure you that existing laws or regulations will not be revised or that new more restrictive laws or regulations will not be adopted or become applicable to us. We also cannot assure you that we will be able to recover any or all increased costs of compliance from our customers or that our business and financial condition will not be materially and adversely affected by future changes in applicable laws and regulations. See "Business--Government Regulation."

THE INTERNATIONAL SCOPE OF OUR OPERATIONS MAY ADVERSELY AFFECT OUR BUSINESS.

    We may face certain risks because we conduct an international business, including:

    -  regulatory restrictions or prohibitions on the provision of our services;

    -  restrictions on foreign ownership of subsidiaries;

    -  tariffs and other trade barriers;

    -  longer payment cycles;

    -  problems in collecting accounts receivables;

    -  political risks; and

    - potentially adverse tax consequences of operating in multiple jurisdictions.

    Current world events, including the September 11, 2001 attacks against the United States, the U.S. retaliation for those attacks, the armed conflict in the Middle East and political volatility in the Middle East and central and south Asia could have a material adverse effect on our business as a global relocation services provider by reducing the demand for relocation and logistics services in locations affected by such events and by disrupting global financial markets or our access to them.

    In addition, an adverse change in laws or administrative practices in countries within which we operate could have a material adverse effect on us.

    We are exposed to fluctuation in foreign currencies, as our revenues, costs, assets and liabilities are denominated in multiple local currencies. Our payment obligations with respect to the notes and a significant amount of our other indebtedness are denominated in U.S. Dollars, but a substantial portion of our revenues is denominated in other currencies as well. Any appreciation in the value of the U.S. Dollar relative to such currencies could have an adverse effect on us.

EVENTS DESCRIBED BY OUR FORWARD LOOKING STATEMENTS MAY NOT OCCUR.

    This prospectus contains "forward-looking statements." You should not place undue reliance on these statements. Forward-looking statements include information concerning our possible or assumed future results of operations, including descriptions of our business strategies. These statements often include words such as "believe," "expect," "anticipate," "intend," "plan," "estimate," "seek," "will," "may" or similar expressions. These statements are based on certain assumptions that we have made in light of our experience in the industry as well as our perceptions of historical trends, current conditions, expected future developments and other factors we believe are appropriate in these circumstances. As you read and consider this prospectus, you should understand that these statements are not guarantees of performance or results. They involve risks, uncertainties and assumptions. Many factors could affect our actual financial results or results of operations and could cause actual results to differ materially from those in the forward-looking statements. Some important factors include:

    -  operations and prospects,

    -  ability to achieve estimated cost savings,

    -  funding needs and financing sources,

    -  expected financial position,

    -  business and financing plans,

    -  realization of deferred tax assets,

    -  future cash flows for restructuring and expected benefits,

    -  availability of cash to pay liabilities,

    - markets, including the future growth of the logistics and relocation markets,

    -  expected characteristics of competition,

    -  ability to consummate potential acquisitions,

    - expected actions of third parties such as agents, representatives, owner/operators and suppliers and

    -  various other factors beyond our control.

    We undertake no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise. All forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by those cautionary statements. In light of these risks, uncertainties and assumptions, the forward-looking events discussed in this prospectus might not occur and you should not place undue reliance upon them.

                               THE EXCHANGE OFFER

    The following contains a summary of the material provisions of the registration rights agreement. It does not contain all of the information that may be important to an investor in the notes. Reference is made to the provisions of the registration rights agreement, which has been filed as an exhibit to the registration statement. Copies are available as set forth under the heading "Where You Can Find More Information."

TERMS OF THE EXCHANGE OFFER

    GENERAL. In connection with the issuance of the old notes pursuant to a purchase agreement, dated as of November 12, 1999, between North American Van Lines and the initial purchasers, the initial purchasers and their respective assignees became entitled to the benefits of the registration rights agreement.

    Under the registration rights agreement, we have agreed (1) to use our commercially reasonable best efforts to cause to be filed with the Commission the registration statement of which this prospectus is a part with respect to a registered offer to exchange the old notes for the new notes and (2) to use all commercially reasonable efforts to cause the registration statement to be declared effective under the Securities Act within 210 calendar days after the initial issuance of the old notes. We will keep the exchange offer open for the period required by applicable law, but in any event for at least ten business days after the date notice of the exchange offer is mailed to holders of the old notes. Because the exchange offer was not consummated on or before the 240th day after the original issue date of the old notes, the interest rate borne by such old notes was increased by 0.50% per annum in the aggregate. This additional interest will accrue until the exchange offer is consummated.

    Upon the terms and subject to the conditions set forth in this prospectus and in the letter of transmittal, all old notes validly tendered and not withdrawn prior to 5:00 p.m., New York City time, on the Expiration Date will be accepted for exchange. New notes will be issued in exchange for an equal principal amount of outstanding old notes accepted in the exchange offer. Old notes may be tendered only in integral multiples of $1,000. This prospectus, together with the letter of transmittal, is being sent to all registered holders
as of             , 2002. The exchange offer is not conditioned upon any minimum principal amount of old notes being tendered for exchange. However, the obligation to accept old notes for exchange pursuant to the exchange offer is subject to certain customary conditions as set forth herein under "--Conditions."

    Old notes shall be deemed to have been accepted as validly tendered when, as and if we have given oral or written notice of such acceptance to the exchange agent. The exchange agent will act as agent for the tendering holders of old notes for the purposes of receiving the new notes and delivering new notes to such holders.

    Based on interpretations by the Staff of the Commission as set forth in no-action letters issued to third parties (including Exxon Capital Holdings Corporation (available May 13, 1988), Morgan Stanley & Co. Incorporated (available June 5, 1991), K-III Communications Corporation (available May 14,
1993) and Shearman & Sterling (available July 2, 1993)), we believe that the new notes issued pursuant to the exchange offer may be offered for resale, resold and otherwise transferred by any holder of such new notes, other than any such holder that is a broker-dealer or an "affiliate" of us within the meaning of Rule 405 under the Securities Act, without compliance with the registration and prospectus delivery provisions of the Securities Act, provided that:

    -   such new notes are acquired in the ordinary course of business,

    - at the time of the commencement of the exchange offer such holder has no arrangement or understanding with any person to participate in a distribution of such new notes, and

    - such holder is not engaged in, and does not intend to engage in, a distribution of such new notes.

We have not sought, and do not intend to seek, a no-action letter from the Commission with respect to the effects of the exchange offer, and there can be no assurance that the Staff would make a similar determination with respect to the new notes as it has in such no-action letters.

    By tendering old notes in exchange for new notes and executing the letter of transmittal, each holder will represent to us that:

    - any new notes to be received by it will be acquired in the ordinary course of business,

    - it has no arrangements or understandings with any person to participate in the distribution of the old notes or new notes within the meaning of the Securities Act, and

    -   it is not our "affiliate," as defined in Rule 405 under the Securities
      Act.

If such holder is a broker-dealer, it will also be required to represent that the old notes were acquired as a result of market-making activities or other trading activities and that it will deliver a prospectus in connection with any resale of new notes. See "Plan of Distribution." Each holder, whether or not it is a broker-dealer, shall also represent that it is not acting on behalf of any person that could not truthfully make any of the foregoing representations contained in this paragraph. If a holder of old notes is unable to make the foregoing representations, such holder may not rely on the applicable interpretations of the Staff of the Commission and must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any secondary resale transaction unless such sale is made pursuant to an exemption from such requirements.

    Each broker-dealer that receives new notes for its own account in exchange for old notes where such new notes were acquired by such broker-dealer as a result of market-making or other trading activities, must acknowledge that it will deliver a prospectus meeting the requirements of the Securities Act and that it has not entered into any arrangement or understanding with us or an affiliate of ours to distribute the new notes in connection with any resale of such new notes. See "Plan of Distribution."

    Upon consummation of the exchange offer, any old notes not tendered will remain outstanding and continue to accrue interest at the rate of 13 3/8% but, with limited exceptions, holders of old notes who do not exchange their old notes for new notes in the exchange offer will no longer be entitled to registration rights and will not be able to offer or sell their old notes, unless such old notes are subsequently registered under the Securities Act, except pursuant to an exemption from, or in a transaction not subject to, the Securities Act and applicable state securities laws. With limited exceptions, we will have no obligation to effect a subsequent registration of the old notes.

    EXPIRATION DATE; EXTENSIONS; AMENDMENTS; TERMINATION.  The Expiration Date
shall be             , 2002, unless North American Van Lines, in its sole
discretion, extends the exchange offer, in which case the Expiration Date shall be the latest date to which the exchange offer is extended.

    To extend the Expiration Date, we will notify the exchange agent of any extension by oral or written notice and will notify the holders of old notes by means of a press release or other public announcement prior to 9:00 A.M., New York City time, on the next business day after the previously scheduled Expiration Date. Such announcement may state that we are extending the exchange offer for a specified period of time.

    We reserve the right

    (1) to delay acceptance of any old notes, to extend the exchange offer or to terminate the exchange offer and not permit acceptance of old notes not previously accepted if any of the conditions set forth under "--Conditions" shall have occurred and shall not have been waived by us prior to the Expiration Date, by giving oral or written notice of such delay, extension or termination to the exchange agent, or

    (2) to amend the terms of the exchange offer in any manner deemed by us to be advantageous to the holders of the old notes.

Any such delay in acceptance, extension, termination or amendment will be followed as promptly as practicable by oral or written notice of such delay, extension, termination or amendment to the exchange agent. If the exchange offer is amended in a manner determined by us to constitute a material change, we will promptly disclose such amendment in a manner reasonably calculated to inform the holders of the old notes of such amendment.

    Without limiting the manner in which we may choose to make public announcement of any delay, extension, amendment or termination of the exchange offer, we shall have no obligations to publish, advertise, or otherwise communicate any such public announcement, other than by making a timely release to an appropriate news agency.

INTEREST ON THE NEW NOTES

    Each new note will accrue interest at the rate of 13 7/8% per annum from the last interest payment date on which interest was paid on the old note surrendered in exchange for such new note to the day before the consummation of the exchange offer and thereafter, at the rate of 13 3/8% per annum, PROVIDED, that if an old note is surrendered for exchange on or after a record date for an interest payment date that will occur on or after the date of such exchange and as to which interest will be paid, interest on the new note received in exchange for such old note will accrue from the date of such interest payment date. Interest on the new notes is payable on December 1 and June 1 of each year. No additional interest will be paid on old notes tendered and accepted for exchange.

PROCEDURES FOR TENDERING

    To tender in the exchange offer, a holder must complete, sign and date the letter of transmittal, or a facsimile of such letter of transmittal, have the signatures on such letter of transmittal guaranteed if required by such letter of transmittal, and mail or otherwise deliver such letter of transmittal or such facsimile, together with any other required documents, to the exchange agent prior to 5:00 p.m., New York City time, on the Expiration Date. In addition, either

    - certificates of old notes must be received by the exchange agent along with the applicable letter of transmittal, or

    - a timely confirmation of a book-entry transfer of such old notes, if such procedure is available, into the exchange agent's account at the book-entry transfer facility, The Depository Trust Company, pursuant to the procedure for book-entry transfer described below, must be received by the exchange agent prior to the Expiration Date with the applicable letter of transmittal, or

    - the holder must comply with the guaranteed delivery procedures described below.

THE METHOD OF DELIVERY OF OLD NOTES, LETTER OF TRANSMITTAL AND ALL OTHER REQUIRED DOCUMENTS IS AT THE ELECTION AND RISK OF THE NOTE HOLDERS. IF SUCH DELIVERY IS BY MAIL, IT IS RECOMMENDED THAT REGISTERED MAIL, PROPERLY INSURED, WITH RETURN RECEIPT REQUESTED, BE USED. IN ALL CASES, SUFFICIENT TIME SHOULD BE ALLOWED TO ASSURE TIMELY DELIVERY. NO OLD NOTES, LETTERS OF TRANSMITTAL OR OTHER REQUIRED DOCUMENTS SHOULD BE SENT TO US. Delivery of all old notes (if applicable), letters of transmittal and other documents must be made to the exchange agent at its address set forth below. Holders may also request their respective brokers, dealers, commercial banks, trust companies or nominees to effect such tender for such holders.

    The tender by a holder of old notes will constitute an agreement between such holder and us in accordance with the terms and subject to the conditions set forth in this prospectus and in the applicable letter of transmittal. Any beneficial owner whose old notes are registered in the name of a broker, dealer, commercial bank, trust company or other nominee and who wishes to tender should contact such registered holder promptly and instruct such registered holder to tender on his behalf.

    Signatures on a letter of transmittal or a notice of withdrawal, as the case may be, must be guaranteed by any member firm of a registered national securities exchange or of the National Association of Securities Dealers, Inc., a commercial bank or trust company having an office or correspondent in the United States or an "eligible guarantor" institution within the meaning of Rule 17Ad-15 under the Securities Exchange Act of 1934 (each, an "Eligible Institution") unless the old notes tendered pursuant to such letter of transmittal or notice of withdrawal, as the case may be are tendered (1) by a registered holder of old notes who has not completed the box entitled "Special Issuance Instructions" or "Special Delivery Instructions" on the letter of transmittal or (2) for the account of an Eligible Institution.

    If a letter of transmittal is signed by trustees, executors, administrators, guardians, attorneys-in-fact, officers of corporations or others acting in a fiduciary or representative capacity, such person should so indicate when signing, and unless waived by us, provide evidence satisfactory to us of their authority to so act must be submitted with such letter of transmittal.

    All questions as to the validity, form, eligibility, time of receipt and withdrawal of the tendered old notes will be determined by us in our sole discretion, which determination will be final and binding. We reserve the absolute right to reject any and all old notes not properly tendered or any old notes which, if accepted, would, in the opinion of counsel for us, be unlawful. We also reserve the absolute right to waive any irregularities or conditions of tender as to particular old notes. Our interpretation of the terms and conditions of the exchange offer, including the instructions in the letter of transmittal, will be final and binding on all parties. Unless waived, any defects or irregularities in connection with tenders of old notes must be cured within such time as we shall determine. Neither we, the exchange agent nor any other person shall be under any duty to give notification of defects or irregularities with respect to tenders of old notes, nor shall any of them incur any liability for failure to give such notification. Tenders of old notes will not be deemed to have been made until such irregularities have been cured or waived. Any old note received by the exchange agent that is not properly tendered and as to which the defects or irregularities have not been cured or waived will be returned without cost to such holder by the exchange agent, unless otherwise provided in the letter of transmittal, as soon as practicable following the Expiration Date.

    In addition, we reserve the right in our sole discretion, subject to the provisions of the indentures pursuant to which the notes are issued,

    - to purchase or make offers for any old notes that remain outstanding subsequent to the Expiration Date or, as set forth under "--Conditions," to terminate the exchange offer,

    - to redeem old notes as a whole or in part at any time and from time to time, as set forth under "Description of Notes--Optional Redemption," and

    - to the extent permitted under applicable law, to purchase old notes in the open market, in privately negotiated transactions or otherwise.

    The terms of any such purchases or offers could differ from the terms of the exchange offer.

ACCEPTANCE OF OLD NOTES FOR EXCHANGE; DELIVERY OF NEW NOTES

    Upon satisfaction or waiver of all of the conditions to the exchange offer, all old notes properly tendered will be accepted promptly after the Expiration Date, and the new notes will be issued promptly after acceptance of the old notes. See "--Conditions." For purposes of the exchange offer, old notes shall be deemed to have been accepted as validly tendered for exchange when, as and if we have given oral or written notice thereof to the exchange agent. For each old note accepted for exchange, the holder of such old note will receive a new note having a principal amount equal to that of the surrendered old note.

    In all cases, issuance of new notes for old notes that are accepted for exchange pursuant to the exchange offer will be made only after timely receipt by the exchange agent of

    - certificates for such old notes or a timely book-entry confirmation of such old notes into the exchange agent's account at the applicable book-entry transfer facility,

    -   a properly completed and duly executed letter of transmittal, and

    -   all other required documents.

If any tendered old notes are not accepted for any reason set forth in the terms and conditions of the exchange offer, such unaccepted or such nonexchanged old notes will be returned without expense to the tendering holder of such notes, if in certificated form, or credited to an account maintained with such book-entry transfer facility as promptly as practicable after the expiration or termination of the exchange offer.

BOOK-ENTRY TRANSFER

    The exchange agent will make a request to establish an account with respect to the old notes at the book-entry transfer facility for purposes of the exchange offer within two business days after the date of this prospectus. Any financial institution that is a participant in the book-entry transfer facility's systems may make book-entry delivery of old notes by causing the book-entry transfer facility to transfer such old notes into the exchange agent's account at the book-entry transfer facility in accordance with such book-entry transfer facility's procedures for transfer. However, although delivery of old notes may be effected through book-entry transfer at the book-entry transfer facility, the letter of transmittal or facsimile thereof with any required signature guarantees and any other required documents must, in any case, be transmitted to and received by the exchange agent at one of the addresses set forth below under "--Exchange Agent" on or prior to the Expiration Date or the guaranteed delivery procedures described below must be complied with.

EXCHANGING BOOK-ENTRY NOTES

    The exchange agent and the book-entry transfer facility have confirmed that any financial institution that is a participant in the book-entry transfer facility may utilize the book-entry transfer facility Automated Tender Offer Program ("ATOP") procedures to tender old notes.

    Any participant in the book-entry transfer facility may make book-entry delivery of old notes by causing the book-entry transfer facility to transfer such old notes into the exchange agent's account in accordance with the book-entry transfer facility's ATOP procedures for transfer. However, the exchange for the old notes so tendered will only be made after a book-entry confirmation of the book-entry transfer of old notes into the exchange agent's account, and timely receipt by the exchange agent of an agent's message and any other documents required by the letter of transmittal. The term "agent's message" means a message, transmitted by the book-entry transfer facility and received by the exchange agent and forming part of a book-entry confirmation, which states that the book-entry transfer facility has received an express acknowledgment from a participant tendering old notes that are the subject of such book-entry confirmation that such participant has received and agrees to be bound by the terms of the letter of transmittal, and that we may enforce such agreement against such participant.

GUARANTEED DELIVERY PROCEDURES

    If the procedures for book-entry transfer cannot be completed on a timely basis, a tender may be effected if

    -   the tender is made through an Eligible Institution,

    - prior to the Expiration Date, the exchange agent receives by facsimile transmission, mail or hand delivery from such Eligible Institution a properly completed and duly executed letter of transmittal and notice of guaranteed delivery, substantially in the form provided by us, which

       (1) sets forth the name and address of the holder of old notes and the amount of old notes tendered,

       (2) states that the tender is being made thereby, and

       (3) guarantees that within three New York Stock Exchange ("NYSE") trading days after the date of execution of the notice of guaranteed delivery, the certificates for all physically tendered old notes, in proper form for transfer, or a book-entry confirmation, as the case may be, and any other documents required by the letter of transmittal will be deposited by the Eligible Institution with the exchange agent, and

    - the certificates for all physically tendered old notes, in proper form for transfer, or a book-entry confirmation, as the case may be, and all other documents required by the letter of transmittal are received by the exchange agent within three NYSE trading days after the date of execution of the notice of guaranteed delivery.

WITHDRAWAL OF TENDERS

    Tenders of old notes may be withdrawn at any time prior to 5:00 p.m., New York City time, on the Expiration Date.

    For a withdrawal to be effective, a written notice of withdrawal must be received by the exchange agent prior to 5:00 p.m., New York City time, on the Expiration Date at the address set forth below under "--Exchange Agent." Any such notice of withdrawal must

    - specify the name of the person having tendered the old notes to be withdrawn,

    - identify the old notes to be withdrawn, including the principal amount of such old notes,

    - in the case of old notes tendered by book-entry transfer, specify the number of the account at the book-entry transfer facility from which the old notes were tendered and specify the name and number of the account at the book-entry transfer facility to be credited with the withdrawn old notes and otherwise comply with the procedures of such facility,

    - contain a statement that such holder is withdrawing its election to have such old notes exchanged,

    - be signed by the holder in the same manner as the original signature on the letter of transmittal by which such old notes were tendered, including any required signature guarantees, or be accompanied by documents of transfer to have the trustee with respect to the old notes register the transfer of such old notes in the name of the person withdrawing the tender, and

    - specify the name in which such old notes are registered, if different from the person who tendered such old notes.

All questions as to the validity, form, eligibility and time of receipt of such notice will be determined by us, which determination shall be final and binding on all parties. Any old notes so withdrawn will be deemed not to have been validly tendered for exchange for purposes of the exchange offer. Any old notes which have been tendered for exchange but which are not exchanged for any reason will be returned to the tendering holder of such notes without cost to such holder, in the case of physically tendered old notes, or credited to an account maintained with the book-entry transfer facility for the old notes as soon as practicable after withdrawal, rejection of tender or termination of the exchange offer. Properly withdrawn old notes may be retendered by following one of the procedures described under "--Procedures for

Tendering" and "--Book-Entry Transfer" above at any time on or prior to 5:00 p.m., New York City time, on the Expiration Date.

CONDITIONS

    Notwithstanding any other provision of the exchange offer, we shall not be required to accept for exchange, or to issue new notes in exchange for, any old notes and may terminate or amend the exchange offer if at any time prior to 5:00 p.m., New York City time, on the Expiration Date, we determine in our reasonable judgment that the exchange offer violates applicable law, any applicable interpretation of the Staff of the Commission or any order of any governmental agency or court of competent jurisdiction.

    The foregoing conditions are for our sole benefit and may be asserted by us regardless of the circumstances giving rise to any such condition or may be waived by us in whole or in part at any time and from time to time in our reasonable discretion. Our failure at any time to exercise any of the foregoing rights shall not be deemed a waiver of any such right and each such right shall be deemed an ongoing right which may be asserted at any time and from time to time.

    In addition, we will not accept for exchange any old notes tendered, and no new notes will be issued in exchange for any such old notes, if at such time any stop order shall be threatened or in effect with respect to the registration statement of which this prospectus constitutes a part or the qualification of either indenture under the Trust Indenture Act of 1939, as amended. We are required to use every reasonable effort to obtain the withdrawal of any order suspending the effectiveness of the registration statement at the earliest possible time.

EXCHANGE AGENT

    State Street Bank and Trust Company has been appointed as exchange agent for the exchange offer. Questions and requests for assistance and requests for additional copies of this prospectus or of the letter of transmittal should be directed to the exchange agent addressed as follows:

      BY MAIL, HAND DELIVERY OR                FOR INFORMATION CALL:
         OVERNIGHT COURIER:                       (617) 662-1525
 State Street Bank and Trust Company      FACSIMILE TRANSMISSION NUMBER:
     Corporate Trust Department                   (617) 662-1452
              5th Floor                        CONFIRM BY TELEPHONE:
        2 Avenue de Lafayette                     (617) 662-1603
     Boston, Massachusetts 02111
     Attention: Mackenzie Elijah

FEES AND EXPENSES

    The expenses of soliciting tenders pursuant to the exchange offer will be borne by us. The principal solicitation for tenders pursuant to the exchange offer is being made by mail; however, additional solicitations may be made by telegraph, telephone, telecopy or in person by our officers and regular employees.

    We will not make any payments to brokers, dealers or other persons soliciting acceptances of the exchange offer. We will, however, pay the exchange agent reasonable and customary fees for its services and will reimburse the exchange agent for its reasonable out-of-pocket expenses in connection therewith. We may also pay brokerage houses and other custodians, nominees and fiduciaries the reasonable out-of-pocket expenses incurred by them in forwarding copies of the prospectus and related documents to the beneficial owners of the old notes, and in handling or forwarding tenders for exchange.

    The expenses to be incurred by us in connection with the exchange offer will be paid by us, including fees and expenses of the exchange agent and trustee and accounting, legal, printing and related fees and expenses.

    We will pay all transfer taxes, if any, applicable to the exchange of old notes pursuant to the exchange offer. If, however, new notes or old notes for principal amounts not tendered or accepted for exchange are to be registered or issued in the name of any person other than the registered holder of the old notes tendered, or if tendered old notes are registered in the name of any person other than the person signing the letter of transmittal, or if a transfer tax is imposed for any reason other than the exchange of old notes pursuant to the exchange offer, then the amount of any such transfer taxes imposed on the registered holder or any other persons will be payable by the tendering holder. If satisfactory evidence of payment of such taxes or exemption therefrom is not submitted with the letter of transmittal, the amount of such transfer taxes will be billed directly to such tendering holder.

CONSEQUENCES OF FAILURE TO EXCHANGE

    Holders of old notes who do not exchange their old notes for new notes pursuant to the exchange offer will continue to be subject to the restrictions on transfer of such old notes as set forth in the legend on the old notes as a consequence of the issuance of the old notes pursuant to exemptions from, or in transactions not subject to, the registration requirements of the Securities Act and applicable state securities laws. In general, the old notes may not be offered or sold, unless registered under the Securities Act, except pursuant to an exemption from, or in a transaction not subject to, the Securities Act and applicable state securities laws. North American Van Lines does not currently anticipate that it will register the old notes under the Securities Act. To the extent that old notes are tendered and accepted in the exchange offer, the trading market for untendered and tendered but unaccepted old notes could be adversely affected because the liquidity of this market will be diminished and their restrictions on transfer will make them less attractive to potential investors than the new notes.

REGULATORY REQUIREMENTS

    Following the effectiveness of the registration statement covering the exchange offer, no material federal or state regulatory requirement must be complied with in connection with this exchange offer.

                                USE OF PROCEEDS

    There will be no proceeds from the issuance of new notes pursuant to the exchange offer.

    The net proceeds from the original offering were $145.4 million, after deducting discounts and commissions and expenses of the original offering payable by North American Van Lines. We used the net proceeds from the original offering primarily to finance the Allied Acquisition.

                                 CAPITALIZATION


    The following table sets forth NAVL's total capitalization at March 31, 2002. This table should be read in conjunction with the audited and unaudited financial statements and related notes appearing elsewhere in this prospectus and "Management's Discussion and Analysis of Financial Condition and Results of Operations."



                                                                      AS OF
                                                                  MARCH 31, 2002
                                                              ----------------------
                                                              (DOLLARS IN THOUSANDS)
Cash and cash equivalents...................................         $ 25,646
                                                                     ========
Debt, including current maturities:
  Revolving credit facility.................................         $ 56,600
  Term loans................................................          284,596
  Notes.....................................................          150,000
  Other debt(1).............................................           22,227
                                                                     --------
    Total debt..............................................          513,423
Stockholders' equity........................................          118,419
                                                                     --------
Total capitalization........................................         $631,842
                                                                     ========


------------------------


(1) Comprised of capital lease obligations of $20,164, NAVL foreign subsidiary borrowings on lines of credit of $855 and other debt of $1,208.

                       SELECTED HISTORICAL FINANCIAL DATA


    We derived our selected historical financial data for the years 1997 and 1999 through 2001 and for the three month period ended March 28, 1998 and for the nine month period ended December 26, 1998 from our audited financial statements or those of our predecessor for the periods then ended. Our selected historical financial data for the periods presented ending after November 19, 1999 (the date of completion of the Allied Acquisition) includes financial data of Allied. Our selected historical financial data as of and for the three months ended March 31, 2002 and 2001, respectively, are derived from our unaudited interim financial statements. The unaudited interim financial statements reflect all adjustments which, in the opinion of management, are necessary for a fair statement of the financial condition and results of operations as of and for the periods presented. Operating results for the interim periods are not necessarily indicative of the results that may be expected for the full year. The presentation of selected historical financial data is only a summary and you should read it together with our historical financial statements and related notes.


                                                                              ANNUAL DATA
                                       ------------------------------------------------------------------------------------------
                                              PREDECESSOR(1)                                      NAVL
                                       -----------------------------   ----------------------------------------------------------
                                                                        NINE MONTH
                                                        THREE MONTH     PERIOD FROM
                                                        PERIOD FROM      MARCH 29,
                                                       DECEMBER 28,        1998
                                                           1997         (INCEPTION)
                                        YEAR ENDED        THROUGH         THROUGH       YEAR ENDED     YEAR ENDED     YEAR ENDED
                                       DECEMBER 27,      MARCH 28,     DECEMBER 26,    DECEMBER 25,   DECEMBER 31,   DECEMBER 31,
                                           1997            1998            1998          1999(2)       2000(2)(3)     2001(2)(3)
                                       -------------   -------------   -------------   ------------   ------------   ------------
                                                                         (DOLLARS IN MILLIONS)
STATEMENT OF OPERATIONS DATA:
Operating revenues...................    $  941.5        $  207.3        $  759.2        $1,159.8       $2,378.7       $2,249.3
Restructuring and other unusual
  charges(4).........................        (5.5)            4.6              --             9.1            4.9            4.9
Income/(loss) from operations........        31.2            (1.3)           11.5            (1.1)          49.8           53.3
Income/(loss) from continuing
  operations.........................        20.0            (0.7)           (1.2)          (16.5)         (17.1)         (10.6)
Discontinued operations--income net
  of income taxes(5).................         2.3              --              --              --             --             --
Income/(loss) before extraordinary
  charge.............................        22.3            (0.7)           (1.2)          (16.5)         (17.1)         (10.6)
Extraordinary charge--debt
  retirement, net of income tax
  benefit(6).........................          --              --              --            (3.4)            --             --
Income (loss) before cumulative
  effect of accounting change........        22.3            (0.7)           (1.2)          (19.9)         (17.1)         (10.6)
Cumulative effect of accounting
  change, net of tax(7)..............          --              --              --              --             --           (0.3)
Net income (loss)....................        22.3            (0.7)           (1.2)          (19.9)         (17.1)         (10.9)
BALANCE SHEET DATA (AT END OF
  PERIOD):
Cash and cash equivalents............    $    2.9        $    9.2        $    2.1        $   25.2       $   43.5       $   32.1
Working capital......................        62.0            63.2            31.4            32.7           13.7          (28.2)
Property and equipment, net..........        57.8            56.4            73.6           165.9          158.7          165.4
Total assets.........................       302.3           284.3           392.1         1,162.1        1,216.6        1,095.8
Total debt(8)........................         0.7             0.7           168.6           554.8          562.6          525.0
Stockholder's equity.................       108.1           101.0            63.7           167.7          145.1          121.8
OTHER DATA:
Net cash provided by (used for)
  operating activities...............    $   28.9        $   10.3        $   (1.6)       $   11.6       $   52.8       $  111.3
Capital expenditures.................        10.6             1.4             5.7            12.7           55.4           48.3
Agent contract expenditures(9).......         9.2             2.2             1.5             1.8            2.2            1.4
Depreciation and amortization(10)....        12.5             2.9            22.5            31.2           53.9           48.7
Ratio of earnings to fixed
  charges(11)........................        7.61            0.01            1.74            0.96           1.63           1.66
EBITDA, as defined(12)...............        38.2             6.2            34.0            43.4          130.2          125.0

                                            THREE MONTH DATA
                                       ---------------------------

                                               (UNAUDITED)
                                       ---------------------------
                                       THREE MONTHS   THREE MONTHS
                                          ENDED          ENDED
                                        MARCH 31,      MARCH 31,
                                           2001           2002
                                       ------------   ------------
                                          (DOLLARS IN MILLIONS)
STATEMENT OF OPERATIONS DATA:
Operating revenues...................    $  510.4       $  429.7
Restructuring and other unusual
  charges(4).........................         0.2           (0.7)
Income/(loss) from operations........        (4.4)           6.2
Income/(loss) from continuing
  operations.........................         5.2           (3.3)
Discontinued operations--income net
  of income taxes(5).................          --             --
Income/(loss) before extraordinary
  charge.............................         5.2           (3.3)
Extraordinary charge--debt
  retirement, net of income tax
  benefit(6).........................          --             --
Income (loss) before cumulative
  effect of accounting change........         5.2           (3.3)
Cumulative effect of accounting
  change, net of tax(7)..............        (0.3)            --
Net income (loss)....................         4.9           (3.3)
BALANCE SHEET DATA (AT END OF
  PERIOD):
Cash and cash equivalents............        37.2       $   25.6
Working capital......................        20.8          (42.4)
Property and equipment, net..........       153.2          165.1
Total assets.........................     1,153.3        1,042.3
Total debt(8)........................       558.6          513.4
Stockholder's equity.................       139.3          118.4
OTHER DATA:
Net cash provided by (used for)
  operating activities...............    $    5.3       $   16.1
Capital expenditures.................         9.8            8.6
Agent contract expenditures(9).......         0.3            0.3
Depreciation and amortization(10)....        12.0            8.6
Ratio of earnings to fixed
  charges(11)........................        0.78           1.36
EBITDA, as defined(12)...............        12.8           16.0


------------------------


(1) On March 29, 1998, SIRVA (whose majority shareholder is Clayton, Dubilier & Rice Fund V Limited Partnership), through its wholly owned subsidiary NA Acquisition, acquired all of the outstanding shares of common stock of North American Van Lines. On such date, NA Acquisition was merged into North American Van Lines with North American Van Lines as the surviving corporation and remaining a wholly owned subsidiary of SIRVA. The acquisition was accounted for as a purchase in accordance with U.S. GAAP.


    The consolidated financial statements for periods prior to March 29, 1998 have been prepared on the historical cost basis using accounting principles that had been adopted by our predecessor. After our acquisition by Clayton, Dubilier & Rice Fund V Limited Partnership on March 29, 1998, we changed our accounting basis to recognize estimated revenue and related transportation expenses when shipments are delivered, the preferred method under U.S. GAAP. Our predecessor company recognized estimated revenue and related transportation expenses when shipments were loaded. Management estimates that the impact of this difference on reported operating revenues and income from operations is not material.

(2) Includes financial data of Allied from November 19, 1999. On November 19, 1999, we completed the acquisition of Allied from Exel plc, formerly known as NFC plc, which was accounted for as a purchase. The terms of the acquisition provided for an adjustment to the purchase price pertaining to the amount of net controllable assets acquired as of the date of the Allied Acquisition. We were unable to negotiate the final amount of net controllable assets acquired with Exel, and therefore, a third party arbitator was engaged for resolution of that amount in accordance with the terms of the acquisition agreement.

    On September 12, 2001, the third party arbitrator rendered a binding determination. The arbitrator determined that the amount of the net controllable assets as of the acquisition date was greater than the amount estimated in the acquisition agreement by $18.1 million, resulting in an increase of the purchase price of $18.1 million. Interest on the purchase price adjustment of $3.3 million was paid for the period from the acquisition date to the date when we made payment and was accounted for as interest expense. The acquisition agreement also contained indemnification obligations on Exel for certain tax payments made by us on behalf of Exel. These tax payments plus associated interest totaled $4.0 million and were deducted from the purchase price adjustment. Our cash payment to Exel on October 19, 2001, for the net balance owed to Exel totaled $17.4 million. The purchase adjustment resulted in a net increase to goodwill of $18.1 million. See "Management's Discussion and Analysis of Financial Condition and Results of Operations--Financial Condition--Allied Acquisition and Arbitration Settlement."

(3) On December 31, 2001, we completed a stock-for-stock merger with Moveline, Inc., under an agreement and plan of merger, dated as of November 9, 2001, pursuant to which Moveline merged with one of our wholly owned subsidiaries with such subsidiary as the surviving corporation. Under the terms of the merger agreement, Moveline's stockholders received a fraction of a share of common stock of our parent, SIRVA, for each Moveline share acquired in the merger. Immediately following the merger, we contributed the surviving subsidiary to Allied Van Lines, Inc., another of our wholly-owned subsidiaries. Allied Van Lines subsequently merged with that subsidiary, with Allied Van Lines as the surviving corporation. In connection with the stock-for-stock merger, Clayton, Dubilier & Rice Fund V Limited Partnership acquired 176,057 additional shares of common stock of SIRVA, Inc.


    Moveline, which was founded and spun-off by SIRVA on August 1, 2000, had developed and marketed a proprietary information technology-based customer care solution that builds upon the relocation industry's historical van-line business model. Prior to the merger, Clayton, Dubilier & Rice Fund V Limited Partnership held a majority of the capital stock of both Moveline and SIRVA.


    In accordance with the accounting rules for mergers of entities under common control, our merger with Moveline has been accounted for in a manner similar to a pooling-of-interests since it was acquired from Clayton, Dubilier & Rice Fund V Limited Partnership, the controlling shareholder of Moveline and our parent, SIRVA. Our consolidated financial statements have been restated to include the combined results of operations, financial position and cash flows of Moveline since its inception.

    As a result of the merger, all material intercompany accounts and transactions with Moveline have been eliminated in consolidation.

    Operating revenues and net loss previously reported by the separate companies and the combined amounts presented in the accompanying Consolidated Statement of Operations are as follows:

                                                           YEAR ENDED          YEAR ENDED
                                                        DECEMBER 31, 2001   DECEMBER 31, 2000
                                                        -----------------   -----------------
                                                                (DOLLARS IN MILLIONS)
Operating Revenues:
  North American Van Lines, Inc.......................     $  2,228.8          $  2,371.9
  Moveline, Inc.......................................           26.6                 9.0
  Eliminations........................................           (6.1)               (2.2)
                                                           ----------          ----------
  Combined............................................     $  2,249.3          $  2,378.7
                                                           ==========          ==========
Net Loss:
  North American Van Lines, Inc.......................     $     (2.7)         $    (10.3)
  Moveline, Inc.......................................           (8.2)               (6.8)
                                                           ----------          ----------
Combined..............................................     $    (10.9)         $    (17.1)
                                                           ==========          ==========

    Fees and expenses related to the merger and costs to integrate the combined companies were expensed in the fourth quarter 2001.


(4) Restructuring and other unusual charges or credits (which are also reflected as adjustments to EBITDA) have been included in this line item as follows:
    (a) in the three months ended March 31, 2002, we recorded $0.7 million of restructuring credit pertaining to the logistics services' parts centers as we were able to sublease certain parts centers facilities earlier than originally estimated; (b) in the three months ended March 31, 2001 we incurred $0.2 million of restructuring charges relating to our moving and storage services segment's U.K. branch network and the elimination of management redundancy within the industrial moving unit (which we refer to as the "U.K. restructuring"); (c) in the year ended December 31, 2001, we incurred $4.9 million of restructuring charges, of which $4.3 million related to exiting the logistics services' parts center business and associated headcount reductions and $0.6 million relate to the U.K. restructuring; (d) in the year ended December 31, 2000 we incurred
    $4.9 million of restructuring charges consisting of $2.7 million of costs relating to the U.K. restructuring and $2.2 million of restructuring charges in connection with implementing Fast Forward (a long-term initiative designed to improve productivity and profitability targeted as improving efficiency by eliminating or streamlining work processes and reducing costs by eliminating redundant equipment, facilities and related headcount);
    (e) in the year ended December 25, 1999 we incurred $4.1 million of restructuring expense for severance related costs, building lease terminations and losses on the sale of equipment, all related to implementing Fast Forward and $5.0 million of expense related to a customer contract termination and related settlement costs; (f) in 1998, the predecessor incurred incremental compensation of $4.6 million due to contracts with key executives with incentive provisions to encourage them to remain with the predecessor until a sale of the business was completed and
    (g) in 1997, the predecessor received payment in settlement of an auto liability insurance coverage dispute which had been in litigation.


(5) Represents the reversal of liabilities attributable to discontinued operations, from reductions in accrued casualty and workers' compensation claims based on actuarial valuations.

(6) During 1999, we retired debt resulting in an extraordinary charge of $3.4 million, net of applicable income tax benefit.

(7) Effective January 1, 2001 we adopted FAS Statement No. 133, "Accounting for Derivative Instruments and Hedging Activities" ("SFAS 133") as amended, which resulted in a change in method of accounting. The cumulative effect of this accounting change was a loss of $0.5 million ($0.3 million, net of tax). See "Management's Discussion and Analysis of Financial Condition and of Operations--Accounting Change."

(8) Total debt consists of long-term debt, current portion of long-term debt, capital lease obligations, amounts outstanding under the revolving credit facility forming part of our senior credit facility and other short-term debt.

(9) Represents cash outflows to agents to secure long-term contracts.

(10) Includes depreciation expense for property and equipment and amortization expense for intangible assets and deferred agent contract expenditures. Excludes amortization expense for deferred debt issuance costs, which are recorded as part of interest expense.


(11) For purposes of calculating the ratio of earnings to fixed charges, earnings consist of income from continuing operations plus fixed charges less capitalized interest. Fixed charges consist of (i) interest whether expensed or capitalized, (ii) the amortization of deferred debt issuance costs and (iii) an allocation of one-third of the rental expense from operating leases, which management considers to be a reasonable approximation of the interest factor of operating lease payments. For the three months ended March 31, 2001, the year ended December 25, 1999 and the three month period ended March 28, 1998, earnings were insufficient to cover fixed charges by approximately $4.5 million, $1.1 million and $1.3 million, respectively.


(12) EBITDA for the historical periods presented is generally calculated in accordance with the definition of that term given in the senior credit agreement governing our senior credit facility (including certain allowable adjustments) and includes Allied's results since November 19, 1999, the date of completion of the Allied Acquisition. EBITDA is determined by combining income (loss) from operations, restructuring and other unusual charges, depreciation and amortization, nonoperating income (loss) and allowable EBITDA adjustments.

    EBITDA, as defined, is calculated as follows:

                                                          NINE MONTH
                                          THREE MONTH    PERIOD FROM
                                          PERIOD FROM     MARCH 29,
                                          DECEMBER 28,       1998
                                              1997       (INCEPTION)
                            YEAR ENDED      THROUGH        THROUGH       YEAR ENDED     YEAR ENDED     YEAR ENDED
                           DECEMBER 27,    MARCH 28,     DECEMBER 26,   DECEMBER 25,   DECEMBER 31,   DECEMBER 31,
                               1997           1998           1998           1999           2000           2001
                           ------------   ------------   ------------   ------------   ------------   ------------
                                                            (DOLLARS IN MILLIONS)
    Income (loss) from
      operations.........     $31.2          $(1.3)         $11.5          $(1.1)         $ 49.8         $ 53.3
    Restructuring and
      other unusual
      charges............      (5.5)           4.6             --            9.1             4.9            4.9
    Depreciation and
      amortization.......      12.5            2.9           22.5           31.2            53.9           48.7
    Nonoperating income
      (expense)..........        --             --             --             --             0.3             --
    EBITDA adjustments...        --             --             --            4.2            21.3           18.1
                              -----          -----          -----          -----          ------         ------
    EBITDA...............     $38.2          $ 6.2          $34.0          $43.4          $130.2         $125.0
                              =====          =====          =====          =====          ======         ======


                           THREE MONTHS    THREE MONTHS
                               ENDED           ENDED
                             MARCH 31,       MARCH 31,
                               2001            2002
                           -------------   -------------
                               (DOLLARS IN MILLIONS)
    Income (loss) from
      operations.........     $ (4.4)         $  6.2
    Restructuring and
      other unusual
      charges............        0.2            (0.7)
    Depreciation and
      amortization.......       12.0             8.6
    Nonoperating income
      (expense)..........       (0.2)            0.4
    EBITDA adjustments...        5.2             1.5
                              ------          ------
    EBITDA...............     $ 12.8          $ 16.0
                              ======          ======



    EBITDA adjustments have been included in this line item as follows: (a) in the three months ended March 31, 2002, we incurred $1.5 million of EBITDA adjustments consisting of $0.4 million of EBITDA losses incurred by Moveline, permitted under an amendment to the credit agreement governing our senior credit facility, referred to as "Moveline Related Strategic Initiatives", $0.6 million of e-commerce spending and $0.5 million for the development and implementation of new information technology; (b) in the three months ended March 31, 2001 we incurred $5.2 million of EBITDA adjustments consisting of $3.8 million of Moveline Related Strategic Initiatives, $0.3 million of expense related to achieving certain cost savings through synergies arising as a result of the combination with Allied, $0.9 million of e-commerce spending and $0.2 million for the development and implementation of new information technology; (c) in the year ended December 31, 2001, we incurred

    $18.1 million of EBITDA adjustments, consisting of $11.6 million of Moveline Related Strategic Initiatives, $3.3 million of e-commerce spending, $0.3 million of expense related to achieving certain cost savings through synergies arising as a result of the combination with Allied, $2.2 million for the development and implementation of new information technology and $0.7 million for additional expenses pertaining to exiting the parts centers business; (d) in the year ended December 31, 2000, we incurred
    $21.3 million of EBITDA adjustments, consisting of $11.4 million of Moveline Related Strategic Initiatives, $5.1 million of expense related to achieving certain cost savings through synergies arising as a result of the combination with Allied, $3.0 million of special pension termination expense and $1.8 million of e-commerce spending and (e) in the year ended
    December 25, 1999, we incurred $4.2 million of EBITDA adjustments, consisting primarily of incremental expenses of $3.4 million for professional services in connection with developing Fast Forward.


    EBITDA does not represent and should not be considered as an alternative to net income or cash flow from operations as determined by generally accepted accounting principles, and our calculation thereof may not be comparable to that reported by other companies. We believe that it is widely accepted that EBITDA provides useful information regarding a company's ability to service and/or incur indebtedness. EBITDA does not take into account a company's working capital requirements, debt service requirements and other commitments and, accordingly, is not necessarily indicative of amounts that may be available for discretionary use.

          MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
                           AND RESULTS OF OPERATIONS

OVERVIEW

    Our operating revenues are derived from the following business segments:
(1) our van line network, (2) our logistics services and (3) our moving and storage services. Our operating income and cash flow from operations are influenced by industry volume and market share as well as selling prices for our services. Additionally, they are impacted by the availability and cost of hauling capacity and by a number of significant business, economic and competitive factors, many of which are not within our control.

    Our van line network segment, which is based in North America and operates under the northAmerican, Allied and Global brand names, provides two types of relocation services: (1) domestic, which provides residential relocation services in the United States and Canada through a network of exclusive agents who provide the sales, packing, loading, transportation, delivery and warehousing services; and (2) international, which primarily markets to multi-national companies most often based in the United States and provides or coordinates relocation services for residential shipments destined to or originating in foreign countries using our exclusive agent network in North America and authorized representatives around the world to complete the service offering.

    Our logistics services segment consists of (1) logistics solutions, which includes finished goods distribution, order fulfillment, project-specific delivery management and the tracking of products through the supply chain, with a focus on high-value products; (2) specialized transportation services, which facilitates the movement of computers, electronics, telecommunications and medical equipment, trade show exhibition materials, fine art and other products that require specialized transportation, distribution or delivery solutions; and
(3) European operations, which handles logistics solutions and specialized transportation of high-value products to and from any major city in the United Kingdom and Europe.

    Our moving and storage services segment operates in the United Kingdom, Europe, Australia and Asia/Pacific through a network of company-owned branches that utilize the Pickford or Allied Pickfords brand names among others. This segment provides complete domestic and international residential relocation services, including sales, packing, loading, transportation, delivery and warehousing. The moving and storage services segment also provides records management and office and industrial relocation services.

    Customers of the van line network and moving and storage services segments include (1) corporate accounts, (2) private transferees and (3) government and military.

    Financial Reporting Release No. 60, which was recently issued by the Securities and Exchange Commission ("SEC"), requires all registrants to discuss critical accounting policies or methods used in the preparation of financial statements. Note 1 to the consolidated financial statements includes a summary of the significant accounting policies and methods used in the preparation of our consolidated financial statements. The following is a review of the more significant accounting policies and methods used by the Company:

    REVENUE RECOGNITION: We recognize estimated gross revenue to be invoiced to the transportation customer and all related transportation expenses on the date a shipment is delivered or services are completed. The estimate of revenue remains in a receivable account called Delivered Not Processed ("DNP") until the customer is invoiced. Concurrent with the DNP estimate, we recognize an accrual for Purchased Transportation Expenses ("PTE") to account for the estimated costs of packing services, transportation expenses and other such costs associated with the service delivery. The estimate for PTE is not reversed until we receive actual charges.

    INSURANCE RESERVES: We estimate costs relating to cargo damage and delay claims based on actuarial methods and our history of loss data, which approximates 10 years. Our multiple-line property and commercial liability insurance group sets its reserve rates based on a percentage of earned premium. The percentage is based on historical data, run rates and actuarial methods.

    PENSIONS AND OTHER POSTRETIREMENT BENEFITS: We provide a range of benefits to our employees and retired employees, including defined benefit retirement plans, postretirement health care and life insurance benefits and post-employment benefits (primarily severance). We record annual amounts relating to these plans based on calculations specified by U.S. GAAP, which include various actuarial assumptions, such as discount rates, assumed rates of return, compensation increases, turnover rates and health care cost trend rates. We review our actuarial assumptions on an annual basis and make modifications to the assumptions based on current rates and trends when it is deemed appropriate to do so. As required by U.S. GAAP, the effect of the modifications is generally recorded or amortized over future periods. We believe that the assumptions utilized in recording the Company's obligations under our plans, which are presented in Note 12 to the consolidated financial statements, are reasonable based on our experience and advice from our actuaries.

    INCOME TAXES:  We follow Statement of Financial Accounting Standards
No. 109, "Accounting for Income Taxes" ("SFAS 109"). Under the asset and liability method of SFAS 109, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax laws and tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities due to a change in tax rates is recognized in income in the period that includes the enactment date. In addition, the amounts of any future tax benefits are reduced by a valuation allowance to the extent such benefits are not expected to be realized on a more likely than not basis.

    USE OF ESTIMATES: The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. Some of the areas where estimation is significant are as follows: (a) DNP is the estimated revenues associated with shipments delivered or services completed and not invoiced; (b) PTE is the associated purchased transportation expense that is estimated corresponding to the DNP revenue; (c) accounts and notes receivable reserves for doubtful accounts are estimated based on historical write-off data to establish the uncollectible portion of the receivables; (d) costs relating to cargo damage and delay claims are estimated based on actuarial methods; and
(e) loss reserves of our insurance subsidiaries are estimated using third party actuaries to estimate insurance reserves.

RESULTS OF OPERATIONS

    Our operating revenues are derived from our van line network, logistics services and our moving and storage services segments.

    Transportation expenses for the van line network are comprised of payments to:

    - owner/operators or agents driven on a predetermined rate schedule to provide equipment and haul shipments,

    - owner/operators or agent crews for services such as packing, crating, loading and unloading,

    - agents for booking (sales activity), estimating and customer service, and

    - other third parties such as ocean freight carriers for other transportation services.

    Transportation expenses for the moving and storage segment are similar to those of the van line network, except that expenses incurred to provide moving and storage services are largely in the form of direct labor and equipment expenses rather than in the form of agent or owner/operator expenses.

    Transportation expenses for the logistics services segment are comprised of the following:

    - payments to owner/operators, employee or agent drivers on a predetermined rate schedule to provide equipment and haul shipments,

    - payments to owner/operators, employee or agent crews for services such as pick-up, delivery and installation,

    - facility and equipment costs, including lease expense and labor costs associated with running the transportation network and our equipment,

    - payments to agents for booking (sales activity) and customer service, and

    - sub-contracted transportation expenses in providing supply chain management services.

    Operating expenses include our consolidated insurance and claims, bad debt and general and administrative expenses. Employee compensation and benefits account for over 50% of general and administrative expense. Other significant components of general and administrative expenses are communication costs, rent, supplies and other purchased services.


    Our financial statements reflect operations since our acquisition by Clayton, Dubilier & Rice Fund V Limited Partnership on March 29, 1998 through December 26, 1998, for the years ended December 25, 1999, December 31, 2000 and 2001 and for the three months ended March 31, 2002. After our acquisition by Clayton, Dubilier & Rice Fund V Limited Partnership, in accordance with Emerging Issues Task Force 91-9, "Revenue and Expense Recognition for Freight Services in Process", we changed our accounting basis and recognize estimated revenue and direct costs when shipments are delivered. Our predecessor company recognized estimated revenue and direct costs when shipments were loaded. Management believes the impact of this difference on reported operating revenues and income from operations is not material.


    The results of operations for the period December 28, 1997 through March 28, 1998 represents the historical results of operations of our predecessor under the ownership of Norfolk Southern Corporation prior to the closing of the Clayton, Dubilier & Rice Fund V Limited Partnership acquisition. Solely to facilitate comparison and assessment of the trends in the results of operations, the following presentation of results of operations for the year ended December 26, 1998 was obtained by combining the historical results of operations of our predecessor for the period from December 28, 1997 through March 28, 1998 with our results of operations for the period from March 29, 1998 through December 26, 1998 (the "1998 Period") adjusted for the effects of purchase accounting as if the transaction had occurred as of December 28, 1997.

    Prior to the Allied Acquisition on November 19, 1999, we had operated on a fiscal calendar ending on the Saturday nearest to December 31 of each year. To coordinate our accounting calendar with Allied's following the Allied Acquisition, we recorded the operations of North American Van Lines and its non-Allied subsidiaries for the last week of December 1999 as January 2000 business. This has resulted in an additional week (the "2000 Additional Week") in the year ended December 31, 2000, as compared to the year ended December 25, 1999 and the year ended December 31, 2001.

    Our financial and operating data for the periods ending after November 19, 1999 include financial and operating data of Allied.

    The following table sets forth the percentage relationship of certain items to our operating revenues for the periods indicated:


                                                                                                     THREE MONTHS   THREE MONTHS
                           YEAR ENDED                 YEAR ENDED      YEAR ENDED      YEAR ENDED        ENDED          ENDED
                          DECEMBER 27,      1998     DECEMBER 25,    DECEMBER 31,    DECEMBER 31,     MARCH 31,      MARCH 31,
(PERCENT OF REVENUES)         1997         PERIOD        1999            2000            2001            2001           2002
---------------------     -------------   --------   -------------   -------------   -------------   ------------   ------------
Operating revenues:
  Van line network......       55.1%        52.7%         51.1%           62.2%           61.7%          57.0%          54.9%
  Logistics services....       44.9%        47.3%         45.7%           24.2%           23.6%          27.6%          26.7%
  Moving and storage
    services............        n/a          n/a           3.2%           13.6%           14.7%          15.4%          18.4%
                              -----        -----         -----           -----           -----          -----          -----
Operating revenues......      100.0%       100.0%        100.0%          100.0%          100.0%         100.0%         100.0%
  Transportation and
    operating
    expenses............       97.3%        99.1%         99.3%           97.7%           97.4%         100.9%          98.7%
  Restructuring and
    other unusual
    charges.............       (0.6)%        0.4%          0.8%            0.2%            0.2%           0.0%          (0.2)%
                              -----        -----         -----           -----           -----          -----          -----
Income (loss) from
  operations............        3.3%         0.5%         (0.1)%           2.1%            2.4%          (0.9)%          1.5%
  Interest income
    (expense)...........        0.1%        (1.6)%        (1.9)%          (2.8)%          (2.8)%         (3.1)%         (2.9)%
                              -----        -----         -----           -----           -----          -----          -----
Income (loss) before
  taxes.................        3.4%        (1.1)%        (2.0)%          (0.7)%          (0.4)%         (4.0)%         (1.4)%
  Income tax provision
    (benefit)...........        1.3%        (0.3)%        (0.6)%           0.0%            0.1%          (5.0)%         (0.6)%
Discontinued operations/
  extraordinary charge/
  cumulative effect.....        0.3%         n/a          (0.3)%           n/a            (0.0)%         (0.0)%          n/a
                              -----        -----         -----           -----           -----          -----          -----
Net income (loss).......        2.4%        (0.8)%        (1.7)%          (0.7)%          (0.5)%          1.0%          (0.8)%
                              =====        =====         =====           =====           =====          =====          =====
Income (loss) from
  operations:
  Van line network......        1.6%         0.2%          0.1%            1.0%            1.4%          (0.9)%          0.7%
  Logistics services....        1.7%         0.3%         (0.3)%           0.2%           (0.1)%         (0.6)%          0.2%
  Moving and storage
    services............        n/a          n/a           0.1%            0.9%            1.1%           0.6%           0.6%
                              -----        -----         -----           -----           -----          -----          -----
Income (loss) from
  operations............        3.3%         0.5%         (0.1)%           2.1%            2.4%          (0.9)%          1.5%
                              =====        =====         =====           =====           =====          =====          =====

THREE MONTHS ENDED MARCH 31, 2002 COMPARED TO THREE MONTHS ENDED MARCH 31, 2001.



    The following table sets forth certain figures regarding our results of operations for the three months ended March 31, 2002, compared to the three months ended March 31, 2001.



                                                               THREE        THREE
                                                               MONTHS       MONTHS
                                                               ENDED        ENDED        % INCREASE
                                                             MARCH 31,    MARCH 31,    (DECREASE) FROM
                                                                2002         2001      PRIOR PERIOD(A)
                                                             ----------   ----------   ---------------
                                                                       (DOLLARS IN MILLIONS)
Operating revenues:
  Van line network.........................................    $235.6       $291.2          (19.1)%
  Logistics services.......................................     114.9        140.8          (18.4)%
  Moving and storage services..............................      79.2         78.4            1.0 %
                                                               ------       ------
Operating revenues.........................................    $429.7       $510.4          (15.8)%
                                                               ======       ======
Gross margin...............................................    $ 91.0       $ 98.4           (7.5)%
  Operating expenses.......................................      85.5        102.6          (16.7)%
  Restructuring............................................      (0.7)         0.2              f
                                                               ------       ------
Income (loss) from operations..............................    $  6.2       $ (4.4)             f
                                                               ======       ======
Income (loss) from operations:
  Van line network.........................................    $  3.0       $ (4.4)             f
  Logistics services.......................................       0.9         (2.8)             f
  Moving and storage services..............................       2.3          2.8          (17.9)%
                                                               ------       ------
                                                               $  6.2       $ (4.4)             f
                                                               ======       ======


------------------------


(a) Percentages are reflected except when greater than 100%, in which case an "f" for favorable or a "u" for unfavorable is shown.



    Shipment counts are a measure of activity commonly used by the transportation industry. The following table represents shipments handled by the van line network and logistics services segments. A van line network shipment is the movement of household goods from the point of origin to the final destination. Logistics services shipments represent the movement of truckload or less-than-truckload quantities of products from the point of origin to the final destination. Our moving and storage services segment, which operates outside of North America (principally the United Kingdom and Australia), primarily generates revenues among the following activities: domestic moving, international moving, business moving services and records management. While shipments are an indicator of revenue in residential moving, aggregate shipment counts for our moving and storage services segment are not routinely prepared and therefore are not provided.



                                                         NUMBER OF SHIPMENTS
                                                       -----------------------
                                                         THREE        THREE
                                                         MONTHS       MONTHS
                                                         ENDED        ENDED        % INCREASE
                                                       MARCH 31,    MARCH 31,    (DECREASE) FROM
                                                          2002         2001       PRIOR PERIOD
                                                       ----------   ----------   ---------------
Van line network:
  U.S. and Canada....................................    39,200       48,400          (19.0)%
  International......................................     6,200        9,100          (31.9)%
  Special products division..........................    17,400       17,700           (1.7)%
Logistics services:
  Specialized transportation.........................    77,400       87,600          (11.6)%
  European operations................................    93,300      102,000           (8.6)%

    OPERATING REVENUES.  Operating revenues for the three months ended
March 31, 2002 were $429.7 million, a decrease of $80.7 million compared to the same period in 2001 primarily as a result of the factors discussed below.



    Revenue in the van line network for the three months ended March 31, 2002 decreased $55.6 million as compared to the three months ended March 31, 2001 due primarily to the general economic slowdown which resulted in lower shipment activity of approximately 20% and 16% in the Allied and northAmerican lines, respectively, and in the international unit. The shortfall was partially offset by higher insurance unit revenues of $1.5 million due to additional product offerings and an expanded customer base.



    Revenue in logistics services decreased $25.9 million in the three months ended March 31, 2002 as compared to the three months ended March 31, 2001 due primarily to reduced shipments within specialized transportation and reduced activity levels in freight forwarding. Also, revenues were $4.9 million lower than in the three months ending March 31, 2001 as we exited the parts center business at the end of 2001. These reductions were partially offset by new volume in logistics solutions due to the addition of new customers and increased volume with existing customers.



    Revenue in moving and storage services increased $0.8 million in the three months ended March 31, 2002 as compared to the three months ended March 31, 2001. This was primarily due to an increase in Asia Pacific revenue, as Asia business and the domestic and international moving business in Australia improved. Records management business also improved for the three months ended March 31, 2002 as compared to the three months ended March 31, 2001. This was partially offset by softness in U.K. industrial moving.



    GROSS MARGIN. Gross margin for the three months ended March 31, 2002 was $91.0 million, a decrease of $7.4 million compared to the three months ended March 31, 2001. The decrease was due primarily to a shipment volume decline due to the general economic slowdown. The gross margin (as a percentage of sales) was 21.2% for the three months ended March 31, 2002 and was 19.3% for the three months ended March 31, 2001. This increase was due primarily to customer mix and operating and service delivery efficiencies.



    OPERATING EXPENSES.  Operating expenses for the three months ended
March 31, 2002 were $85.5 million, a decrease of $17.1 million compared to the three months ended March 31, 2001. The decrease is primarily due to reduced shipment volume, which resulted in reduced cargo and related claims expense. General and administrative expenses are lower, as cost containment programs continue, such as delayering the organization and generally reducing discretionary expenses. Also, effective January 2002, we adopted Financial Accounting Standards No. 142, "Goodwill and Other Intangible Assets", under which goodwill is no longer amortized but is reviewed at least annually for impairment. The resultant decrease due to the elimination of goodwill amortization was $2.8 million. As a percentage of revenue, operating expenses were 19.9% for the three months ended March 31, 2002, compared to 20.1% for the three months ended March 31, 2001.



    RESTRUCTURING.  In the three months ended March 31, 2002, we incurred
$0.7 million of restructuring credit pertaining to the logistics parts centers, as we were able to sublease certain parts centers facilities earlier than originally estimated. In the three months ended March 31, 2001, we incurred $0.2 million of costs relating to the U.K. restructuring.



    INCOME (LOSS) FROM OPERATIONS. Income from operations for the three months ended March 31, 2002 was $6.2 million, compared to a loss of $4.4 million for the same period in 2001 as a result of the factors discussed below.



    Income from operations in the van line network for the three months ended March 31, 2002 as compared to the three months ended March 31, 2001 increased $7.4 million primarily due to lower cargo claims related expense and reduced general and administrative expenses. Insurance unit margins were higher due to additional product offerings and an expanded customer base. Income from operations in the van line network for the three months ended March 31, 2002 was also higher than for the three months ended March 31, 2001 due to a year-over-year FAS 133 derivatives gain of $1.8 million and the expenses associated with the January 2001 agent convention. These favorable variances were partially offset by lower Allied and northAmerican lines margins as a result of the general economic slowdown.



    Income from operations in logistics services for the three months ended March 31, 2002 was $0.9 million, an increase of $3.7 million compared to the three months ended March 31, 2001 due to lower general and administrative expenses and the elimination of $0.4 million of goodwill amortization. Also, there was a credit of $0.7 million in the parts center restructuring reserve. This was partially offset by lower margins due to the reduction in shipment volume.



    Income from operations for the moving and storage services segment decreased $0.5 million in the three months ended March 31, 2002 as compared to the three months ended March 31, 2001. Gross margin was lower due to revenue mix. Also, the unfavorable variance was attributable to $1.1 million of lower year-over-gains relating to outstanding foreign currency exchange contracts. This was partially offset by the elimination of goodwill amortization, which was $1.1 million in the three months ended March 31, 2001.



    INTEREST EXPENSE. Interest expense for the three months ended March 31, 2002 was $12.6 million compared to $15.8 million in the three months ended March 31, 2001. This decrease is due primarily to lower interest rates.



    INCOME TAX BENEFIT. For the three months ended March 31, 2002, the income tax benefit was $2.7 million based on a pre-tax loss of $6.0 million. For the three months ended March 31, 2001, the income tax benefit was $25.6 million based on a pre-tax loss of $20.4 million. Our estimated provision for income taxes differs from the amount computed by applying the federal and state statutory rates. This difference is primarily due to (1) the non-deductibility of certain items expensed for book purposes and (2) limitations that exist on the availability of certain foreign income tax credits. These items create taxable income that is greater than income reported for financial statement purposes.

YEAR ENDED DECEMBER 31, 2001 COMPARED TO YEAR ENDED DECEMBER 31, 2000.

    The following table sets forth certain figures regarding our results of operations for the year ended December 31, 2001, compared to the year ended December 31, 2000.

                                                           YEAR            YEAR
                                                           ENDED           ENDED         % INCREASE
                                                       DECEMBER 31,    DECEMBER 31,    (DECREASE) FROM
                                                           2001            2000        PRIOR PERIOD(A)
                                                       -------------   -------------   ---------------
                                                                    (DOLLARS IN MILLIONS)
Operating revenues:
  Van line network...................................    $1,386.9        $1,478.7            (6.2)%
  Logistics services.................................       532.0           576.6            (7.7)%
  Moving and storage services........................       330.4           323.4             2.2 %
                                                         --------        --------
Operating revenues...................................    $2,249.3        $2,378.7            (5.4)%
                                                         ========        ========
Gross margin.........................................    $  436.9        $  446.6            (2.2)%
  Operating expenses.................................       378.7           391.9            (3.4)%
  Restructuring......................................         4.9             4.9             0.0%
                                                         --------        --------
Income from operations...............................    $   53.3        $   49.8             7.0 %
                                                         ========        ========
Income (loss) from operations:
  Van line network...................................    $   31.3        $   23.1            35.5 %
  Logistics services.................................        (2.5)            4.8               u
  Moving and storage services........................        24.5            21.9            11.9 %
                                                         --------        --------
                                                         $   53.3        $   49.8             7.0 %
                                                         ========        ========

------------------------

(a) Percentages are reflected except when greater than 100%, in which case an "f" for favorable or a "u" for unfavorable is shown.

    Shipment counts are a measure of activity commonly used by the transportation industry. The following table represents shipments handled by the van line network and logistics services segments. A van line network shipment is the movement of household goods from the point of origin to the final destination. Logistics services shipments represent the movement of truckload or less-than-truckload quantities of products from the point of origin to the final destination. Our moving and storage services segment, which operates outside of North America (principally the United Kingdom and Australia), generates revenues approximately evenly divided among three major activities: domestic moving, international moving and business moving services. While shipments are an indicator of revenue in residential moving, aggregate shipment counts for our moving and storage services segment are not routinely prepared and therefore are not provided.

                                                            NUMBER OF SHIPMENTS
                                                       -----------------------------
                                                           YEAR            YEAR
                                                           ENDED           ENDED         % INCREASE
                                                       DECEMBER 31,    DECEMBER 31,    (DECREASE) FROM
                                                           2001            2000         PRIOR PERIOD
                                                       -------------   -------------   ---------------
Van line network:
  U.S. and Canada....................................     238,800         271,200           (11.9)%
  International......................................      34,200          41,600           (17.8)%
  Special products division..........................      65,700          95,100           (30.9)%
Logistics services:
  Specialized transportation.........................     328,900         348,400            (5.6)%
  European operations................................     380,300         313,700            21.2 %

    OPERATING REVENUES. Operating revenues for the year ended December 31, 2001 were $2,249.3 million, a decrease of $129.4 million compared to the same period in 2000 primarily as a result of the factors discussed below.


    Revenue in the van line network for the year ended December 31, 2001 decreased $91.8 million as compared to the year ended December 31, 2000 due primarily to the general economic slowdown which resulted in lower shipment activity in the Allied and northAmerican lines, the international unit and the special products division. The special products division primarily hauls specialty products such as medical and fitness equipment and tradeshow-related items. The northAmerican line revenue is also lower due to the 2000 Additional Week. These shortfalls were partially offset by increased revenue per shipment in the Allied and northAmerican lines and higher insurance unit revenues of $4.4 million due to additional product offerings and an expanded customer base. Of the $20.9 million decrease in the special products division revenue, $12.5 million was due to the loss of the special products division's largest agent in late 2000. The agent terminated its relationship with us in order to serve another van line, due to contract pricing differences.


    Revenue in logistics services decreased $44.6 million in the year ended December 31, 2001 as compared to the year ended December 31, 2000 due primarily to the elimination of $14.1 million of revenue associated with the home delivery business, reduced activity levels totaling $15.6 million of revenue in the parts center business which reflects the loss of a major customer (we exited the parts center business at the end of 2001) and lower volume in specialized transportation, principally due to the general economic slowdown. These decreases were partially offset by higher solutions volume due to the addition of new customers and the addition of new business in the European operations.

    Revenue in moving and storage services increased $7.0 million in the year ended December 31, 2001 as compared to the year ended December 31, 2000. This was primarily due to underlying growth on a local currency basis in records management, increased volume in the residential moving business in the U.K. and industrial moving business improvement year-over-year. The Australia unit of Asia/Pacific also showed improvement due primarily to an increase in international moving. New Zealand has increased its revenue due to an acquisition made in late 2000. This was partially offset by an unfavorable currency impact of $19.8 million. For the year ended December 31, 2001, the Pound Sterling, the Australian dollar and the Euro were weaker as compared to the year ended December 31, 2000 by approximately 5%, 11% and 3%, respectively, when translated into the relatively stronger U.S. Dollar.

    GROSS MARGIN. Gross margin for the year ended December 31, 2001 was $436.9 million, a decrease of $9.7 million compared to the year ended
December 31, 2000. The decrease was due primarily to a shipment volume decline due to the general economic slowdown. The gross margin (as a percentage of sales) was 19.4% for the year ended December 31, 2001 and was 18.8% for the year ended December 31, 2000. This increase was due primarily to customer mix and operating and service delivery efficiencies.

    OPERATING EXPENSES. Operating expenses for the year ended December 31, 2001 were $378.7 million, a decrease of $13.2 million compared to the year ended December 31, 2000. The decrease is due to reduced shipment volume, which resulted in reduced cargo and related claims expense. As a percentage of revenue, operating expenses were 16.8% for the year ended December 31, 2001, compared to 16.4% for the year ended December 31, 2000. The increase was due primarily to incremental systems expenses aimed at enhancing applications in our logistics services segment.

    RESTRUCTURING.  In the year ended December 31, 2001, we incurred
$4.9 million of restructuring expense, of which $4.3 million relates to the exiting of the logistics services parts center business and headcount reductions and $0.6 million relates to the U.K. restructuring. In the year ended
December 31, 2000, we incurred $2.7 million of costs relating to the U.K. restructuring and $2.2 million of restructuring charges in connection with our Fast Forward program.

    INCOME (LOSS) FROM OPERATIONS. Income from operations for the year ended December 31, 2001 was $53.3 million, compared to $49.8 million for the same period in 2000 as a result of the factors discussed below.

    Income from operations in the van line network for the year ended
December 31, 2001 as compared to the year ended December 31, 2000 increased
$8.2 million primarily due to lower cargo claims related expense and reduced bad debt and depreciation expense. Also, general and administrative expenses were lower than in the same period in 2000. Insurance unit margins were higher due to additional product offerings and an expanded customer base. These favorable variances were partially offset by lower Allied and northAmerican lines margins as a result of the general economic slowdown, the expenses associated with the January 2001 agent convention and the margin effect of the 2000 Additional Week in the northAmerican line.

    Loss from operations in logistics services for the year ended December 31, 2001 was $2.5 million, a decrease of $7.3 million compared to the year ended December 31, 2000 due to lower margins in specialized transportation and in the parts centers partially offset by improved margins in programs. Also contributing to the unfavorable performance was $3.3 million of additional restructuring expense year-over-year consisting of severance and employee benefit costs, lease and asset impairment costs related to the exiting of the parts center business and incremental systems expenses aimed at enhancing solutions applications, partially offset by reduced depreciation expense. The margin effect of the 2000 Additional Week also contributed to the unfavorable variance.

    Income from operations for the moving and storage services segment increased $2.6 million in the year ended December 31, 2001 as compared to the year ended December 31, 2000. Margins were higher, with improvement in Australia and New Zealand offset by lower margins in the residential moving business in the U.K. Depreciation expense was lower and there was additional restructuring expense that occurred in 2000. The 2001 favorable variance in income from operations was partially offset by an unfavorable currency impact of $1.2 million and lower year-over-year gains relating to outstanding foreign currency exchange contracts.

    INTEREST EXPENSE. Interest expense for the year ended December 31, 2001 was $62.0 million compared to $67.3 million in the year ended December 31, 2000. This decrease is due primarily to lower interest rates. The decrease in interest expense was partially offset by $3.3 million of interest paid on the purchase price adjustment. See "Financial Condition--Allied Acquisition and Arbitration Settlement."

    INCOME TAX PROVISION (BENEFIT). For the year ended December 31, 2001, the income tax provision was $1.9 million based on a pre-tax loss of $8.8 million. For the year ended December 31, 2000, the income tax benefit was less than $0.1 million based on a pre-tax loss of $17.1 million. Our estimated provision for income taxes differs from the amount computed by applying the federal and state statutory rates. This difference is primarily due to (1) the non-deductibility of amortization expense associated with certain intangible assets and (2) limitations that exist on the availability of certain foreign income tax credits. These items create taxable income that is greater than income reported for financial statement purposes.

    YEAR ENDED DECEMBER 31, 2000 AS COMPARED TO YEAR ENDED DECEMBER 25, 1999

    The following table sets forth certain figures regarding our results of operations for the year ended December 31, 2000, compared to the year ended December 25, 1999. The financial and operating data for the years ended December 31, 2000 and December 25, 1999, includes financial and operating data of Allied from November 19, 1999, the date of the Allied Acquisition.

                                                                                            % INCREASE
                                                    YEAR ENDED           YEAR ENDED       (DECREASE) FROM
                                                DECEMBER 31, 2000    DECEMBER 25, 1999    PRIOR PERIOD(A)
                                                ------------------   ------------------   ---------------
                                                                  (DOLLARS IN MILLIONS)
Operating revenues:
  Van line network............................       $1,478.7             $  593.2                 f
  Logistics services..........................          576.6                529.7               8.9%
  Moving and storage services.................          323.4                 36.9                 f
                                                     --------             --------
Operating revenues............................       $2,378.7             $1,159.8                 f
                                                     ========             ========
Gross margin..................................          446.6                240.7              85.5%
  Operating expenses..........................          391.9                232.7              68.4%
  Restructuring and other unusual charge......            4.9                  9.1             (46.2)%
                                                     --------             --------
Income (loss) from operations.................       $   49.8             $   (1.1)                f
                                                     ========             ========
Income (loss) from operations:
  Van line network............................       $   23.1             $    1.5                 f
  Logistics services..........................            4.8                 (3.6)                f
  Moving and storage services.................           21.9                  1.0                 f
                                                     --------             --------
                                                     $   49.8             $   (1.1)                f
                                                     ========             ========

------------------------

(a) Percentages are reflected except when greater than 100%, in which case an "f" for favorable or a "u" for unfavorable is shown.

    Shipment counts are a measure of activity commonly used by the transportation industry. The following table represents shipments handled by the van line network and logistics services segments. A van line network shipment is the movement of household goods from the point of origin to the final destination. Logistics services shipments represent the movement of truckload or less-than-truckload quantities of products from the point of origin to the final destination. Our moving and storage services segment, which operates outside of North America (principally the United Kingdom and Australia), generates revenues approximately evenly divided among three major activities: domestic moving, international moving and business moving services. While shipments are an indicator of revenue in residential moving, aggregate shipment counts for our moving and storage services segment are not routinely prepared and therefore are not provided.

                                                          NUMBER OF SHIPMENTS
                                                ---------------------------------------     % INCREASE
                                                    YEAR ENDED           YEAR ENDED       (DECREASE) FROM
                                                DECEMBER 31, 2000    DECEMBER 25, 1999    PRIOR PERIOD(A)
                                                ------------------   ------------------   ---------------
Van Line Network:
  U.S. and Canada.............................        271,200              107,900                 f
  International...............................         41,600               28,400              46.5%
  Special products division...................         95,100               12,000                 f
Logistics Services:
  Specialized transportation..................        348,400              332,200               4.9%
  European operations.........................        313,700              337,700              (7.1)%

------------------------

(a) Percentages are reflected except when greater than 100%, in which case an "f" for favorable or a "u" for unfavorable is shown.

    OPERATING REVENUES. Operating revenues for the year ended December 31, 2000 were $2,378.7 million, an increase of $1,218.9 million compared to the year ended December 25, 1999. This increase is due primarily to the Allied Acquisition. Apart from the impact of the Allied Acquisition, operating revenues in the van line network were higher than in the year ended December 25, 1999 due primarily to a stronger domestic household relocation market, primarily in the first six months of 2000, $20.7 million of revenue resulting from the acquisition of Global, increased revenue per shipment for domestic household goods resulting from the impact of the annual tariff increase and the effect of an industry-wide fuel surcharge, which resulted in $22.2 million of additional revenue. In times of rising fuel costs, tariff regulations allow for a supplemental charge to defray higher fuel costs and provide further insurance against the negative impact of such increases. Although this fuel surcharge results in a favorable variance to revenue, it is passed on to our drivers, and has no effect on our absolute margin, but slightly reduces our gross margin as a percentage of sales. Such fuel surcharge was reinstated by the industry in December 1999. In addition to the impact of the Allied Acquisition, operating revenues in logistics services were higher than in the year ended December 25, 1999 due primarily to increased volume with our specialized transportation customers, as shipments rose 4.9%, additional programs with logistics solutions clients such as Ericsson, Hitachi Data Systems, Micron and Hewlett Packard and the impact of fuel surcharges. The inclusion of the Additional Week in our operating results for the year ended December 31, 2000 also contributed somewhat to the increase in operating revenues in both the van line network and logistics services segments.

    GROSS MARGIN. Gross margin for the year ended December 31, 2000 was $446.6 million, an increase of $205.9 million compared to the year ended December 25, 1999. The increase is due primarily to the Allied Acquisition. The gross margin (as a percentage of sales) for the year ended December 31, 2000 was 18.8% and was 20.8% for the year ended December 25, 1999. This decrease was due primarily to an increase in the residential hauling commission paid to our haulers in the van line network and a decrease in the gross margin in the logistics services due to the mix impact of certain products offered in the year ended December 31, 2000 versus the year ended December 25, 1999, partially offset by higher margins in the moving and storage service business.

    OPERATING EXPENSES. Operating expenses for the year ended December 31, 2000 were $391.9 million, an increase of $159.2 million compared to the year ended December 25, 1999. The increase is due primarily to the Allied Acquisition. As a percentage of revenue, operating expenses were 16.5% for the year ended
December 31, 2000, compared to 20.1% for the year ended December 25, 1999. This was primarily due to cost savings from synergies as a result of the combination with Allied and cost savings from Fast Forward.

    RESTRUCTURING AND OTHER UNUSUAL CHARGE. In the year ended December 31, 2000, we incurred $2.7 million of costs relating to the U.K. restructuring and $2.2 million of restructuring charges in connection with our Fast Forward program. In the year ended December 25, 1999, we incurred $4.1 million of restructuring charges relating to the Fast Forward program primarily for severance related costs and $5.0 million of expense related to a customer contract termination and related settlement costs.

    INCOME (LOSS) FROM OPERATIONS. Income (loss) from operations for the year ended December 31, 2000 was $49.8 million, compared to a loss of $1.1 million for the year ended December 25, 1999. This improvement is due primarily to the Allied Acquisition. Apart from the Allied Acquisition, this increase was primarily the result of the improved performance of our northAmerican line in the domestic household goods business of the van line network, the increased revenues in logistics services as discussed above and the acquisition of Global.

    INTEREST EXPENSE. Interest expense for the year ended December 31, 2000 was $67.3 million compared to $21.4 million in the year ended December 25, 1999. This increase is due primarily to the additional debt incurred in connection with the Allied Acquisition.

    INCOME TAX PROVISION (BENEFIT). For the year ended December 31, 2000, the income tax benefit was less than $0.1 million based on a pre-tax loss of $17.1 million. The variance from statutory rates is due primarily to the permanent nature of certain non-deductible intangible assets, which results in us having a greater taxable income amount for purposes of the provision than it will show as income (loss) before income taxes in the financial statements. For the year ended December 25, 1999, the income tax benefit was $6.4 million based on a pre-tax loss of $23.0 million.

FINANCIAL CONDITION


    The SEC recently issued Financial Reporting Release No. 61, which sets forth the views of the SEC regarding enhanced disclosures relating to liquidity and capital resources. The information provided below about our cash flows, debt, credit facilities, capital and operating lease obligations and future commitments is included here to facilitate a review of our liquidity.


LIQUIDITY AND CAPITAL RESOURCES

    We broadly define liquidity as our ability to generate sufficient cash flow from operating activities to meet our obligations and commitments. In addition, liquidity includes the ability to obtain appropriate debt and equity financing and to convert into cash those assets that are no longer required to meet existing strategic and financial objectives. Therefore, liquidity cannot be considered separately from capital resources that consist of current or potentially available funds for use in achieving long-range business objectives and meeting debt service commitments.

    Our short-term and long-term liquidity needs will arise primarily from:

    - interest expense, which was $62.0 million in 2001, and is expected to approximate $59.0 million in 2002 (excluding any indebtedness we may incur in connection with acquisitions that we expect to make in the second quarter of 2002);


    - principal repayments of debt, which will total $17.0 million in 2002, $22.0 million in 2003, $21.9 million in 2004, $36.7 million in 2005,
      $109.7 million in 2006 and $250.2 million thereafter;


    - capital expenditures, which were $48.3 million in 2001, and are expected to approximate $38.0 million in 2002, and

    - working capital requirements as may be needed to support business growth.


    The notes mature on December 1, 2009. If we are unable to refinance the amounts outstanding under the senior credit facilities and the notes when they become due and payable, we could default on our debt obligations, including our obligations to make payments on the notes. See "Risk Factors--Risks Relating to the Notes--We may not have enough cash available to service our indebtedness."


    Additionally, the seasonal nature of the moving business results in increased short-term working capital requirements in the summer months. This will result in an increase in revolving credit borrowings which are typically collected and repaid by the late fall. Due to this seasonality, we can operate with negative working capital due to the turnover of our accounts receivable and access to our revolving credit facility.

    ALLIED ACQUISITION AND ARBITRATION SETTLEMENT. On November 19, 1999, we completed the acquisition of Allied from Exel plc, formerly NFC plc, which was accounted for as a purchase. The terms of the acquisition provided for an adjustment to the purchase price pertaining to the amount of net controllable assets acquired as of the date of the Allied Acquisition. We were unable to negotiate the final amount of net controllable assets acquired with Exel, and therefore, a third party arbitrator was engaged for resolution of that amount in accordance with the terms of the acquisition agreement.

    On September 12, 2001, the third party arbitrator rendered a binding determination. The arbitrator determined that the amount of net controllable assets as of the acquisition date was greater than the amount estimated in the acquisition agreement by $18.1 million, resulting in an increase of the purchase price by $18.1 million. Interest expense on the purchase price adjustment of approximately $3.3 million was paid for the period from the acquisition date to the date when we made the payment. The acquisition agreement also contained indemnifications by Exel for certain tax payments made by us on behalf of Exel. These tax payments plus associated interest totaled approximately $4.0 million and were deducted from the purchase price adjustment. On October 19, 2001, we paid approximately $17.4 million to Exel for the net balance owed. The purchase price adjustment resulted in a net increase to goodwill of approximately
$18.1 million.


    DEBT SERVICE. Principal and interest payments under our senior credit facility and interest payments on the notes represent significant liquidity requirements for us. As of March 31, 2002, we had $513.4 million of indebtedness comprised of indebtedness for borrowed money and capital leases, consisting of


    - the $150.0 million principal amount of our 13 3/8% senior subordinated notes,


    - $284.6 million outstanding under our term loans (consisting of a tranche A term loan and a tranche B term loan amounting to $124.7 million and $159.9 million, respectively),



    - $56.6 million outstanding under our $150.0 million revolving credit facility,



    - $20.2 million of capital leases, and



    - $2.0 million of other debt.



As a result, we are required to devote a substantial amount of our cash flow to service this indebtedness. We are required to repay our tranche A term loan in quarterly principal payments over seven years and our tranche B term loan in quarterly principal payments over eight years. We are required to repay any amounts borrowed under the revolving credit facility forming part of our senior credit facility by the seventh anniversary of the initial borrowings under the senior credit facility. All borrowings under the senior credit facility bear interest at floating rates based upon the interest rate option elected by us. During 2002, 2001 and 2000, additional interest capped at a maximum amount of 0.50% per annum was paid on our 13 3/8% senior subordinated notes in accordance with the registration rights agreement pertaining to such notes, as a registered exchange offer for such notes had not yet been consummated.



    In connection with the purchase of the relocation services business of Cooperative Resource Services, Ltd. on May 3, 2002, we borrowed an additional $50.0 million under the tranche B term loan facility. See "Management's Discussion and Analysis of Financial Condition and of Operations--Subsequent Events."


    COVENANT RESTRICTIONS. The senior credit facility imposes restrictions on our ability to make capital expenditures. Additionally, the senior credit facility, the indenture governing the notes and the agreements governing SIRVA's senior discount debt limit our ability to incur additional indebtedness. Such restrictions could limit our ability to

    - respond to certain market conditions,

    - meet our capital spending program,

    - provide for unanticipated capital investments or

    - take advantage of business opportunities.

The covenants in the senior credit facility also, among other things, restrict our ability to

    - dispose of assets,

    - incur guarantee obligations,

    - prepay other indebtedness,

    - make restricted payments,

    - create liens,

    - make equity or debt investments,

    - make acquisitions,

    - modify terms of the indenture,

    - engage in mergers or consolidations,

    - change the business conducted by us,

    - make capital expenditures or

    - engage in certain transactions with affiliates.

The indenture and the agreements governing SIRVA's senior discount debt contain a number of similar restrictions.

    CAPITAL AND AGENT CONTRACT EXPENDITURES.

    Capital expenditures for 2001 were $48.3 million which primarily consisted of computer equipment, software development and transportation and warehouse equipment.

    During 2001, we entered into various vehicle, trailer and equipment leases totaling $14.3 million, which are being accounted for as capital leases. The leases require us to pay customary operating and repair expenses that will keep these assets in operating and roadworthy condition.


    In the van lines network, we commit to certain payments to agents as an incentive either to convert from a competing van line or to renew or otherwise enter into long-term contracts with us. Agent contract expenditures in 2001 were $1.4 million. We anticipate agent contract expenditures to be $3.5 million in 2002.



    FINANCING SOURCES.  As of March 31, 2002, there was approximately
$77.5 million available under the revolving credit facility forming part of our senior credit facility to meet our future working capital and other business needs. We believe that cash generated from operations, which was $111.3 million, primarily from the collection of accounts receivable for the year ended
December 31, 2001, together with amounts available under the revolving credit facility and any other available source of liquidity will be adequate to permit us to meet our debt service obligations, capital expenditure program requirements, ongoing operating costs and working capital needs for at least the next twelve months. Our future operating performance and ability to service or refinance the notes and to repay, extend, or refinance our senior credit facility will be, among other things, subject to future economic conditions and to financial, business and other factors, many of which are beyond our control.



    We made a $21.9 million prepayment of tranche A and tranche B debt on March 29, 2002, due to excess cash flow in 2001, as defined in our senior credit facility. Of that amount, approximately $4.2 million replaced principal payments due at that time, with the remaining approximately $17.7 million reducing future principal payments.



    The following table provides a summary, as of December 31, 2001, of our contractual obligations related to debt, leases and other commercial commitments:


                                                                         PAYMENTS DUE BY PERIOD
                                                                -----------------------------------------
                                                                 LESS
                                                                THAN 1       1-3        4-5      AFTER 5
CONTRACTUAL OBLIGATIONS                               TOTAL      YEAR       YEARS      YEARS      YEARS
---------------------------------------------------  --------   --------   --------   --------   --------
                                                                    (DOLLARS IN MILLIONS)
Long-Term Debt.....................................   $457.4     $ 17.0     $ 43.8      146.4      250.2
Capital Lease Obligations..........................     20.4        4.0        5.4        7.2        3.8
Operating Leases...................................    233.0       49.4       69.8       44.8       69.0
Unconditional Purchase Obligations.................      9.8        5.2        3.9        0.7         --
                                                      ------     ------     ------     ------     ------
Total Contractual Cash Obligations.................   $720.6     $ 75.6     $122.9     $199.1     $323.0
                                                      ======     ======     ======     ======     ======

    In addition, we guarantee operating lines of credit maintained by wholly-owned foreign subsidiaries. As of December 31, 2001 and 2000, the outstanding balance was $1.2 million and $1.9 million, respectively.


    In connection with the purchase of the relocation services business of Cooperative Resource Services, Ltd. on May 3, 2002, we borrowed an additional $50.0 million under our senior credit facility. See "Management's Discussion and Analysis of Financial Condition and of Operations--Subsequent Events."


OFF BALANCE SHEET ARRANGEMENTS

    During 2001, we sold a portion of our equipment notes receivable portfolio to an unaffiliated third party. The transaction, which qualified as a sale under Statement of Financial Accounting Standards No. 140, "Accounting for Transfers and Servicing of Financial Assets and Extinguishment of Liabilities" resulted in cash proceeds of $6.3 million, which approximated the fair value of notes receivables sold. The equipment notes receivable are due from agents or owner-operators for trailers, tractors and straight trucks and are collateralized by those assets. Each note is generally for a term of five years, bearing interest at either a fixed or variable rate of prime plus 1.0% - 2.0%. Principal and interest are payable monthly over the term of the agreement. Under the terms of the sales agreement, we are responsible for servicing, administering, and collecting these notes receivable on behalf of the unaffiliated third party. Servicing fees under the sales agreement are deemed adequate compensation to us for performing the servicing and, accordingly, no servicing asset or liability has been recognized in the accompanying financial statements. Under the terms of the transaction, the maximum recourse exposure to us was $0.7 million.

RELATED PARTY TRANSACTIONS


    We are parties to a consulting agreement with Clayton Dubilier and Rice, Inc. whereby Clayton Dubilier and Rice, Inc. receives a management fee for financial advisory and management consulting services. For the three months ended March 31, 2002 and the years ended December 31, 2001 and 2000 and December 25, 1999, such fees were $0.125 million, $1.375 million, $0.4 million and $0.4 million, respectively.



    We have guaranteed loans in an aggregate principal amount of $0.5 million and $0.021 million as of March 31, 2002 and December 31, 2001, respectively, to various members of management in connection with their investment in our parent, SIRVA. These loans mature on various dates in 2004 and bear interest at the prime rate plus 1.0%.


    See "Certain Relationships and Related Party Transactions."

FOREIGN CURRENCY TRANSLATION

    The following is a historical discussion of currency translations. The future magnitude and direction of the adjustments described depends on the relationship of the U.S. Dollar to other foreign currencies. The effects of foreign currency fluctuations in our foreign operations are somewhat mitigated by the fact that the majority of expenses are incurred in the same currency in which corresponding revenues are generated.

    Operating revenues from operations outside of the United States during 2001 amounted to $450.1 million, or 20.0% of our operating revenues. At December 31, 2001, approximately 47.1% of our total long-lived assets were denominated in currencies other than the U.S. Dollar. The functional currency for our international subsidiaries is the local currency for the country in which the subsidiaries own their primary assets. We have operations in several foreign countries including those that use the Canadian dollar, the British pound sterling, the Australian dollar or the Euro as their functional currencies.


    The translation of the applicable currencies into U.S. Dollars is performed for balance sheet accounts using current exchange rates in effect at the balance sheet date and for revenue and expense accounts using a weighted average exchange rate during the period. The effect of U.S. Dollar currency exchange rates in Canada, the U.K., Europe, Australia and the other countries in which we operate produced a net currency translation adjustment loss of $0.80 million, which was recorded as an adjustment to stockholders' equity as an element of other comprehensive income, for the three months ended March 31, 2002.


INFLATION

    We believe that inflation generally does not have a material effect on the results of our operations.

SEASONALITY

    Our operations are subject to seasonal trends common to the moving industry. Results of our operations for the quarters ending in December and March are typically lower than the quarters ending in June and September due to reduced shipments in the winter months. With respect to the van line network, over half of the network revenue is typically generated from May through September. For logistics services, shipping requirements of the customer base result in higher shipment volumes at the end of each quarter. Moving and storage services experiences seasonality with respect to residential relocations; however, this is somewhat diminished by the geographic diversity of our business moving activities and involvement with other non-seasonal operations such as records management and office moving.

ACCOUNTING CHANGE


    Effective January 1, 2001, we adopted SFAS 133 as amended which resulted in a change in method of accounting. The cumulative effect of this accounting change was a loss of $0.5 million ($0.3 million, net of tax). SFAS 133 establishes accounting and reporting standards for derivative instruments, including certain derivation instruments embedded in other contracts, and for hedging activities. It requires recognition of all derivatives as either assets or liabilities on the balance sheet and the measurement of those instruments at fair value. Changes in the fair value of derivatives will be recorded in each period in earnings or accumulated other comprehensive income ("OCI"), depending upon whether a derivative is designated and is effective as part of a hedge transaction and, if it is, the type of hedge transaction. If the instrument is designated as a qualifying hedge transaction and is confirmed to be effective, the effective portions of the changes in the fair value of the derivative are recorded in OCI and are recognized in the income statement when the hedged item affects earnings. Ineffective portions are recognized in earnings. Derivative gains or losses included in OCI are reclassified into earnings at the time when the hedged items affect earnings. During the three months ended March 31, 2002, a loss of $1.1 million was reclassified to interest expense. During the three months ended March 31, 2002, ineffectiveness related to cash flow hedges was income of $0.02 million.

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RECENT ACCOUNTING PRONOUNCEMENTS


    In June 2001, the Financial Accounting Standards Board ("FASB") issued SFAS No. 141, "Business Combinations" ("SFAS 141") and SFAS No. 142, "Goodwill and Other Intangible Assets" ("SFAS 142") that supersede Accounting Principles Board ("APB") Opinion No. 16, "Business Combinations", and APB Opinion No. 17, "Intangible Assets". The two statements modify the method of accounting for business combinations and address the accounting and reporting for goodwill and intangible assets. SFAS 141 is effective for all business combinations initiated after June 30, 2001 and all business combinations accounted for by the purchase method for which the date of acquisition is after June 30, 2001. The adoption of SFAS 141 did not have a material effect on our operating results or financial condition. SFAS No. 142 is effective for fiscal years beginning after December 15, 2001. Beginning in 2002, we no longer amortize goodwill on a straight-line basis, but instead evaluate goodwill for impairment annually. Also, amortization of approximately $10.9 million on an annualized basis has ceased. We completed the goodwill evaluation process and determined there was no impairment.


    In August 2001, the FASB issued Statement of Financial Accounting Standards No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets"
("SFAS 144"), superseding SFAS 121, effective for fiscal years beginning after December 15, 2001. The provisions of SFAS 144 are for long-lived assets to be disposed of by sale or otherwise are effective for disposal activities initiated by an entity's commitment to a plan after the initial date of adoption of SFAS 144. We are currently assessing the impact of SFAS 144 on our operating results and financial condition.

QUANTITATIVE AND QUALITATIVE DISCLOSURES ABOUT MARKET RISK

    We are exposed to various market risks, including changes in interest rates and foreign currency exchange rates.

    We are exposed to various interest rate risks that arise in the normal course of business. We finance our operations with borrowings comprised primarily of variable rate indebtedness. Significant increases in interest rates could adversely affect our operating margins, results of operations and our ability to service indebtedness. An increase of 1% in interest rates payable on our variable rate indebtedness would increase our annual interest rate expense by approximately $2.5 million.

    We utilize interest rate agreements and foreign exchange contracts to manage interest rate and foreign currency exposures. The principal objective of such contracts is to minimize the risks and/or costs associated with financial and international operating activities. We do not utilize financial instruments for trading purposes. The counterparties to these contractual arrangements are financial institutions with which we also have other financial relationships. We are exposed to credit loss in the event of nonperformance by these counterparties. However, we do not anticipate nonperformance by the other parties, and no material loss would be expected from their nonperformance.


    We had three open interest rate swap agreements as of March 31, 2002. The intent of these agreements is to reduce interest rate risk by swapping an unknown variable interest rate for a fixed rate. These agreements qualify for hedge accounting treatment. Therefore, market rate changes are reported in OCI. The following is a recap of each agreement.



Notional amount.........................     $40.0 million     $70.0 million     $20.0 million
Fixed rate paid.........................             4.91%             5.44%            4.785%
Variable rate received..................     3 month LIBOR     1 month LIBOR     1 month LIBOR
Expiration date.........................        March 2003     December 2002        April 2003



    Assets, liabilities, and commitments that are to be settled in cash and are denominated in foreign currencies for transaction purposes are sensitive to changes in currency exchange rates. All material trade receivable balances are denominated in the host currency of the local operation. For the three months ended March 31, 2002 and 2001, we recognized currency gains of $0.6 million and $0.2 million, respectively, for transactional related items.



    From time to time, we utilize foreign currency forward contracts in the regular course of business to manage our exposure against foreign currency fluctuations. The forward contracts establish the exchange rates at which we will purchase or sell the contracted amount of U.S. Dollars for specified foreign currencies at a future date. We utilize forward contracts which are short-term in duration (less than one year). The major currency exposures hedged by us are the Australian dollar, the British pound sterling and the Euro. The contract amounts of foreign currency forwards at March 31, 2002 and December 31, 2001 were $4.0 million and $3.5 million, respectively. A hypothetical 10% adverse movement in foreign exchange rates applied to our foreign currency exchange rate sensitive instruments held as of December 31, 2001 would result in a hypothetical loss of approximately $0.35 million. Changes in fair value relating to these derivatives are recognized in current period earnings. For the three months ended March 31, 2002 and 2001, we recognized $0 and $1.1 million, respectively, of gains resulting from changes in the fair value of foreign currency derivatives.



    The company holds various convertible bonds in the investment portfolio of our insurance operations. The value of the conversion feature is bifurcated from the value of the underlying bond. Changes in fair value are recorded in current period earnings. For the three months ended March 31, 2002 and 2001, we recognized $1.4 million of gains and $0.4 million of losses, respectively.



    Other assets at March 31, 2002, included marketable equity securities which are classified as available-for-sale and are recorded at fair value. Unrealized holding gains and losses, net of the related tax effect, on available-for-sale securities are excluded from earnings and are reported as a separate component of other comprehensive income until realized.


RESTRUCTURING AND OTHER UNUSUAL CHARGE

    The following summarizes our restructuring and other unusual charge:

    - Fast Forward Program

     In January 1999, with the help of outside consultants, we initiated the Fast Forward Program, which was a detailed evaluation of our existing cost structure. The program was comprised of a number of initiatives, primarily relating to employee redundancy. The charges included estimated severance costs for 237 employees across all our operating divisions, outplacement services and other costs. None of these charges related to the Allied Acquisition. A total of 188 employees were terminated. During 2000, the Fast Forward Program was completed, with remaining severance costs paid in 2001.

    - Allied Acquisition

     Included in the acquisition purchase price allocation were restructuring charges related to the Allied Acquisition, which reflected certain severance and relocation costs we incurred to effect a worldwide integration plan for Allied's operations. A total of 66 employees were terminated and 55 were relocated. In 2000, based on an evaluation of the remaining amount needed, a reduction of $1.6 million was made to the restructuring accrual, which was offset by an adjustment to goodwill. During 2000, the program was completed with remaining severance costs paid in 2001.

    - Moving and Storage Services--UK Operating Segment

     In 2000, our Moving and Storage Services operating segment initiated programs in its United Kingdom operations in an effort to restructure the branch system and to eliminate management redundancy within its Pickfords Vanguard unit, reducing headcount by 93 employees. Charges were recorded as branch locations were identified for closure. The identification process continued through 2001 and headcount was reduced by an additional 16 employees. The programs were completed in 2001.

    - Business Needs Staffing Adjustment

     In November 2000, due to business needs as determined by management, we established a restructuring reserve of $1.1 million whereby headcount was reduced by 50 employees. The charges included estimated severance costs across all of our operating divisions. Severance costs were paid out and the program was completed in 2001.

    - Logistics Parts Centers


     In June 2001, our Logistics Services operating segment established a program to exit the Parts Center business. The charges included severance and employee benefit costs for 293 employees, lease and asset impairment costs to shut down and exit the Parts Center business by the end of 2001. Due to lease terms and severance agreements, certain facility lease payments will continue through September 2005. During the three months ended March 31, 2002, $0.7 million of restructuring credit occurred when we were able to sublease certain Parts Center facilities earlier than originally estimated.


    - Other Unusual Charge

     In 1999, we incurred expense of $5.0 million related to a customer contract termination. The settlement agreement provided for reimbursement of costs for cargo claims, delay claims and other costs associated with customer service matters. The settlement allowed us to offset customer receivables against the claim payment otherwise due.

    As a result of our various restructuring efforts, we have realized savings from the elimination of redundant positions, process innovation, terminal and network efficiencies and other general and administrative savings primarily as a result of process redesign and productivity.


SUBSEQUENT EVENTS



    On April 2, 2002, SIRVA filed a certificate of amendment to its certificate of incorporation with the State of Delaware authorizing SIRVA to increase the number of shares of its common stock from 1,800,000 shares to 2,400,000 shares.



    On April 12, 2002, we purchased National Association of Independent Truckers, a leading provider of insurance services to independent contract truck drivers, for approximately $30.0 million in cash, and a deferred amount of $3.0 million payable subject to the completion of certain operating performance objectives during 2002 and 2003. National Association of Independent Truckers is an association of more than 11,000 independent contract truck drivers that provides its members with occupational accident, physical damage and non-trucking liability insurance, as well as access to a suite of professional services. The purchase price was funded from the sale of investments and existing cash balances and $20.0 million of cash from the sale of 140,846 shares of SIRVA common stock to Clayton, Dubilier and Rice Fund VI Limited Partnership, a Cayman Islands exempted limited partnership managed by Clayton Dubilier and Rice, Inc., and an affiliate of Clayton, Dubilier & Rice Fund V Limited Partnership, the controlling shareholder of SIRVA.



    On May 3, 2002, SIRVA purchased substantially all the assets of Cooperative Resource Services, Ltd., a business that provides comprehensive relocation services to companies and their employees, including home sale services, relocation logistics services and mortgage lending services. One of our wholly-owned subsidiaries purchased all of such business' assets other than the assets relating to certain mortgage lending operations of the seller. The mortgage lending operations of the seller were purchased by a direct wholly-owned subsidiary of SIRVA. Subject to certain adjustments, the combined cash purchase price for the acquisitions was approximately $60.0 million, of which $3.5 million was paid for the assets of the mortgage lending operations. Approximately $45.0 million of the cash purchase price was paid in cash and $15.0 million was paid in notes issued by us. In addition, certain liabilities relating to the acquired business were assumed in connection with the acquisition, including $26.6 million of indebtedness under a revolving credit facility used to fund the mortgage lending operations, which was assumed by the SIRVA acquisition subsidiary. The cash purchase price for the acquisition, as well as approximately $24.1 million of other indebtedness of the acquired business that was refinanced as part of the acquisition, were financed with the proceeds of $40.0 million of cash from the sale of 281,691 shares of SIRVA common stock to Clayton, Dubilier & Rice Fund VI Limited Partnership, and the incurrence of $50.0 million of additional senior indebtedness.



    In connection with the investments made by Clayton, Dubilier & Rice Fund VI Limited Partnership on April 12 and May 3, 2002 to finance the acquisitions referred to above, accredited investors who currently hold shares of SIRVA common stock, including members of management, will be offered the opportunity to purchase, on a pro rata basis, additional shares of SIRVA common stock. The total number of shares that is expected to be offered to such stockholders is 204,426.

                                    BUSINESS

GENERAL

    We are a leading global relocation and moving services company and also the largest logistics services provider among all U.S. van lines. We are a global network manager of agents, owner/operators and company-owned branches with locations in 21 countries. Our diversified customer base includes many leading Fortune 500 and FTSE-100 companies, private transferees and the government and military of the United States and other countries.


    On March 29, 1998, NA Acquisition Corporation, a Delaware corporation and a wholly owned subsidiary of our parent, SIRVA, Inc., a Delaware corporation, formerly known as Allied Worldwide, Inc. and NA Holding Corporation, acquired (the "1998 Acquisition") all of the capital stock of North American Van Lines from Norfolk Southern Corporation and J.P. Morgan Ventures Corporation. NA Acquisition and SIRVA were formed by Clayton, Dubilier & Rice Fund V Limited Partnership, a Cayman Islands exempted limited partnership, a private investment fund that is managed by Clayton, Dubilier & Rice, Inc. After the 1998 Acquisition, NA Acquisition was merged with and into North American Van Lines with North American Van Lines being the surviving corporation and a direct wholly owned subsidiary of SIRVA.


    On November 19, 1999, we completed the Allied Acquisition, acquiring the Allied/Pickfords businesses from Exel plc, formerly known as NFC plc. The terms of the Allied Acquisition provided for an adjustment to the purchase price pertaining to the amount of net controllable assets acquired as of the date of the Allied Acquisition. We were unable to negotiate the final amount of net controllable assets acquired with Exel, and therefore, a third party expert was engaged and the matter has been resolved in accordance with the terms of the acquisition agreement.

    On April 1, 2000, we completed the acquisition of certain assets of Global Van Lines, including the rights to name, marks, operating authorities and agency contracts, for $4.2 million. The Global agents are located throughout the U.S. with a concentration on the West Coast. The acquisition of Global has strengthened our position in the marketplace and increased our share of the domestic relocation business and is expected to improve our hauling balance given growing westward population patterns.

    On December 31, 2001, we completed a stock-for-stock merger with Moveline, Inc., under an agreement and plan of merger dated as of November 9, 2001, pursuant to which Moveline merged with one of our wholly-owned subsidiaries, with such subsidiary as the surviving corporation. Under the terms of the merger agreement, Moveline's stockholders received a fraction of a share of the common stock of our parent, SIRVA, for each Moveline share acquired in the merger. Immediately following the merger, we contributed the surviving subsidiary to Allied Van Lines, Inc., another of our wholly-owned subsidiaries. Allied Van Lines subsequently merged with that subsidiary with Allied Van Lines as the surviving corporation. In connection with the stock-for-stock merger, Clayton, Dubilier & Rice Fund V Limited Partnership acquired 176,057 additional shares of SIRVA. Prior to the merger, Moveline had developed and marketed a proprietary information technology-based customer care solution that builds upon the relocation industry's historical van line business model.


    On April 12, 2002, the Company purchased National Association of Independent Truckers, a leading provider of insurance services to independent contract truck drivers, for approximately $30 million in cash, and a deferred amount of $3 million payable subject to the completion of certain operating performance objectives during 2002 and 2003. National Association of Independent Truckers is an association of more than 11,000 independent contract truck drivers that provides its members with occupational accident, physical damage and non-trucking liability insurance, as well as access to a suite of professional services. To finance a portion of the purchase price, Clayton, Dubilier and Rice Fund VI Limited Partnership, a Cayman Islands exempted limited partnership managed by Clayton, Dubilier and Rice, Inc., and an affiliate of Clayton, Dubilier & Rice Fund V Limited Partnership, purchased 140,846 shares of SIRVA common stock.



    On May 3, 2002, SIRVA purchased the relocation services business of Cooperative Resource Services, Ltd. The business provides comprehensive relocation services to companies and their employees, including home sale services, relocation logistics services and mortgage lending services. A wholly-owned subsidiary of North American Van Lines purchased all of such business' assets other than the assets relating to certain mortgage lending operations of the seller. The mortgage lending operations of the seller were purchased by a direct wholly-owned subsidiary of SIRVA. To finance a portion of the purchase price, Clayton, Dubilier & Rice Fund VI Limited Partnership purchased an additional 281,691 shares of SIRVA common stock.


    BUSINESS SEGMENTS

    We are a diversified motor carrier operating under the brand names of northAmerican, Global Van Lines, Allied Van Lines, Pickfords and Allied Pickfords; with operations located throughout the United States, Canada, portions of Europe, the United Kingdom, Australia, New Zealand and other Asia/Pacific locations. We conduct our U.S. and Canadian operations primarily through a network of exclusive agents and affiliated representatives on an international basis. We conduct our other foreign operations primarily through 213 locations, which we own and operate directly, using selected other affiliated representatives to complete our service offering on a worldwide basis. We are not dependent on any single or major group of customers or suppliers for our operating revenues. We organize our operations in three segments: van line network, logistics services and moving and storage services ("MSS").

    VAN LINE NETWORK SEGMENT

    Operating under the brand names northAmerican, Allied and Global throughout the United States and Canada, we provide both domestic and international residential relocation services. Our van line network business is primarily conducted through a network of approximately 1,280 exclusive northAmerican, Allied or Global agent locations in the United States and Canada. Agents are independently owned local moving companies that provide customers with the local packing, warehousing and a portion of the hauling required to support household moves anywhere in the world. We, in turn, provide our agents with a broad range of services including identification and coordination of hauling capacity, coordination of shipments, optimization of capacity, sophisticated transportation and logistics technology, brand management, national advertising and a variety of other marketing services.

    We participate in all lines of the residential relocation interstate transportation business and have a highly diversified customer base, including
(1) corporate accounts, (2) private transferees, and (3) government and military.

    The northAmerican, Allied and Global agents are the primary sales channels for most of our business activities, for which they receive commissions, and market our services locally or as intermediaries with customers. Owner/operators are independent contractors who own and drive their tractors for us. The majority of the equipment used in the van line network is owned by our network of agents and owner/ operators. See "--Agent Network" and "--Owner/Operators."

    For domestic moves, we coordinate origin and destination activities through our agents. For international moves originating in the United States and Canada, our northAmerican and Global lines act primarily as freight forwarders, arranging for cross-border transportation services with third-party providers and subcontracting with non-exclusive representatives for the hauling, delivery and unpacking required at the destination. With respect to Allied, international moves are coordinated by Allied's international moving services network. This network consists of Allied's wholly-owned moving services companies in the major non-U.S. markets and independent affiliated agents in major U.S. markets. Each network member is responsible for providing origin and freight-forwarding services for moves originating in its country of operation, as well as coordinating destination services using network members in the country of delivery. Customers moving either domestically or internationally contact local agents who obtain shipment details and provide moving cost estimates. Once a quote turns into a booking, the agents register the move with us, and we coordinate all parties involved in the move, including the origination and processing of all documents associated with the transaction.

    The van line network segment has historically experienced stable pricing for its service offerings, although relocation revenues are subject to seasonal swings and competition from other van lines or service providers for available shipments.

    In April 2000, we merged a captive insurance subsidiary licensed in Indiana, North American Transport Insurance Company, Inc. into TransGuard Insurance Company of America, Inc. (an Illinois corporation that is licensed in forty-three states). This multiple-line property and commercial liability insurance group insures owner/operators, agents of the Company and various other parties in the transportation industry against loss from certain risks, primarily in cargo warehousing, commercial auto physical damage, commercial auto liability and general liability.

    LOGISTICS SERVICES SEGMENT

    The logistics services segment provides customized solutions to facilitate the handling of high-value products that require specialized transport, distribution and installation such as electronics, telecommunications, medical equipment and fine art. Many businesses are outsourcing management of all or a part of their distribution chain, and as a result, third-party logistics providers, such as us, have become extensively involved in the full range of customer supply chain functions. Logistics services include order fulfillment, freight bill auditing and payment, cross-docking, product marking, labeling and packaging, supply chain and warehouse management, parts return and repair and the actual physical movement of goods.

    Our logistics services segment manages the coordination of complex supply chain networks, with a focus on high-value products that require specialized transport and handling such as electronics, telecommunication equipment and medical equipment. Specifically, we provide our clients with integrated supply chain management, distribution facilities, turnkey new store equipment transportation and set up, freight forwarding and product assembly. Our logistics services segment is organized into three business units:

    - logistics solutions, which uses customized information technology to coordinate a variety of services such as finished goods and emergency parts distribution, order fulfillment, project-specific delivery management and the tracing of products through the supply chain;

    - specialized transportation; and

    - European operations, which handles logistics solutions and specialized transportation of high-value products to and from any major city in the United Kingdom and Europe through wholly owned subsidiaries operating under the trade name midiData.

Logistics services manages the cost efficiency of clients' shipments primarily through its OnTrac Network, a system that combines logistics tools with 39 distribution centers and agent service points. We have established numerous ongoing relationships with key corporate logistics clients, including many Fortune 500 companies with no single customer representing more than 5.0% of our logistics services revenue in 2001. These customers are located primarily in the United States, Canada and Europe, with distribution systems that range from regional to global.

    This segment is driven by corporate customers' increasing need for specialized handling of sophisticated equipment. It has traditionally been focused largely on the computer and electronics sector, but has recently experienced increasing growth in the telecommunications and medical equipment sectors.

With our fleet of trailers specifically equipped to handle the loading, unloading and hauling of sensitive, technology based products, we can combine our physical distribution capabilities with our logistics solutions to provide our clients with a complete package of distribution management. The specialized product delivery process is similar to that in relocation services, where corporate accounts contact local representatives to establish shipment requirements and we then coordinate the availability of our specially equipped trailers with the availability of owner/operators who provide the tractor and perform the hauling.

    The logistics services segment has historically experienced stable pricing. Our revenues are affected by competition from other van lines and from less-than-truckload and logistics service providers, as well as changes in business demand for computer, electronics and other specialty products. In 2000, we also began a comprehensive upgrade of software within the logistics services segment. We intend to utilize this advanced technology in order to better serve our existing customer base and to enhance our ability to attract new customers.

    MOVING AND STORAGE SERVICES SEGMENT

    Our MSS segment provides residential relocation services primarily in the United Kingdom, Australia and New Zealand by operating local moving branches which provide similar services as agents perform in the van line network segment. Unlike the van line network, MSS owns or leases property and vehicle assets used in its network.

    Operating in the United Kingdom under the brand name Pickfords, our MSS segment, through company-owned branches, deals directly with corporate clients, private transferees and government departments. In Australia and New Zealand, we also provide domestic and international relocation services through company-owned branches operating primarily under the Allied Pickfords brand name and some smaller brands. In Asia, the network is a combination of company-owned branches, franchises and preferred agents, with a focus on international, rather than domestic, relocations.

    In addition to its residential relocation services, Pickfords also provides crating services, storage services and records management which includes, among other things, the cataloging, storage, retrieval, look-up, destruction and transportation of customers' records. Pickfords also provides a full range of office and industrial relocation services involving the transportation of office furnishings and equipment in connection with the relocation of any aspect of a business' operations throughout Europe. Similar services are offered by Allied Pickfords in Australia and New Zealand. Another component of the MSS segment is contract-engineering services such as moving heavy plant equipment and installing electrical facilities.

    Allied Arthur Pierre, based in Belgium, is a market leader in international residential relocations in Belgium and Luxembourg and also operates in France. Our other moving operations in continental Europe include Allied Varekamp, a market leader in international household relocations in the Netherlands. Allied also has operations in major cities in Eastern Europe, including Budapest, Moscow, Prague and Warsaw. We also operate The Baxendale Insurance Company Ltd. (licensed in Ireland) as part of our MSS segment.

    Our MSS segment has also experienced stable pricing historically for its relocations service offerings in a competitive market for its services, although relocation revenues are subject to seasonal swings. The industrial moving business, a niche business within the United Kingdom, however, is experiencing strong competitive pricing pressures. Because we own or lease our facilities and equipment, we have some ability to adjust pricing, labor and equipment based on regional demands.

AGENT NETWORK

    In our van line network and logistics services segments, our agents provide
(1) local sales, packing and warehousing, (2) hauling services and distribution of goods; and (3) direct sales solicitation and customer development. The agents own the assets associated with operating in their markets (warehouses, tractors, trailers and other equipment) and in many instances have contracts with owner/operators or have hired employee drivers to bring hauling capacity to the network.


    We have established exclusive long-term relationships with an extensive network of agents in approximately 1,280 locations in the United States and Canada. Agents typically enter into renewable, multiyear contractual relationships with us. We recently concluded negotiations with the Allied agents for a new agency contract, with a term extending to early 2005, which is being executed by agents currently. There can be no assurance that every Allied agent will execute such contract. However, we have historically experienced relatively low agent turnover. Allied agents who have not yet signed the agreement represent approximately 7.9% of 2001 van line segment revenue. No one agent constituted more than approximately 4% of the combined revenues of the van line network and the logistics services segments in 2001. Our agent network in the van line network and logistics services segments comprised approximately 78% of 2001 revenue in those segments.


OWNER/OPERATORS

    Owner/operators are independent contractors with either us or with our agents. They:

    - provide the hauling skills required to transport shipments interstate;

    - provide or contract with temporary workers to provide labor required for servicing the customer;

    - provide an element of customer service at the pick-up or delivery point and

    - supply equipment they own to provide hauling services.


The owner/operators enter into contractual agreements with either us directly or through our agents who set compensation rates and other terms. Owner/operators do not generate revenue through any sales or marketing efforts. We maintain approximately 760 company or agent owner/operators for relocation services and approximately 950 company owner/operators for logistics services. These owner/operators own or lease their own tractors, but in most cases, pull company/agent-owned trailers. Owner/operators provide most of the logistics hauling capacity and supplement the relocation fleet of agent drivers. In addition to the primary owner/operator contract for transportation, we have also developed additional programs or services offered to owner/operators that provide us with additional sources of revenue, including tractor sales and financing, fleet service maintenance and fuel sales and physical damage insurance coverage. As we believe is the case in general in the van line industry, we have had some difficulty in attracting and retaining qualified owner/operators.


SALES AND MARKETING

    Our sales, customer support and marketing department evaluates target markets and sets a customer-driven sales agenda, ensures the consistency of customer communication, directs local input via the Corporate Marketing Agent Advisory Council and provides the ability for agents to locally customize advertising and sales-support programs.

    Our sales force is comprised of experienced agents and product sales specialists. We provide a broad range of professional sales training programs and customized sales management training to our agents and employees. We also support industry association-based training and certification programs such as the American Moving and Storage Association's Certified Moving Consultant and Registered International Mover.

    Advertising campaigns work in tandem with directory advertising to create brand awareness in the industry and the market. We advertise primarily on cable television and through national billboard buys. Advertising targets key customer segments, as well as owner/operators.

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COMPETITION


    The relocation services business is highly competitive and fragmented. With respect to our van line network, aside from the handful of large van lines, the industry remains extremely fragmented with many small private players that may have strong positions in local markets. We compete primarily with other van lines, truckload carriers and independent contractors and, with respect to certain aspects of its business, intermodal transportation, railroads and less-than-truckload carriers. Intermodal transportation (the hauling of truck trailers or containers on rail cars or ships) has increased in recent years as reductions in train crew size and the development of new rail technology have reduced costs of intermodal shipping. Some of our chief competitors in the van line network are Unigroup (United and Mayflower), Atlas and Bekins. Our quality and customer service in the moving relocation industry are key drivers in the mover selection process. We invest much time and effort to provide value-added services to our customers. This service is exemplified through our history of on-time delivery, strong safety record, numerous quality recognition awards, diverse customer base and long-term agent relationships.



    The logistics services segment is also highly competitive and fragmented but is consolidating because of the advantages of global distribution networks, large vehicle fleets and global information technology systems. In addition, consolidation is driven by the customers' desire for integrated services, the high growth in international and cross-border delivery segments and, in Europe, the deregulation of European delivery markets. Industry participants are acquiring, merging or forming alliances with partners that can expand global reach, breadth of services or technological capabilities in order to better enable those participants to compete in a rapidly changing global environment. In specialized transportation services, we compete with a broad spectrum of transportation providers including forwarders, brokers and various logistics providers. The primary basis of competition is in performance, specifically within our information technology systems. We offer sophisticated systems approaches to manage and monitor the flow of goods we are transporting and to provide attractive logistics solutions services. Both in North America and Europe, logistics services providers are bundling services to offer single-source logistics solutions. Some of our primary competitors in supply chain management services are Ryder Logistics, FedEx Logistics, Menlo Logistics, Deutsche Post and UPS Logistics. United Van Lines and Uni-Data continue as formidable competitors in the specialized transportation sector.


    Our MSS segment is also extremely fragmented between regional, national and local companies. Many of these companies may specialize in segments of the moving market such as international, domestic or office moving. Price is a key driver in selection of a mover, so there is a need to operate cost effectively while maintaining high customer service standards. Our chief competitors in the moving and storage services segment include Crown Relocations, Britannia, TransEuro, Amertrans, Sterling, Michael Gerson, White & Company and Interdean in residential relocations, Harrow Green, Edes and Business Moves in office relocation and Beck & Pollitzer and Ainscough in industrial relocation.

    Competition for the freight we transport is based primarily on service, freight rate, reliability, transit times and scope of operations. In the United States, competition and the reduction in regulation caused by the Motor Carrier Act of 1980 has created downward pressure on the logistics industry's pricing structure.

GOVERNMENT REGULATION

    Our operations are subject to various federal, state, local and foreign laws and regulations that in many instances require permits and licenses. Our U.S. motor carrier operations, as a common and contract carrier, are regulated by the Surface Transportation Board (the "STB") which is an independent, three-member agency within the U.S. Department of Transportation (the "DOT"). The STB has jurisdiction similar to the former Interstate Commerce Commission (the "ICC") which includes issues such as rates, tariffs, antitrust immunity and undercharge and overcharge claims. The DOT, and in particular the Federal Highway Safety Administration (the "FHWSA") within the DOT, also has jurisdiction over such matters as safety, the registration of motor carriers, freight forwarders and brokers, insurance (financial responsibility) matters, financial reporting requirements and enforcement of leasing and loading and unloading practices. In addition to motor carrier operations, we also conduct domestic operations as a licensed or permitted freight forwarder and property broker. Many of the licenses and permits that we hold were issued by the ICC. With respect to interstate motor carrier operations, the FHWSA is the principal regulator in terms of safety including issues such as carrier and driver qualification, drug and alcohol testing of drivers, hours of service requirements and maintenance and qualification of equipment.

    We are an ocean transportation intermediary pursuant to the Shipping Act of 1984, as amended. As such, we hold ocean freight forwarder licenses issued by the Federal Maritime Commission (the "FMC") and are subject to the FMC bonding requirements applicable to ocean freight forwarders. We also conduct certain operations as a non-vessel-operating common carrier ("NVOCC") and are subject to the regulations relating to FMC tariff filing and bonding requirement bonds, and under the Shipping Act of 1984, particularly with respect to terms thereof proscribing rebating practices. The FMC does not currently regulate the level of our fees in any material respect.

    Our U.S. customs brokerage activities are licensed by the United States Department of the Treasury and are regulated by the United States Customs Service. We are also subject to similar regulations by the regulatory authorities of foreign jurisdictions in which we operate.

    With respect to U.S. state and Canadian provincial licenses, the permitting and licensing structure largely parallels the U.S. federal licensing regulatory structure.

    In the United States, NAVL, Allied and Global have been participants in certain collective activities, including collective rate-making with other motor carriers pursuant to an exemption from the antitrust laws as currently set forth in The Motor Carrier Act of 1980. Over the years, the scope of the antitrust exemption has decreased and there can be no assurance that such exemption from the antitrust laws will continue in the future. The loss of such exemption could result in an adverse effect on our operations or financial condition.

    In Europe, including the United Kingdom, we hold "O" (operators) licenses, international transport licenses and certificates of professional competences. These licenses are approvals from the relevant local authority permitting the operation of commercial vehicles from specified bases. One of the prerequisites for these licenses is the employment by the relevant business of individuals who hold certain certificates of professional competence.

    The Baxendale Insurance Company Ltd. and our other insurance subsidiaries such as TransGuard Insurance Company of America, Inc. are subject to extensive supervision and regulation by insurance regulators in their respective jurisdictions, including regulations limiting the transfer of assets, loans, or the payments of dividends from such insurance subsidiaries to their affiliates, including us. Such regulation could limit our ability to draw on these insurance subsidiaries' assets to repay our indebtedness.

    Any violation of the laws and regulations discussed above could increase claims and/or liabilities, including claims for uninsured punitive damages. Failure to maintain required permits or licenses, or to comply with applicable regulations, including environmental permits and regulations could subject us to fines or, in the event of a serious violation, suspension or revocation of operating authority or criminal penalties. All of these regulatory authorities have broad powers generally governing activities such as authority to engage in motor carrier operations, rates and charges and certain mergers, consolidations and acquisitions. Although compliance with these regulations has not had a materially adverse effect on our operations or financial condition in the past, there can be no assurance that such regulations or any changes to such regulations will not materially adversely impact our operations in the future.

    Our international operations are conducted primarily through local branches owned or leased by various subsidiaries in 21 countries outside the United States and in a number of additional countries through agents, franchises and non-exclusive representatives. We are subject to certain customary risks inherent in carrying on business abroad, including the effect of regulatory and legal restrictions imposed by foreign governments. As discussed above under "--Moving and Storage Services Segment," our MSS operations are conducted almost exclusively outside of the United States.

ENVIRONMENTAL MATTERS

    Our operations are subject to a range of environmental requirements in the various foreign, federal, state and local jurisdictions in which we operate. In particular, because we own or lease or have in the past owned or leased facilities at which underground storage tanks are located and operated, we are subject to regulations governing the design, construction and operation of underground storage tanks and governing releases from these tanks. We have incurred, and will continue to incur, costs related to our investigation and cleanup of releases of materials from underground storage tanks, though such costs are not expected to have a material adverse effect on our financial position, results of operations or liquidity.

    We have been named as a potentially responsible party ("PRP") in several environmental cleanup proceedings by federal or state authorities or by other PRPs. The suits are brought under the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, or other federal or state statutes. Based on all known information, it is estimated that the settlement cost of each PRP site would not be materially or significantly larger than the reserves established. It is possible that additional claims or lawsuits involving known or unknown environmental matters may arise in the future.

    We actively monitor our compliance with various U.S. federal, state and local environmental regulations and management believes that we are presently in material compliance with all applicable U.S. federal, state and local environmental laws and regulations. Underground storage tanks are monitored on a regular basis by company personnel and pressure tested periodically by qualified third-party providers. The tanks have leak detection systems for early leak detection. Our two main fleet services facilities have environmental assessments on a regular basis. Periodic employee training for proper hazardous material handling is performed in compliance within the required three-year cycle. Further, certain employees are trained on proper shipping procedures, covering DOT and IATA regulations. The majority of expense for such testing and training is for personnel costs for designated trainers to monitor its compliance with foreign environmental regulations and we believe that we are presently in substantial compliance with all applicable foreign environmental laws and regulations. These compliance costs are included in our results of operations and are not material.

    We can be expected to continue to incur ongoing capital and operating expenses to maintain compliance with applicable environmental requirements, to upgrade existing equipment at its facilities and to meet new regulatory requirements. While it is not possible to predict with certainty future environmental compliance requirements, management believes that future expenditures relating to environmental compliance requirements will not materially adversely affect our financial condition.

    As conditions may exist on our properties related to environmental problems that are latent or undisclosed, there can be no assurance that we will not incur liabilities or costs, the amount and materiality of which cannot be reliably estimated at this time. However, based on our assessment of facts and circumstances now known, management believes it is unlikely that any identified matters, either individually or in aggregate, will have a material adverse effect on our financial position, results of operations, or liquidity.

TRADEMARKS

    The marks northAmerican-Registered Trademark-, Allied-Registered Trademark-, Home Touch-Registered Trademark- and Worldtrac-Registered Trademark- are registered trademarks. Other brand or product names used in this prospectus are trademarks or registered trademarks of their respective companies.

    We have been highly active in seeking protection for numerous marks and logos relating to the "northAmerican", "Allied", "Global" and "Pickfords" brands. We have actively contested unauthorized use of the "northAmerican", "Global" and "Allied" marks. We have largely been successful, but in a few exceptional circumstances have tolerated some third-party use of the mark in transport-related commerce not directly competitive with our business.

EMPLOYEES


    As of March 31, 2002, our workforce comprised approximately 6,800 employees, of which approximately 2,000 were unionized. We believe our relationships with our employees are good. The unionized employees consisted of approximately 1,700 employees covered by union agreements in the United Kingdom and approximately 300 employees in Asia, New Zealand and Australia and a small number of U.S. employees in our logistics services business. We have not experienced any major work stoppages in the last ten years.


PROPERTIES


    We own executive and administrative office space at our headquarters at 5001 U.S. Highway 30 West, Fort Wayne, Indiana, of approximately 385,676 square feet and operate warehouse space of approximately 211,860 square feet (which is primarily owned). All the other properties used in our operations consist of freight forwarding offices, administrative offices and warehouse and distribution facilities. As of March 31, 2002, we had 283 facilities in 21 countries around the world, 27 of which were owned and 256 of which were leased. We own or lease major facilities in Naperville, Illinois, Canada and throughout the United Kingdom, Australia and New Zealand, and own or lease facilities at significant moving and storage services locations in many countries throughout the world. The following table sets forth our owned or leased properties by location.



LOCATION                                                  OWNED      LEASED     TOTAL
--------                                                 --------   --------   --------
United States and Canada...............................      3         66         69
United Kingdom and Europe..............................     23        109        132
Australia and New Zealand..............................      1         67         68
Asia (including United Arab Emirates)..................      0         14         14
                                                            --        ---        ---
Total..................................................     27        256        283


    We believe that our office, warehouse and distribution facilities are generally well maintained and suitable to support our current and planned business needs.

LEGAL PROCEEDINGS

    We are involved from time to time in other routine legal matters incidental to our business. We believe that the resolution of such matters will not have a material adverse effect on our financial position or results of operations.

                                   MANAGEMENT

DIRECTORS AND EXECUTIVE OFFICERS

    The following table sets forth certain information with respect to our current directors and officers.


NAME                                       AGE                            POSITION
----                                     --------   ----------------------------------------------------
James W. Rogers........................      51     Chairman of the Board, President and Chief Executive
                                                    Officer
Michael G. Babiarz.....................      36     Director
Edmund M. Carpenter....................      60     Director
Wesley K. Clark........................      57     Director
Kevin J. Conway........................      43     Director
Kenneth E. Homa........................      54     Director
Richard J. Schnall.....................      32     Director
Carl T. Stocker........................      58     Director
Michael P. Fergus......................      49     President, Van Line Network
Ralph A. Ford..........................      55     Senior Vice President, General Counsel and Secretary
Douglas V. Gathany.....................      46     Vice President, Treasurer
Larry L. Gunther.......................      59     Senior Vice President, Chief Information Officer
Gregory S. Maiers......................      53     President, Logistics Services
Ronald L. Milewski.....................      51     Senior Vice President, Chief Financial Officer
Kevin D. Pickford......................      45     Managing Director, MSS Asia Pacific
Peter Schleicher.......................      59     Vice President--European Logistics
Todd W. Schorr.........................      44     Senior Vice President, Human Resources
Dennis M. Thompson.....................      42     Vice President, Corporate Controller
Jacob van Leenen.......................      49     Vice President and Managing Director, AWW
                                                    International
Lawrence A. Writt......................      44     Vice President, Insurance



    JAMES W. ROGERS is a principal of Clayton, Dubilier & Rice, Inc., a limited partner of CD&R Associates V Limited Partnership and CD&R Associates VI Limited Partnership, and a stockholder and director of CD&R Investment Associates II, Inc. and CD&R Investment Associates VI, Inc. Prior to joining Clayton,
Dubilier & Rice, Inc. in 1998, Mr. Rogers was a Senior Vice President and a member of the Corporate Executive Council of General Electric Company. From 1995 to 1998, Mr. Rogers was President and Chief Executive Officer of GE Industrial Control Systems. Mr. Rogers has an undergraduate degree in economics from Rutgers College. Mr. Rogers serves as the Chairman of the Board and is a Director of our company. Mr. Rogers has served as President and Chief Executive Officer since April 2, 2001.



    MICHAEL G. BABIARZ is a principal of Clayton, Dubilier & Rice, Inc., a limited partner of CD&R Associates V Limited Partnership and CD&R Associates VI Limited Partnership, and a stockholder and director of CD&R Investment Associates II, Inc. and CD&R Investment Associates VI, Inc. Prior to joining Clayton, Dubilier & Rice, Inc. in 1990, he worked in mergers and acquisitions at Drexel Burnham Lambert Incorporated. Mr. Babiarz serves as a director of RACI Holding, Inc., Remington Arms Company, Inc. and Fairchild Dornier Corporation. He holds a Bachelor of Science in Economics from the University of Pennsylvania's Wharton School. Mr. Babiarz serves as a Director of our company.


    EDMUND M. CARPENTER is President and Chief Executive Officer of Barnes
Group Inc. and is a former professional employee of Clayton, Dubilier &
Rice, Inc. Mr. Carpenter is also a director of Campbell Soup Company, Dana Corporation, Texaco Inc. and The Business Council. From 1988 to 1995,
Mr. Carpenter was Chairman and Chief Executive Officer of General Signal Corporation. Prior to 1998, Mr. Carpenter served as President and Chief Operating Officer of ITT Corporation. Mr. Carpenter has also served as president of the Automotive Truck Group at Kelsey Hayes Company and President of Freuhauf de Brazil. Mr. Carpenter attended the University of Michigan, where he earned both a Bachelor of Science in Economics and a Masters of Business Administration. Mr. Carpenter serves as a Director of our company.

    GENERAL WESLEY K. CLARK became a Director of our company in May 2001. Prior to his retirement from the United States military, General Clark served as the Commander in Chief of the United States European Command and was also the Supreme Allied Commander Europe from 1997 to 2000. He graduated from the United States Military Academy at West Point and holds a master's degree in Philosophy, Politics and Economics from Oxford University. He graduated from the National War College, Command and General Staff College, Armor Officer Advanced and Basic Courses, and Ranger and Airborne schools. General Clark was a White House Fellow in 1975-1976 and served as a Special Assistant to the Director of the Office of Management and Budget. He has also served as an instructor and later Assistant Professor of Social Science at the United States Military Academy.


    KEVIN J. CONWAY is a principal of Clayton, Dubilier & Rice, Inc., a director and stockholder of CD&R Investment Associates II, Inc. and CD&R Investment Associates VI, Inc. and a limited partner of CD&R Associates V Limited Partnership and CD&R Associates VI Limited Partnership. Mr. Conway is also a Vice President and the Secretary of CD&R Investment Associates II, Inc. and CD&R Investment Associates VI, Inc. Mr. Conway is also a director of the Riverwood International Corporation and Covansys. Prior to joining Clayton, Dubilier & Rice, Inc. in 1994, he spent ten years with Goldman, Sachs & Co., where he was elected a partner. He was a senior member of the Mergers & Acquisitions Department at Goldman, Sachs & Co. and served as the Chief of Staff of the Investment Banking Division. Mr. Conway is a graduate of Amherst College, Columbia University School of Business and Columbia Law School. Mr. Conway serves as a Director of our company.


    KENNETH E. HOMA is currently on the faculty of Georgetown University, McDonough School of Business where he teaches graduate courses in marketing, new product development and operations. Prior to joining Georgetown in 1996, Mr. Homa was a consultant with McKinsey & Company and held various executive and management positions with Black & Decker and General Electric. Mr. Homa has an undergraduate degree in economics from Princeton University and a M.B.A. from the University of Chicago, where he was a lecturer in marketing and strategic planning. Mr. Homa serves as a Director of our company.


    RICHARD J. SCHNALL is a principal of Clayton, Dubilier & Rice, Inc. Prior to joining Clayton, Dubilier & Rice, Inc. in 1996, he worked in the Investment Banking division of Donaldson, Lufkin & Jenrette, Inc. and Smith Barney & Co. He also worked for McKinsey and Company. Mr. Schnall serves as a director of Acterna Corporation and Schulte GmBH & Co. KG. Mr. Schnall is a graduate of the Wharton School of Business and Harvard Business School. He is a limited partner of CD&R Associates V Limited Partnership and CD&R Associates VI Limited Partnership, and a director and stockholder of CD&R Investment Associates II, Inc. and CD&R Investment Associates VI, Inc. Mr. Schnall serves as a Director of our company.


    CARL T. STOCKER has owned and managed his own acquisition, investment, and consulting company since 1996. Prior to that time, he served as Chief Financial Officer of General Electric's Industrial Systems Business from 1990 to 1996 and Chief Information Officer from 1992 to 1996. He was a member of General Electric's Corporate Finance and Information Technology Councils. He has also served as a senior integration leader for the Space Systems Division created by General Electric's acquisition of RCA. Mr. Stocker graduated from Wright State University in 1970 after serving with the U.S. Army. Mr. Stocker serves as a Director of our company and as the Chairman of the Audit Committee of the Board.

    MICHAEL P. FERGUS serves as President of Van Line Network. Mr. Fergus has been President and Chief Executive Officer of Allied Van Lines since 1995.
Mr. Fergus joined Allied in 1973 and held various management positions in the company including Vice President, Allied International; Senior Vice President, Operations, and Chief Operating Officer. Mr. Fergus holds a Bachelor of Science in communications from Southern Illinois University and is a member of the World Trade Club.

    RALPH A. FORD joined us in 1999 and serves as Senior Vice President, General Counsel and Secretary. Previously, Mr. Ford served 18 years in the General Electric legal department, most recently as General Counsel to GE Industrial Control Systems. Prior to that, Mr. Ford served as group counsel for Bell & Howell Company and as an attorney for E.I. duPont deNemours & Co. Mr. Ford earned a Bachelor of Arts from Morgan State College and a Juris Doctor from Boston University Law School.

    DOUGLES V. GATHANY joined us in June 2001 and currently serves as Vice President, Treasurer. Prior to joining us, Mr. Gathany served in various positions with Montgomery Ward since 1979, including as Vice
President-Treasurer. He received a Masters of Business Administration in Finance from The University of Chicago and a B.A. from Colby College.

    LARRY L. GUNTHER joined us in March of 2000 and currently serves as Senior Vice President and Chief Information Officer for SIRVA. Mr. Gunther came to us from Boise Cascade Office Products where he served as Chief Information Officer and vice president since 1997. Prior to that, he was Chief Information Officer with Gillette for the United States, Canada and Europe. He received his Bachelor of Science degree from Brigham Young University and his Masters of Business Administration from Rockhurst University.

    GREGORY S. MAIERS has served as President, Logistics Services since September, 2001. Previously, he held a number of management leadership positions with North American Van Lines from 1985 through 2000. Prior to that he spent approximately 10 years in the freight industry with a variety of other businesses. He received a Masters of Business Administration in transportation and logistics from Michigan State University and a Bachelor of Science in marketing and economics from Eastern Michigan University.

    RONALD L. MILEWSKI joined us in 1990 as Vice President Finance and serves as Senior Vice President and Chief Financial Officer. Previously, Mr. Milewski served as Group Controller at Johnson Controls from 1985 to 1990 and Assistant Controller for Hoover Universal from 1979 to 1985. Mr. Milewski holds a Bachelor of Business Administration in accounting from Eastern Michigan University and is a Certified Public Accountant. He is a member of the American Institute of Certified Public Accountants and the American Moving and Storage Association and the ATA Technical Councils.

    KEVIN D. PICKFORD serves as Managing Director, Moving & Storage Asia Pacific. Mr. Pickford joined NFC plc in 1978 and has held a variety of senior management roles. From 1997 until the Allied Acquisition, he was Managing Director for NFC's Asia Pacific Moving Services. Prior to this, he was Managing Director for Allied Pickfords P/L with responsibility for Australian and New Zealand operations. Mr. Pickford is a graduate and Fellow of the Chartered Association of Certified Accountants and additionally holds membership in the Australian Institute of Company Directors.

    PETER SCHLEICHER joined us in 1986 and currently serves as Vice President, European Logistics. Prior to that, Mr. Schleicher was President for Global International Forwarding and held various executive management positions overseas with Global Van Lines. Mr. Schleicher graduated from the Willy-Hellpach College of Technology in Heidelberg and has a degree in forwarding/logistics.

    TODD W. SCHORR serves as Senior Vice President, Human Resources and joined us in June 2000. Mr. Schorr has over 18 years of broad functional experience and proven leadership in the Human Resources area at Pepsi Co. and Cummins Inc. From 1984 until he joined us, he served at Cummins as Group Director of International Human Resources, with functional responsibility for operations in India, China, UK, Korea, Japan, Brazil, Mexico, and Australia. Mr. Schorr holds a Bachelor of Science degree from Indiana University, and a Masters degree with specialization in Labor Relations and Labor Law from Indiana University.

    DENNIS M. THOMPSON joined us in 1986 and currently serves as Vice President, Corporate Controller. Prior to joining us, he held various management positions with Schneider National. Mr. Thompson received his Bachelor of Science degree in accounting and his Masters of Business Administration from Indiana University and is a Certified Public Accountant.

    JACOB VAN LEENEN serves as Vice President and Managing Director for AWW International. Mr. van Leenen joined us in 1998 as President for the Canadian moving businesses. Prior to joining us, Mr. van Leenen served as Vice President of Operations for GE Capital in Europe and Vice President and General Manager for GE Capital in Canada from 1991 to 1998. Mr. van Leenen successfully completed several GE Leadership courses.

    LAWRENCE A. WRITT serves as Vice President, Insurance. Mr. Writt joined Allied Van Lines in 1979 and since 1991 has been President and Chief Executive Officer of TransGuard Insurance Company of America, Inc. and Vanguard Insurance Agency, Inc., both wholly owned subsidiaries of Allied Van Lines. Mr. Writt is also a director of both TransGuard and Vanguard. Mr. Writt has a Bachelor of Science in economics and accounting from St. Joseph's College.

COMPOSITION OF BOARD AND COMMITTEES

    The business and affairs of North American Van Lines are managed under the direction of its Board of Directors. Each of the directors of North American Van Lines is also a director of SIRVA (the holder of all of North American Van Lines' outstanding common stock). The Board is currently composed of eight directors, none of whom, with the exception of Mr. Rogers, are officers of SIRVA or North American Van Lines. No director who is (1) an officer or employee of Clayton, Dubilier & Rice, Inc. at any time that Clayton, Dubilier & Rice, Inc. is providing consulting services to North American Van Lines or (2) an officer of North American Van Lines, is entitled to receive any compensation for his services as a director (although he may be reimbursed his reasonable expenses in connection with such service). Each director may hold office until his successor has been duly elected and qualified, or until his earlier death, resignation or removal.

    The North American Van Lines Board has established the following committees:

    EXECUTIVE COMMITTEE

    The Executive Committee may, in the intervals between meetings of the Board, exercise the powers and authority of the Board in the management of the property, affairs and business of North American Van Lines.

    The Executive Committee currently consists of James W. Rogers (Chairman) and Kevin J. Conway.

    COMPENSATION COMMITTEE

    The Compensation Committee makes recommendations to the Board regarding salaries and any supplemental employee compensation of the executive officers and acts upon management's recommendations for salary and supplemental compensation for all other employees. The Compensation Committee also acts upon management's recommendations which require director action with respect to all employee pension and welfare benefit plans. The Compensation Committee currently consists of Kenneth E. Homa (Chairman), Edmund M. Carpenter, Richard J. Schnall, and General Wesley K. Clark.

    AUDIT COMMITTEE

    The Audit Committee recommends to the Board the firm of independent certified public accountants to annually audit the books and records of North American Van Lines. The Audit Committee reviews and reports on the activities of the independent certified public accountants to the Board and reviews and advises the Board as to the adequacy of North American Van Lines' system of internal accounting controls. The Audit Committee adopted a written charter in 2000, which was approved by the Board on March 8, 2001. The Audit Committee currently consists of Carl T. Stocker (Chairman) and Michael G. Babiarz.

    OTHER COMMITTEES

    The Board may form such other committees of the Board as it deems appropriate.

COMPENSATION OF DIRECTORS

    Members of the North American Van Lines Board and of the SIRVA Board who are not employees of North American Van Lines, SIRVA or Clayton, Dubilier & Rice, Inc. receive an annual retainer fee of $40,000. An additional annual fee of $10,000 is paid to the chairman of each committee who is not an employee of North American Van Lines, SIRVA or Clayton, Dubilier & Rice, Inc. Members of the SIRVA Board do not receive any additional compensation for their services in such capacity. All directors are reimbursed for reasonable travel and lodging expenses incurred to attend meetings.

EXECUTIVE COMPENSATION

    The following table describes the compensation paid to (1) the current and former Chief Executive Officers for services rendered during the fiscal year ended December 31, 2001, and (2) the five other most highly compensated executive officers for services rendered during the fiscal year ended
December 31, 2001 (collectively, the "Named Executives").


                                                                                                LONG-TERM
                                                                                           COMPENSATION AWARDS
                                                                                        -------------------------
                                                                                        SECURITIES
                                                                                        UNDERLYING    ALL OTHER
                                             SALARY     BONUS        OTHER ANNUAL         OPTION     COMPENSATION
NAME & PRINCIPAL POSITION          YEAR      ($)(4)      ($)      COMPENSATION ($)(5)     (#)(6)        ($)(7)
-------------------------        --------   --------   --------   -------------------   ----------   ------------
Jeffrey P. Gannon(1)
Director, President,
Chief Executive Officer........    2001     $163,502         --         $ 2,704               --       $355,774

James W. Rogers(2)
Chairman of the Board,
President and Chief Executive
  Officer......................    2001           --         --              --               --             --

Michael P. Fergus
President, Van Line Network....    2001     $294,219     18,000         $ 5,538            2,000       $ 29,692

Richard H. Bogan(3)
President, Logistics
  Services.....................    2001     $113,846     79,231         $ 6,169               --       $ 85,385

Ronald L. Milewski
Senior Vice President,
Chief Financial Officer........    2001     $202,154         --         $10,965            1,000       $ 55,746

Larry L. Gunther
Senior Vice President,
Chief Information Officer......    2001     $245,192         --         $ 3,542               --       $ 12,778

Ralph A. Ford
Senior Vice President,
General Counsel and
  Secretary....................    2001     $231,231         --         $ 2,179              500       $  2,730


------------------------

(1) Mr. Gannon became President and Chief Executive Officer on January 5, 2000. Mr. Gannon resigned as Director, President and Chief Executive Officer effective April 2, 2001. Upon his resignation, all of Mr. Gannon's options were cancelled without payment. See "Separation Agreement with Jeffrey P. Gannon."


(2) Mr. Rogers was elected President and Chief Executive Officer upon
    Mr. Gannon's resignation on April 2, 2001. Mr. Rogers is a principal of Clayton, Dubilier & Rice, Inc., a limited partner of CD&R Associates Fund V Limited Partnership and of CD&R Associates Fund VI Limited Partnership and a stockholder and director of CD&R Investment Associates II, Inc. and CD&R Investment Associates

    VI, Inc. Mr. Rogers receives no compensation for his services as President and Chief Executive Officer. Mr. Rogers also serves as Chairman of the Board.


(3) Mr. Bogan became President, Logistics Services on January 15, 2001. He resigned from his position on September 4, 2001. See "--Separation Agreement with Richard H. Bogan."

(4) Amounts in this column include all amounts contributed by the Named Executives to the North American Van Lines, Inc. Savings Plan and Trust or the Allied Van Lines, Inc. Profit Sharing and Retirement on Savings Plan, whichever is applicable to the Named Executives, both of which are qualified under section 401(k) of the Internal Revenue Code of 1986, as amended.

(5) The company provides certain perquisites to the Named Executives (namely, a car allowance and, in certain cases, club membership fees), in each case in an amount less than the amount required to be disclosed. The amounts disclosed are amounts reimbursement to the Named Executives for the payment of income taxes due in connection with the receipt of such perquisites.

(6) All options are held under the SIRVA Stock Incentive Plan.

(7) Amounts in this column include (i) severance payments made to Mr. Gannon ($355,774) and Mr. Bogan ($85,385); (ii) amounts contributed by SIRVA to the Allied Van Lines, Inc. Profit Sharing and Retirement Savings Plan and the Allied Van Lines, Inc. Executive Retirement Savings Plan on behalf of
    Mr. Fergus ($20,022) and Mr. Gunther ($12,778); (iii) the payment by SIRVA of relocation expenses for Mr. Milewski ($55,746) and Mr. Ford ($2,730) taking into account the taxable nature of providing such a benefit and (iv) the payment by SIRVA of premiums on a split-dollar life insurance policy for Mr. Fergus ($9,670).


STOCK OPTION GRANTS AND VALUES AS OF MAY 20, 2002



    The following table sets forth information regarding grants of options to purchase shares of SIRVA common stock and the value of such options as of May 20, 2002. Such options were granted to the executive officers listed in the Summary Compensation Table pursuant to the SIRVA, Inc. Stock Incentive Plan (described below).

                      AGGREGATED OPTION EXERCISES IN 2001
                         AND MAY 20, 2002 OPTION VALUE



                                                                                                  VALUE OF
                                                                                               UNEXERCISED IN-
                                                                       NUMBER OF SECURITIES       THE-MONEY
                                                                      UNDERLYING UNEXERCISED   OPTIONS/SARS AT
                                                                      OPTIONS/SARS AT FISCAL   FISCAL YEAR-END
                                                                           YEAR-END(#)               ($)
                                            SHARES                    ----------------------   ---------------
                                          ACQUIRED ON      VALUE           EXERCISABLE/         EXERCISABLE/
NAME                                      EXERCISE(#)   REALIZED($)       UNEXERCISABLE         UNEXERCISABLE
----                                      -----------   -----------   ----------------------   ---------------
Jeffrey P. Gannon(1)....................      --             --               0 shares/           $     0/0
                                                                               0 shares
James W. Rogers.........................      --             --               0 shares/           $     0/0
                                                                               0 shares
Michael P. Fergus.......................      --             --           2,738 shares/           $     0/0
                                                                           7,262 shares
Larry L. Gunther........................      --             --               0 shares/           $     0/0
                                                                               0 shares
Ralph A. Ford...........................      --             --           2,225 shares/           $     0/0
                                                                           4,775 shares
Ronald L. Milewski......................      --             --           4,429 shares/           $186,018/
                                                                           2,571 shares              65,982
Richard H. Bogan........................      --             --               0 shares/           $     0/0
                                                                               0 shares


--------------------------
(1) Upon his resignation, all of Mr. Gannon's options were cancelled without payment. See "--Separation Agreement with Jeffrey P. Gannon."

SIRVA, INC. STOCK INCENTIVE PLAN

GENERAL

    The SIRVA Board administers the SIRVA, Inc. Stock Incentive Plan. Under this plan the SIRVA Board may grant rights to purchase shares of SIRVA common stock and options to purchase shares of SIRVA common stock to executives, officers and other key employees and agents and consultants of SIRVA selected by the Board. The SIRVA Board may delegate the authority to administer the plan to a duly constituted committee of the SIRVA Board.


    A maximum of 300,000 shares may be issued under the plan. Of those shares, up to 100,000 shares of common stock are permitted to be sold to management and up to 200,000 options may be granted. The options allow participants to purchase shares of SIRVA common stock. Options granted under the plan that are canceled without having been exercised may be reissued under the plan. As of May 20, 2002, 35,720 shares and 81,307 options were outstanding under the plan.


SHARES


    Under the stock incentive plan, participants may be offered the right to purchase shares of SIRVA common stock. The purchase price of the shares will equal the fair market value of SIRVA common stock on the date of the offer. If a participant chooses to purchase shares, such participant must agree not to sell or otherwise dispose of the shares purchased under the stock incentive plan, except in compliance with the Securities Act and the subscription agreement entered into between SIRVA and such participant. Under the subscription agreement, participants are not permitted to transfer shares purchased at any time before an underwritten public offering of SIRVA common stock, which is led by at least one underwriter of nationally recognized standing except under limited circumstances. Clayton, Dubilier & Rice Fund V Limited Partnership is the only stockholder that currently has the right to initiate a public offering by itself. In addition, any sale or other disposition must also be made in compliance with any applicable state and foreign securities laws. Further, if SIRVA files a registration statement under the Securities Act with respect to an underwritten public offering of the common stock, participants may not sell or distribute any shares of common stock to the public during the 20 days before and the 180 days after the effective date of the registration statement, other than as part of the public offering. The restrictions on transfer will not continue following a public offering of the common stock.


OPTIONS

    Under the stock incentive plan, two types of options may be granted: service options and performance options. Service options become vested and exercisable in equal annual installments on each of the first five anniversaries of the grant date. Performance options generally become vested and exercisable upon achievement of specified cumulative EBITDA targets, except that, to the extent not vested sooner, they become vested on the ninth anniversary of the grant date. In addition, the SIRVA Board may accelerate the exercisability of any option at any time and from time to time. All options granted expire after ten years from the grant date. In connection with offerings of common stock to participants under the plan that took place prior to December 31, 2001, the Company granted two options for each share of SIRVA common stock purchased: one service option and one performance option. In future offerings, the Company expects to grant two service options for each share of SIRVA common stock purchased. In such case, no performance options will be granted.

    The exercise price of the options will equal the fair market value of SIRVA common stock at the date of the grant. Fair market value is determined by the Board based on an independent appraisal using various financial methodologies. Grantees who choose to exercise their options must pay all applicable taxes, which are due upon exercise before shares may be granted. To exercise an option, a holder may pay the exercise price in full in cash or cash equivalents, including by personal check, at the time of exercise. The exercise price of any options exercised at any time following a public offering may be paid in full or in part in the form of shares of SIRVA common stock that have been owned by the holder for at least six months, based on the fair market value of such shares of common stock on the date of exercise.

    In the event of a participant's termination of service with SIRVA or any subsidiary by reason of death, disability or retirement at age 65, those options that have become vested and exercisable prior to the date of termination of service shall remain exercisable until the first to occur of: (1) the day that is six months after the date of termination of employment; or (2) the expiration of the term of the option. Those options that have not become vested and exercisable prior to the date of termination of service by reason of death, disability or retirement at age 65 shall be canceled immediately upon such termination of service.

    In the event of the participant's termination of service with SIRVA or any subsidiary for cause, then all vested and unvested options held by a participant shall be forfeited and terminated immediately upon such termination of service.

    In the event a participant's service with SIRVA or any subsidiary is terminated for any other reason, such participant's vested and exercisable options shall remain exercisable solely until the first to occur of:

    - the 60th day after the earliest of the expiration of Clayton, Dubilier & Rice Fund V Limited Partnership's right to purchase the options or receipt of written notice that Clayton, Dubilier & Rice Fund V Limited Partnership does not intend to exercise its right to purchase the options (see Repurchase Provisions below) and

    - the expiration of the term of the options. Those options that have not become vested and exercisable prior to the date of termination of service shall be canceled immediately upon such termination of employment.

    Upon a "Change in Control" in SIRVA or North American Van Lines (as defined in the stock incentive plan), each vested and unvested service option, all vested performance options and a percentage of the unvested performance options will be canceled in exchange for a payment in cash of an amount equal to the excess, if any, of the price paid in the change in control transaction over the exercise price. All remaining unvested performance options will be canceled. Any payments made in such event will generally be paid within 30 days after the change in control and will be made in cash or in shares of capital stock of the acquirer, as determined by the SIRVA Board. Notwithstanding the foregoing, if the SIRVA Board determines before the change in control either that:

    - all outstanding options will be honored or assumed by the acquirer, or

    - alternative options with equal or better terms will be made available, the outstanding options will not be canceled, their vesting and exercisability will not be accelerated, and there will be no payment in exchange for the options.

To be approved by the Board, any alternative options offered must:

    - have substantially equivalent economic value to the outstanding options, and

    - must have terms which provide, upon the involuntary termination of an optionee's employment within two years of the Change in Control, for either (a) unrestricted exercisability and transferability of the alternative options; or (b) a payment in exchange for any alternative options that equals the difference between the exercise price of such alternative options and the fair market value of the stock subject to such alternative options at the time of the involuntary termination.

    Options cannot be transferred or assigned by a participant other than by will or by the laws of descent or to the SIRVA or Clayton, Dubilier & Rice
Fund V Limited Partnership under their right to purchase options on termination of employment. In addition, options can be exercised only by a participant on a participant's estate after death.

    If the employment of a participant terminates for any reason before the first public offering, SIRVA and Clayton, Dubilier & Rice Fund V Limited Partnership each have an option to repurchase all or any portion of any shares of SIRVA common stock or options to purchase shares of SIRVA common stock. SIRVA and Clayton, Dubilier & Rice Fund V Limited Partnership are not obligated to purchase securities, except in limited circumstances.

    If service is terminated by SIRVA or any subsidiary (1) without cause;
(2) by death, disability or retirement at age 65; or (3) by resignation of the participant, the repurchase price for the stock is its fair market value as determined in good faith by the SIRVA Board based on an independent appraisal using various financial methodologies. The purchase price for any options equals the excess, if any, of (1) the fair market value of the shares issuable upon exercise of the options purchased as of the date of termination over (2) the aggregate exercise price of the options.

    If service is terminated by SIRVA or any subsidiary with cause, the repurchase price for the stock is the lesser of the fair market value and the original purchase price. As discussed above, any options are immediately forfeited.

    Participants who have terminated their employment with SIRVA or any subsidiary are entitled to keep any shares that are not repurchased by SIRVA or Clayton, Dubilier & Rice Fund V Limited Partnership.

    Participants have the right to require SIRVA to repurchase their shares if their employment terminates by reason of death, disability or requirement at age 65.

    For participants who acquired shares prior to July 1, 2000, the fair market value of any shares to be repurchased is determined as of the effective date of termination of employment. For participants who acquired shares on or after July 1, 2000, the fair market value of any shares to be repurchased is determined as of the later of (i) the effective date of termination of employment or (ii) six months and one day after the date of acquisition.

    All repurchase rights and obligations will expire automatically upon the consummation of a public offering and will not apply to shares offered or sold in connection with such an offering.

    SIRVA and Clayton, Dubilier & Rice Fund V Limited Partnership are entitled to apply any portion of the purchase price of shares or options to discharge any indebtedness a participant may owe to SIRVA or to North American Van Lines or indebtedness that is guaranteed by North American Van Lines, including, without limitation, indebtedness incurred by such participant to purchase shares of common stock.

REGISTRATION RIGHTS


    SIRVA and Clayton, Dubilier & Rice Fund V Limited Partnership are parties to a registration and participation agreement, dated as of March 30, 1998, as amended. On November 19, 1999, SIRVA and Clayton, Dubilier & Rice Fund V Limited Partnership amended the registration and participation agreement to add Exel as a party. This agreement permits holders of securities of SIRVA who collectively own at least 50% of SIRVA common stock to require SIRVA to register their securities and pay for such registration under certain conditions. Because Clayton, Dubilier & Rice Fund V Limited Partnership holds more than 50% of SIRVA common stock, it is the only shareholder able to initiate the initial registration by itself. Furthermore, members of management generally do not have registration rights under the registration and participation agreement for shares of SIRVA common stock issued upon exercise of options if SIRVA has registered such shares under the Securities Act. If SIRVA files a registration statement under the Securities Act with respect to a public offering of its common stock, members of management who have previously purchased SIRVA common stock are not permitted to effect any public sale or distribution of any shares of such stock during the 20 days before and the 180 days after the effective date of the registration statement (other than as part of the public offering).


SEPARATION AGREEMENT WITH JEFFREY P. GANNON

    As of April 2, 2001, SIRVA and Mr. Gannon entered into a separation agreement pursuant to which Mr. Gannon resigned from his service as President and Chief Executive Officer and as a Director of SIRVA. As described below, any liabilities which may have accrued to SIRVA under Mr. Gannon's employment agreement have been satisfied by the separation agreement.

    Under the terms of the separation agreement during the one-year period following his resignation, Mr. Gannon will continue to receive his annual base salary payable in accordance with SIRVA's usual payroll practices, with SIRVA retaining the right to accelerate the payment of all or a portion of such benefit at any time. In addition, Mr. Gannon will continue to receive medical and welfare benefits during such one-year period as if he had remained in the employ of SIRVA. Both of these benefits are subject to reduction if Mr. Gannon obtains other employment within such one-year period. Mr. Gannon also received payment of any earned and unpaid base salary for the period prior to the date of termination. Upon his resignation, all of Mr. Gannon's 22,500 options were cancelled without payment and all of his 7,500 shares of SIRVA common stock were repurchased by SIRVA for a purchase price of $142 per share (their fair market value as of the date of repurchase and the price at which Mr. Gannon originally purchased such shares).

    Mr. Gannon has agreed that during the five years following termination of his employment with SIRVA, he will refrain from disclosing confidential information regarding SIRVA. Additionally, for the one-year period following his resignation, Mr. Gannon will not:

    - participate in any business that is engaged in the business of or that is otherwise in competition with any business conducted by SIRVA or its affiliates;

    - induce or attempt to induce any employee of SIRVA or its affiliates to leave the employ of SIRVA or its affiliates or

    - solicit any business relationship that is competitive with the business or relationship of SIRVA or any of its affiliates with any agent, customer, client, distributor or vendor.

SEPARATION AGREEMENT WITH RICHARD H. BOGAN

    As of August 31, 2001, SIRVA and Mr. Bogan entered into a Separation Agreement pursuant to which Mr. Bogan resigned from his service as President, Logistics Services. As described below, any liabilities that may accrue to SIRVA under Mr. Bogan's employment agreement have been satisfied by the Separation Agreement.

    Under the terms of the Separation Agreement, during a one year period following his resignation, Mr. Bogan will continue to receive his annual base salary payable in accordance with SIRVA's usual payroll practices. This benefit ceases as of such time as Mr. Bogan begins any new employment or becomes self-employed.

    In addition, Mr. Bogan will continue to receive medical and welfare benefits during such one year period as if he had remained in the employ of SIRVA. These benefits are subject to reduction if Mr. Bogan obtains other employment.

    Mr. Bogan has agreed that during the one year following the effective date of the Separation Agreement, he will refrain from disclosing confidential information regarding SIRVA. Additionally, for the one year following his resignation, Mr. Bogan will not:

    - become employed by, or engage in business with, or act as a consultant to, any business or entity that competes in a material way with SIRVA's domestic and foreign logistics, blanketwrap or high tech business solutions, or

    - solicit or induce any employee, consultant or agent of SIRVA to leave employment with SIRVA or end its agency relationship with SIRVA.

RETIREMENT PLANS

    SIRVA sponsors the NAVL, Inc. Employee Retirement Plan, a funded, non-contributory defined benefit pension plan covering eligible employees of North American Van Lines in the United States. SIRVA also sponsors an excess benefit plan which is an unfunded, non-qualified plan that provides retirement benefits not otherwise provided under the retirement plan because of the benefit limitations imposed by Section 415 and 401(a)(17) of the Internal Revenue Code. The excess benefit plan ensures that an executive receives the total pension benefit to which he or she would otherwise be entitled, were it not for such Code limitations. Ronald L. Milewski and Ralph A. Ford were the only Named Executives participating in these plans during fiscal year 2001.

    The retirement plan provides each eligible employee with retirement benefits based principally on years of service with North American Van Lines, compensation rates over that time, and estimated primary Social Security benefits. The following table shows the estimated annual pension benefits payable to a covered participant at normal retirement age (65) under both the retirement plan and the excess benefit plan. These benefits are based on the final pay formula contained in the retirement plan that applies to all benefits and that accrue under both plans, which is discussed below.

                               PENSION PLAN TABLE

                                                          YEARS OF SERVICE
                                    ------------------------------------------------------------
   AVERAGE ANNUAL COMPENSATION             5              10         15         20         25
   ---------------------------      ----------------   --------   --------   --------   --------
$200,000..........................      $13,690        $ 27,379   $ 41,069   $ 54,758   $ 68,448
$225,000..........................      $15,565        $ 31,129   $ 46,694   $ 62,258   $ 77,823
$250,000..........................      $17,440        $ 34,879   $ 52,319   $ 69,758   $ 87,198
$275,000..........................      $19,315        $ 38,629   $ 57,944   $ 77,258   $ 96,573
$300,000..........................      $21,190        $ 42,379   $ 63,569   $ 84,758   $105,948
$400,000..........................      $28,690        $ 57,379   $ 86,069   $114,758   $143,448
$600,000..........................      $43,690        $ 87,379   $131,069   $174,758   $218,448
$800,000..........................      $58,690        $117,379   $176,069   $234,758   $293,448
$1,000,000........................      $73,690        $147,379   $221,069   $294,758   $368,448
$1,200,000........................      $88,690        $177,379   $266,069   $354,758   $443,448

    Benefits available under the retirement plan and the excess benefit plan are subject to offset for Social Security benefits. Compensation taken into account under the plans is the average monthly compensation paid to a participant during the consecutive 60-month period over the most recent 120-month period that produces the highest average compensation. For this purpose, compensation includes the total of base salary and bonus.

    Benefits are payable in the form of straight life annuity or a joint and survivor annuity. As of December 31, 2001, Mr. Ford had accrued 2.25 years of credited service. Mr. Milewski had accrued 6 years of credited service.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION


    The Board established a Compensation Committee to review all compensation arrangements for executive officers of North American Van Lines. The individuals serving on the Compensation Committee during 2001 were James W. Rogers (Chairman), Edmund M. Carpenter and Kenneth E. Homa. Mr. Rogers, who serves as President and Chief Executive Officer of SIRVA, is a principal of Clayton, Dubilier & Rice, Inc., a limited partner of CD&R Associates Fund V Limited Partnership and CD&R Associates Fund VI Limited Partnership and a stockholder and director of CD&R Investment Associates II, Inc. and CD&R Investment Associates VI, Inc.



    Clayton, Dubilier & Rice, Inc. receives an annual fee for management and financial consulting services to North American Van Lines, including expenses. The consulting fees paid to Clayton, Dubilier & Rice, Inc. were $400,000 for each of 1998 through 2000. Such consulting fees were increased to $1.0 million annually from January 1, 2001 and will be reviewed on an annual basis. North American Van Lines paid Clayton, Dubillier & Rice, Inc. an additional $375,000 in consulting fees in 2001 in connection with the services provided by Mr. Rogers as President and Chief Executive Officer of North American Van Lines since his election on April 2, 2001. Mr. Rogers receives no compensation for his services as President and Chief Executive Officer. SIRVA and North American Van Lines have also agreed to indemnify the members of the Boards to the full extent permitted by Delaware law, and to indemnify Clayton, Dubilier & Rice, Inc. and Clayton, Dubilier & Rice Fund V Limited Partnership (together with any other investment vehicle managed by Clayton, Dubilier & Rice, Inc., including Clayton, Dubilier & Rice Fund VI Limited Partnership, their respective directors, officers, partners, employees, agents and controlling persons) against certain liabilities incurred under the federal securities laws and other laws regulating the business of North American Van Lines and certain other claims and liabilities with respect to their services for SIRVA and North American Van Lines.

                           OWNERSHIP OF CAPITAL STOCK


    SIRVA owns all of the outstanding capital stock of North American Van Lines. The outstanding capital stock of SIRVA is beneficially owned as set forth in the following table, which includes information as of May 20, 2002 as to


    (1) each person known to North American Van Lines to own five percent or more of the common stock of SIRVA,

    (2) each director of North American Van Lines,

    (3) each executive officer of North American Van Lines listed in the Summary Compensation Table under "Management" above, and

    (4) all directors and executive officers of North American Van Lines as a group.


                                                                NUMBER     PERCENTAGE
NAME AND ADDRESS OF BENEFICIAL OWNER(1)                       OF SHARES     OF SHARES
---------------------------------------                       ----------   -----------
Clayton, Dubilier & Rice Fund V Limited Partnership(2) .....  1,016,459       57.6%
  1403 Foulk Road, Suite 106
  Wilmington, Delaware 19803

Clayton, Dubilier & Rice Fund VI Limited Partnership(3) ....    422,537       24.0%
  1403 Foulk Road, Suite 106
  Wilmington, Delaware 19803

NFC International Holdings (Netherlands II) BV(4) ..........    318,779       13.1%
  c/o Exel plc
  Ocean House
  The Ring
  Bracknell
  Berkshire RG12 1AW
  England



NAME OF EXECUTIVE OFFICER OR DIRECTOR
-------------------------------------
James W. Rogers.............................................     10,000          *

Michael P. Fergus(5)........................................      6,738          *

Ronald L. Milewski(6).......................................      7,429          *

Ralph A. Ford(7)............................................      5,929          *

Larry L. Gunther............................................         --          *

Michael G. Babiarz..........................................         --         --

Edmund M. Carpenter.........................................         --         --

Kevin J. Conway.............................................         --         --

Kenneth E. Homa.............................................      2,500          *

Carl T. Stocker.............................................         --         --

All directors and executive officers as a group (20
  persons)(8)...............................................     44,037        2.3%


------------------------

*   Less than 1%

(1) In accordance with Rule 13d-3 under the Securities Exchange Act of 1934, as amended, a person is deemed a "beneficial owner" of a security if he or she has or shares the power to vote or direct the voting of such security or the power to dispose or direct the disposition of such security. A person is also deemed to be a beneficial owner of any securities which that person has the right to acquire beneficial ownership of within 60 days. More than one person may be deemed to be a beneficial owner of the same securities.


(2) CD&R Associates V Limited Partnership, a Cayman Islands exempted limited partnership, is the general partner of Clayton, Dubilier & Rice Fund V Limited Partnership and has the power to direct Clayton, Dubilier & Rice Fund V Limited Partnership as to the voting and disposition of shares held by Clayton, Dubilier & Rice Fund V Limited Partnership. CD&R Investment Associates II, Inc., a Cayman Island exempted company, is the managing general partner of Associates V and has the power to direct Associates V as to its direction of Clayton, Dubilier & Rice Fund V Limited Partnership's voting and disposition of the shares held by Clayton, Dubilier & Rice
    Fund V Limited Partnership. No person controls the voting and disposition of CD&R Investment Associates II, Inc. with respect to the shares owned by Clayton, Dubilier & Rice Fund V Limited Partnership. Each of CD&R
    Associates V Limited Partnership and CD&R Investment Associates II, Inc. expressly disclaims beneficial ownership of the shares owned by Clayton, Dubilier & Rice Fund V Limited Partnership. The business address for each of Clayton, Dubilier & Rice Fund V Limited Partnership, CD&R Associates V Limited Partnership and CD&R Investment Associates II, Inc. is 1403 Foulk Road, Suite 106, Wilmington, Delaware 19803.



(3) CD&R Associates VI Limited Partnership, a Cayman Islands exempted limited partnership, is the general partner of Clayton, Dubilier & Rice Fund VI Limited Partnership and has the power to direct Clayton, Dubilier & Rice Fund VI Limited Partnership as to the voting and disposition of shares held by Clayton, Dubilier & Rice Fund VI Limited Partnership. CD&R Investment Associates VI, Inc., a Cayman Island exempted company, is the general partner of CD&R Associates VI Limited Partnership and has the power to direct CD&R Associates VI Limited Partnership as to its direction of Clayton, Dubilier & Rice Fund VI Limited Partnership's voting and disposition of the shares held by Clayton, Dubilier & Rice Fund VI Limited Partnership. No person controls the voting and disposition of CD&R Investment Associates VI, Inc. with respect to the shares owned by Clayton, Dubilier & Rice Fund VI Limited Partnership. Each of CD&R Associates VI Limited Partnership and CD&R Investment Associates VI, Inc. expressly disclaims beneficial ownership of the shares owned by Clayton, Dubilier & Rice Fund VI Limited Partnership. The business address for each of Clayton, Dubilier & Rice Fund VI Limited Partnership, CD&R Associates VI Limited Partnership and CD&R Investment Associates VI, Inc. is 1403 Foulk Road, Suite 106, Wilmington, Delaware 19803.



(4) Includes 87,480 shares issuable to NFC International Holdings
    (Netherlands II) upon exercise of the warrant received by Exel as part of the consideration for the sale of the Allied business.



(5) Includes 2,738 shares issuable to Mr. Fergus upon exercise of options exercisable within 60 days.



(6) Includes 4,429 shares issuable to Mr. Milewski upon exercise of options exercisable within 60 days.



(7) Includes 2,225 shares issuable to Mr. Ford upon exercise of options exercisable within 60 days.



(8) Includes approximately 12,614 shares issuable upon exercise of options exercisable within 60 days.

              CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS


    Each of Clayton, Dubilier & Rice Fund V Limited Partnership, a Cayman Islands exempted limited partnership, and Clayton, Dubilier & Rice Fund VI Limited Partnership, a Cayman Islands exempted limited partnership, is a private investment fund managed by Clayton, Dubilier & Rice, Inc. Amounts contributed to Clayton, Dubilier & Rice Fund V Limited Partnership or to Clayton, Dubilier & Rice Fund VI Limited Partnership by its limited partners are invested at the discretion of the general partner in equity or equity-related securities of entities formed to effect leveraged acquisition transactions and in the equity of corporations where the infusion of capital, coupled with the provision of managerial assistance by Clayton, Dubilier & Rice, Inc., can be expected to generate returns on investments comparable to returns historically achieved in leveraged acquisition transactions.



    The general partner of Clayton, Dubilier & Rice Fund V Limited Partnership is CD&R Associates V Limited Partnership ("Associates V"). Associates V has three general partners. The managing general partner of Associates V is CD&R Investment Associates II, Inc. ("Investment Associates II"). The other general partners of Associates V are CD&R Cayman Investment Associates, Inc., a Cayman Islands exempted company ("Associates Cayman Inc."), and CD&R Investment Associates, Inc., a Delaware corporation ("Associates Inc."). Under the partnership agreement of Associates V, all management authority (other than with respect to the amendment of the partnership agreement) is vested in Investment Associates II. The general partner of Clayton, Dubilier & Rice Fund VI Limited Partnership is CD&R Associates VI Limited Partnership ("Associates VI"). Associates VI has a general partner, CD&R Investment Associates VI, Inc. ("Investment Associates VI"). An organizational chart showing the ownership structure of SIRVA, on an undiluted basis, and NAVL is set forth below:


                                     [LOGO]


    Each of James Rogers, Michael Babiarz, Kevin Conway and Richard Schnall, who are principals of Clayton, Dubilier & Rice, Inc., and limited partners of Associates V and Associates VI and stockholders and directors of Investment Associates II and Investment Associates VI, is a director of North American Van Lines. Mr. Conway is also a Vice President and the Secretary of Investment Associates II and Investment Associates VI. In addition, Edmund Carpenter, a director of North American Van Lines, is a former professional employee of Clayton, Dubilier & Rice, Inc.



    Clayton, Dubilier & Rice, Inc. is a private investment firm that is organized as a Delaware corporation. Clayton, Dubilier & Rice, Inc. is the manager of a series of investment funds, including Clayton, Dubilier & Rice Fund V Limited Partnership and Clayton, Dubilier & Rice Fund VI Limited Partnership, formed to invest in equity or equity-related securities. Clayton, Dubilier & Rice, Inc. generally assists in structuring, arranging financing for and negotiating the transactions in which the funds it manages invest. After the consummation of such transactions, Clayton, Dubilier & Rice, Inc. generally provides management and financial consulting services to the companies in which its investment funds have invested during the period of such funds' investment. Such services include helping such companies to establish effective banking, legal and other business relationships and assisting management in developing


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and implementing strategies for improving the operational, marketing and financial performance of such companies.



    SIRVA, North American Van Lines and Clayton, Dubilier & Rice, Inc. are parties to an Amended and Restated Consulting Agreement, dated as of January 1, 2001, pursuant to which Clayton, Dubilier & Rice, Inc. provides financial advisory and management consulting services to SIRVA and North American Van Lines. Clayton, Dubilier & Rice, Inc. is paid a management fee of $1.0 million annually, which is reviewed on an annual basis. For the three months ended March 31, 2002 and the year ended December 31, 2001 Clayton, Dubilier & Rice, Inc. was paid an additional $0.125 million and $0.375 million, respectively, in connection with the services provided by Mr. Rogers, a principal of Clayton, Dubilier & Rice, Inc., as President and Chief Executive Officer of SIRVA and North American Van Lines since his election on April 2, 2001. Mr. Rogers receives no compensation for his services as President and Chief Executive Officer.



    SIRVA and North American Van Lines have also entered into an Indemnification Agreement, dated as of March 30, 1998, in favor of Clayton, Dubilier & Rice, Inc. and Clayton, Dubilier & Rice Fund V Limited Partnership (together with any other investment vehicle managed by Clayton, Dubilier & Rice, Inc., including Clayton, Dubilier & Rice Fund VI Limited Partnership, their respective directors, officers, partners, employees, agents and controlling persons, the "Indemnitees"), pursuant to which SIRVA and North American Van Lines have agreed, subject to certain exceptions, to indemnify and hold harmless the members of the boards of directors of SIRVA and North American Van Lines to the full extent permitted by Delaware law, and to indemnify the Indemnitees from and against any suits, claims, damages or expenses that may be made against or incurred by them under applicable securities laws in connection with offerings of securities of North American Van Lines, liabilities to third parties arising out of any action or failure to act by North American Van Lines, and, except in the case of gross negligence or intentional misconduct, the provision by Clayton, Dubilier & Rice, Inc. of management, consulting and financial advisory services.



    North American Van Lines has guaranteed loans as of May 20, 2002 in an aggregate principal amount of $0.5 million, to eight members of management in connection with their investment in SIRVA. These loans mature on various dates in 2004 and bear interest at the prime rate plus 1.0%.


    An affiliate of Exel, NFC International Holdings (Netherlands II) BV, holds a Common Stock Purchase Warrant issued by SIRVA in connection with the Allied Aquisition. The warrant entitles the holder to purchase 87,480 shares of common stock of SIRVA, par value $0.01 per share, at an exercise price of $400.00 per share. The term of the warrant is five years and it contains customary anti-dilution protections. In addition, the warrant and any shares issued upon its exercise are subject to certain transfer restrictions, including rights of first refusal and drag-along rights in our favor and in favor of Clayton, Dubilier & Rice Fund V Limited Partnership and hold-back covenants.

    An affiliate of Exel also holds 24,500 shares of junior preferred stock of SIRVA, which shares have an initial liquidation preference of $24.5 million. The dividend rate on this junior preferred stock is 12.4% compounded quarterly, although the payment of dividends is subject to the discretion of the Board of Directors of SIRVA and the ability of SIRVA to pay dividends is subject to our various debt agreements, including the indenture and the senior credit facility. In limited circumstances the junior preferred stock is exchangeable at the option of SIRVA for subordinated exchange debentures of SIRVA. Subject to the terms of our debt agreements, including the indenture and the senior credit facility agreements, the junior preferred stock is required to be redeemed on the eleventh anniversary of its issue date, or upon the occurrence of certain other events. In addition, SIRVA has a right, subject to the terms of its debt agreements, to redeem the junior preferred stock at any time after the first anniversary of its issue date.

    SIRVA and Exel are parties to a letter agreement which gives Exel the right, so long as it or any of its affiliates holds ten percent of the outstanding shares of SIRVA, to nominate one director to the board of directors of SIRVA and North American Van Lines. The remaining members of the boards are appointed

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by Clayton, Dubilier & Rice Fund V Limited Partnership. The letter agreement also imposes certain restrictions on the transfer of the 174,961 shares of common stock of SIRVA held by NFC International Holdings (Netherlands II), such as rights of first refusal, drag-along rights and hold-back covenants.


    SIRVA and Clayton, Dubilier & Rice Fund V Limited Partnership are parties to a Registration and Participation Agreement, dated as of March 30, 1998, as amended, which permits holders of securities of SIRVA to require SIRVA to register their securities and pay for such registration under certain conditions. In connection with the Allied Acquisition, this agreement was amended to include Exel as a party and to accord Exel the right, so long as it or its affiliate owns 115,650 shares of common stock of SIRVA, to demand that SIRVA register its securities. In addition, the amendment allows Exel or such affiliate to participate in the demand rights exercised by other holders of SIRVA securities and if Clayton, Dubilier & Rice Fund V Limited Partnership or any other investment vehicle managed by Clayton, Dubilier & Rice, Inc., including Clayton, Dubilier & Rice Fund VI Limited Partnership, subscribes for additional shares of the SIRVA, to buy a pro rata portion of such shares.


    SIRVA and Clayton, Dubilier & Rice Fund V Limited Partnership are parties to a Stock Subscription Agreement, dated as of March 30, 1998, which sets forth the terms and conditions of the purchase by Clayton, Dubilier & Rice Fund V Limited Partnership of 615,050 shares of common stock of SIRVA. Pursuant to such agreement, Clayton, Dubilier & Rice Fund V Limited Partnership is entitled to consult with SIRVA with respect to the operation of SIRVA or any of its subsidiaries at any time, to have observers attend meetings of the board of directors of SIRVA and certain of its subsidiaries and to receive all quarterly and annual financial reports and budgets, as well as other documents, of SIRVA. In addition, the Stock Subscription Agreement imposes certain restrictions on the transfer of the shares of common stock of SIRVA owned by Clayton, Dubilier & Rice Fund V Limited Partnership.

    On December 1, 1999, pursuant to two Stock Subscription Agreements, each dated as of November 19, 1999, Clayton, Dubilier & Rice Fund V Limited Partnership and Exel purchased 225,352 and 56,338 shares of common stock of SIRVA, respectively. These Stock Subscription Agreements impose certain restrictions on the transfer of the shares of common stock purchased under these agreements, and provide that the purchasers of such stock are entitled to the rights and subject to the obligations created under the Registration and Participation Agreement described above. The proceeds of this stock subscription were used to repay a $40 million interim loan incurred by SIRVA in connection with the Allied Acquisition. As a result of this stock subscription, accredited investors who were stockholders of SIRVA at the time of such subscription, including members of management, were entitled to buy, on a pro rata basis, additional shares of common stock from SIRVA. The total number of shares purchased by these accredited investors was 6,562.


    In connection with the Allied Acquisition, in December 1999, SIRVA offered and sold to certain members of North American Van Lines' management shares of its common stock and granted options to purchase such shares, pursuant to the SIRVA Stock Incentive Plan. Several additional management offerings were made in 2000, 2001 and 2002. As of May 20, 2002, 114 members of management owned 35,720 shares of such stock and/or had been granted options to purchase 81,307 additional shares of such stock pursuant to these management stock offerings. See "Management--SIRVA Stock Incentive Plan."


    On August 25, 2000, our parent, SIRVA, and certain of its subsidiaries, including North American Van Lines, contributed certain assets to Moveline, Inc., then a newly incorporated corporation, in exchange for non-voting convertible preferred stock representing approximately 30% of the initial fully diluted capital stock of Moveline. Clayton, Dubilier & Rice Fund V Limited Partnership invested additional funds for approximately 50% of the inital fully diluted capital stock of Moveline. The remaining 20% of Moveline's capital stock was reserved for issuance to Moveline management and third party business partners.

    On December 31, 2001, we completed a stock-for-stock merger with Moveline, Inc., under an agreement and plan of merger, dated as of November 9, 2001, pursuant to which Moveline merged with one of our wholly-owned subsidiaries, with such subsidiary as the surviving corporation. Under the terms of

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the merger agreement, Moveline's stockholders received a fraction of a share of the common stock of our parent, SIRVA, for each Moveline share acquired in the merger. Immediately following the merger, we contributed the surviving subsidiary to Allied Van Lines, Inc., another of our wholly-owned subsidiaries. Allied Van Lines subsequently merged with that subsidiary with Allied Van Lines as the surviving corporation. In connection with the stocks for stock merger, Clayton, Dubilier & Rice Fund V Limited Partnership acquired 176,057 additional shares of SIRVA. Prior to the merger, Moveline had developed and marketed a proprietary information technology-based customer care solution that builds upon the relocation industry's historical van-line business model.


    Clayton, Dubilier & Rice Fund VI Limited Partnership and SIRVA are parties to a Stock Subscription Agreement, dated April 12, 2002. Pursuant to such agreement, Clayton, Dubilier & Rice Fund VI Limited Partnership is entitled to consult with SIRVA with respect to the operations of SIRVA or any of its subsidiaries at any time, to have observers attend meetings of the board of directors of SIRVA and certain of its subsidiaries and to receive all quarterly and annual financial reports and budgets, as well as other documents, of SIRVA. In addition, the Stock Subscription Agreement imposes certain restrictions on the transfer of the shares of common stock of SIRVA owned by Clayton, Dubilier & Rice Fund VI Limited Partnership.



    Pursuant to the Stock Subscription Agreement, Clayton, Dubilier & Rice Fund VI Limited Partnership purchased 140,846 shares of SIRVA common stock on April 12, 2002. The proceeds of this stock subscription were used to fund a portion of the purchase price for North American Van Lines' purchase of National Association of Independent Truckers, a leading provider of insurance services to independent contract truck drivers. On May 3, 2002, Clayton, Dubilier & Rice Fund VI Limited Partnership purchased an additional 281,691 shares of SIRVA common stock. The proceeds of this stock subscription were used to fund a portion of North American Van Lines' purchase of the Cooperative Resource Services, Ltd. business that provides comprehensive relocation services to companies and their employees, including home sale services, relocation logistics services and mortgage lending services.



    In connection with these investments made by Clayton, Dubilier & Rice Fund VI Limited Partnership on April 12 and May 3, 2002, accredited investors who currently hold shares of SIRVA common stock, including members of management, will be offered the opportunity to purchase, on a pro rata basis, additional shares of SIRVA common stock. The total number of shares that is expected to be offered to such stockholders is 204,426.



    On March 21, 2002, the board of directors of SIRVA approved a management stock offering to certain new members of management. In connection with such offering, SIRVA expects to sell up to 17,500 shares of SIRVA common stock and options to purchase 35,000 shares of SIRVA common stock.


    Our subsidiary, TransGuard Insurance Company of America, Inc., is party to several intercompany agreements with Vanguard Insurance Agency, Inc., Allied Van Lines, ClaimGuard, Inc. and TransGuard General Agency, Inc., governing various matters such as the terms and conditions of the solicitation of accounts by Vanguard on behalf of TransGuard and the payment by Allied Van Lines of certain of TransGuard's operating expenses. Consistent with Illinois law governing the insurance industry and with the exception of the payment by TransGuard to Vanguard on a commission basis, all payments made pursuant to these intercompany agreements are made on a cost-reimbursement basis, with payment amounts ranging from $0.05 million to $2.7 million per year.

    Exel plc and its affiliates provide certain information technology and real property services to us pursuant to a transition services agreement entered into in connection with the Allied Acquisition. In addition there are a number of properties in the United Kingdom which are used both for operations of the moving and storage services businesses we acquired and also for operations of other businesses of Exel which Exel retained. Certain subsidiaries of Exel lease or sublease, as the case may be, portions of those facilities which we acquired in connection with the Allied Acquisition. Similarly, in the case of the shared sites which we acquired in connection with the Allied Acquisition, Pickfords Limited leases or subleases, as

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the case may be, to certain Exel entities portions of those facilities for their use. The terms of these leasing and subleasing arrangements range from less than one year to up to fifteen years and are generally at market rents and conditions.


                       DESCRIPTION OF OTHER INDEBTEDNESS


SENIOR CREDIT FACILITY


    GENERAL. In connection with the Allied Acquisition, we entered into a credit facility with a syndicate of financial institutions, with The Chase Manhattan Bank as administrative agent (the "Agent") and Banc of America Securities LLC as syndication agent. The following summary is a description of the principal terms of the senior credit agreement, as amended, and the related documents governing the facility (the "Credit Documentation") and is subject to and qualified in its entirety by reference to the Credit Documentation. The senior credit agreement and its amendments governing the facility have been filed as exhibits to the registration statement of which this prospectus is a part. It is available as set forth under the heading "Where You Can Find More Information."



    The senior credit agreement originally provided for senior secured credit facilities in an aggregate principal amount of up to $475.0 million, consisting of:


    - a revolving credit facility in an aggregate principal amount of up to $150.0 million,

    - a seven-year term loan of $150.0 million (the "Tranche A Term Loan") and


    - an eight-year term loan of $175.0 million (the "Tranche B Term Loan").



    In connection with the purchase of the relocation services business of Cooperative Resource Services, Ltd. on May 3, 2002, North American Van Lines borrowed an additional $50.0 million under the Tranche B Term Loan facility. These senior secured credit facilities are made available to North American Van Lines. The revolving credit facility is also made available to certain foreign subsidiaries of North American Van Lines (together with North American Van Lines, the "Borrowers").



    USE OF FACILITY. In connection with the closing of the Allied Acquisition, North American Van Lines used the term loans and borrowed under the revolving credit facility to refinance certain existing indebtedness and as part of the financing for the Allied Acquisition. In connection with the purchase of the relocation services business of Cooperative Resource Services, Ltd., North American Van Lines used the additional $50.0 million borrowed under the Tranche B Term Loan facility to fund a portion of the purchase price for the acquired business, to refinance certain existing indebtedness of the acquired business, and to refinance existing indebtedness under the revolving credit facility. The remaining unused commitment under the revolving credit facility is available to the Borrowers from time to time for general corporate purposes.


    GUARANTEE AND SECURITY. The obligations of North American Van Lines are guaranteed by SIRVA and certain of the existing and subsequently acquired or organized domestic subsidiaries of North American Van Lines. In the event that any foreign subsidiary of North American Van Lines is permitted to borrow under the senior credit facility, its obligations will be guaranteed by SIRVA, North American Van Lines, certain of North American Van Lines' domestic subsidiaries and certain of the subsidiaries, including foreign subsidiaries, of such foreign subsidiary borrower. North American Van Lines' obligations under the senior credit facility are secured by substantially all of the tangible and intangible assets of SIRVA, North American Van Lines and certain of its domestic subsidiaries, except that

    - the stock or securities of the foreign subsidiaries of North American Van Lines (other than any direct first-tier foreign subsidiary of North American Van Lines) is not required to be pledged to secure these obligations,

    - no more than 65% of the stock or securities of a direct first-tier foreign subsidiary of North American Van Lines is required to be pledged to secure these obligations, and

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    - no more than 65% of the stock or securities of any domestic subsidiary of
      North American Van Lines that acts as a holding company for foreign subsidiaries of North American Van Lines is required to be pledged to secure these obligations.

In the event that any foreign subsidiary of North American Van Lines is permitted to borrow under the senior credit facility, its obligations will be secured by not more than 65% of the stock of such foreign subsidiary borrower and by substantially all of the tangible and intangible assets of such foreign subsidiary borrower, SIRVA, North American Van Lines, certain of North American Van Lines' domestic subsidiaries and the capital stock of certain of the subsidiaries, including foreign subsidiaries, of such foreign subsidiary borrower.


    AMORTIZATION; INTEREST; FEES; MATURITY. The term loan obligations under the senior credit agreement are repayable in quarterly principal payments over seven years, in the case of the Tranche A Term Loan, or eight years, in the case of the Tranche B Term Loan. Loans under the revolving credit facility mature on the seventh anniversary of the initial borrowing. The term loans and loans under the revolving credit facility bear interest at floating rates based upon the interest rate option we elect. As of March 31, 2002 the interest rate on the Tranche A loan was 4.89%, the interest rate on the Tranche B loan was 5.89% and the interest on the $56.6 million then outstanding under the revolving credit facility was 4.91%.


    The transaction fees and expenses set forth in the sources and uses of funds for the Allied Acquisition include transaction fees payable in connection with the commitments under the senior credit agreement. In addition, a commitment fee is payable quarterly on the daily average undrawn portion of the revolving credit facility, in the amount of 0.50% per annum or less, depending on our financial performance.

    PREPAYMENTS. The senior credit agreement permits voluntary prepayment of the term loans or loans under the revolving credit facility without premium or penalty except for breakage costs incurred in connection with prepayment during a euro currency interest period and except as provided for in the next sentence. Optional prepayments of Tranche B Term loans and any prepayments, whether optional or mandatory, made as a result of or in connection with a change of control, or any refinancing of any of the senior credit facilities, shall be at par plus accrued interest. With limited exceptions, mandatory prepayments will be required to be made from net cash proceeds of certain asset sales, net cash proceeds of certain debt issuances and 50% of excess cash flow, such percentage to be reduced to zero upon our achievement of performance criteria.

    COVENANTS AND EVENTS OF DEFAULT. The senior credit facility is subject to covenants that, among other things, restrict our ability to:

    - dispose of assets,

    - incur indebtedness or guarantee obligations,

    - prepay other indebtedness,

    - make dividends and other restricted payments,

    - create liens,

    - make equity or debt investments,

    - make acquisitions,

    - modify terms of the indenture,

    - engage in mergers or consolidations,

    - change the business we conduct,

    - make capital expenditures

    - or engage in certain transactions with affiliates.

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In addition, under the senior credit facility, North American Van Lines is also subject to certain financial covenants, including the requirement to maintain a minimum interest expense coverage ratio and a maximum leverage ratio. These financial tests become more restrictive in future years. The senior credit facility is subject to customary events of default.

SIRVA SENIOR DISCOUNT DEBT


    GENERAL.  In connection with the Allied Acquisition, SIRVA incurred
$35.0 million initial accreted value of unsecured senior discount term loan borrowings from The Chase Manhattan Bank who has assigned its interest in the loan to its affiliate, J.P. Morgan Securities Inc., (formerly known as Chase Securities Inc.) and Blue Ridge Investments, LLC, affiliates of the initial purchasers of the old notes. This senior discount loan will accrete at a rate of 16% per annum from its initial accreted value of $35.0 million at November 19, 1999. Such amount had accreted to $50.1 million as of March 31, 2002. Under the loan agreement relating to the senior discount loan, as amended (the "Senior Discount Loan Agreement"), the lenders may, at their option, exchange the senior discount loan for senior discount notes due 2009 at any time prior to July 8, 2002, which is the next business day following the date that is 960 days after the initial closing date, by giving written notice to SIRVA, and if they have not done so by that date, they will be deemed to have given that notice on that date. The issuance and delivery of the senior discount notes to the initial holders of such notes, who are expected to be the lenders under the senior discount loan or affiliates of those lenders will be in exchange for, and repayment in full and cancellation of, the senior discount loan. The initial accreted value of the senior discount notes will equal the then accreted value of the senior discount loan. SIRVA will not receive any proceeds from the offering and sale of the senior discount notes by the initial holders to purchasers.


    So long as the SIRVA senior discount debt is held by Blue Ridge Investments and (J.P. Morgan Securities Inc., formerly known as Chase Securities Inc.) or their respective affiliates as loans under the Senior Discount Loan Agreement, the senior discount debt may be redeemed in whole or in part, at a price equal to its accreted value plus accrued and unpaid interest, if any.

    The following is a brief summary of the principal terms of the senior discount notes, and is subject to and qualified in its entirety by reference to the indenture by which the senior discount notes will be governed. The senior discount loan has economic and other substantive terms substantially identical to those of the senior discount notes.

    PAYMENT. The senior discount notes will accrete until December 1, 2004 at a rate of 16.00% per annum. Thereafter, the senior discount notes will bear interest at a rate of 16.00% per annum, payable semi-annually. The senior discount notes will be senior unsecured obligations of SIRVA, and will not have the benefit of guarantees.

    CHANGE OF CONTROL. Each holder of senior discount notes will be entitled to require SIRVA, and SIRVA must offer, to repurchase the senior discount notes held by such holder at a price of 101% of the aggregate principal amount, or accreted value, as the case may be, of such notes, plus accrued and unpaid interest and liquidated damages, if any, to the date of repurchase, upon the occurrence of a Change of Control Triggering Event (as defined in the senior discount notes indenture).

    OPTIONAL REDEMPTION. SIRVA may redeem all or a part of the senior discount notes at the redemption prices set forth in the senior discount notes indenture plus accrued and unpaid interest, if any, on such notes, to the applicable redemption date. The senior discount notes will not be subject to any mandatory redemption requirements.

    COVENANTS, EVENTS OF DEFAULT AND REGISTRATION RIGHTS. The senior discount notes will be subject to covenants, events of default and registration requirements similar to those relating to the notes described in this prospectus.

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                              DESCRIPTION OF NOTES

GENERAL

    North American Van Lines issued the old notes, and will issue the new notes, under an indenture, dated as of November 19, 1999, among itself, the initial Note Guarantors and State Street Bank and Trust Company, as trustee. The indenture has been filed as an exhibit to the registration statement of which this prospectus is a part. It is available as set forth under the heading "Where You Can Find More Information." The terms of the new notes are identical to the terms of the old notes, except that the new notes will be registered under the Securities Act, and therefore will not contain restrictions on transfer, will not contain provisions relating to additional interest, and will contain terms of an administrative nature that differ from those of the old notes. New notes will otherwise be treated as notes for the purposes of the indenture.

    The following is a summary of the material provisions of the indenture. This summary does not contain all of the information that may be important to an investor in the notes. It is subject to, and is qualified in its entirety by reference to, all the provisions of the indenture, including terms defined in the indenture and provisions of the Trust Indenture Act of 1939, as amended ("TIA"). Whenever particular defined terms of the indenture not otherwise defined here are referred to, those defined terms are incorporated here by reference. For definitions of certain capitalized terms used in the following summary, see "--Certain Definitions" below. In this summary, "North American Van Lines" refers only to North American Van Lines, Inc., and its successors under the indenture and not to any of North American Van Lines, Inc.'s subsidiaries.

    The notes will be unsecured obligations of North American Van Lines, ranking subordinate in right of payment to all Senior Indebtedness of North American Van Lines.

TERMS OF THE NOTES

    The notes will mature on December 1, 2009. Subject to the terms of the registration rights agreement described under "--Registration Rights" below, each note will bear interest at a rate of 13 3/8% per annum from the date of issuance, or from the most recent date to which interest has been paid or provided for, payable semiannually in cash on June 1 and December 1 of each year, commencing June 1, 2000, to holders of record at the close of business on the May 15 or November 15 immediately preceding the interest payment date. Interest on the notes will accrue from the date of original issuance or, if interest has already been paid, from the date it was most recently paid. Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months.

    In addition to the notes offered hereby, North American Van Lines may from time to time issue additional notes ("Additional Notes") in an aggregate principal amount equal to the aggregate principal amount of notes issued on the date of the indenture. Any offering of Additional Notes is subject to the covenant described below under the caption "--Certain Covenants--Limitation on Indebtedness." The notes and any Additional Notes subsequently issued under the indenture would be treated as a single class for all purposes under the indenture, including, without limitation, waivers, amendments, redemptions and offers to purchase. North American Van Lines will issue notes in fully registered form, without coupons, in denominations of $1,000 and integral multiples thereof. The notes will mature on December 1, 2009.

    Except where the context otherwise requires, in this "Description of Notes," references to the notes include any old notes or Additional Notes, as well as the new notes.

METHODS OF RECEIVING PAYMENTS ON THE NOTES

    Payments of principal, premium, if any, and interest will be made at the office or agency of North American Van Lines in the Borough of Manhattan, The City of New York (which initially shall be the corporate trust office of an affiliate of the trustee) or the corporate trust office of an affiliate of the Paying

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Agent in New York City, except that, at the option of North American Van Lines, payment of interest may be made by check mailed to the address of each registered holder of the notes as such address appears in the Note Register, or, if a holder has given wire instructions to North American Van Lines, by wire transfer to a United States dollar account maintained by the holder with a bank located in New York City.

PAYING AGENT AND REGISTRAR FOR THE NOTES

    The trustee will initially act as principal Paying Agent and Registrar at the corporate trust offices of its affiliate in the City of New York, State of New York. North American Van Lines may change the Paying Agent or Registrar without prior notice to the holders, and North American Van Lines or any of its Subsidiaries may act as Paying Agent or Registrar.

OPTIONAL REDEMPTION

    The notes will be redeemable, at North American Van Lines' option, in whole or in part, and from time to time on and after December 1, 2004 and prior to maturity. Such redemption may be made upon notice mailed by first-class mail to each holder's registered address, not less than 30 nor more than 60 days prior to the redemption date. The notes will be so redeemable at the following redemption prices (expressed as a percentage of principal amount), plus accrued interest, if any, to the relevant redemption date (subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date), if redeemed during the 12-month period commencing on December 1 of the years set forth below:

                                                              REDEMPTION
PERIOD                                                          PRICE
------                                                        ----------
2004........................................................   106.688%
2005........................................................   104.458%
2006........................................................   102.229%
2007 and thereafter.........................................   100.000%

    In addition, at any time and from time to time prior to December 1, 2002, North American Van Lines at its option may redeem notes in an aggregate principal amount equal to up to 35% of the original aggregate principal amount of the notes (including the principal amount of any Additional Notes), with funds in an aggregate amount (the "Redemption Amount") not exceeding the aggregate proceeds of one or more Equity Offerings (as defined below) at a redemption price (expressed as a percentage of principal amount thereof) of 113.375% plus accrued interest, if any, to the redemption date (subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date); provided, however, that an aggregate principal amount of notes equal to at least 65% of the original aggregate principal amount of the notes (including the principal amount of any Additional Notes) must remain outstanding after each such redemption. "Equity Offering" means a sale of Capital Stock (other than Disqualified Stock) (X) that is a sale of Capital Stock of North American Van Lines, or (Y) proceeds of which in an amount equal to or exceeding the Redemption Amount are contributed to North American Van Lines or any of its Restricted Subsidiaries. North American Van Lines may make such redemption upon notice mailed by first-class mail to each holder's registered address, not less than 30 nor more than 60 days prior to the redemption date (but in no event more than 180 days after the completion of the related Equity Offering).

SELECTION

    In the case of any partial redemption, selection of the notes for redemption will be made by the trustee on a PRO RATA basis, by lot or by such other method as the trustee in its sole discretion shall deem to be fair and appropriate, although no note of $1,000 in original principal amount or less will be redeemed in part. If any note is to be redeemed in part only, the notice of redemption relating to such note shall state

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the portion of the principal amount thereof to be redeemed. A new note in principal amount equal to the unredeemed portion thereof will be issued in the name of the holder thereof upon cancellation of the original note.

NOTE GUARANTEES

    On the Issue Date, each Domestic Subsidiary that then guarantees payment by North American Van Lines of Bank Indebtedness of North American Van Lines will also guarantee payment of the notes. In addition, after the Issue Date, North American Van Lines will cause each Domestic Subsidiary that guarantees payment by North American Van Lines of Bank Indebtedness of North American Van Lines to execute and deliver to the trustee a supplemental indenture or other instrument pursuant to which such Subsidiary will guarantee payment of the notes, whereupon such Subsidiary will become a Note Guarantor for all purposes under the indenture. North American Van Lines will also have the right to cause any other Subsidiary so to guarantee payment of the Notes. Note Guarantees will be subject to release and discharge under certain circumstances prior to payment in full of the notes. See "--Certain Covenants--Future Note Guarantors."

RANKING

    The indebtedness evidenced by the notes is unsecured Senior Subordinated Indebtedness of North American Van Lines, is subordinated in right of payment, as set forth in the indenture, to the payment when due in full in cash of all existing and future Senior Indebtedness of North American Van Lines, including North American Van Lines' obligations under the Senior Credit Facility, ranks PARI PASSU in right of payment with all existing and future Senior Subordinated Indebtedness of North American Van Lines and is senior in right of payment to all existing and future Subordinated Obligations of North American Van Lines. The notes are also effectively subordinated to any Secured Indebtedness of North American Van Lines to the extent of the value of the assets securing such Indebtedness. However, payment from the money or the proceeds of U.S. Government Obligations held in any defeasance trust described under "--Defeasance" below is not subordinated to any Senior Indebtedness or subject to the restrictions described herein.


    At March 31, 2002, Senior Indebtedness consisting of indebtedness for borrowed money of North American Van Lines was $362.6 million and North American Van Lines had additional availability of $77.5 million for borrowings under the Senior Credit Facility, all of which would have been Secured Indebtedness, and no Senior Subordinated Indebtedness (other than the Indebtedness represented by the notes) and no Subordinated Obligations. Although the indenture contains limitations on the amount of additional Indebtedness that North American Van Lines may Incur, under certain circumstances the amount of such Indebtedness could be substantial and, in any case, such Indebtedness may be Senior Indebtedness or Secured Indebtedness. See "--Certain Covenants--Limitation on Indebtedness" below.


    The obligations of each Note Guarantor under the Note Guarantee to which it is a party will be unsecured Guarantor Senior Subordinated Indebtedness of such Note Guarantor, will be subordinated in right of payment, as set forth in the indenture, to the payment when due in full in cash of all existing and future Guarantor Senior Indebtedness of such Note Guarantor, including the Note Guarantor's obligations under or relating to the Senior Credit Facility, will rank PARI PASSU in right of payment with all existing and future Guarantor Senior Subordinated Indebtedness of such Note Guarantor and will be senior in right of payment to all existing and future Guarantor Subordinated Obligations of such Note Guarantor. The Note Guarantee of each Note Guarantor will also be effectively subordinated to any Secured Indebtedness of such Note Guarantor to the extent of the value of the assets securing such Indebtedness. The terms on which each Note Guarantee will be subordinated to the prior payment in full of Guarantor Senior Indebtedness will be substantially identical to those described below governing the subordination of the notes to the prior payment in full of Senior Indebtedness.

    A substantial part of the operations of North American Van Lines are conducted through its Subsidiaries. Claims of creditors of such Subsidiaries (other than Subsidiaries that are Note Guarantors), including trade creditors, and claims of preferred shareholders (if any) of such Subsidiaries will have priority with respect to the assets and earnings of such Subsidiaries over the claims of creditors of North American Van Lines, including holders of the notes. The notes, therefore, will be effectively subordinated to creditors (including trade creditors) and preferred shareholders (if any) of Subsidiaries of North American Van Lines (other than Subsidiaries that are Note Guarantors). Certain of the operations of a Note Guarantor may be conducted through Subsidiaries thereof that are not also Note Guarantors. Claims of creditors of such Subsidiaries, including trade creditors, and claims of preferred shareholders (if any) of such Subsidiaries will have priority with respect to the assets and earnings of such Subsidiaries over the claims of creditors of such Note Guarantor, including claims under the Note Guarantee of such Note Guarantor. Such Note Guarantee, therefore, will be effectively subordinated to creditors (including trade creditors) and preferred shareholders (if any) of such Subsidiaries. Although the indenture limits the incurrence of Indebtedness (including preferred stock) by certain of North American Van Lines' Subsidiaries, such limitation is subject to a number of significant qualifications. As of December 31, 2001, North American Van Lines Subsidiaries (other than Subsidiaries who became Note Guarantors on the Issue Date) would have had substantial liabilities, including Indebtedness for borrowed money and other balance sheet liabilities (including trade payables). No preferred stock of such Subsidiaries was outstanding at such date. See "--Certain Covenants--Limitation on Indebtedness" below.

    "Senior Indebtedness" means, with respect to North American Van Lines, the following obligations, whether outstanding on the date of the indenture or thereafter issued, without duplication:

    (A) all Bank Indebtedness,

    (B) all obligations in respect of any Receivables Financing, and

    (C) all obligations consisting of the principal of and premium, if any, and accrued and unpaid interest (including interest accruing on or after the filing of any petition in bankruptcy or for reorganization relating to North American Van Lines regardless of whether post-filing interest is allowed in such proceeding) on, and fees and other amounts owing in respect of, all other Indebtedness of North American Van Lines, unless, in the instrument creating or evidencing the same or pursuant to which the same is outstanding, it is expressly provided that the obligations in respect of such Indebtedness are not senior in right of payment to the notes; provided, however, that Senior Indebtedness shall not include

    (1) any obligation of North American Van Lines to any Subsidiary,

    (2) any liability for Federal, state, foreign, local or other taxes owed or owing by North American Van Lines,

    (3) any accounts payable or other liability to trade creditors arising in the ordinary course of business (including Guarantees thereof or instruments evidencing such liabilities),

    (4) any Indebtedness of North American Van Lines (or Guarantee by North American Van Lines of any Indebtedness) that is expressly subordinated in right of payment to any other Indebtedness of North American Van Lines (or Guarantee by North American Van Lines of any Indebtedness),

    (5) any Capital Stock of North American Van Lines or

    (6) that portion of any Indebtedness of North American Van Lines that is Incurred by North American Van Lines in violation of the covenant described under "--Certain Covenants--Limitation on Indebtedness" (but no such violation shall be deemed to exist for purposes of this clause (6) if any holder of such Indebtedness or such holder's representative shall have received an Officer's Certificate of North American Van Lines to the effect that such Incurrence of such

       Indebtedness does not (or that the Incurrence by North American Van Lines of the entire committed amount thereof at the date on which the initial borrowing thereunder is made would not) violate such covenant).

If any Senior Indebtedness is disallowed, avoided or subordinated pursuant to the provisions of Section 548 of Title 11 of the United States Code or any applicable state fraudulent conveyance law, such Senior Indebtedness nevertheless will constitute Senior Indebtedness.

    Only Indebtedness of North American Van Lines that is Senior Indebtedness will rank senior to the notes in accordance with the provisions of the indenture. The notes will in all respects rank PARI PASSU with all other Senior Subordinated Indebtedness of North American Van Lines. Only Indebtedness of a Note Guarantor that is Guarantor Senior Indebtedness will rank senior to the Note Guarantee of such Note Guarantor in accordance with the provisions of the indenture. Such Note Guarantee will in all respects rank PARI PASSU with all other Guarantor Senior Subordinated Indebtedness of such Note Guarantor. North American Van Lines has agreed in the indenture that it will not Incur, directly or indirectly, any Indebtedness that is expressly subordinated in right of payment to Senior Indebtedness of North American Van Lines unless such Indebtedness is PARI PASSU with, or subordinated in right of payment to, the notes. Each Note Guarantor will agree that it will not Incur, directly or indirectly, any Indebtedness that is expressly subordinated in right of payment to Guarantor Senior Indebtedness of such Note Guarantor unless such Indebtedness is PARI PASSU with, or subordinated in right of payment to, the Note Guarantee of such Note Guarantor. Unsecured Indebtedness is not deemed to be subordinate or junior to Secured Indebtedness merely because it is unsecured, and Indebtedness that is not guaranteed by a particular Person is not deemed to be subordinate or junior to Indebtedness that is so guaranteed merely because it is not so guaranteed.

    North American Van Lines may not pay principal of, or premium (if any) or interest on, the notes or make any deposit pursuant to the provisions described under "--Defeasance" below and may not otherwise purchase, redeem or otherwise retire any notes (except that holders of notes may receive and retain Permitted Junior Securities and payments made from the trust described under "--Defeasance" if the funding of such trust is permitted under the defeasance section of the indenture) (collectively, "pay the notes") if

    (1) any Senior Indebtedness is not paid when due in cash or Cash Equivalents or

    (2) any other default on Senior Indebtedness occurs and the maturity of such Senior Indebtedness is accelerated in accordance with its terms

(either such event, a "Payment Default") unless, in either case,

    (A) the Payment Default has been cured or waived and any such acceleration has been rescinded in writing or

    (B) such Senior Indebtedness has been paid in full in cash or Cash Equivalents.

However, North American Van Lines may pay the notes without regard to the foregoing if North American Van Lines and the trustee receive written notice approving such payment from the Representative for the Designated Senior Indebtedness with respect to which the Payment Default has occurred and is continuing.

    In addition, during the continuance of any default (other than a Payment Default) with respect to any Designated Senior Indebtedness pursuant to which the maturity thereof may be accelerated immediately without further notice (except such notice as may be required to effect such acceleration) or the expiration of any applicable grace period (a "Non-payment Default"), North American Van Lines may not pay the notes for the period specified as follows (a "Payment Blockage Period") (except that holders of notes may receive and retain Permitted Junior Securities and payments made from the trust described under "--Defeasance" if the funding of such trust is permitted under the defeasance section of the indenture).

The Payment Blockage Period shall commence upon the receipt by the trustee (with a copy to North American Van Lines) of written notice (a "Blockage Notice") of such Non-payment Default from the Representative for such Designated Senior Indebtedness specifying an election to effect a Payment Blockage Period and shall end on the earliest to occur of the following events:

    (1) 179 days shall have elapsed since such receipt of such Blockage Notice,

    (2) the Non-payment Default giving rise to such Blockage Notice is no longer continuing (and no other Payment Default or Non-payment Default is then continuing),

    (3) such Designated Senior Indebtedness shall have been discharged or repaid in full in cash or Cash Equivalents or

    (4) such Payment Blockage Period shall have been terminated by written notice to the trustee and North American Van Lines from the Person or Persons who gave such Blockage Notice.

North American Van Lines shall promptly resume payments on the notes, including any missed payments, after such Payment Blockage Period ends, unless any Payment Default otherwise exists. Not more than one Blockage Notice may be given in any 360 consecutive day period, irrespective of the number of defaults with respect to Designated Senior Indebtedness during such period. In no event may the total number of days during which any Payment Blockage Period is in effect extend beyond 179 days from the date of receipt by the trustee of the relevant Blockage Notice, and there must be a 181 consecutive day period during any 360 consecutive day period during which no Payment Blockage Period is in effect.

    No nonpayment default that existed or was continuing on the date of delivery of any Blockage Notice to the trustee shall be, or be made, the basis for a subsequent Blockage Notice unless such default shall have been cured or waived for a period of not less than 90 consecutive days.

    Upon any payment or distribution of the assets of North American Van Lines upon a total or partial liquidation or dissolution or reorganization of or similar proceeding relating to North American Van Lines or its property, or in a bankruptcy, insolvency, receivership or similar proceeding relating to North American Van Lines or its property, the holders of Senior Indebtedness will be entitled to receive payment in full in cash of the Senior Indebtedness before the noteholders are entitled to receive any payment (except that holders of notes may receive and retain Permitted Junior Securities and payments made from the trust described under "--Defeasance" if the funding of such trust is permitted under the defeasance section of the indenture) and until the Senior Indebtedness is paid in full in cash, any payment or distribution to which noteholders would be entitled but for the subordination provisions of the indenture will be made to holders of the Senior Indebtedness as their interests may appear. If a distribution is made to noteholders that due to the subordination provisions should not have been made to them, such noteholders are required to hold it in trust for the holders of Senior Indebtedness and pay it over to them as their interests may appear.

    If North American Van Lines fails to make any payment on the notes when due or within any applicable grace period, whether or not on account of the payment blockage provisions referred to above, such failure would constitute an Event of Default under the indenture and would enable the holders of the notes to accelerate the maturity thereof. See "--Defaults." If payment of the notes is accelerated because of an Event of Default, North American Van Lines or the trustee shall promptly notify the holders of the Bank Indebtedness or the Representative of such holders of the acceleration. Such acceleration will not be effective until five Business Days after such holders or the Representative of such holders receive notice of such acceleration. Thereafter, North American Van Lines may pay the notes only if the subordination provisions of the indenture otherwise permit payment at that time.

    By reason of such subordination provisions contained in the indenture, in the event of liquidation, receivership, reorganization or insolvency,

    (1) creditors of North American Van Lines that are holders of Senior Indebtedness may recover more, ratably, than the noteholders,

    (2) trade creditors of North American Van Lines that are not holders of Senior Indebtedness or of Senior Subordinated Indebtedness (including the notes) may recover less, ratably, than holders of Senior Indebtedness and may recover more, ratably, than holders of Senior Subordinated Indebtedness, and

    (3) North American Van Lines may be unable to meet its obligations on the notes.

In addition, as described above, the notes will be effectively subordinated, with respect to North American Van Lines' Subsidiaries, to the claims of creditors of those Subsidiaries.

CHANGE OF CONTROL

    Upon the occurrence after the Issue Date of a Change of Control (as defined below) and the failure of the notes to have, on the 30th day after such Change of Control, a rating of at least BBB- (or equivalent successor rating) by S&P and a rating of at least Baa3 (or equivalent successor rating) by Moody's (a "Change of Control Triggering Event"), each holder will have the right to require North American Van Lines to repurchase all or any part of such holder's notes at a purchase price in cash equal to 101% of the principal amount thereof, plus accrued and unpaid interest, if any, to the date of repurchase (subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date); provided, however, that North American Van Lines shall not be obligated to repurchase notes pursuant to this covenant in the event that it has exercised its right to redeem all of the notes as described under "--Optional Redemption."

    The term "Change of Control" means:

    (1) any "person" (as such term is used in Sections 13(d) and 14(d) of the Exchange Act), other than one or more Permitted Holders or Holding, is or becomes the "beneficial owner" (as defined in Rules 13d-3 and 13d-5 under the Exchange Act), directly or indirectly, of more than 50% of the total voting power of the Voting Stock of North American Van Lines, provided that so long as North American Van Lines is a Subsidiary of Holding, no Person shall be deemed to be or become a "beneficial owner" of more than 50% of the total voting power of the Voting Stock of North American Van Lines unless such Person shall be or become a "beneficial owner" of more than 50% of the total voting power of the Voting Stock of Holding;

    (2) North American Van Lines sells or transfers (in one or a series of related transactions) all or substantially all of the assets of North American Van Lines and its Restricted Subsidiaries to another Person (other than one or more Permitted Holders or Holding or one or more Subsidiaries thereof); or

    (3) during any period of two consecutive years (during which period North American Van Lines has been a party to the indenture), individuals who at the beginning of such period were members of the board of directors of North American Van Lines (together with any new members thereof whose election by such board of directors or whose nomination for election by holders of Capital Stock of North American Van Lines was approved by one or more Permitted Holders or by a vote of a majority of the members of such board of directors then still in office who were either members thereof at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of such board of directors then in office.

    In the event that, at the time of such Change of Control Triggering Event, the terms of the Bank Indebtedness restrict or prohibit the repurchase of notes pursuant to this covenant, then prior to the mailing of the notice to holders provided for in the immediately following paragraph but in any event not later than 30 days following the date North American Van Lines obtains actual knowledge of any Change of Control Triggering Event (unless North American Van Lines has exercised its right to redeem all the notes as described under "--Optional Redemption"), North American Van Lines shall

    (1) repay in full all Bank Indebtedness or offer to repay in full all Bank Indebtedness and repay the Bank Indebtedness of each lender who has accepted such offer or

    (2) obtain the requisite consent under the agreements governing the Bank Indebtedness to permit the repurchase of the notes as provided for in the immediately following paragraph.

North American Van Lines shall first comply with the provisions of the immediately preceding sentence before it shall be required to repurchase notes pursuant to the provisions described below. North American Van Lines' failure to comply with such provisions or the provisions of the immediately following paragraph shall constitute an Event of Default described in clause (4) and not in clause (2) under "--Defaults" below.

    Unless North American Van Lines has exercised its right to redeem all the notes as described under "--Optional Redemption," North American Van Lines shall, not later than 30 days following the date North American Van Lines obtains actual knowledge of any Change of Control Triggering Event having occurred, mail a notice to each holder with a copy to the trustee stating:

    (1) that a Change of Control Triggering Event has occurred or may occur and that such holder has, or upon such occurrence will have, the right to require North American Van Lines to purchase such holder's notes at a purchase price in cash equal to 101% of the principal amount thereof, plus accrued and unpaid interest, if any, to the date of purchase (subject to the right of holders of record on a record date to receive interest on the relevant interest payment date);

    (2) the circumstances and relevant facts and financial information regarding such Change of Control;

    (3) the repurchase date (which shall be no earlier than 30 days nor later than 60 days from the date such notice is mailed);

    (4) the instructions determined by North American Van Lines, consistent with this covenant, that a holder must follow in order to have its notes purchased; and

    (5) if such notice is mailed prior to the occurrence of a Change of Control or Change of Control Triggering Event, that such offer is conditioned on the occurrence of such Change of Control Triggering Event.

    North American Van Lines will comply, to the extent applicable, with the requirements of Section 14(e) of the Exchange Act and any other securities laws or regulations in connection with the repurchase of notes pursuant to this covenant. To the extent that the provisions of any securities laws or regulations conflict with provisions of this covenant, North American Van Lines will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under this covenant by virtue thereof.

    The Change of Control Triggering Event purchase feature is a result of negotiations between North American Van Lines and the initial purchasers. North American Van Lines has no present plans to engage in a transaction involving a Change of Control, although it is possible that North American Van Lines would decide to do so in the future. Subject to the limitations discussed below, North American Van Lines could, in the future, enter into certain transactions, including acquisitions, refinancings or recapitalizations, that would not constitute a Change of Control under the indenture, but that could increase the amount of

Indebtedness outstanding at such time or otherwise affect North American Van Lines' capital structure or credit ratings.

    The occurrence of a Change of Control would constitute a default under the Senior Credit Agreement. Agreements governing future Senior Indebtedness of North American Van Lines may contain prohibitions of certain events that would constitute a Change of Control or require such Senior Indebtedness to be repurchased or repaid upon a Change of Control. Moreover, the exercise by the holders of their right to require North American Van Lines to repurchase the notes could cause a default under such agreements, even if the Change of Control itself does not, due to the financial effect of such repurchase on North American Van Lines. Finally, North American Van Lines' ability to pay cash to the holders upon a repurchase may be limited by North American Van Lines' then existing financial resources. There can be no assurance that sufficient funds will be available when necessary to make any required repurchases.

    The definition of Change of Control includes a phrase relating to the sale or other transfer of "all or substantially all" of North American Van Lines' assets, as such phrase is used in the Revised Model Business Corporation Act. Although there is a developing body of case law interpreting the phrase "substantially all," there is no precise definition of the phrase under applicable law. Accordingly, in certain circumstances there may be a degree of uncertainty in ascertaining whether a particular transaction would involve a disposition of "all or substantially all" of the assets of North American Van Lines, and therefore it may be unclear as to whether a Change of Control has occurred and whether the holders of the notes have the right to require North American Van Lines to repurchase such notes.

CERTAIN COVENANTS

    The indenture contains covenants including, among others, the following:

    LIMITATION ON INDEBTEDNESS. (a) North American Van Lines will not, and will not permit any Restricted Subsidiary to, Incur any Indebtedness; provided, however, that North American Van Lines or any Note Guarantor may Incur Indebtedness if on the date of the Incurrence of such Indebtedness, after giving effect to the Incurrence thereof, the Consolidated Coverage Ratio would be greater than 2.00:1.00 if such Indebtedness is Incurred on or prior to December 1, 2001 or 2.25:1.00 if such Indebtedness is Incurred thereafter.

    (b) Notwithstanding the foregoing paragraph (a), North American Van Lines and its Restricted Subsidiaries may Incur the following Indebtedness:

        (1) Indebtedness Incurred pursuant to Credit Facilities (including but not limited to in respect of letters of credit or bankers' acceptances issued or created thereunder) and (without limiting the foregoing) any Refinancing Indebtedness in respect thereof, in a maximum principal amount at any time outstanding (giving effect to any refinancing thereof) not exceeding in the aggregate the amount equal to the sum of

           (A) $475.0 million and

           (B) the aggregate amount by which the Borrowing Base determined as of the date of such Incurrence exceeds $245.0 million

    (plus in the case of any refinancing of any Credit Facility or any portion thereof, the aggregate amount of fees, underwriting discounts, premiums and other costs and expenses incurred in connection with such refinancing) LESS the aggregate principal amount of Indebtedness Incurred pursuant to this clause (b)(1) under the Credit Facilities (or any refinancing thereof) that is permanently repaid pursuant to the covenant described below under "--Limitation on Sales of Assets and Subsidiary Stock";

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        (2) Indebtedness

           (A) of any Restricted Subsidiary to North American Van Lines or

           (B) of North American Van Lines or any Restricted Subsidiary to any Restricted Subsidiary; provided, that any subsequent issuance or transfer of any Capital Stock of such Restricted Subsidiary to which such Indebtedness is owed, or other event, that results in such Restricted Subsidiary ceasing to be a Restricted Subsidiary or any other subsequent transfer of such Indebtedness (except to North American Van Lines or a Restricted Subsidiary) will be deemed, in each case, an Incurrence of such Indebtedness by the issuer thereof;

        (3) Indebtedness represented by the notes (other than Additional Notes), any Indebtedness (other than the Indebtedness described in clauses (1) or (2) above) outstanding on the Issue Date and any Refinancing Indebtedness Incurred in respect of any Indebtedness described in this clause (3) or paragraph (a) above;

        (4) Purchase Money Obligations and Capitalized Lease Obligations, and any Refinancing Indebtedness with respect thereto, in an aggregate principal amount at any time outstanding (giving effect to any refinancing thereof) not exceeding an amount equal to the greater of

           (A) $35.0 million and

           (B) 5% of Consolidated Tangible Assets;

        (5) Indebtedness of any Person that is assumed by North American Van Lines or any Restricted Subsidiary in connection with its acquisition of assets from such Person or any Affiliate thereof or is issued and outstanding on or prior to the date on which such Person was acquired by North American Van Lines or any Restricted Subsidiary or merged or consolidated with or into any Restricted Subsidiary (other than Indebtedness Incurred to finance, or otherwise in connection with, such acquisition), PROVIDED that on the date of such acquisition, merger or consolidation, after giving effect thereto, North American Van Lines could Incur at least $1.00 of additional Indebtedness pursuant to paragraph (a) above; and any Refinancing Indebtedness with respect to any such Indebtedness;

        (6) (A) Guarantees by North American Van Lines or any Restricted Subsidiary of Indebtedness or any other obligation or liability of North American Van Lines or any Restricted Subsidiary (other than any Indebtedness incurred by North American Van Lines or such Restricted Subsidiary, as the case may be, in violation of the covenant described under "--Limitation on Indebtedness"), or

           (B) without limiting the covenant described under "--Limitation on Liens," Indebtedness of North American Van Lines or any Restricted Subsidiary arising by reason of any Lien granted by or applicable to such Person securing Indebtedness of North American Van Lines or any Restricted Subsidiary (other than any Indebtedness incurred by North American Van Lines or such Restricted Subsidiary, as the case may be, in violation of the covenant described under "--Limitation on Indebtedness");

        (7) Indebtedness of North American Van Lines or any Restricted
    Subsidiary

           (A) arising from the honoring of a check, draft or similar instrument of such Person drawn against insufficient funds, provided that such Indebtedness is extinguished within five Business Days of its incurrence, or

           (B) consisting of guarantees, indemnities, obligations in respect of earnouts or other purchase price adjustments, or similar obligations, Incurred in connection with the acquisition or disposition of any business, assets or Person (including pursuant to the Allied Acquisition);

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        (8) Indebtedness of North American Van Lines or any Restricted
    Subsidiary in respect of

           (A) letters of credit, bankers' acceptances or other similar instruments or obligations issued, or relating to liabilities or obligations incurred, in the ordinary course of business (including those issued to governmental entities in connection with self-insurance under applicable workers' compensation statutes),

           (B) completion guarantees, surety, judgment, appeal or performance bonds, or other similar bonds, instruments or obligations, provided, or relating to liabilities or obligations incurred, in the ordinary course of business,

           (C) Hedging Obligations entered into for bona fide hedging purposes in the ordinary course of business,

           (D) Management Guarantees,

           (E) Agent Guarantees in an aggregate principal amount not exceeding $10.0 million outstanding at any time, or

           (F) the financing of insurance premiums in the ordinary course of business;

        (9) Indebtedness of a Receivables Subsidiary secured by a Lien on all or part of the assets disposed of in, or otherwise incurred in connection with, a Financing Disposition, which Indebtedness is, except for Standard Receivables Obligations, otherwise without recourse to North American Van Lines or any Restricted Subsidiary of North American Van Lines (other than any Receivables Subsidiary);

       (10) Indebtedness of a Foreign Subsidiary if, on the date of Incurrence of such Indebtedness, after giving effect to the Incurrence thereof,

           (A) the Consolidated Coverage Ratio would be at least 2.25:1.00 and

           (B) if, as a result of such Incurrence, such Foreign Subsidiary shall then become subject to any restriction or limitation (under any agreement or instrument governing such Indebtedness) on its ability to pay dividends or make other distributions to North American Van Lines, the Foreign Subsidiary Coverage Ratio would be greater than 2.75:1.00;

    provided, that if such Indebtedness is not incurred pursuant to the preceding clause (B), such Indebtedness shall not be amended, modified or otherwise supplemented such that such Foreign Subsidiary will become subject to any such restriction or limitation referred to in such clause unless such Indebtedness could then be Incurred pursuant to such clause; and any Refinancing Indebtedness with respect to any such Indebtedness;

       (11) Indebtedness of North American Van Lines or any Restricted Subsidiary in an aggregate principal amount at any time outstanding (giving effect to any refinancing thereof) not exceeding an amount equal to $45.0 million.

    (c) For purposes of determining compliance with, and the outstanding principal amount of any particular Indebtedness Incurred pursuant to and in compliance with, this covenant,

        (1) any other obligation of the obligor on such Indebtedness (or of any other Person who could have Incurred such Indebtedness under this covenant) arising under any Guarantee, Lien or letter of credit, bankers' acceptance or other similar instrument or obligation supporting such Indebtedness shall be disregarded to the extent that such Guarantee, Lien or letter of credit, bankers' acceptance or other similar instrument or obligation secures the principal amount of such Indebtedness;

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        (2) in the event that Indebtedness meets the criteria of more than one of the types of Indebtedness described in paragraph (b) above, North American Van Lines, in its sole discretion, shall classify such item of Indebtedness and only be required to include the amount and type of such Indebtedness in one of such clauses; and

        (3) the amount of Indebtedness issued at a price that is less than the principal amount thereof shall be equal to the amount of the liability in respect thereof determined in accordance with GAAP.

    (d) For purposes of determining compliance with any Dollar-denominated restriction on the Incurrence of Indebtedness denominated in a foreign currency, the Dollar-equivalent principal amount of such Indebtedness Incurred pursuant thereto shall be calculated based on the relevant currency exchange rate in effect on the date that such Indebtedness was Incurred, in the case of term Indebtedness, or first committed, in the case of revolving credit Indebtedness, provided that

        (1) the Dollar-equivalent principal amount of any such Indebtedness outstanding on the Issue Date shall be calculated based on the relevant currency exchange rate in effect on the Issue Date,

        (2) if such Indebtedness is Incurred to refinance other Indebtedness denominated in a foreign currency, and such refinancing would cause the applicable Dollar-denominated restriction to be exceeded if calculated at the relevant currency exchange rate in effect on the date of such refinancing, such Dollar-denominated restriction shall be deemed not to have been exceeded so long as the principal amount of such refinancing Indebtedness does not exceed the principal amount of such Indebtedness being refinanced and

        (3) the Dollar-equivalent principal amount of Indebtedness denominated in a foreign currency and Incurred pursuant to the Senior Credit Facility shall be calculated based on the relevant currency exchange rate in effect on, at North American Van Lines' option,

           (A) the Issue Date,

           (B) any date on which any of the respective commitments under the Senior Credit Facility shall be reallocated between or among facilities or subfacilities thereunder, or on which such rate is otherwise calculated for any purpose thereunder, or

           (C) the date of such Incurrence.

The principal amount of any Indebtedness Incurred to refinance other Indebtedness, if Incurred in a different currency from the Indebtedness being refinanced, shall be calculated based on the currency exchange rate applicable to the currencies in which such respective Indebtedness is denominated that is in effect on the date of such refinancing.

    LIMITATION ON LAYERING. North American Van Lines shall not Incur any Indebtedness that is expressly subordinated in right of payment to any Senior Indebtedness of North American Van Lines, unless such Indebtedness so Incurred ranks PARI PASSU in right of payment with the notes, or is subordinated in right of payment to the notes. No Note Guarantor shall Incur any Indebtedness that is expressly subordinated in right of payment to any Guarantor Senior Indebtedness of such Note Guarantor, unless such Indebtedness so Incurred ranks PARI PASSU in right of payment with such Note Guarantor's Note Guarantee, or is subordinated in right of payment to such Note Guarantor's Note Guarantee. Unsecured Indebtedness is not deemed to be subordinate or junior to secured Indebtedness merely because it is unsecured, and Indebtedness that is not guaranteed by a particular Person is not deemed to be subordinate or junior to Indebtedness that is so guaranteed merely because it is not so guaranteed.

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    LIMITATION ON RESTRICTED PAYMENTS.  (a) North American Van Lines shall not, and shall not permit any Restricted Subsidiary, directly or indirectly, to

        (1) declare or pay any dividend or make any distribution on or in respect of its Capital Stock (including any such payment in connection with any merger or consolidation to which North American Van Lines or any Restricted Subsidiary is a party) except

               (x) dividends or distributions payable solely in its Capital Stock (other than Disqualified Stock) and

               (y) dividends or distributions payable to North American Van Lines or any Restricted Subsidiary

    (and, in the case of any such Restricted Subsidiary making such dividend or distribution, to other holders of its Capital Stock on no more than a pro rata basis, measured by value),

        (2) purchase, redeem, retire or otherwise acquire for value any Capital Stock of North American Van Lines held by Persons other than North American Van Lines or a Restricted Subsidiary,

        (3) purchase, repurchase, redeem, defease or otherwise acquire or retire for value, prior to scheduled maturity, scheduled repayment or scheduled sinking fund payment, any Subordinated Obligations (other than a purchase, redemption, defeasance or other acquisition or retirement for value in anticipation of satisfying a sinking fund obligation, principal installment or final maturity, in each case due within one year of the date of such acquisition or retirement) or

        (4) make any Investment (other than a Permitted Investment) in any Person (any such dividend, distribution, purchase, redemption, repurchase, defeasance, other acquisition or retirement or Investment being herein referred to as a "Restricted Payment"), if at the time North American Van Lines or such Restricted Subsidiary makes such Restricted Payment:

           (x) a Default shall have occurred and be continuing (or would result therefrom);

           (y) North American Van Lines could not incur at least an additional $1.00 of Indebtedness pursuant to paragraph (a) of the covenant described under "--Limitation on Indebtedness"; or

           (z) the aggregate amount of such Restricted Payment and all other Restricted Payments (the amount so expended, if other than in cash, to be as determined in good faith by the Board of Directors, whose determination shall be conclusive) declared or made subsequent to the Issue Date and then outstanding would exceed the sum of:

           (A) 50% of the Consolidated Net Income accrued during the period (treated as one accounting period) from September 30, 1999 to the end of the most recent fiscal quarter ending prior to the date of such Restricted Payment for which consolidated financial statements of North American Van Lines are available (or, in case such Consolidated Net Income shall be a negative number, 100% of such negative number);

           (B) the aggregate Net Cash Proceeds and the fair market value of Qualified Proceeds received (X) by North American Van Lines as capital contributions to North American Van Lines after the Issue Date or from the issuance or sale (other than to a Restricted Subsidiary) of its Capital Stock (other than Disqualified Stock) after the Issue Date or (Y) by North American Van Lines or any Restricted Subsidiary from the issuance and sale by North American Van Lines or any Restricted Subsidiary after the Issue Date of Indebtedness that shall have been converted into or exchanged for Capital Stock of North American Van Lines (other than Disqualified Stock), PLUS the amount of cash and the fair market value of Qualified Proceeds received by North American Van Lines or any Restricted Subsidiary upon such conversion or exchange;

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           (C) the aggregate amount equal to the net reduction in Investments in
               Unrestricted Subsidiaries resulting from

                   (1) dividends, distributions, interest payments, return of capital, repayments of Investments or other transfers of assets to North American Van Lines or any Restricted Subsidiary from any Unrestricted Subsidiary (in each case, in the form of cash, Cash Equivalents or Qualified Proceeds), or

                   (2) the redesignation of any Unrestricted Subsidiary as a
               Restricted Subsidiary (valued in each case as provided in the definition of "Investment"),

            not to exceed in the case of any such Unrestricted Subsidiary the aggregate amount of Investments (other than Permitted Investments) made by North American Van Lines or any Restricted Subsidiary in such Unrestricted Subsidiary after the Issue Date; and

           (D) in the case of any disposition or repayment of any Investment (in each case, in the form of cash, Cash Equivalents or Qualified Proceeds) constituting a Restricted Payment (without duplication of any amount deducted in calculating the amount of Investments at any time outstanding included in the amount of Restricted Payments), an amount in the aggregate equal to the lesser of the return of capital, repayment or other proceeds with respect to all such Investments and the initial amount of all such Investments.

    (b) The provisions of the foregoing paragraph (a) will not prohibit any of the following (each, a "Permitted Payment"):

        (1) any purchase, redemption, repurchase, defeasance or other acquisition or retirement of Capital Stock of North American Van Lines or Subordinated Obligations made by exchange (including any such exchange pursuant to the exercise of a conversion right or privilege in connection with which cash is paid in lieu of the issuance of fractional shares) for, or out of the proceeds of the substantially concurrent issuance or sale of, Capital Stock of North American Van Lines (other than Disqualified Stock and other than Capital Stock issued or sold to a Subsidiary) or a substantially concurrent capital contribution to North American Van Lines; provided, that the Net Cash Proceeds from such issuance, sale or capital contribution shall be excluded in subsequent calculations under clause (B) of the preceding paragraph (a);

        (2) any purchase, redemption, repurchase, defeasance or other acquisition or retirement of Subordinated Obligations (x) made by exchange for, or out of the proceeds of the substantially concurrent issuance or sale of, Refinancing Indebtedness Incurred in compliance with the covenant described under "--Limitation on Indebtedness"; (y) from Net Available Cash to the extent permitted by the covenant described under "--Limitation on Sales of Assets and Subsidiary Stock"; or (Z) to the extent required by the agreement governing such Subordinated Obligations only following the occurrence of a Change of Control Triggering Event (or, in the case of Acquired Debt, any similar event), but only if in each case, North American Van Lines shall have complied with the covenant described under "--Change of Control" and, if required, purchased all notes tendered pursuant to the offer to repurchase all the notes required thereby, prior to purchasing or repaying such Subordinated Obligations;

        (3) dividends paid within 60 days after the date of declaration thereof if at such date of declaration such dividend would have complied with the preceding paragraph (a);

        (4) loans, advances, dividends or distributions by North American Van Lines to Holding to permit Holding to repurchase or otherwise acquire its Capital Stock (including any options, warrants or other rights in respect thereof), or payments by North American Van Lines to repurchase or otherwise acquire Capital Stock (including any options, warrants or other rights in respect thereof), in each case from Management Investors, such payments, loans, advances, dividends or distributions not

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    to exceed an amount (net of repayments of any such loans or advances equal to (A) $12.5 million PLUS (B) $2.5 million multiplied by the number of calendar years that have commenced since the Issue Date PLUS (C) the Net Cash Proceeds received by North American Van Lines since the Issue Date from, or as a capital contribution from, the issuance or sale to Management Investors of Capital Stock (including any options, warrants or other rights in respect thereof), to the extent such Net Cash Proceeds are not included in any calculation under clause (3)(B)(x) of the preceding paragraph (a);

        (5) the payment by North American Van Lines of, or loans, advances, dividends or distributions by North American Van Lines to Holding to pay, dividends on the common stock or equity of North American Van Lines or Holding following a public offering of such common stock or equity, in an amount not to exceed in any fiscal year 6% of the aggregate gross proceeds received by North American Van Lines in or from such public offering;

        (6) Restricted Payments (including loans or advances) in an aggregate amount outstanding at any time not to exceed $10.0 million (net of repayments of any such loans or advances);

        (7) loans, advances, dividends or distributions to Holding or other payments by North American Van Lines or any Restricted Subsidiary (A) to satisfy or permit Holding to satisfy obligations under the Management Agreements, (B) pursuant to the Tax Sharing Agreement, or (C) to pay or permit Holding to pay any Holding Expenses or any Related Taxes;

        (8) payments by North American Van Lines, or loans, advances, dividends or distributions by North American Van Lines to Holding to make payments, to holders of Capital Stock of North American Van Lines or Holding in lieu of issuance of fractional shares of such Capital Stock, not to exceed $100,000 in the aggregate outstanding at any time;

        (9) the distribution, as a dividend or otherwise, of Investments in Unrestricted Subsidiaries (with the exception of Investments in Unrestricted Subsidiaries acquired pursuant to the definition of Permitted Investments other than pursuant to clause (17) of such definition);

       (10) the Transactions; and

       (11) any purchase, redemption, retirement or other acquisition of Capital Stock that may be deemed to occur upon exercise of stock options, warrants or similar rights to the extent such Capital Stock represents all or part of the exercise price thereof;

provided, that

       (A) in the case of clauses (3) and (5), the net amount of any such Permitted Payment shall be included in subsequent calculations of the amount of Restricted Payments,

        (B) in the case of clause (4), 50% of the amount of any such Permitted Payment shall be included in subsequent calculations of the amount of Restricted Payments,

        (C) in all cases other than pursuant to clauses (A) and (B) immediately above, the net amount of any such Permitted Payment shall be excluded in subsequent calculations of the amount of Restricted Payments and

       (D) with respect to clauses (5) and (6), no Default or Event of Default shall have occurred or be continuing at the time of any such Permitted Payment after giving effect thereto.

    LIMITATION ON RESTRICTIONS ON DISTRIBUTIONS FROM RESTRICTED
SUBSIDIARIES. North American Van Lines will not, and will not permit any Restricted Subsidiary to, create or otherwise cause to exist or become effective any consensual encumbrance or restriction on the ability of any Restricted Subsidiary to

       (A) pay dividends or make any other distributions on its Capital Stock or pay any Indebtedness or other obligations owed to North American Van Lines,

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        (B) make any loans or advances to North American Van Lines or

        (C) transfer any of its property or assets to North American Van Lines, except any encumbrance or restriction:

           (1) pursuant to an agreement or instrument in effect at or entered into on the Issue Date (including, without limitation, the Senior Credit Facility), the indenture or the notes;

           (2) pursuant to any agreement or instrument of a Person, or relating to Indebtedness or Capital Stock of a Person, which Person is acquired by or merged or consolidated with or into North American Van Lines or any Restricted Subsidiary, or which agreement or instrument is assumed by North American Van Lines or any Restricted Subsidiary in connection with an acquisition of assets from such Person, as in effect at the time of such acquisition, merger or consolidation (except to the extent that such Indebtedness was incurred to finance, or otherwise in connection with, such acquisition, merger or consolidation), provided that for purposes of this clause (2), if another Person is the Successor Company, any Subsidiary thereof or agreement or instrument of such Person or any such Subsidiary shall be deemed acquired or assumed, as the case may be, by North American Van Lines or a Restricted Subsidiary, as the case may be, when such Person becomes the Successor Company;

           (3) pursuant to an agreement or instrument (a "Refinancing Agreement") effecting a refinancing of Indebtedness Incurred pursuant to, or that otherwise extends, renews, refunds, refinances or replaces, an agreement or instrument referred to in clause (1) or (2) of this covenant or this clause (3) (an "Initial Agreement") or contained in any amendment, supplement or other modification to an Initial Agreement (an "Amendment"); provided, however, that the encumbrances and restrictions contained in any such Refinancing Agreement or Amendment taken as a whole are not materially less favorable to the holders of the notes than encumbrances and restrictions contained in the Initial Agreement or Initial Agreements to which such Refinancing Agreement or Amendment relates (as determined in good faith by North American Van Lines);

           (4) (a) that restricts in a customary manner the subletting, assignment or transfer of any property or asset that is subject to a lease, license or similar contract, or the assignment or transfer of any lease, license or other contract,

               (b) by virtue of any transfer of, agreement to transfer, option or right with respect to, or Lien on, any property or assets of North American Van Lines or any Restricted Subsidiary not otherwise prohibited by the indenture,

               (c) contained in mortgages, pledges or other security agreements securing Indebtedness of a Restricted Subsidiary to the extent restricting the transfer of the property or assets subject thereto,

               (d) pursuant to customary provisions restricting dispositions of real property interests set forth in any reciprocal easement agreements of North American Van Lines or any Restricted Subsidiary,

               (e) pursuant to Purchase Money Obligations that impose encumbrances or restrictions on the property or assets so acquired,

               (f) on cash or other deposits or net worth imposed by customers under agreements entered into in the ordinary course of business,

               (g) pursuant to customary provisions contained in agreements and instruments entered into in the ordinary course of business (including but not limited to leases and joint venture and other similar agreements entered into in the ordinary course of business) or

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               (h) that arises or is agreed to in the ordinary course of
           business and does not detract from the value of property or assets of North American Van Lines or any Restricted Subsidiary in any manner material to North American Van Lines or such Restricted Subsidiary;

           (5) with respect to a Restricted Subsidiary (or any of its property or assets) imposed pursuant to an agreement entered into for the direct or indirect sale or disposition of all or substantially all the Capital Stock or assets of such Restricted Subsidiary (or the property or assets that are subject to such restriction) pending the closing of such sale or disposition;

           (6) required by any applicable law, rule, regulation or order or by any regulatory authority having jurisdiction over North American Van Lines or any Restricted Subsidiary or any of their businesses; or

           (7) pursuant to an agreement or instrument (A) relating to any Indebtedness permitted to be Incurred subsequent to the Issue Date pursuant to the provisions of the covenant described under "--Limitation on Indebtedness," if North American Van Lines determines in good faith that the encumbrances and restrictions contained in the agreements and instruments relating to such Indebtedness, taken as a whole, are not materially less favorable to the holders of the notes than encumbrances and restrictions contained in the agreements and instruments referred to in clause (1) of this covenant, (B) relating to Indebtedness of a Foreign Subsidiary incurred pursuant to clause (b)(1) or (b)(10) of the covenant described under "--Limitation on Indebtedness," (C) relating to a sale of accounts receivable by a Foreign Subsidiary on customary terms (as determined in good faith by North American Van Lines) or (D) relating to Indebtedness of or a Financing Disposition to or by any Receivables Entity.

    LIMITATION ON SALES OF ASSETS AND SUBSIDIARY STOCK. (a) North American Van Lines will not, and will not permit any Restricted Subsidiary to, make any Asset Disposition unless

        (1) North American Van Lines or such Restricted Subsidiary receives consideration (including by way of relief from, or by any other Person assuming responsibility for, any liabilities, contingent or otherwise) at the time of such Asset Disposition at least equal to the fair market value of the shares and assets subject to such Asset Disposition, as such fair market value may be determined (and shall be determined, to the extent such Asset Disposition or any series of related Asset Dispositions involves aggregate consideration in excess of $10.0 million) in good faith by the Board of Directors, whose determination shall be conclusive (including as to the value of all noncash consideration),

        (2) in the case of any Asset Disposition (or series of related Asset Dispositions) at least 75% of the consideration therefor (excluding, in the case of an Asset Disposition (or series of related Asset Dispositions) of assets, any consideration by way of relief from, or by any other Person assuming responsibility for, any liabilities, contingent or otherwise, that are not Indebtedness) received by North American Van Lines or such Restricted Subsidiary is in the form of (a) cash, or (b) Designated Noncash Assets having an aggregate fair market value, taken together with all other Designated Noncash Assets received in consideration for Asset Dispositions pursuant to this clause (b) that are at the time outstanding, not to exceed the greater of (x) 5% of Consolidated Tangible Assets and
    (y) $35.0 million at the time of receipt of such Designated Noncash Assets; and

        (3) an amount equal to 100% of the Net Available Cash from such Asset Disposition is applied by North American Van Lines (or any Restricted Subsidiary, as the case may be) as follows:

           (A) FIRST, either

               (X) to the extent North American Van Lines elects (or is required by the terms of any Senior Indebtedness or Indebtedness of a Restricted Subsidiary), to prepay, repay or purchase Senior Indebtedness or such Indebtedness of a Restricted Subsidiary (in each case

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           other than Indebtedness owed to North American Van Lines or a
           Restricted Subsidiary) within 365 days after the date of such Asset Disposition, or

               (Y) to the extent North American Van Lines or such Restricted Subsidiary elects, to reinvest in Additional Assets (including by means of an investment in Additional Assets by a Restricted Subsidiary with Net Available Cash received by North American Van Lines or another Restricted Subsidiary) within 365 days from the date of such Asset Disposition;

           (B) SECOND, to the extent of the balance of such Net Available Cash after application in accordance with clause (A) above (such balance, the "Excess Proceeds"), to make an offer to purchase notes and (to the extent North American Van Lines or such Restricted Subsidiary elects, or is required by the terms thereof) to purchase, redeem or repay any other Senior Subordinated Indebtedness or Guarantor Senior Subordinated Indebtedness, pursuant and subject to the conditions of the indenture and the agreements governing such other Indebtedness; and

           (C) THIRD, to the extent of the balance of such Net Available Cash after application in accordance with clauses (A) and (B) above, to fund (to the extent consistent with any other applicable provision of the indenture) any general corporate purpose (including but not limited to the repurchase, repayment or other acquisition or retirement of any Subordinated Obligations);

provided, however, that in connection with any prepayment, repayment or purchase of Indebtedness pursuant to clause (A)(x) or (B) above, North American Van Lines or such Restricted Subsidiary will retire such Indebtedness and will cause the related loan commitment (if any) to be permanently reduced in an amount equal to the principal amount so prepaid, repaid or purchased.

    Notwithstanding the foregoing provisions of this covenant, North American Van Lines and the Restricted Subsidiaries shall not be required to apply any Net Available Cash in accordance with this covenant except to the extent that the aggregate Net Available Cash from all Asset Dispositions that is not applied in accordance with this covenant exceeds $15.0 million. If the aggregate principal amount of notes, Senior Subordinated Indebtedness and Guarantor Senior Subordinated Indebtedness validly tendered and not withdrawn (or otherwise subject to purchase, redemption or repayment) in connection with an offer pursuant to clause (B) above exceeds the Excess Proceeds, the Excess Proceeds will be apportioned between the notes and such Senior Subordinated Indebtedness and Guarantor Senior Subordinated Indebtedness, with the portion of the Excess Proceeds payable in respect of the notes to equal the lesser of:

        (x) the Excess Proceeds amount multiplied by a fraction, the numerator of which is the outstanding principal amount of the notes and the denominator of which is the sum of the outstanding principal amount of the notes and the outstanding principal amount of the relevant Senior Subordinated Indebtedness and Guarantor Senior Subordinated Indebtedness, and

        (y) the aggregate principal amount of notes validly tendered and not withdrawn.

    For the purposes of clause (2) of paragraph (a) above, the following are deemed to be cash:

        (1) Temporary Cash Investments and Cash Equivalents,

        (2) the assumption of Indebtedness of North American Van Lines (other than Disqualified Stock of North American Van Lines) or any Restricted Subsidiary and the release of North American Van Lines or such Restricted Subsidiary from all liability on payment of the principal amount of such Indebtedness in connection with such Asset Disposition,

        (3) Indebtedness of any Restricted Subsidiary that is no longer a Restricted Subsidiary as a result of such Asset Disposition, to the extent that North American Van Lines and each other

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    Restricted Subsidiary are released from any Guarantee of payment of the principal amount of such Indebtedness in connection with such Asset Disposition,

        (4) securities received by North American Van Lines or any Restricted Subsidiary from the transferee that are converted by North American Van Lines or such Restricted Subsidiary into cash within 180 days after the consummation of such Asset Disposition and

        (5) consideration consisting of outstanding Indebtedness of North American Van Lines or a Restricted Subsidiary which is then retired.

    (b) In the event of an Asset Disposition that requires the purchase of notes pursuant to clause (3)(B) of paragraph (a) above, North American Van Lines will be required to purchase notes tendered pursuant to an offer by North American Van Lines for the notes (the "Offer") at a purchase price of 100% of their principal amount plus accrued and unpaid interest to the Purchase Date in accordance with the procedures (including prorating in the event of oversubscription) set forth in the indenture. If the aggregate purchase price of the notes tendered pursuant to the Offer is less than the Net Available Cash allotted to the purchase of notes, the remaining Net Available Cash will be available to North American Van Lines for use in accordance with clause (3)(B) of paragraph (a) above (to repay Senior Subordinated Indebtedness or Guarantor Senior Subordinated Indebtedness) or clause (3)(C) of paragraph (a) above. North American Van Lines shall not be required to make an Offer for notes pursuant to this covenant if the Net Available Cash available therefor (after application of the proceeds as provided in clause (3)(A) of paragraph (a) above) is less than $15.0 million for any particular Asset Disposition (which lesser amounts shall be carried forward for purposes of determining whether an Offer is required with respect to the Net Available Cash from any subsequent Asset Disposition).

    (c) North American Van Lines will comply, to the extent applicable, with the requirements of Section 14(e) of the Exchange Act and any other securities laws or regulations in connection with the repurchase of notes pursuant to this covenant. To the extent that the provisions of any securities laws or regulations conflict with provisions of this covenant, North American Van Lines will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under this covenant by virtue thereof.

    LIMITATION ON TRANSACTIONS WITH AFFILIATES. (a) North American Van Lines will not, and will not permit any Restricted Subsidiary to, directly or indirectly, enter into or conduct any transaction or series of related transactions (including the purchase, sale, lease or exchange of any property or the rendering of any service) with any Affiliate of North American Van Lines (an "Affiliate Transaction") unless

        (1) the terms of such Affiliate Transaction are not materially less favorable to North American Van Lines or such Restricted Subsidiary, as the case may be, than those that could be obtained at the time in a transaction with a Person who is not such an Affiliate and

        (2) if such Affiliate Transaction involves aggregate consideration in excess of $10.0 million, the terms of such Affiliate Transaction have been approved by a majority of the Disinterested Directors.

For purposes of this paragraph, any Affiliate Transaction shall be deemed to have satisfied the requirements set forth in this paragraph if (X) such Affiliate Transaction is approved by a majority of the Disinterested Directors or (Y) in the event there are no Disinterested Directors, a fairness opinion is provided by a nationally recognized appraisal or investment banking firm with respect to such Affiliate Transaction.

    (b) The provisions of the preceding paragraph (a) will not apply to:

        (1) any Restricted Payment Transaction,

       (2) (A) the entering into, maintaining or performance of any employment contract, collective bargaining agreement, benefit plan, program or arrangement, related trust agreement or any

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       other similar arrangement for or with any employee, officer or director heretofore or hereafter entered into in the ordinary course of business, including vacation, health, insurance, deferred compensation, severance, retirement, savings or other similar plans, programs or arrangements,

           (B) the payment of compensation, performance of indemnification or contribution obligations, or any issuance, grant or award of stock, options, other equity-related interests or other securities, to employees, officers or directors in the ordinary course of business,

           (C) the payment of fees to directors of North American Van Lines or any of its Subsidiaries,

           (D) any transaction with an officer or director in the ordinary course of business not involving more than $100,000 in any one case, or

           (E) Management Advances and payments in respect thereof,

        (3) any transaction with North American Van Lines, any Restricted Subsidiary, or any Receivables Entity,

        (4) any transaction arising out of agreements or instruments in existence on the Issue Date, and any payments made pursuant thereto,

        (5) execution, delivery and performance of the Tax Sharing Agreement and Management Agreements, including (A) payment to CDR or any Affiliate of CDR of a fee of $5.0 million plus out-of-pocket expenses in connection with the Transactions, and (B) payment to CDR or any Affiliate of CDR of fees of up to $1.0 million in any fiscal year plus all out-of-pocket expenses incurred by CDR or any such Affiliate in connection with its performance of management consulting, monitoring, financial advisory or other services with respect to North American Van Lines and its Restricted Subsidiaries,

        (6) the Transactions, all transactions in connection therewith (including but not limited to the financing thereof), and all fees or expenses paid or payable in connection with the Transactions,

        (7) any transaction in the ordinary course of business on terms not materially less favorable to North American Van Lines or the relevant Restricted Subsidiary than those that could be obtained at the time in a transaction with a Person who is not an Affiliate of North American Van Lines, and

        (8) any transaction in the ordinary course of business, or approved by a majority of the Board of Directors, between North American Van Lines or any Restricted Subsidiary and any Affiliate of North American Van Lines controlled by North American Van Lines that is a joint venture or similar entity.

    LIMITATION ON LIENS. North American Van Lines shall not, and shall not permit any Restricted Subsidiary to, directly or indirectly, create or permit to exist any Lien (other than Permitted Liens) on any of its property or assets (including Capital Stock of any other Person), whether owned on the date of the indenture or thereafter acquired, securing any Indebtedness of North American Van Lines or any Note Guarantor that by its terms is expressly subordinated in right of payment to or ranks PARI PASSU in right of payment with the notes or such Note Guarantor's Note Guarantee (the "Initial Lien"), unless contemporaneously therewith effective provision is made to secure the Indebtedness due under the indenture and the notes or, in respect of Liens on any Restricted Subsidiary's property or assets, any Note Guarantee of such Restricted Subsidiary, equally and ratably with such obligation for so long as such obligation is so secured by such Initial Lien. Any such Lien thereby created in favor of the notes or any such Note Guarantee will be automatically and unconditionally released and discharged upon

        (1) the release and discharge of the Initial Lien to which it relates, or

        (2) any sale, exchange or transfer to any Person not an Affiliate of North American Van Lines of the property or assets secured by such Initial Lien, or of all of the Capital Stock held by North

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    American Van Lines or any Restricted Subsidiary in, or all or substantially all the assets of, any Restricted Subsidiary creating such Lien.

    FUTURE NOTE GUARANTORS. After the Issue Date, North American Van Lines will cause each Domestic Subsidiary that guarantees payment by North American Van Lines of Bank Indebtedness of North American Van Lines to execute and deliver to the trustee a supplemental indenture or other instrument pursuant to which such Subsidiary will guarantee payment of the notes, whereupon such Subsidiary will become a Note Guarantor for all purposes under the indenture. In addition, North American Van Lines may cause any Subsidiary that is not a Note Guarantor so to guarantee payment of the notes and become a Note Guarantor.

    Each Note Guarantor, as primary obligor and not merely as surety, will jointly and severally, irrevocably and fully and unconditionally Guarantee, on a senior subordinated basis, the punctual payment when due, whether at Stated Maturity, by acceleration or otherwise, of all monetary obligations of North American Van Lines under the indenture and the notes, whether for principal of or interest on the notes, expenses, indemnification or otherwise (all such obligations guaranteed by such Note Guarantors being herein called the "Guaranteed Obligations"). Such Note Guarantor will agree to pay, in addition to the amount stated above, any and all reasonable out-of-pocket expenses (including reasonable counsel fees and expenses) incurred by the trustee or the holders in enforcing any rights under its Note Guarantee.

    The obligations of each Note Guarantor will be limited to the maximum amount, as will, after giving effect to all other contingent and fixed liabilities of such Note Guarantor, result in the obligations of such Note Guarantor under the Note Guarantee not constituting a fraudulent conveyance or fraudulent transfer under applicable law, or being void or unenforceable under any applicable law, including any law relating to insolvency of debtors.

    Each such Note Guarantee shall be a continuing Guarantee and shall:

        (1) remain in full force and effect until payment in full of the principal amount of all outstanding notes (whether by payment at maturity, purchase, redemption, defeasance, retirement or other acquisition) and all other Guaranteed Obligations then due and owing, unless earlier terminated as described below,

        (2) be binding upon such Note Guarantor and

        (3) inure to the benefit of and be enforceable by the trustee, the holders and their permitted successors, transferees and assigns.

    Notwithstanding the preceding paragraph, any Note Guarantor will automatically and unconditionally be released from all obligations under its Note Guarantee, and such Note Guarantee shall thereupon terminate and be discharged and of no further force or effect,

        (1) concurrently with any sale or disposition (by merger or otherwise) of any Note Guarantor or any interest therein in accordance with the terms of the indenture (including the covenant described under "--Certain Covenants--Limitation on Sales of Assets and Subsidiary Stock") by North American Van Lines or a Restricted Subsidiary, following which such Note Guarantor is no longer a Restricted Subsidiary of North American Van Lines,

        (2) pursuant to the terms of its Note Guarantee,

        (3) at any time that such Note Guarantor is released from all of its obligations under all of its Guarantees of payment by North American Van Lines of Bank Indebtedness of North American Van Lines,

        (4) upon the merger or consolidation of any Note Guarantor with and into North American Van Lines or another Note Guarantor that is the surviving Person in such merger or consolidation,

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        (5) upon legal or covenant defeasance of North American Van Lines'
    obligations, or satisfaction and discharge of the indenture, or

        (6) subject to customary contingent reinstatement provisions, upon payment in full of the aggregate principal amount of all notes then outstanding and all other Guaranteed Obligations then due and owing.

In addition, North American Van Lines will have the right, upon 30 days' notice to the trustee, to cause any Note Guarantor that has not guaranteed payment by North American Van Lines of any Bank Indebtedness of North American Van Lines to be unconditionally released from all obligations under its Note Guarantee, and such Note Guarantee shall thereupon terminate and be discharged and of no further force or effect. Upon any such occurrence specified in this paragraph, the trustee shall execute any documents reasonably required in order to evidence such release, discharge and termination in respect of such Note Guarantee.

    Neither North American Van Lines nor any such Note Guarantor shall be required to make a notation on the notes to reflect any such Guarantee or any such release, termination or discharge.

    SEC REPORTS. Notwithstanding that North American Van Lines may not be required to be or remain subject to the reporting requirements of Section 13(a) or 15(d) of the Exchange Act, North American Van Lines will file with the SEC (unless such filing is not permitted under the Exchange Act or by the SEC), so long as notes are outstanding, the annual reports, information, documents and other reports that North American Van Lines is required to file with the Commission pursuant to such Section 13(a) or 15(d) or would be so required to file if North American Van Lines were so subject. North American Van Lines will also, within 15 days after the date on which North American Van Lines was so required to file or would be so required to file if North American Van Lines were so subject (or, if later, 120 days after the Issue Date), transmit by mail to all holders, as their names and addresses appear in the Note Register, and to the trustee copies of any such information, documents and reports (without exhibits) so required to be filed (or, in lieu of one or more of the annual reports for the fiscal year ended December 25, 1999 and the quarterly reports for the following fiscal year, a registration statement filed with the SEC under the Securities Act or any amendment thereto, provided such registration statement or amendment contains the information that would have been included in each such report). North American Van Lines will be deemed to have satisfied such requirements if Holding files and provides reports, documents and information of the types otherwise so required, in each case within the applicable time periods, and North American Van Lines is not required to file such reports, documents and information separately under the applicable rules and regulations of the SEC (after giving effect to any exemptive relief) because of the filings by Holding. North American Van Lines also will comply with the other provisions of TIA Section 314(a).

MERGER AND CONSOLIDATION

    North American Van Lines will not consolidate with or merge with or into, or convey, transfer or lease all or substantially all its assets to, any Person, unless:

        (1) the resulting, surviving or transferee Person (the "Successor Company") will be a Person organized and existing under the laws of the United States of America, any State thereof or the District of Columbia and the Successor Company (if not North American Van Lines) will expressly assume all the obligations of North American Van Lines under the notes and the indenture by executing and delivering to the trustee a supplemental indenture or one or more other documents or instruments in form reasonably satisfactory to the trustee;

        (2) immediately after giving effect to such transaction (and treating any Indebtedness that becomes an obligation of the Successor Company or any Restricted Subsidiary as a result of such transaction as having been Incurred by the Successor Company or such Restricted Subsidiary at the time of such transaction), no Default will have occurred and be continuing;

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        (3) immediately after giving effect to such transaction, the Successor
    Company could Incur at least $1.00 of additional Indebtedness pursuant to paragraph (a) of the covenant described under "--Certain
    Covenants--Limitation on Indebtedness";

        (4) each Note Guarantor (other than any party to any such consolidation or merger) shall have delivered a supplemental indenture or other document or instrument in form reasonably satisfactory to the trustee, confirming its Note Guarantee; and

        (5) North American Van Lines will have delivered to the trustee an Officer's Certificate and an Opinion of Counsel, each to the effect that such consolidation, merger or transfer complies with the provisions described in this paragraph, provided that (x) in giving such opinion such counsel may rely on an Officer's Certificate as to compliance with the foregoing clauses (2) and (3) and as to any matters of fact, and (y) no Opinion of Counsel will be required for a consolidation, merger or transfer described in the last paragraph of this covenant.

Any Indebtedness that becomes an obligation of North American Van Lines or any Restricted Subsidiary (or that is deemed to be Incurred by any Restricted Subsidiary that becomes a Restricted Subsidiary) as a result of any such transaction undertaken in compliance with this covenant, and any Refinancing Indebtedness with respect thereto, shall be deemed to have been Incurred in compliance with the covenant described under "--Certain Covenants--Limitation on Indebtedness."

    The Successor Company will succeed to, and be substituted for, and may exercise every right and power of, North American Van Lines under the indenture, and thereafter the predecessor Company shall be relieved of all obligations and covenants under the indenture.

    Clauses (2) and (3) of the first paragraph of this "Merger and Consolidation" section will not apply to any transaction in which

        (a) any Restricted Subsidiary consolidates with, merges into or transfers all or part of its assets to North American Van Lines or

        (b) North American Van Lines consolidates or merges with or into or transfers all or substantially all its properties and assets to (X) an Affiliate incorporated or organized for the purpose of reincorporating or reorganizing North American Van Lines in another jurisdiction or changing its legal structure to a corporation or other entity or (Y) a Restricted Subsidiary of North American Van Lines so long as all assets of North American Van Lines and the Restricted Subsidiaries immediately prior to such transaction (other than Capital Stock of such Restricted Subsidiary) are owned by such Restricted Subsidiary and its Restricted Subsidiaries immediately after the consummation thereof.

DEFAULTS

    An Event of Default is defined in the indenture as:

        (1) a default in any payment of interest on any note when due, continued for 30 days,

        (2) a default in the payment of principal of any note when due, whether at its Stated Maturity, upon optional redemption, upon required repurchase, upon declaration or otherwise, whether or not such payment is prohibited by the provisions described under "--Ranking" above,

        (3) the failure by North American Van Lines to comply for 30 days after notice with its obligations under the covenant described under "--Merger and Consolidation" above,

        (4) the failure by North American Van Lines to comply for 30 days after notice with any of its obligations under the covenant described under "--Change of Control" above (other than a failure to purchase notes),

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        (5) the failure by North American Van Lines to comply for 60 days after notice with its other agreements contained in the notes or the indenture,

        (6) the failure by any Note Guarantor to comply for 45 days after notice with its obligations under its Note Guarantee,

        (7) the failure by North American Van Lines or any Significant Subsidiary to pay any Indebtedness within any applicable grace period after final maturity or the acceleration of any such Indebtedness by the holders thereof because of a default, if the total amount of such Indebtedness so unpaid or accelerated exceeds $15.0 million or its foreign currency equivalent (the "cross acceleration provision"),

        (8) certain events of bankruptcy, insolvency or reorganization of North American Van Lines or a Significant Subsidiary (the "bankruptcy provisions"),

        (9) the rendering of any judgment or decree for the payment of money in an amount (net of any insurance or indemnity payments actually received in respect thereof prior to or within 90 days from the entry thereof, or to be received in respect thereof in the event any appeal thereof shall be unsuccessful) in excess of $15.0 million or its foreign currency equivalent against North American Van Lines or a Significant Subsidiary that is not discharged, or bonded or insured by a third Person, if such judgment or decree remains outstanding for a period of 90 days following such judgment or decree and is not discharged, waived or stayed (the "judgment default provision"),

        (10) the failure of any Note Guarantee by a Note Guarantor that is a Significant Subsidiary to be in full force and effect (except as contemplated by the terms thereof or of the indenture) or the denial or disaffirmation in writing by any Note Guarantor that is a Significant Subsidiary of its obligations under its Note Guarantee, if such Default continues for 10 days, or

        (11) the failure of Holding to consummate the Holding Stock Issuance on or before December 31, 1999.

    The foregoing will constitute Events of Default whatever the reason for any such Event of Default and whether it is voluntary or involuntary or is effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body.

    However, a Default under clause (3), (4), (5) or (6) will not constitute an Event of Default until the trustee or the holders of at least 25% in principal amount of the outstanding notes notify North American Van Lines of the Default and North American Van Lines does not cure such Default within the time specified in such clause after receipt of such notice.

    If an Event of Default (other than a Default relating to certain events of bankruptcy, insolvency or reorganization of North American Van Lines) occurs and is continuing, the trustee by notice to North American Van Lines, or the holders of at least a majority in principal amount of the outstanding notes by notice to North American Van Lines and the trustee, may declare the principal of and accrued but unpaid interest on all the notes to be due and payable, provided that so long as any Bank Indebtedness shall be outstanding, such acceleration shall not be effective until the earlier to occur of:

        (x) five Business Days following delivery of a written notice of such acceleration of the notes to North American Van Lines and the holders of all Bank Indebtedness or each Representative thereof and

        (y) the acceleration of any Bank Indebtedness. Upon the effectiveness of such a declaration, such principal and interest will be due and payable immediately.

Notwithstanding the foregoing, if an Event of Default relating to certain events of bankruptcy, insolvency or reorganization of North American Van Lines occurs and is continuing, the principal of and accrued interest on all the notes will become immediately due and payable without any declaration or other act on

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the part of the trustee or any holders. Under certain circumstances, the holders of a majority in principal amount of the outstanding notes may rescind any such acceleration with respect to the notes and its consequences.

    Notwithstanding the foregoing, in the event of a declaration of acceleration in respect of the notes because an Event of Default specified in clause (7) above shall have occurred and be continuing, such declaration of acceleration of the notes and such Event of Default and all consequences thereof (including without limitation any acceleration or resulting payment default) shall be annulled, waived and rescinded, automatically and without any action by the trustee or the holders, and be of no further effect, if within 60 days after such Event of Default arose

        (x) the Indebtedness that is the basis for such Event of Default has been discharged, or

        (y) the holders thereof have rescinded or waived the acceleration, notice or action (as the case may be) giving rise to such Event of Default, or

        (z) the default in respect of such Indebtedness that is the basis for such Event of Default has been cured.

    Subject to the provisions of the indenture relating to the duties of the trustee, in case an Event of Default occurs and is continuing, the trustee will be under no obligation to exercise any of the rights or powers under the indenture at the request or direction of any of the holders unless such holders have offered to the trustee reasonable indemnity or security against any loss, liability or expense. Except to enforce the right to receive payment of principal or interest when due, no holder may pursue any remedy with respect to the indenture or the notes unless

        (a) such holder has previously given the trustee written notice that an Event of Default is continuing,

        (b) holders of at least 25% in principal amount of the outstanding notes have requested the trustee in writing to pursue the remedy,

        (c) such holders have offered the trustee reasonable security or indemnity against any loss, liability or expense,

        (d) the trustee has not complied with such request within 60 days after the receipt of the request and the offer of security or indemnity and

        (e) the holders of a majority in principal amount of the outstanding notes have not given the trustee a direction inconsistent with such request within such 60-day period.

Subject to certain restrictions, the holders of a majority in principal amount of the outstanding notes are given the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or of exercising any trust or power conferred on the trustee. The trustee, however, may refuse to follow any direction that conflicts with law or the indenture or that the trustee determines is unduly prejudicial to the rights of any other holder or that would involve the trustee in personal liability. Prior to taking any action under the indenture, the trustee will be entitled to indemnification satisfactory to it in its sole discretion against all losses and expenses caused by taking or not taking such action.

    The indenture provides that if a Default occurs and is continuing and is known to the trustee, the trustee must mail to each holder notice of the Default within 90 days after it occurs. Except in the case of a Default in the payment of principal of, or premium (if any) or interest on, any note, the trustee may withhold notice if and so long as a committee of its Trust Officers in good faith determines that withholding notice is in the interests of the noteholders. In addition, North American Van Lines is required to deliver to the trustee, within 120 days after the end of each fiscal year, a certificate indicating whether the signers thereof know of any Default that occurred during the previous year. North American Van Lines also is required to deliver to the trustee, within 30 days after the occurrence thereof, written notice of any

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event that would constitute certain Defaults, their status and what action North
American Van Lines is taking or proposes to take in respect thereof.

AMENDMENTS AND WAIVERS

    Subject to certain exceptions, the indenture may be amended with the consent of the holders of a majority in principal amount of the notes then outstanding and any past default or compliance with any provisions may be waived with the consent of the holders of a majority in principal amount of the notes then outstanding (including in each case, consents obtained in connection with a tender offer or exchange offer for notes). However, without the consent of each holder of an outstanding note affected, no amendment or waiver may

        (1) reduce the principal amount of notes whose holders must consent to an amendment or waiver,

        (2) reduce the rate of or extend the time for payment of interest on any note,

        (3) reduce the principal of or extend the Stated Maturity of any note,

        (4) reduce the premium payable upon the redemption of any note or change the date on which any note may be redeemed as described under "Optional Redemption" above,

        (5) make any note payable in money other than that stated in the note,

        (6) make any change to the subordination provisions of the indenture that adversely affects the rights of any holder in any material respect,

        (7) impair the right of any holder to receive payment of principal of and interest on such holder's notes on or after the due dates therefor or to institute suit for the enforcement of any payment on or with respect to such holder's notes or

        (8) make any change in the amendment or waiver provisions described in this sentence.

    Without the consent of any holder, North American Van Lines, the trustee and (as applicable) any Note Guarantor may amend the indenture to cure any ambiguity, omission, defect or inconsistency, to provide for the assumption by a successor of the obligations of North American Van Lines under the indenture, to provide for uncertificated notes in addition to or in place of certificated notes, to add Guarantees with respect to the notes, to secure the notes, to confirm and evidence the release, termination or discharge of any Guarantee or Lien with respect to or securing the notes when such release, termination or discharge is provided for under the indenture, to add to the covenants of North American Van Lines for the benefit of the noteholders or to surrender any right or power conferred upon North American Van Lines, to provide that any Indebtedness that becomes or will become an obligation of the Successor Company or a Note Guarantor pursuant to a transaction governed by the provisions described under "--Merger and Consolidation" (and that is not a Subordinated Obligation) is Senior Subordinated Indebtedness or Guarantor Senior Subordinated Indebtedness for purposes of the indenture, to provide for or confirm the issuance of Additional Notes, to make any change that does not adversely affect the rights of any holder, or to comply with any requirement of the SEC in connection with the qualification of the indenture under the TIA or otherwise.

    However, no amendment may be made to the subordination provisions of the indenture that adversely affects the rights of any holder of Senior Indebtedness then outstanding (which Senior Indebtedness has been previously designated in writing by North American Van Lines to the trustee for this purpose) unless the holders of such Senior Indebtedness (or any group or representative thereof authorized to give a consent) consent to such change.

    The consent of the noteholders is not necessary under the indenture to approve the particular form of any proposed amendment or waiver. It is sufficient if such consent approves the substance of the proposed

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amendment or waiver. Until an amendment or waiver becomes effective, a consent to it by a noteholder is a continuing consent by such noteholder and every subsequent holder of all or part of the related note. Any such noteholder or subsequent holder may revoke such consent as to its note by written notice to the trustee or North American Van Lines, received thereby before the date on which North American Van Lines certifies to the trustee that the holders of the requisite principal amount of notes have consented to such amendment or waiver. After an amendment or waiver under the indenture becomes effective, North American Van Lines is required to mail to noteholders a notice briefly describing such amendment or waiver. However, the failure to give such notice to all noteholders, or any defect therein, will not impair or affect the validity of the amendment or waiver.

DEFEASANCE

    North American Van Lines at any time may terminate all its obligations under the notes and the indenture ("legal defeasance"), except for certain obligations, including those relating to the defeasance trust and obligations to register the transfer or exchange of the notes, to replace mutilated, destroyed, lost or stolen notes and to maintain a registrar and paying agent in respect of the notes. North American Van Lines at any time may terminate its obligations under certain covenants under the indenture, including the covenants described under "--Certain Covenants" and "--Change of Control," the operation of the default provisions relating to such covenants described under "--Defaults" above, the operation of the cross acceleration provision, the bankruptcy provisions with respect to Subsidiaries and the judgment default provision described under "--Defaults" above, and the limitations contained in clauses
(3), (4) and (5) under "--Merger and Consolidation" above ("covenant defeasance"). If North American Van Lines exercises its legal defeasance option or its covenant defeasance option, each Note Guarantor will be released from all of its obligations with respect to its Note Guarantee.

    North American Van Lines may exercise its legal defeasance option notwithstanding its prior exercise of its covenant defeasance option. If North American Van Lines exercises its legal defeasance option, payment of the notes may not be accelerated because of an Event of Default with respect thereto. If North American Van Lines exercises its covenant defeasance option, payment of the notes may not be accelerated because of an Event of Default specified in clause (4), (5) (as it relates to the covenants described under "--Certain Covenants" above), (6), (7), (8) (but only with respect to events of bankruptcy, insolvency or reorganization of a Significant Subsidiary), (9) or (10) under "Defaults" above or because of the failure of North American Van Lines to comply with clause (3), (4) or (5) under "--Merger and Consolidation" above.

    Either defeasance option may be exercised to any redemption date or to the maturity date for the notes. In order to exercise either defeasance option, North American Van Lines must irrevocably deposit in trust (the "defeasance trust") with the trustee money or U.S. Government Obligations, or a combination thereof, for the payment of principal of, and premium (if any) and interest on, the notes to redemption or maturity, as the case may be, and must comply with certain other conditions, including delivery to the trustee of an Opinion of Counsel to the effect that holders of the notes will not recognize income, gain or loss for Federal income tax purposes as a result of such deposit and defeasance and will be subject to Federal income tax on the same amount and in the same manner and at the same times as would have been the case if such deposit and defeasance had not occurred (and, in the case of legal defeasance only, such Opinion of Counsel must be based on a ruling of the Internal Revenue Service or other change in applicable Federal income tax law since the Issue
Date).

SATISFACTION AND DISCHARGE

    The indenture will be discharged and cease to be of further effect (except as to surviving rights of registration of transfer or exchange of the notes, as expressly provided for in the indenture) as to all outstanding notes when

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        (1) either

           (a) all the notes previously authenticated and delivered (other than certain lost, stolen or destroyed notes, and certain notes for which provision for payment was previously made and thereafter the funds have been released to North American Van Lines) have been delivered to the trustee for cancellation or

           (b) all notes previously delivered to the trustee for cancellation
       (X) have become due and payable, (Y) will become due and payable at their Stated Maturity within one year or (Z) are to be called for redemption within one year under arrangements reasonably satisfactory to the trustee for the giving of notice of redemption by the trustee in the name, and at the expense, of North American Van Lines;

        (2) North American Van Lines has irrevocably deposited or caused to be deposited with the trustee money, U.S. Government Obligations, or a combination thereof, sufficient to pay and discharge the entire indebtedness on the notes not previously delivered to the trustee for cancellation, for principal, premium, if any, and interest to the date of deposit (in the case of notes that have become due and payable) or to the Stated Maturity or redemption date, as the case may be;

        (3) North American Van Lines has paid or caused to be paid all other sums payable under the indenture by North American Van Lines; and

        (4) North American Van Lines has delivered to the trustee an Officer's Certificate and an Opinion of Counsel each to the effect that all conditions precedent under the "Satisfaction and Discharge" section of the indenture relating to the satisfaction and discharge of the indenture have been complied with, provided that any such counsel may rely on any Officer's Certificate as to matters of fact (including as to compliance with the foregoing clauses (1), (2) and (3)).

NO PERSONAL LIABILITY OF DIRECTORS, OFFICERS, EMPLOYEES, INCORPORATORS AND
  STOCKHOLDERS

    No director, officer, employee, incorporator, member or stockholder, as such, of North American Van Lines, Holding, any Note Guarantor or any Subsidiary of any thereof shall have any liability for any obligation of North American Van Lines, Holding or any Note Guarantor under the indenture, the notes or any Note Guarantee, or for any claim based on, in respect of, or by reason of, any such obligation or its creation. Each noteholder, by accepting the notes, waives and releases all such liability. The waiver and release are part of the consideration for issuance of the notes.

CONCERNING THE TRUSTEE

    State Street Bank and Trust Company is the trustee under the indenture and has been appointed by North American Van Lines as Registrar and Paying Agent with regard to the notes.

    The indenture will provide that, except during the continuance of an Event of Default, the trustee will perform only such duties as are set forth specifically in the indenture. During the existence of an Event of Default, the trustee will exercise such of the rights and powers vested in it under the indenture and use the same degree of care and skill in their exercise as a prudent person would exercise under the circumstances in the conduct of such person's own affairs.

    The indenture and the TIA will impose certain limitations on the rights of the trustee, should it become a creditor of North American Van Lines, to obtain payment of claims in certain cases or to realize on certain property received by it in respect of any such claims, as security or otherwise. The trustee is permitted to engage in other transactions; provided, that if it acquires any conflicting interest as described in the TIA, it must eliminate such conflict, apply to the SEC for permission to continue as trustee with such conflict, or resign.

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GOVERNING LAW

    The indenture provides that it and the notes will be governed by, and construed in accordance with, the laws of the State of New York, without giving effect to any principles of conflict of laws to the extent that the application of the law of another jurisdiction would be required thereby.

BOOK-ENTRY, DELIVERY AND FORM

    The notes will be represented by one or more notes in registered, global form deposited with the trustee as custodian for the Depository Trust Company ("DTC") and registered in the name of Cede & Co. as nominee of DTC, in each case for credit to the accounts of DTC participants and indirect participants (each as described below) including, without limitation, Morgan Guaranty Trust Company of New York, Brussels office, as operator (the "Euroclear Operator") of the Euroclear System and Cedelbank.

    Except in the limited circumstances set forth below, notes in certificated form will not be issued.

DEPOSITARY PROCEDURES

    DTC has advised North American Van Lines as follows: DTC is a limited purpose trust company organized under the laws of the State of New York, a "banking organization" within the meaning of New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the Uniform Commercial Code and a "Clearing Agency" registered pursuant to the provisions of Section 17A of the Exchange Act. DTC was created to hold securities for persons who have accounts with it ("DTC participants") and to facilitate the clearance and settlement of securities transactions between DTC participants through electronic book-entry changes in accounts of its participants, thereby eliminating the need for physical movement of certificates. DTC participants include securities brokers and dealers, banks, trust companies and clearing corporations and may include certain other organizations. Indirect access to the DTC system is available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a DTC participant, either directly or indirectly ("indirect participants").

    DTC has advised North American Van Lines that pursuant to procedures established by it,

        (1) upon initial deposit of a global note, DTC will credit the accounts of DTC participants with portions of the principal amount of such global note deposited,

        (2) for DTC participants, initial ownership of interests in such global note will be shown on, and the transfer of ownership thereof will be effected through, records maintained by DTC and

        (3) for non-DTC participant owners, ownership interests in such global note will only be shown on, and the transfer of ownership thereof will only be effected through, the records of the DTC participants, including Euroclear and Cedelbank, or others through which they hold their account.

All interests in a global note deposited with DTC, including those held through Euroclear and Cedelbank, are subject to the procedures and requirements of DTC. Those interests held through Euroclear are also subject to the procedures and requirements of such system.

    Except as described below, owners of interests in any global note will not have notes registered in their names, will not receive physical delivery of notes in certificated form and will not be considered the registered owners or holders of notes for any purpose. So long as DTC (or its nominee) is the registered owner or holder of a global note, such party will be considered the sole owner or holder of the notes represented by such global note for all purposes under the indenture and the notes. Accordingly, each person owning a beneficial interest in a global note must rely on the procedures of DTC and its participants to exercise any rights and remedies of a holder of notes under the indenture. Payments of

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principal and interest on any global note will be made to DTC or its nominee as the registered owners thereof.

    The laws of some countries and some states in the United States require that certain persons take physical delivery in definitive form of securities that they own. Consequently, the ability to transfer beneficial interests in a global note to such persons may be limited to that extent. Because DTC can act only on behalf of its participants, the ability of a person having beneficial interests in a global note to pledge such interests to persons or entities that do not participate in the relevant clearing system, or otherwise take actions in respect of such interests, may be affected by the lack of a physical certificate evidencing such interests.

PAYMENTS ON THE GLOBAL NOTES

    Payments in respect of the principal of, and premium, if any, and interest on a global note will be made through a payment agent appointed pursuant to the indenture and will be payable to DTC (or its nominee) in its capacity as the registered holder of such notes under the indenture. Under the terms of the indenture, the Issuer and the trustee will treat the persons in whose names the notes, including the global notes, are registered as the owners thereof for the purpose of receiving such payments and for any and all other purposes whatsoever. Consequently, none of North American Van Lines, the trustee, or any agent of North American Van Lines or the trustee has or will have any responsibility or liability for (1) any aspect or accuracy of the records of the relevant clearing system, the participants therein or the account holders thereof, as the case may be, relating to payments made on account of beneficial ownership interests in the global notes, or for maintaining, supervising or reviewing any records of such clearing system, participant or account holder relating to beneficial ownership interests in the global notes, or (2) any other matter relating to the actions and practices of the relevant clearing system or the participants therein or the account holders thereof.

    North American Van Lines understands that DTC, upon receipt of any such payment, will immediately credit the accounts of its relevant participants with payments in amounts proportionate to their respective holdings in principal amount of beneficial interests in the relevant global note, as shown on the records of DTC. North American Van Lines expects that payments by such participants to the beneficial owners of global notes will be governed by standing instructions and customary practices and will be the responsibility of such participants. Neither North American Van Lines nor the trustee will have responsibility or liability for the payment of amounts owing in respect of beneficial interests in the global notes held by DTC.

TRANSFERS OF GLOBAL SECURITIES AND INTERESTS THEREIN

    Unless definitive securities are issued, a global note may be transferred, in whole and not in part, only to another nominee of DTC or to a successor of DTC or its nominee.

    Transfers of beneficial interests in the global notes will be subject to the applicable rules and procedures of DTC and its direct and indirect participants (including, if applicable, those of Euroclear and Cedelbank), which are subject to change from time to time. Any secondary market trading activity in beneficial interests in the global notes is expected to occur through the participants of DTC, and the securities custody accounts of investors are expected to be credited with their holdings against payment in same-day funds on the settlement date.

    No service charge will be made for any registration of transfer or exchange of notes, but the trustee or North American Van Lines may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

    Although DTC has agreed to certain procedures to facilitate transfers of interests in the global notes among participants in DTC, it is under no obligation to perform or to continue to perform such

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procedures, and such procedures may be discontinued at any time. None of North
American Van Lines, the trustee, nor any agent of North American Van Lines or the trustee will have any responsibility for the nonperformance or misperformance (as a result of insolvency, mistake, misconduct or otherwise) by DTC, or its participants or indirect participants, of their respective obligations under the rules and procedures governing their operations.

    North American Van Lines understands that under existing industry practices, if either North American Van Lines or the trustee requests any action of holders of notes, or if an owner of a beneficial interest in a global note desires to give instructions or take an action that a holder is entitled to give or take under the indenture, DTC would authorize its participants owning the relevant beneficial interest to give such instructions or take such action, and such participants would authorize indirect participants to give such instructions or take such action, or would otherwise act upon the instructions of such indirect participants.

    North American Van Lines understands that under existing practices of DTC, if less than all of the respective class of notes are to be redeemed at any time, DTC will credit its participants' accounts on a proportionate basis (with adjustments to prevent fractions) or by lot or on such other basis as DTC deems fair and appropriate, provided that no beneficial interests of less than $1,000 may be redeemed in part.

CERTIFICATED NOTES

    Beneficial interests in a global note are exchangeable for definitive notes in registered certificated form only if

        (1) DTC (a) notifies North American Van Lines that it is unwilling or unable to continue as depositary for such global note or (b) has ceased to be a "clearing agency" registered under the Exchange Act and, in each case, North American Van Lines thereupon is unable to locate a qualified successor depositary within 90 days;

        (2) North American Van Lines, at its option, notifies the trustee in writing that it elects to cause the issuance of notes in definitive form under the indenture; or

        (3) upon the occurrence of certain other events.

In all cases, certificated notes delivered in exchange for any global note or beneficial interest therein will be registered in the names, and issued in any approved denominations, requested by or on behalf of DTC in accordance with its customary procedures. The notes may not be issued in bearer form.

    In the case of the issuance of certificated notes in the limited circumstances set forth above, the holder of any such certificated note may transfer such note by surrendering it at the offices or agencies of North American Van Lines maintained for such purpose within the City and State of New York. Until otherwise designated by North American Van Lines, North American Van Lines' office or agency in the City and State of New York will be the office of an affiliate of the trustee maintained for such purpose. In the event of a partial transfer of a holding of notes represented by one certificate, or partial redemption of such a holding represented by one certificate, a new certificate shall be issued to the transferee in respect of the part transferred or redeemed and a further new certificate in respect of the balance of the holding not transferred or redeemed shall be issued to the transferor, provided that no certificate in denominations less than $1,000 shall be issued.

    North American Van Lines shall not be required to register the transfer or exchange of certificated notes for a period of 15 days preceding (a) the due date for any payment of principal of or interest on the notes or (b) a selection of notes to be redeemed. Also, North American Van Lines is not required to register the transfer or exchange of any notes selected for redemption. In the event of the transfer of any certificated note, the trustee may require a holder, among other things, to furnish appropriate

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endorsements and transfer documents, and North American Van Lines may require a holder to pay any taxes and fees required by law and permitted by the indenture and the notes.

    If certificated notes are issued and a holder of a certificated note claims that the note has been lost, destroyed or wrongfully taken or if such note is mutilated and is surrendered to the trustee, North American Van Lines shall issue and the trustee shall authenticate a replacement note if the trustee's and North American Van Lines' requirements are met. If required by the trustee or North American Van Lines, an indemnity bond sufficient in the judgment of both to protect North American Van Lines, the trustee and any paying agent or authenticating agent appointed pursuant to the indenture from any loss which any of them may suffer if a note is replaced must be posted. North American Van Lines may charge for its expenses in replacing a note.

    In case any such mutilated, destroyed, lost or stolen note has become or is about to become due and payable, or is about to be redeemed or purchased by North American Van Lines pursuant to the provisions of the indenture, North American Van Lines in its discretion may, instead of issuing a new note, pay, redeem or purchase such note, as the case may be.

REGISTRATION RIGHTS

    The following summary of certain provisions of the registration rights agreement does not contain all of the information that may be important to an investor in the notes. It is subject to, and is qualified in its entirety by reference to, all the provisions of the registration rights agreement. A copy of the registration rights agreement is available as set forth under the heading "Where You Can Find More Information."

    Pursuant to the registration rights agreement, North American Van Lines has agreed to use its commercially reasonable best efforts to file a registration statement for this exchange offer and to use all commercially reasonable efforts to cause it to become effective. The registration statement of which this prospectus is a part constitutes the registration statement to be filed pursuant to the registration rights agreement.

    If, as a result of a change in law or interpretations of the staff of the SEC North American Van Lines is not permitted to effect the exchange offer, or if any holder of the notes (other than the initial purchasers, an affiliate of North American Van Lines or a noteholder that cannot make required representations) is not permitted by applicable law to participate in, or to receive the benefit of, the exchange offer, North American Van Lines will use its reasonable best efforts to file a shelf registration statement with respect to resales of old notes or new notes, as the case may be, and to cause the shelf registration statement to be declared effective under the Securities Act within 270 days after the Issue Date. After such shelf registration statement is declared effective, North American Van Lines will use its reasonable best efforts to keep the shelf registration statement in effect until the earlier of two years from the Issue Date (or one year in the case of a shelf registration effected at the request of the initial purchasers) or such shorter period that will terminate when all the old notes or new notes covered by the shelf registration statement (1) have been sold pursuant thereto or (2) are distributed to the public pursuant to Rule 144 or become eligible for resale pursuant to Rule 144 without volume restriction, if any. Under certain circumstances, North American Van Lines may suspend the availability of the shelf registration statement for certain periods of time.

    North American Van Lines will, in the event a shelf registration statement is filed, among other things, provide to each holder for whom such shelf registration statement was filed copies of the prospectus that is a part of the shelf registration statement, notify each such holder when the shelf registration statement has become effective and take certain other actions as are required to permit unrestricted resales of the old notes or the new notes, as the case may be. A holder of notes selling such notes pursuant to the shelf registration statement generally would be required to be named as a selling security holder in the related prospectus and to deliver a prospectus to purchasers, will be subject to certain of the civil liability provisions under the Securities Act in connection with such sales and will be bound by certain provisions of

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the registration rights agreement (including certain indemnification obligations). In addition, each such holder of notes will be required, among other things, to deliver information to be used in connection with the shelf registration statement within the time periods set forth in the registration rights agreement in order to benefit from the provisions regarding additional interest set forth in the following paragraph.

    If the exchange offer is not consummated on or before the 240th day after the original issue date of the old notes or, if a shelf registration statement is required to be filed, such shelf registration statement is not declared effective by the SEC with respect to the old notes on or before the 270th day after the original issue date of the old notes, the interest rate borne for such old notes will be increased by 0.25% per annum. This additional interest will increase by 0.25% per annum every twelve weeks thereafter, but will not exceed 0.50% per annum in the aggregate in any event. This additional interest will accrue until the exchange offer is consummated or the shelf registration statement is declared effective.

CERTAIN DEFINITIONS

    "Acquired Debt" means Indebtedness of any Person that is assumed by North American Van Lines or any Restricted Subsidiary in connection with its acquisition of assets from such Person or any Affiliate thereof or is issued and outstanding on or prior to the date on which such Person was acquired by North American Van Lines or any Restricted Subsidiary or merged or consolidated with or into North American Van Lines or any Restricted Subsidiary (other than Indebtedness Incurred to finance, or otherwise in connection with or in contemplation of, such acquisition).

    "Additional Assets" means

        (1) any property or assets that replace the property or assets that are the subject of an Asset Disposition;

        (2) any property or assets (other than Indebtedness and Capital Stock) to be used by North American Van Lines or a Restricted Subsidiary in a Related Business;

        (3) the Capital Stock of a Person that is engaged in a Related Business and becomes a Restricted Subsidiary as a result of the acquisition of such Capital Stock by North American Van Lines or another Restricted Subsidiary; or

        (4) Capital Stock of any Person that at such time is a Restricted Subsidiary, acquired from a third party.

    "Affiliate" of any specified Person means any other Person, directly or indirectly, controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, "control" when used with respect to any Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

    "Agent" means any moving or storage company or contractor, or other Person, that provides sales, packing, warehousing, hauling or other services in connection with the ordinary course of business or operations of North American Van Lines or any of its Subsidiaries, or any Affiliate of any such Agent.

    "Agent Guarantee" means any Guarantee by North American Van Lines or any Restricted Subsidiary of Indebtedness or other obligations of any Agent, entered into in accordance with the indenture.

    "all or substantially all" has the meaning given to such phrase in the Revised Model Business Corporation Act and commentary thereto.

    "Allied Acquisition" means the acquisition of Capital Stock and/or assets of certain Subsidiaries of NFC plc engaged in moving services businesses pursuant to the Acquisition Agreement dated as of September 14, 1999 between Holding and NFC plc, and the other transactions contemplated thereby.

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    "Asset Disposition" means any sale, lease, transfer or other disposition of shares of Capital Stock of a Restricted Subsidiary (other than directors' qualifying shares, or (in the case of a Foreign Subsidiary) to the extent required by applicable law), property or other assets (each referred to for the purposes of this definition as a "disposition") by North American Van Lines or any of its Restricted Subsidiaries (including any disposition by means of a merger, consolidation or similar transaction), other than

        (1) a disposition to North American Van Lines or a Restricted
    Subsidiary,

        (2) a disposition in the ordinary course of business,

        (3) the sale or discount (with or without recourse, and on customary or commercially reasonable terms) of accounts receivable or notes receivable arising in the ordinary course of business, or the conversion or exchange of accounts receivable for notes receivable,

        (4) any Restricted Payment Transaction,

        (5) a disposition that is governed by the provisions described under "--Merger and Consolidation,"

        (6) any Financing Disposition,

        (7) any "fee in lieu" or other disposition of assets to any governmental authority or agency that continue in use by North American Van Lines or any Restricted Subsidiary, so long as North American Van Lines or any Restricted Subsidiary may obtain title to such assets upon reasonable notice by paying a nominal fee,

        (8) any exchange of like property pursuant to Section 1031 (or any successor section) of the Code,

        (9) any financing transaction with respect to property built or acquired by North American Van Lines or any Restricted Subsidiary after the Issue Date, including without limitation any sale/ leaseback transaction or asset securitization,

       (10) any disposition arising from foreclosure, condemnation or similar action with respect to any property or other assets,

       (11) any disposition of Capital Stock, Indebtedness or other securities of an Unrestricted Subsidiary,

       (12) a disposition of Capital Stock of a Restricted Subsidiary pursuant to an agreement or other obligation with or to a Person (other than North American Van Lines or a Restricted Subsidiary) from whom such Restricted Subsidiary was acquired, or from whom such Restricted Subsidiary acquired its business and assets (having been newly formed in connection with such acquisition), entered into in connection with such acquisition,

       (13) a disposition of not more than 5% of the outstanding Capital Stock of a Foreign Subsidiary to one or more members of the management of such Foreign Subsidiary that has been approved by the Board of Directors, or

       (14) any disposition or series of related dispositions for aggregate consideration not to exceed $2.5 million.

    "Average Life" means, as of the date of determination, with respect to any Indebtedness or Preferred Stock, the quotient obtained by dividing

        (1) the sum of the products of the numbers of years from the date of determination to the dates of each successive scheduled principal payment of such Indebtedness or redemption or similar payment with respect to such Preferred Stock multiplied by the amount of such payment by

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        (2) the sum of all such payments.

    "Bank Indebtedness" means any and all amounts, whether outstanding on the Issue Date or thereafter incurred, payable under or in respect of the Senior Credit Facility, including without limitation principal, premium (if any), interest (including interest accruing on or after the filing of any petition in bankruptcy or for reorganization relating to North American Van Lines or any Restricted Subsidiary whether or not a claim for post-filing interest is allowed in such proceedings), fees, charges, expenses, reimbursement obligations, guarantees, other monetary obligations of any nature and all other amounts payable thereunder or in respect thereof.

    "Board of Directors" means the board of directors or other governing body of North American Van Lines or, if North American Van Lines is owned or managed by a single entity, the board of directors or other governing body of such entity, or, in either case, any committee thereof duly authorized to act on behalf of such board or governing body.

    "Borrowing Base" means 85% of accounts receivables of North American Van Lines and its Restricted Subsidiaries (determined in accordance with GAAP as of the end of the most recently ended fiscal quarter for which consolidated financial statements of North American Van Lines are available).

    "Business Day" means a day other than a Saturday, Sunday or other day on which commercial banking institutions are authorized or required by law to close in New York City.

    "Capital Stock" of any Person means any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated) equity of such Person, including any Preferred Stock, but excluding any debt securities convertible into such equity.

    "Capitalized Lease Obligation" means an obligation that is required to be classified and accounted for as a capitalized lease for financial reporting purposes in accordance with GAAP. The Stated Maturity of any Capitalized Lease Obligation shall be the date of the last payment of rent or any other amount due under the related lease.

    "Cash Equivalents" means any of the following:

        (a) securities issued or fully guaranteed or insured by the United States Government or any agency or instrumentality thereof,

        (b) time deposits, certificates of deposit or bankers' acceptances of
    (1) any lender under the Senior Credit Agreement or (2) any commercial bank having capital and surplus in excess of $500,000,000 and the commercial paper of the holding company of which is rated at least A-1 or the equivalent thereof by S&P or at least P-1 or the equivalent thereof by Moody's (or if at such time neither is issuing ratings, then a comparable rating of another nationally recognized rating agency),

        (c) commercial paper rated at least A-l or the equivalent thereof by S&P or at least P-1 or the equivalent thereof by Moody's (or if at such time neither is issuing ratings, then a comparable rating of another nationally recognized rating agency) and

        (d) investments in money market funds complying with the risk limiting conditions of Rule 2a-7 or any successor rule of the SEC under the Investment Company Act of 1940, as amended.

    "CDR" means Clayton, Dubilier & Rice, Inc.

    "CDR Fund V" means Clayton, Dubilier & Rice Fund V Limited Partnership, a Cayman Islands exempted limited partnership, and any successor in interest thereto.

    "Code" means the Internal Revenue Code of 1986, as amended.

    "Company" means North American Van Lines, Inc., a Delaware corporation, and any successor in interest thereto.

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    "Consolidated Coverage Ratio" as of any date of determination means the ratio of (x) the aggregate amount of Consolidated EBITDA of North American Van Lines and its Restricted Subsidiaries for the period of the most recent four consecutive fiscal quarters ending prior to the date of such determination for which consolidated financial statements of North American Van Lines are available to (y) Consolidated Interest Expense for such four fiscal quarters (in each case, determined, for each fiscal quarter (or portion thereof) of the four fiscal quarters ending prior to the Issue Date, on a pro forma basis to give effect to the Allied Acquisition as if it had occurred at the beginning of such four-quarter period); provided, that

        (1) if since the beginning of such period North American Van Lines or any Restricted Subsidiary has Incurred any Indebtedness that remains outstanding on such date of determination or if the transaction giving rise to the need to calculate the Consolidated Coverage Ratio is an Incurrence of Indebtedness, Consolidated EBITDA and Consolidated Interest Expense for such period shall be calculated after giving effect on a pro forma basis to such Indebtedness as if such Indebtedness had been Incurred on the first day of such period (except that in making such computation, the amount of Indebtedness under any revolving credit facility outstanding on the date of such calculation shall be computed based on (A) the average daily balance of such Indebtedness during such four fiscal quarters or such shorter period for which such facility was outstanding or (B) if such facility was created after the end of such four fiscal quarters, the average daily balance of such Indebtedness during the period from the date of creation of such facility to the date of such calculation),

        (2) if since the beginning of such period North American Van Lines or any Restricted Subsidiary has repaid, repurchased, redeemed, defeased or otherwise acquired, retired or discharged any Indebtedness (each, a "Discharge") or if the transaction giving rise to the need to calculate the Consolidated Coverage Ratio involves a Discharge of Indebtedness (in each case other than Indebtedness Incurred under any revolving credit facility unless such Indebtedness has been permanently repaid), Consolidated EBITDA and Consolidated Interest Expense for such period shall be calculated after giving effect on a pro forma basis to such Discharge of such Indebtedness, including with the proceeds of such new Indebtedness, as if such Discharge had occurred on the first day of such period,

        (3) if since the beginning of such period North American Van Lines or any Restricted Subsidiary shall have disposed of any company, any business or any group of assets constituting an operating unit of a business (any such disposition, a "Sale"), the Consolidated EBITDA for such period shall be reduced by an amount equal to the Consolidated EBITDA (if positive) attributable to the assets that are the subject of such Sale for such period or increased by an amount equal to the Consolidated EBITDA (if negative) attributable thereto for such period and Consolidated Interest Expense for such period shall be reduced by an amount equal to

       (A) the Consolidated Interest Expense attributable to any Indebtedness of North American Van Lines or any Restricted Subsidiary repaid, repurchased, redeemed, defeased or otherwise acquired, retired or discharged with respect to North American Van Lines and its continuing Restricted Subsidiaries in connection with such Sale for such period (including but not limited to through the assumption of such Indebtedness by another Person)

    plus

       (B) if the Capital Stock of any Restricted Subsidiary is sold, the Consolidated Interest Expense for such period attributable to the Indebtedness of such Restricted Subsidiary to the extent North American Van Lines and its continuing Restricted Subsidiaries are no longer liable for such Indebtedness after such Sale,

        (4) if since the beginning of such period North American Van Lines or any Restricted Subsidiary (by merger, consolidation or otherwise) shall have made an Investment in any Person that thereby becomes a Restricted Subsidiary, or otherwise acquired any company, any business or any group of

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    assets constituting an operating unit of a business, including any such
    Investment or acquisition occurring in connection with a transaction causing a calculation to be made hereunder (any such Investment or acquisition, a "Purchase"), Consolidated EBITDA and Consolidated Interest Expense for such period shall be calculated after giving pro forma effect thereto (including the Incurrence of any related Indebtedness) as if such Purchase occurred on the first day of such period, and

        (5) if since the beginning of such period any Person became a Restricted Subsidiary or was merged or consolidated with or into North American Van Lines or any Restricted Subsidiary, and since the beginning of such period such Person shall have Discharged any Indebtedness or made any Sale or Purchase that would have required an adjustment pursuant to clause (2),
    (3) or (4) above if made by North American Van Lines or a Restricted Subsidiary during such period, Consolidated EBITDA and Consolidated Interest Expense for such period shall be calculated after giving pro forma effect thereto as if such Discharge, Sale or Purchase occurred on the first day of such period.

    For purposes of this definition, whenever pro forma effect is to be given to any Sale, Purchase or other transaction, or the amount of income or earnings relating thereto and the amount of Consolidated Interest Expense associated with any Indebtedness Incurred or repaid, repurchased, redeemed, defeased or otherwise acquired, retired or discharged in connection therewith, the pro forma calculations in respect thereof may include anticipated cost savings relating to any such Sale, Purchase or other transaction that North American Van Lines reasonably believes in good faith could have been achieved during the relevant four quarter period as a result of such Sale, Purchase or other transaction (PROVIDED that both (1) such cost savings were identified and quantified in an Officer's Certificate delivered to the trustee at the time of the consummation of such transaction and (2) with respect to each such transaction completed prior to the 90th day preceding the relevant date of determination, actions were commenced or initiated by North American Van Lines within 90 days of the consummation of such transaction to effect such cost savings identified in such Officer's Certificate and with respect to any other transaction, such Officer's Certificate sets forth the specific steps to be taken within the 90 days after the consummation of such transaction to accomplish such cost savings). If any Indebtedness bears a floating rate of interest and is being given pro forma effect, the interest expense on such Indebtedness shall be calculated as if the rate in effect on the date of determination had been the applicable rate for the entire period (taking into account any Interest Rate Agreement applicable to such Indebtedness). If any Indebtedness bears, at the option of North American Van Lines or a Restricted Subsidiary, a rate of interest based on a prime or similar rate, a eurocurrency interbank offered rate or other fixed or floating rate, and such Indebtedness is being given pro forma effect, the interest expense on such Indebtedness shall be calculated by applying such optional rate as North American Van Lines or such Restricted Subsidiary may designate. If any Indebtedness that is being given pro forma effect was Incurred under a revolving credit facility, the interest expense on such Indebtedness shall be computed based upon the average daily balance of such Indebtedness during the applicable period. Interest on a Capitalized Lease Obligation shall be deemed to accrue at an interest rate determined in good faith by a responsible financial or accounting officer of North American Van Lines to be the rate of interest implicit in such Capitalized Lease Obligation in accordance with GAAP.

    "Consolidated EBITDA" means, for any period, the Consolidated Net Income for such period, plus the following to the extent deducted in calculating such Consolidated Net Income:

        (1) provision for all taxes (whether or not paid, estimated or accrued) based on income, profits or capital,

        (2) Consolidated Interest Expense,

        (3) depreciation, amortization (including but not limited to amortization of goodwill and intangibles and amortization and write-off of financing costs) and all other non-cash charges or non-cash losses,

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        (4) any expenses or charges related to any Equity Offering, Investment or Indebtedness permitted by the indenture (whether or not consummated or incurred) and

        (5) the amount of any minority interest expense.

To the extent Consolidated EBITDA would otherwise include the amount of any Receivables Fees excluded from Consolidated Interest Expense pursuant to clause (3) of the definition of Consolidated Interest Expense, Consolidated EBITDA shall be reduced by such amount.

    "Consolidated Interest Expense" means, for any period,

        (1) the total interest expense of North American Van Lines and its Restricted Subsidiaries to the extent deducted in calculating Consolidated Net Income, net of any interest income of North American Van Lines and its Restricted Subsidiaries, including without limitation any such interest expense consisting of

           (a) interest expense attributable to Capitalized Lease Obligations,

           (b) amortization of debt discount,

           (c) interest in respect of Indebtedness of any other Person that has been Guaranteed by North American Van Lines or any Restricted Subsidiary of North American Van Lines (other than Indebtedness Guaranteed under any Management Guarantee or Agent Guarantee, except to the extent the interest thereon is actually being paid by North American Van Lines or a Restricted Subsidiary thereof),

           (d) non-cash interest expense,

           (e) the interest portion of any deferred payment obligation, and

           (f) commissions, discounts and other fees and charges owed with respect to letters of credit and bankers' acceptance financing,

    plus

        (2) dividends paid in cash in respect of Disqualified Stock of North American Van Lines or a Restricted Subsidiary or in respect of Preferred Stock of a Restricted Subsidiary of North American Van Lines and

    minus

        (3) to the extent otherwise included in such interest expense referred to in clause (1) above, Receivables Fees and amortization or write-off of financing costs,

in each case under clauses (1) through (3) as determined on a Consolidated basis in accordance with GAAP; provided, that gross interest expense shall be determined after giving effect to any net payments made or received by North American Van Lines and its Restricted Subsidiaries with respect to Interest Rate Agreements.

    "Consolidated Net Income" means, for any period, the net income (loss) of North American Van Lines and its Restricted Subsidiaries, determined on a consolidated basis in accordance with GAAP and before any reduction in respect of Preferred Stock dividends; provided, that there shall not be included in such Consolidated Net Income:

        (1) any net income (loss) of any Person if such Person is not a Restricted Subsidiary, except that (A) subject to the limitations contained in clause (4) below, North American Van Lines' equity in the net income of any such Person for such period shall be included in such Consolidated Net Income up to the aggregate amount actually distributed by such Person during such period to North American Van Lines or a Restricted Subsidiary of North American Van Lines as a dividend or other distribution

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    (subject, in the case of a dividend or other distribution to a Restricted
    Subsidiary of North American Van Lines, to the limitations contained in clause (3) below) and (B) North American Van Lines' equity in the net loss of such Person shall be included to the extent of the aggregate Investment of North American Van Lines or any of its Restricted Subsidiaries in such Person,

        (2) any net income (loss) of any Person acquired by North American Van Lines or a Restricted Subsidiary of North American Van Lines in a pooling of interests transaction for any period prior to the date of such acquisition,

        (3) any net income (loss) of any Restricted Subsidiary of North American Van Lines if such Restricted Subsidiary is subject to restrictions, directly or indirectly, on the payment of dividends or the making of similar distributions by such Restricted Subsidiary, directly or indirectly, to North American Van Lines by operation of the terms of such Restricted Subsidiary's charter or any agreement, instrument, judgment, decree, order, statute or governmental rule or regulation applicable to such Restricted Subsidiary or its stockholders (other than (x) restrictions that have been waived or otherwise released, (y) restrictions pursuant to the notes or the indenture and (z) restrictions in effect on the Issue Date with respect to a Restricted Subsidiary and other restrictions with respect to such Restricted Subsidiary that taken as a whole are not materially less favorable to the noteholders than such restrictions in effect on the Issue Date), except that
    (A) subject to the limitations contained in clause (4) below, North American Van Lines' equity in the net income of any such Restricted Subsidiary for such period shall be included in such Consolidated Net Income up to the aggregate amount of any dividend or distribution that was or that could have been made by such Restricted Subsidiary during such period to North American Van Lines or another Restricted Subsidiary of North American Van Lines (subject, in the case of a dividend that could have been made to another Restricted Subsidiary, to the limitation contained in this clause) and
    (B) the net loss of such Restricted Subsidiary shall be included to the extent of the aggregate Investment of North American Van Lines or any of its other Restricted Subsidiaries in such Restricted Subsidiary,

        (4) any gain or loss realized upon the sale or other disposition of any asset of North American Van Lines or any Restricted Subsidiary of North American Van Lines (including pursuant to any sale/ leaseback transaction) that is not sold or otherwise disposed of in the ordinary course of business (as determined in good faith by the Board of Directors),

        (5) any item classified as an extraordinary, unusual or nonrecurring gain, loss or charge (including without limitation (a) any compensation expense for stock options that will be cashed out, converted, exchanged or otherwise retired in connection with the Allied Acquisition, (b) any charge or expense incurred for employee bonuses in connection with the Allied Acquisition, and (c) fees, expenses and charges associated with the Allied Acquisition or any acquisition, merger or consolidation after the Issue
    Date),

        (6) the cumulative effect of a change in accounting principles,

        (7) all deferred financing costs written off and premiums paid in connection with any early extinguishment of Indebtedness,

        (8) any unrealized gains or losses in respect of Currency Agreements,

        (9) any unrealized foreign currency transaction gains or losses in respect of Indebtedness of any Person denominated in a currency other than the functional currency of such Person, and

       (10) any non-cash compensation charge arising from any grant of stock, stock options or other equity based awards.

    In the case of any unusual or nonrecurring gain, loss or charge not included in Consolidated Net Income pursuant to clause (5) above in any determination thereof, North American Van Lines will deliver

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an Officer's Certificate to the trustee promptly after the date on which
Consolidated Net Income is so determined, setting forth the nature and amount of such unusual or nonrecurring gain, loss or charge.

    "Consolidated Tangible Assets" means, as of any date of determination, the total assets less the total intangible assets (including, without limitation, goodwill) shown on the consolidated balance sheet of North American Van Lines and its Restricted Subsidiaries as of the most recent date for which such a balance sheet is available, determined on a consolidated basis in accordance with GAAP (and, in the case of any determination relating to any Incurrence of Indebtedness or any Investment, on a pro forma basis including any property or assets being acquired in connection therewith).

    "Consolidation" means the consolidation of the accounts of each of the Restricted Subsidiaries with those of North American Van Lines in accordance with GAAP; provided that "Consolidation" will not include consolidation of the accounts of any Unrestricted Subsidiary, but the interest of North American Van Lines or any Restricted Subsidiary in any Unrestricted Subsidiary will be accounted for as an investment. The term "Consolidated" has a correlative meaning.

    "Credit Facilities" means, one or more of (x) the Senior Credit Facility and
(y) other facilities or arrangements, in each case with one or more banks or other institutions providing for revolving credit loans, term loans, receivables financings (including without limitation through the sale of receivables to such institutions or to special purpose entities formed to borrow from such institutions against such receivables), letters of credit or other Indebtedness, in each case, including all agreements, instruments and documents executed and delivered pursuant to or in connection with any of the foregoing, in each case as the same may be amended, supplemented, waived or otherwise modified from time to time, or refunded, refinanced, restructured, replaced, renewed, repaid, increased or extended from time to time (whether in whole or in part, whether with the original banks or other institutions or other banks or other institutions or otherwise, and whether provided under any original Credit Facility or one or more other credit agreements, indentures, financing agreements or other Credit Facilities or otherwise). Without limiting the generality of the foregoing, the term "Credit Facility" shall include any agreement

        (1) changing the maturity of any Indebtedness incurred thereunder or contemplated thereby,

        (2) adding Subsidiaries of North American Van Lines as additional borrowers or guarantors thereunder,

        (3) increasing the amount of Indebtedness incurred thereunder or available to be borrowed thereunder or

        (4) otherwise altering the terms and conditions thereof.

    "Currency Agreement" means, in respect of a Person, any foreign exchange contract, currency swap agreement or other similar agreement or arrangements (including derivative agreements or arrangements), as to which such Person is a party or a beneficiary.

    "Default" means any event or condition that is, or after notice or passage of time or both would be, an Event of Default.

    "Designated Noncash Assets" means any non-cash consideration received by North American Van Lines or one of its Restricted Subsidiaries in connection with an Asset Disposition that is designated as Designated Noncash Assets pursuant to an Officer's Certificate executed by the principal financial officer of North American Van Lines or such Restricted Subsidiary. Such Officer's Certificate shall state the basis of valuation of such consideration which shall be the good faith determination of the Board of Directors. The fair market value of each outstanding item of Designated Noncash Assets shall equal its value measured at the time received and without giving effect to subsequent changes in value, less the amount of cash or Cash Equivalents received upon any subsequent sale or other disposition of any portion thereof; provided that such cash and Cash Equivalents are applied in accordance with the covenant described under

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"--Certain Covenants--Limitation on Sales of Assets and Subsidiary Stock," to
the extent required thereby.

    "Designated Senior Indebtedness" means (1) the Bank Indebtedness and
(2) any other Senior Indebtedness that, at the date of determination, has an aggregate principal amount equal to or under which, at the date of determination, the holders thereof are committed to lend up to, at least
$25.0 million and is specifically designated by North American Van Lines in an agreement or instrument evidencing or governing such Senior Indebtedness as "Designated Senior Indebtedness" for purposes of the indenture.

    "Disinterested Director" means, with respect to any Affiliate Transaction, a member of the Board of Directors having no material direct or indirect financial interest in or with respect to such Affiliate Transaction. A member of the Board of Directors shall not be deemed to have such a financial interest by reason of such member's holding Capital Stock of North American Van Lines or Holding or any options, warrants or other rights in respect of such Capital Stock.

    "Disqualified Stock" means, with respect to any Person, any Capital Stock (other than Management Stock) that by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable or exercisable) or upon the happening of any event

        (1) matures or is mandatorily redeemable pursuant to a sinking fund obligation or otherwise,

        (2) is convertible or exchangeable for Indebtedness or Disqualified Stock or

        (3) is redeemable at the option of the holder thereof, in whole or in part, in each case on or prior to the 91st day following the final Stated Maturity of the notes.

Notwithstanding the preceding sentence,

        (a) any Capital Stock that would constitute Disqualified Stock solely because the holders thereof have the right to require North American Van Lines to repurchase such Capital Stock upon the occurrence of an event described therein as a change of control or an asset sale shall not constitute Disqualified Stock if the terms of such Capital Stock provide that North American Van Lines may not repurchase or redeem any such Capital Stock pursuant to such provisions unless such repurchase or redemption complies with the covenant described above under the caption "--Certain Covenants--Limitation on Restricted Payments"; and

        (b) any Capital Stock that would constitute Disqualified Stock solely because such Capital Stock is issued pursuant to any plan for the benefit of employees and may be required to be repurchased by North American Van Lines in order to satisfy applicable regulatory obligations shall not constitute Disqualified Stock.

    "Domestic Subsidiary" means any Restricted Subsidiary of North American Van Lines other than a Foreign Subsidiary.

    "Exchange Act" means the Securities Exchange Act of 1934, as amended.

    "Financing Disposition" means any sale, transfer, conveyance or other disposition of property or assets by North American Van Lines or any Subsidiary thereof to any Receivables Entity, or by any Receivables Subsidiary, in each case in connection with the Incurrence by a Receivables Entity of Indebtedness, or obligations to make payments to the obligor on Indebtedness, which may be secured by a Lien in respect of such property or assets.

    "Foreign Subsidiary" means

        (a) any Restricted Subsidiary of North American Van Lines that is not organized under the laws of the United States of America or any state thereof or the District of Columbia and

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        (b) any Restricted Subsidiary of North American Van Lines that has no material assets other than securities of one or more Foreign Subsidiaries, and other assets relating to an ownership interest in any such securities or Subsidiaries.

    "Foreign Subsidiary Coverage Ratio" as of any date of determination means the ratio of

        (1) the combined portion attributable to Foreign Subsidiaries, taken as a whole, of the aggregate amount of Consolidated EBITDA of North American Van Lines and its Restricted Subsidiaries for the period of the most recent four consecutive fiscal quarters ending prior to the date of such determination for which consolidated financial statements of North American Van Lines are available to

        (2) the combined portion attributable to Foreign Subsidiaries, taken as a whole, of Consolidated Interest Expense for such four fiscal quarters,

all calculated after giving effect to all intercompany eliminations applied in preparing the relevant consolidated financial statements of North American Van Lines (and without giving effect to clause (3) of the definition of the term Consolidated Net Income as it relates to restrictions on the payment of dividends or the making of similar distributions by any Foreign Subsidiary to North American Van Lines or any Domestic Sudsidiary, but giving effect to such clause as it relates to any such restrictions on the payment of dividends or the making of similar distributions by any Foreign Subsidiary to another Foreign Subsidiary), and otherwise in accordance with the definition of the term "Coverage Ratio" (including but not limited to in accordance with all pro forma and other adjustments provided for in such definition).

    "GAAP" means generally accepted accounting principles in the United States of America as in effect on the Issue Date (for purposes of the definitions of the terms "Consolidated Coverage Ratio," "Foreign Subsidiary Coverage Ratio," "Consolidated EBITDA," "Consolidated Interest Expense," "Consolidated Net Income" and "Consolidated Tangible Assets," all defined terms in the indenture to the extent used in or relating to any of the foregoing definitions, and all ratios and computations based on any of the foregoing definitions) and as in effect from time to time (for all other purposes of the indenture), including those set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as approved by a significant segment of the accounting profession. All ratios and computations based on GAAP contained in the indenture shall be computed in conformity with GAAP.

    "Guarantee" means any obligation, contingent or otherwise, of any Person directly or indirectly guaranteeing any Indebtedness or other obligation of any other Person; provided that the term "Guarantee" shall not include endorsements for collection or deposit in the ordinary course of business. The term "Guarantee" used as a verb has a corresponding meaning.

    "Guarantor Senior Indebtedness" means, with respect to any Note Guarantor, the following obligations, whether outstanding on the date of the indenture or thereafter issued, without duplication:

        (a) any Guarantee of Bank Indebtedness by such Note Guarantor and all other Guarantees by such Note Guarantor of Senior Indebtedness of North American Van Lines or Guarantor Senior Indebtedness of any other Note Guarantor;

        (b) all obligations in respect of any Receivables Financing; and

        (c) all obligations consisting of the principal of and premium, if any, and accrued and unpaid interest (including interest accruing on or after the filing of any petition in bankruptcy or for reorganization relating to the Note Guarantor regardless of whether post-filing interest is allowed in such proceeding) on, and fees and other amounts owing in respect of, all other Indebtedness of the Note Guarantor, unless, in the instrument creating or evidencing the same or pursuant to which the

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    same is outstanding, it is expressly provided that the obligations in respect of such Indebtedness are not senior in right of payment to the obligations of such Note Guarantor under its Note Guarantee;

provided, however, that Guarantor Senior Indebtedness shall not include

        (1) any obligations of such Note Guarantor to North American Van Lines or any other Subsidiary of North American Van Lines,

        (2) any liability for Federal, state, local, foreign or other taxes owed or owing by such Note Guarantor,

        (3) any accounts payable or other liability to trade creditors arising in the ordinary course of business (including Guarantees thereof or instruments evidencing such liabilities),

        (4) any Indebtedness of such Note Guarantor (or Guarantee by such Note Guarantor of Indebtedness) that is expressly subordinated in right of payment to any other Indebtedness of such Note Guarantor (or Guarantee by such Note Guarantor of Indebtedness),

        (5) any Capital Stock of such Note Guarantor or

        (6) that portion of any Indebtedness of such Note Guarantor that is Incurred by such Note Guarantor in violation of the covenant described under "--Certain Covenants--Limitation on Indebtedness" (but no such violation shall be deemed to exist for purposes of this clause (6) if any holder of such Indebtedness or such holder's representative shall have received an Officer's Certificate to the effect that such Incurrence of such Indebtedness does not (or that the Incurrence by such Note Guarantor of the entire committed amount thereof at the date on which the initial borrowing thereunder is made would not) violate such covenant).

    If any Guarantor Senior Indebtedness is disallowed, avoided or subordinated pursuant to the provisions of Section 548 of Title 11 of the United States Code or any applicable state fraudulent conveyance law, such Guarantor Senior Indebtedness nevertheless will constitute Guarantor Senior Indebtedness.

    "Guarantor Senior Subordinated Indebtedness" means, with respect to a Note Guarantor, (1) the obligations of such Note Guarantor under its Note Guarantee and (2) any other Indebtedness of such Note Guarantor that ranks PARI PASSU in right of payment with the obligations of such Note Guarantor under its Note Guarantee.

    "Guarantor Subordinated Obligations" means, with respect to a Note Guarantor, any Indebtedness of such Note Guarantor (whether outstanding on the Issue Date or thereafter Incurred) that is expressly subordinated in right of payment to the obligations of such Note Guarantor under the Note Guarantee pursuant to a written agreement.

    "Hedging Obligations" of any Person means the obligations of such Person pursuant to any Interest Rate Agreement or Currency Agreement.

    "holder" or "noteholder" means the Person in whose name a note is registered in the Note Register.

    "Holding" means NA Holding Corporation, a Delaware corporation, and any successor in interest thereto.

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    "Holding Expenses" means

        (1) costs (including all professional fees and expenses) incurred by Holding to comply with its reporting obligations under federal or state laws or under the indenture or the Holding Notes, including any reports filed with respect to the Securities Act, Exchange Act or the respective rules and regulations promulgated thereunder,

        (2) indemnification obligations of Holding owing to directors, officers, employees or other Persons under its charter or by-laws or pursuant to written agreements with any such Person,

        (3) fees and expenses payable by Holding in connection with the Transactions,

        (4) other operational expenses of Holding incurred in the ordinary course of business,

        (5) expenses incurred by Holding in connection with any public offering of Capital Stock or Indebtedness (X) where the net proceeds of such offering are intended to be received by or contributed or loaned to North American Van Lines or a Restricted Subsidiary, or (Y) in a prorated amount of such expenses in proportion to the amount of such net proceeds intended to be so received, contributed or loaned, or (Z) otherwise on an interim basis prior to completion of such offering so long as Holding shall cause the amount of such expenses to be repaid to North American Van Lines or the relevant Restricted Subsidiary out of the proceeds of such offering promptly if completed, and

        (6) interest payments on the Holding Loan for any period or portion thereof ending on or prior to December 31, 1999.

    "Holding Loan" means $40.0 million in aggregate principal amount of Indebtedness Incurred by Holding in connection with the Transactions.

    "Holding Notes" means the senior discount notes due 2009 issued (or any Indebtedness in lieu thereof Incurred) by Holding on the Issue Date, and any refinancing in respect thereof, together with any agreement or instrument evidencing, governing or otherwise relating to any of the foregoing.

    "Holding Stock Issuance" means one or more issuances by Holding, subsequent to the Issue Date, of Capital Stock of Holding for gross proceeds of not less than $40.0 million in the aggregate.

    "Incur" means issue, assume, enter into any Guarantee of, incur or otherwise become liable for; provided, however, that any Indebtedness or Capital Stock of a Person existing at the time such Person becomes a Subsidiary (whether by merger, consolidation, acquisition or otherwise) shall be deemed to be Incurred by such Subsidiary at the time it becomes a Subsidiary. Accrual of interest, the accretion of accreted value and the payment of interest in the form of additional Indebtedness will not be deemed to be an Incurrence of Indebtedness. Any Indebtedness issued at a discount (including Indebtedness on which interest is payable through the issuance of additional Indebtedness) shall be deemed Incurred at the time of original issuance of the Indebtedness at the initial accreted amount thereof. The term "Incurrence" shall have a correlative meaning.

    "Indebtedness" means, with respect to any Person on any date of determination (without duplication):

    (1) the principal of indebtedness of such Person for borrowed money,

    (2) the principal of obligations of such Person evidenced by bonds, debentures, notes or other similar instruments,

    (3) all reimbursement obligations of such Person in respect of letters of credit or other similar instruments (the amount of such obligations being equal at any time to the aggregate then undrawn and unexpired amount of such letters of credit or other instruments plus the aggregate amount of drawings thereunder that have not then been reimbursed),

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    (4) all obligations of such Person to pay the deferred and unpaid purchase price of property (except Trade Payables), which purchase price is due more than one year after the date of placing such property in final service or taking final delivery and title thereto,

    (5) all Capitalized Lease Obligations of such Person,

    (6) the redemption, repayment or other repurchase amount of such Person with respect to any Disqualified Stock of such Person or (if such Person is a Subsidiary of North American Van Lines other than a Note Guarantor) any Preferred Stock of such Subsidiary, but excluding, in each case, any accrued dividends (the amount of such obligation to be equal at any time to the maximum fixed involuntary redemption, repayment or repurchase price for such Capital Stock, or if less (or if such Capital Stock has no such fixed price), to the involuntary redemption, repayment or repurchase price therefor calculated in accordance with the terms thereof as if then redeemed, repaid or repurchased, and if such price is based upon or measured by the fair market value of such Capital Stock, such fair market value shall be as determined in good faith by the Board of Directors or the board of directors or other governing body of the issuer of such Capital Stock),

    (7) all Indebtedness of other Persons secured by a Lien on any asset of such Person, whether or not such Indebtedness is assumed by such Person; provided that the amount of Indebtedness of such Person shall be the lesser of (A) the fair market value of such asset at such date of determination (as determined in good faith by North American Van Lines) and (B) the amount of such Indebtedness of such other Persons,

    (8) Guarantees of all Indebtedness of other Persons to the extent so Guaranteed by such Person, and

    (9) to the extent not otherwise included in this definition, net Hedging Obligations of such Person (the amount of any such obligation to be equal at any time to the termination value of such agreement or arrangement giving rise to such Hedging Obligation that would be payable by such Person at such time).

    The amount of Indebtedness of any Person at any date shall be determined as set forth above or otherwise provided in the indenture, or otherwise shall equal the amount thereof that would appear on a balance sheet of such Person (excluding any notes thereto) prepared in accordance with GAAP.

    "Interest Rate Agreement" means, with respect to any Person, any interest rate protection agreement, interest rate future agreement, interest rate option agreement, interest rate swap agreement, interest rate cap agreement, interest rate collar agreement, interest rate hedge agreement or other similar agreement or arrangement (including derivative agreements or arrangements), as to which such Person is party or a beneficiary.

    "Inventory" means goods held for sale or lease by a Person in the ordinary course of business, net of any reserve for goods that have been segregated by such Person to be returned to the applicable vendor for credit, as determined in accordance with GAAP.

    "Investment" in any Person by any other Person means any direct or indirect advance, loan or other extension of credit (other than to customers, suppliers, Agents, directors, officers or employees of any Person in the ordinary course of business) or capital contribution (by means of any transfer of cash or other property to others or any payment for property or services for the account or use of others) to, or any purchase or acquisition of Capital Stock, Indebtedness or other similar instruments issued by, such Person. For purposes of the definition of "Unrestricted Subsidiary" and the covenant described under "--Certain Covenants--Limitation on Restricted Payments,"

        (1) "Investment" shall include the portion (proportionate to North American Van Lines' equity interest in such Subsidiary) of the fair market value of the net assets of any Subsidiary of North American Van Lines at the time that such Subsidiary is designated an Unrestricted Subsidiary, provided that upon a redesignation of such Subsidiary as a Restricted Subsidiary, North American Van

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    Lines shall be deemed to continue to have a permanent "Investment" in an
    Unrestricted Subsidiary in an amount (if positive) equal to (X) North American Van Lines' "Investment" in such Subsidiary at the time of such redesignation less (Y) the portion (proportionate to North American Van Lines' equity interest in such Subsidiary) of the fair market value of the net assets of such Subsidiary at the time of such redesignation,

        (2) property transferred to or from an Unrestricted Subsidiary shall be valued at its fair market value at the time of such transfer, and

        (3) in each case under clause (1) or (2) above, fair market value shall be as determined in good faith by the Board of Directors. A Guarantee shall not be deemed to be or give rise to an Investment until such Guarantee is funded (in whole or in part).

The amount of any Investment outstanding at any time shall be the original cost of such Investment, reduced (at North American Van Lines' option) by any dividend, distribution, interest payment, return of capital, repayment or other amount or value received in respect of such Investment; provided, that to the extent that the amount of Restricted Payments outstanding at any time is so reduced by any portion of any such amount or value that would otherwise be included in the calculation of Consolidated Net Income, such portion of such amount or value shall not be so included for purposes of calculating the amount of Restricted Payments that may be made pursuant to paragraph (a) of the covenant described under "--Certain Covenants--Limitation on Restricted Payments."

    "Investors" means CDR Fund V.

    "Issue Date" means the first date on which notes are issued.

    "Lien" means any mortgage, pledge, security interest, encumbrance, lien or charge of any kind (including any conditional sale or other title retention agreement or lease in the nature thereof).

    "Management Advances" means

        (1) loans or advances made to directors, officers or employees of Holding, North American Van Lines or any Restricted Subsidiary (x) in respect of travel, entertainment or moving-related expenses incurred in the ordinary course of business, (y) in respect of moving-related expenses incurred in connection with any closing or consolidation of any facility, or
    (z) in the ordinary course of business and (in the case of this clause (z)) not exceeding $2.5 million in the aggregate outstanding at any time,

        (2) promissory notes of Management Investors acquired in connection with the issuance of Management Stock to such Management Investors,

        (3) loans to Management Investors of funds applied to purchase Management Stock in an aggregate principal amount not exceeding
    $10.0 million outstanding at any time (less the aggregate principal amount of then outstanding borrowings by Management Investors then guaranteed by North American Van Lines pursuant to clause (x) of the definition of Management Guarantees),

        (4) Management Guarantees, or

        (5) other Guarantees of borrowings by Management Investors in connection with the purchase of Management Stock, which Guarantees are permitted under the covenant described under "--Certain Covenants--Limitation on Indebtedness."

    "Management Agreements" means, collectively, the Consulting Agreement, dated as of March 30, 1998, among Holding, North American Van Lines and CDR (and, in each case, its respective permitted successors and assigns thereunder) and the Indemnification Agreement, dated as of March 30, 1998, among Holding, North American Van Lines, CDR and the Investors (and, in each case, its respective permitted successors and assigns thereunder), as each may be amended, supplemented, waived or otherwise modified from time to time in accordance with the terms thereof and of the indenture.

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    "Management Guarantees" means guarantees

        (x) of up to an aggregate principal amount of $10.0 million of borrowings by Management Investors in connection with their purchase of Management Stock outstanding at any time (less the aggregate principal amount of then outstanding loans made to Management Investors by North American Van Lines pursuant to clause (3) of the definition of Management Advances) or

        (y) made on behalf of, or in respect of loans or advances made to, directors, officers or employees of Holding, North American Van Lines or any Restricted Subsidiary (1) in respect of travel, entertainment and moving-related expenses incurred in the ordinary course of business, or
    (2) in the ordinary course of business and (in the case of this clause (2)) not exceeding $2.5 million in the aggregate outstanding at any time.

    "Management Investors" means the officers, directors, employees and other members of the management of Holding, North American Van Lines or any of their respective Subsidiaries (or of any Agent), or family members or relatives thereof, or trusts or partnerships for the benefit of any of the foregoing, or any of their heirs, executors, successors and legal representatives, or any Agent, who at any date beneficially own or have the right to acquire, directly or indirectly, Capital Stock of North American Van Lines or Holding.

    "Management Stock" means Capital Stock of North American Van Lines or Holding (including any options, warrants or other rights in respect thereof) held by any of the Management Investors.

    "Moody's" means Moody's Investors Service, Inc., and its successors.

    "Net Available Cash" from an Asset Disposition means cash payments received (including any cash payments received by way of deferred payment of principal pursuant to a note or installment receivable or otherwise, but only as and when received, but excluding any other consideration received in the form of assumption by the acquiring person of Indebtedness or other obligations relating to the properties or assets that are the subject of such Asset Disposition or received in any other non-cash form) therefrom, in each case net of

        (1) all legal, title and recording tax expenses, commissions and other fees and expenses incurred, and all Federal, state, provincial, foreign and local taxes required to be paid or accrued as a liability under GAAP, as a consequence of such Asset Disposition (including as a consequence of any transfer of funds in connection with the application thereof in accordance with the covenant described under "--Certain Covenants--Limitation on Sales of Assets and Subsidiary Stock"),

        (2) all payments made, and all installment payments required to be made, on any Indebtedness that is secured by any assets subject to such Asset Disposition, in accordance with the terms of any Lien upon such assets, or that must by its terms, or in order to obtain a necessary consent to such Asset Disposition, or by applicable law, be repaid out of the proceeds from such Asset Disposition,

        (3) all distributions and other payments required to be made to minority interest holders in Subsidiaries or joint ventures as a result of such Asset Disposition, or to any other Person (other than North American Van Lines or a Restricted Subsidiary) owning a beneficial interest in the assets disposed of in such Asset Disposition and

        (4) any liabilities or obligations associated with the assets disposed of in such Asset Disposition and retained by North American Van Lines or any Restricted Subsidiary after such Asset Disposition, including without limitation pension and other post-employment benefit liabilities, liabilities related to environmental matters, and liabilities relating to any indemnification obligations associated with such Asset Disposition.

    "Net Cash Proceeds," with respect to any issuance or sale of any securities of North American Van Lines or any Subsidiary by North American Van Lines or any Subsidiary, or any capital contribution, means

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the cash proceeds of such issuance, sale or contribution net of attorneys' fees, accountants' fees, underwriters' or placement agents' fees, discounts or commissions and brokerage, consultant and other fees actually incurred in connection with such issuance, sale or contribution and net of taxes paid or payable as a result thereof.

    "Note Guarantee" means any of (1) the guarantees of the notes by the Domestic Subsidiaries to be entered into on the Issue Date as described under "--Note Guarantees," and (2) any guarantee that may from time to time be entered into by a Restricted Subsidiary of North American Van Lines pursuant to the covenant described under "--Certain Covenants--Future Note Guarantors."

    "Note Guarantor" means any Restricted Subsidiary of North American Van Lines that enters into a Note Guarantee.

    "Officer" means, with respect to North American Van Lines or any other obligor upon the notes, the Chairman of the Board, the President, the Chief Executive Officer, the Chief Financial Officer, any Vice President, the Controller, the Treasurer or the Secretary (a) of such Person or (b) if such Person is owned or managed by a single entity, of such entity (or any other individual designated as an "Officer" for the purposes of the indenture by the Board of Directors).

    "Officer's Certificate" means, with respect to North American Van Lines or any other obligor upon the notes, a certificate signed by one Officer of such Person.

    "Opinion of Counsel" means a written opinion from legal counsel who is reasonably acceptable to the trustee. The counsel may be an employee of or counsel to North American Van Lines or the trustee.

    "Permitted Holder" means any of the following: (1) any of the Investors, Management Investors, CDR and their respective Affiliates; (2) any investment fund or vehicle managed, sponsored or advised by CDR; and (3) any Person acting in the capacity of an underwriter in connection with a public or private offering of Capital Stock of Holding or North American Van Lines.

    "Permitted Investment" means an Investment by North American Van Lines or any Restricted Subsidiary in, or consisting of, any of the following:

    (1) a Restricted Subsidiary, North American Van Lines, or a Person that will, upon the making of such Investment, become a Restricted Subsidiary;

    (2) another Person if as a result of such Investment such other Person is merged or consolidated with or into, or transfers or conveys all or substantially all its assets to, or is liquidated into, North American Van Lines or a Restricted Subsidiary;

    (3) Temporary Cash Investments or Cash Equivalents;

    (4) receivables owing to North American Van Lines or any Restricted Subsidiary, if created or acquired in the ordinary course of business;

    (5) any securities or other Investments received as consideration in, or retained in connection with, sales or other dispositions of property or assets, including Asset Dispositions made in compliance with the covenant described under "--Certain Covenants--Limitation on Sales of Assets and Subsidiary Stock";

    (6) securities or other Investments received in settlement of debts created in the ordinary course of business and owing to North American Van Lines or any Restricted Subsidiary, or as a result of foreclosure, perfection or enforcement of any Lien, or in satisfaction of judgments, including in connection with any bankruptcy proceeding or other reorganization of another Person;

    (7) Investments in existence or made pursuant to legally binding written commitments in existence on the Issue Date;

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    (8) Currency Agreements, Interest Rate Agreements and related Hedging
        Obligations, which obligations are Incurred in compliance with the covenant described under "--Certain Covenants--Limitation on Indebtedness";

    (9) pledges or deposits (x) with respect to leases or utilities provided to third parties in the ordinary course of business or (y) otherwise described in the definition of "Permitted Liens" or made in connection with Liens permitted under the covenant described under "--Certain Covenants--Limitation on Liens";

   (10) Investments in joint ventures or similar entities that are not Restricted Subsidiaries, or in any Related Business, in an aggregate amount outstanding at any time not to exceed the greater of
        (x) $15.0 million and (y) 2.5% of Consolidated Tangible Assets;

   (11) (1) Investments in any Receivables Subsidiary, or in connection with a Financing Disposition by or to any Receivables Entity, including Investments of funds held in accounts permitted or required by the arrangements governing such Financing Disposition or any related Indebtedness, or (2) any promissory note issued by North American Van Lines or Holding, provided that if Holding receives cash from the relevant Receivables Entity in exchange for such note, an equal cash amount is contributed by Holding to North American Van Lines;

   (12) bonds secured by assets leased to and operated by North American Van Lines or any Restricted Subsidiary that were issued in connection with the financing of such assets so long as North American Van Lines or any Restricted Subsidiary may obtain title to such assets at any time by paying a nominal fee, canceling such bonds and terminating the transaction;

   (13) notes;

   (14) any Investment to the extent made using Capital Stock of North American Van Lines (other than Disqualified Stock), or Capital Stock of Holding, as consideration;

   (15) Management Advances and payments in respect thereof;

   (16) Agent Guarantees in an aggregate principal amount not exceeding
        $10.0 million outstanding at any time and payments in respect thereof;
        and

   (17) other Investments in an aggregate amount outstanding at any time not to exceed $10.0 million.

    "Permitted Junior Securities" means:

    (a) debt securities of North American Van Lines as reorganized or readjusted, if applicable, and guaranteed by the Note Guarantors, or debt securities of North American Van Lines (or any other company, trust or organization provided for by a plan of reorganization or readjustment succeeding to the assets and liabilities of North American Van Lines) and guaranteed by the Note Guarantors, in each of the foregoing cases, which securities and guarantees are subordinated, to at least the same extent as the notes and the Note Guarantees, to the payment of all Senior Indebtedness and guarantees thereof that will be outstanding after giving effect to such reorganization or readjustment, if applicable, so long as

           (1) such debt securities are not entitled to the benefit of covenants or defaults more beneficial to the holders of such debt securities than those in effect with respect to the notes (or the Senior Indebtedness, after giving effect to such reorganization or readjustment, if applicable) and

           (2) such debt securities shall not provide for amortization-including sinking fund and mandatory prepayment provisions (other than a mandatory prepayment of the type described under the caption "--Change of Control") commencing prior to the date which is one year after

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       the final scheduled maturity date of the Senior Indebtedness (as modified by such reorganization or readjustment, if applicable),

    or

    (b) Capital Stock in North American Van Lines or any Note Guarantor;

    provided, that in each case with respect to clauses (a) and (b) above, if a new corporation results from any such reorganization or readjustment, such corporation assumes all Senior Indebtedness that will be outstanding after giving effect thereto and provided further, that the rights of the holders of Senior Indebtedness are not impaired.

    "Permitted Liens" means:

    (a) Liens for taxes, assessments or other governmental charges not yet delinquent or the nonpayment of which in the aggregate would not reasonably be expected to have a material adverse effect on North American Van Lines and its Restricted Subsidiaries, or that are being contested in good faith and by appropriate proceedings if adequate reserves with respect thereto are maintained on the books of North American Van Lines or a Subsidiary thereof, as the case may be, in accordance with GAAP;

    (b) carriers', warehousemen's, mechanics', landlords', materialmen's, repairmen's or other like Liens arising in the ordinary course of business in respect of obligations that are not overdue for a period of more than 60 days, or that are bonded or that are being contested in good faith and by appropriate proceedings;

    (c) pledges, deposits or Liens in connection with workers' compensation, unemployment insurance and other social security and other similar legislation or other insurance-related obligations (including, without limitation, pledges or deposits securing liability to insurance carriers under insurance or self-insurance arrangements);

    (d) pledges, deposits or Liens to secure the performance of bids, tenders, trade, government or other contracts (other than for borrowed money), obligations for utilities, leases, licenses, statutory obligations, completion guarantees, surety, judgment, appeal or performance bonds, other similar bonds, instruments or obligations, and other obligations of a like nature incurred in the ordinary course of business;

    (e) easements (including reciprocal easement agreements), rights-of-way, building, zoning and similar restrictions, utility agreements, covenants, reservations, restrictions, encroachments, changes, and other similar encumbrances or title defects incurred, or leases or subleases granted to others, in the ordinary course of business, which do not in the aggregate materially interfere with the ordinary conduct of the business of North American Van Lines and its Subsidiaries, taken as a whole;

    (f) Liens existing on, or provided for under written arrangements existing on, the Issue Date, or (in the case of any such Liens securing Indebtedness of North American Van Lines or any of its Subsidiaries existing or arising under written arrangements existing on the Issue
       Date) securing any Refinancing Indebtedness in respect of such Indebtedness so long as the Lien securing such Refinancing Indebtedness is limited to all or part of the same property or assets (plus improvements, accessions, proceeds or dividends or distributions in respect thereof) that secured (or under such written arrangements could secure) the original Indebtedness;

    (g) (1) mortgages, liens, security interests, restrictions, encumbrances or any other matters of record that have been placed by any developer, landlord or other third party on property over which North American Van Lines or any Restricted Subsidiary of North American Van Lines has

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       easement rights or on any leased property and subordination or similar agreements relating thereto and (2) any condemnation or eminent domain proceedings affecting any real property;

    (h) Liens securing Hedging Obligations, Purchase Money Obligations or Capitalized Lease Obligations Incurred in compliance with the covenant described under "--Certain Covenants--Limitation on Indebtedness";

    (i) Liens arising out of judgments, decrees, orders or awards in respect of which North American Van Lines shall in good faith be prosecuting an appeal or proceedings for review, which appeal or proceedings shall not have been finally terminated, or if the period within which such appeal or proceedings may be initiated shall not have expired;

    (j) leases, subleases, licenses or sublicenses to third parties;

    (k) Liens securing

           (1) Indebtedness Incurred in compliance with clause (b)(1), (b)(4),
       (b)(5), (b)(7) or (b)(8)(F) of the covenant described under "--Certain Covenants--Limitation on Indebtedness,"

           (2) Bank Indebtedness,

           (3) commercial bank Indebtedness,

           (4) the notes or

           (5) Indebtedness or other obligations of any Receivables Entity;

    (l) Liens existing on property or assets of a Person at the time such Person becomes a Subsidiary of North American Van Lines (or at the time North American Van Lines or a Restricted Subsidiary acquires such property or assets); provided, however, that such Liens are not created in connection with, or in contemplation of, such other Person becoming such a Subsidiary (or such acquisition of such property or assets), and that such Liens are limited to all or part of same property or assets (plus improvements, accessions, proceeds or dividends or distributions in respect thereof) that secured (or, under the written arrangements under which such Liens arose, could secure) the obligations to which such Liens relate;

    (m) Liens on Capital Stock or other securities of an Unrestricted Subsidiary that secure Indebtedness or other obligations of such Unrestricted Subsidiary;

    (n) any encumbrance or restriction (including, but not limited to, put and call agreements) with respect to Capital Stock of any joint venture or similar arrangement pursuant to any joint venture or similar agreement; and

    (o) Liens securing Refinancing Indebtedness Incurred in respect of any Indebtedness secured by, or securing any refinancing, refunding, extension, renewal or replacement (in whole or in part) of any other obligation secured by, any other Permitted Liens, provided that any such new Lien is limited to all or part of the same property or assets (plus improvements, accessions, proceeds or dividends or distributions in respect thereof) that secured (or, under the written arrangements under which the original Lien arose, could secure) the obligations to which such Liens relate.

    "Person" means any individual, corporation, partnership, joint venture, association, joint-stock company, limited liability company, trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity.

    "Preferred Stock" as applied to the Capital Stock of any corporation means Capital Stock of any class or classes (however designated) that by its terms is preferred as to the payment of dividends, or as to the distribution of assets upon any voluntary or involuntary liquidation or dissolution of such corporation, over shares of Capital Stock of any other class of such corporation.

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    "Purchase Money Obligations" means any Indebtedness Incurred to finance or refinance the acquisition, leasing, construction or improvement of property (real or personal) or assets, and whether acquired through the direct acquisition of such property or assets or the acquisition of the Capital Stock of any Person owning such property or assets, or otherwise.

    "Qualified Proceeds" means property or assets that are used, usable or useful in, or a majority of the Voting Stock of any Person engaged in, a Related Business; provided that the fair market value of any such assets or Capital Stock shall be determined by the Board of Directors in good faith.

    "Receivable" means a right to receive payment arising from a sale or lease of goods or services by a Person pursuant to an arrangement with another Person pursuant to which such other Person is obligated to pay for goods or services under terms that permit the purchase of such goods and services on credit, as determined in accordance with GAAP.

    "Receivables Entity" means

        (x) any Receivables Subsidiary or

        (y) any other Person that is engaged in the business of acquiring, selling, collecting, financing or refinancing Receivables, accounts (as defined in the Uniform Commercial Code as in effect in any jurisdiction from time to time), other accounts and/or other receivables, and/or related assets.

    "Receivables Fees" means distributions or payments made directly or by means of discounts with respect to any participation interest issued or sold in connection with, and other fees paid to a Person that is not a Restricted Subsidiary in connection with, any Receivables Financing.

    "Receivables Financing" means any financing of Receivables of North American Van Lines or any Restricted Subsidiary that have been transferred to a Receivables Entity in a Financing Disposition.

    "Receivables Subsidiary" means a Subsidiary of North American Van Lines that

        (a) is engaged solely in the business of acquiring, selling, collecting, financing or refinancing Receivables, accounts (as defined in the Uniform Commercial Code as in effect in any jurisdiction from time to time) and other accounts and receivables (including any thereof constituting or evidenced by chattel paper, instruments or general intangibles), all proceeds thereof and all rights (contractual and other), collateral and other assets relating thereto, and any business or activities incidental or related to such business, and

        (b) is designated as a "Receivables Subsidiary" by the Board of Directors.

    "Receivables Repurchase Obligation" means any obligation of a seller of receivables to repurchase receivables (including Receivables, accounts (as defined in the Uniform Commercial Code as in effect in any jurisdiction from time to time) and other accounts and receivables (including any thereof constituting or evidenced by chattel paper, instruments or general intangibles)) arising as a result of a breach of a representation, warranty or covenant or otherwise, including as a result of a receivable or portion thereof becoming subject to any asserted defense, dispute, off-set or counterclaim of any kind as a result of any action taken by, any failure to take action by or any other event relating to the seller.

    "Refinance" means refinance, refund, replace, renew, repay, modify, restate, defer, substitute, supplement, reissue, resell or extend (including pursuant to any defeasance or discharge mechanism); and the terms "refinances," "refinanced" and "refinancing" as used for any purpose in the indenture shall have a correlative meaning.

    "Refinancing Indebtedness" means Indebtedness that is Incurred to refinance any Indebtedness existing on the date of the indenture or Incurred in compliance with the indenture (including Indebtedness of North American Van Lines that refinances Indebtedness of any Restricted Subsidiary (to the extent permitted in the indenture) and Indebtedness of any Restricted Subsidiary that refinances Indebtedness of

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another Restricted Subsidiary) including Indebtedness that refinances
Refinancing Indebtedness; provided, that

        (1) if the Indebtedness being refinanced is Subordinated Obligations or Guarantor Subordinated Obligations, the Refinancing Indebtedness has an Average Life at the time such Refinancing Indebtedness is Incurred that is equal to or greater than the Average Life of the Indebtedness being refinanced,

        (2) such Refinancing Indebtedness is Incurred in an aggregate principal amount (or if issued with original issue discount, an aggregate issue price) that is equal to or less than the sum of (x) the aggregate principal amount (or if issued with original issue discount, the aggregate accreted value) then outstanding of the Indebtedness being refinanced, plus (y) fees, underwriting discounts, premiums and other costs and expenses incurred in connection with such Refinancing Indebtedness and

        (3) Refinancing Indebtedness shall not include (x) Indebtedness of a Restricted Subsidiary that is not a Note Guarantor that refinances Indebtedness of North American Van Lines or a Note Guarantor that was incurred by North American Van Lines or a Note Guarantor pursuant to paragraph (a) of the covenant described under "--Certain Covenants-Limitation on Indebtedness" or (y) Indebtedness of North American Van Lines or a Restricted Subsidiary that refinances Indebtedness of an Unrestricted Subsidiary.

    "Related Business" means those businesses in which North American Van Lines or any of its Subsidiaries is engaged on the date of the indenture, or that are related, complementary, incidental or ancillary thereto or extensions, developments or expansions thereof.

    "Related Taxes" means

        (x) any taxes, charges or assessments, including but not limited to sales, use, transfer, rental, ad valorem, value-added, stamp, property, consumption, franchise, license, capital, net worth, gross receipts, excise, occupancy, intangibles or similar taxes, charges or assessments (other than federal, state or local taxes measured by income and federal, state or local withholding imposed on payments made by Holding), required to be paid by Holding by virtue of its being incorporated or having Capital Stock outstanding (but not by virtue of owning stock or other equity interests of any corporation or other entity other than North American Van Lines or any of its Subsidiaries), or being a holding company parent of North American Van Lines or receiving dividends from or other distributions in respect of the Capital Stock of North American Van Lines, or having guaranteed any obligations of North American Van Lines or any Subsidiary thereof, or having made any payment in respect of any of the items for which North American Van Lines is permitted to make payments to Holding pursuant to the covenant described under "--Certain Covenants--Limitation on Restricted Payments," or

        (y) any other federal, state, foreign, provincial or local taxes measured by income for which Holding is liable up to an amount not to exceed with respect to such federal taxes the amount of any such taxes that North American Van Lines would have been required to pay on a separate company basis or on a consolidated basis if North American Van Lines had filed a consolidated return on behalf of an affiliated group (as defined in Section 1504 of the Code or an analogous provision of state, local or foreign law) of which it were the common parent, or with respect to state and local taxes, on a combined basis if North American Van Lines had filed a combined return on behalf of an affiliated group consisting only of North American Van Lines and its Subsidiaries, or

        (z) any federal, state, foreign, provincial or local withholding taxes paid by Holding by virtue of any dividend distributions in respect of the Preferred Stock issued in the Allied Acquisition (other than any such dividend distributions paid in cash).

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    "Representative" means the trustee, agent or representative (if any) for an issue of Senior Indebtedness.

    "Restricted Payment Transaction" means any Restricted Payment permitted pursuant to the covenant described under "--Certain Covenants--Limitation on Restricted Payments," any Permitted Payment, any Permitted Investment, or any transaction specifically excluded from the definition of the term "Restricted Payment."

    "Restricted Subsidiary" means any Subsidiary of North American Van Lines other than an Unrestricted Subsidiary.

    "SEC" means the Securities and Exchange Commission.

    "Secured Indebtedness" means any Indebtedness of North American Van Lines secured by a Lien.

    "Senior Credit Agreement" means the credit agreement dated as of the Issue Date among North American Van Lines, any Subsidiaries of North American Van Lines party thereto from time to time, the banks and other financial institutions party thereto from time to time, Banc of America Securities LLC, as syndication agent, and The Chase Manhattan Bank as collateral agent and administrative agent, as such agreement may be assumed by any successor in interest, and as such agreement may be amended, supplemented, waived or otherwise modified from time to time, or refunded, refinanced, restructured, replaced, renewed, repaid, increased or extended from time to time (whether in whole or in part, whether with the original agent and lenders or other agents and lenders or otherwise, and whether provided under the original Senior Credit Agreement or otherwise).

    "Senior Credit Facility" means the collective reference to the Senior Credit Agreement, any Loan Documents (as defined therein), any notes and letters of credit issued pursuant thereto and any guarantee and collateral agreement, patent and trademark security agreement, mortgages, letter of credit applications and other guarantees, pledge agreements, security agreements and collateral documents, and other instruments and documents, executed and delivered pursuant to or in connection with any of the foregoing, in each case as the same may be amended, supplemented, waived or otherwise modified from time to time, or refunded, refinanced, restructured, replaced, renewed, repaid, increased or extended from time to time (whether in whole or in part, whether with the original agent and lenders or other agents and lenders or otherwise, and whether provided under the original Senior Credit Agreement or one or more other credit agreements, indentures (including the indenture) or financing agreements or otherwise). Without limiting the generality of the foregoing, the term "Senior Credit Facility" shall include any agreement

        (1) changing the maturity of any Indebtedness incurred thereunder or contemplated thereby,

        (2) adding Subsidiaries of North American Van Lines as additional borrowers or guarantors thereunder,

        (3) increasing the amount of Indebtedness incurred thereunder or available to be borrowed thereunder or

        (4) otherwise altering the terms and conditions thereof.

    "Senior Subordinated Indebtedness" means the notes and any other Indebtedness of North American Van Lines that ranks PARI PASSU with the notes.

    "Significant Domestic Subsidiary" means any Domestic Subsidiary that is a Significant Subsidiary.

    "Significant Subsidiary" means any Restricted Subsidiary that would be a "significant subsidiary" of North American Van Lines within the meaning of Rule 1-02 under Regulation S-X promulgated by the SEC, as in effect on the Issue Date.

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    "S&P" means Standard & Poor's Ratings Service, a division of The McGraw-Hill
Companies, Inc., and its successors.

    "Standard Receivable Obligations" means representations, warranties, covenants, indemnities and other obligations (including Guarantees and Indebtedness) that are reasonably customary in connection with a Financing Disposition (as determined by North American Van Lines in good faith), including, without limitation, those relating to the servicing of the assets of a Receivables Entity, it being understood that any Receivables Repurchase Obligation shall be deemed to be a Standard Receivable Obligation.

    "Stated Maturity" means, with respect to any security, the date specified in such security as the fixed date on which the payment of principal of such security is due and payable, including pursuant to any mandatory redemption provision (but excluding any provision providing for the repurchase of such security at the option of the holder thereof upon the happening of any contingency).

    "Subordinated Obligations" means any Indebtedness of North American Van Lines (whether outstanding on the date of the indenture or thereafter Incurred) that is expressly subordinated in right of payment to the notes pursuant to a written agreement.

    "Subsidiary" of any Person means any corporation, association, partnership or other business entity of which more than 50% of the total voting power of shares of Capital Stock or other equity interests (including partnership interests) entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by (1) such Person or (2) one or more Subsidiaries of such Person.

    "Successor Company" shall have the meaning assigned thereto in clause (1) under "--Merger and Consolidation."

    "Tax Sharing Agreement" means the Tax Sharing Agreement, dated as of the Issue Date, between North American Van Lines and Holding, as the same may be amended, supplemented, waived or otherwise modified from time to time in accordance with the terms thereof and of the indenture.

    "Temporary Cash Investments" means any of the following:

        (1) any investment in (X) direct obligations of the United States of America or any agency or instrumentality thereof or obligations Guaranteed by the United States of America or any agency or instrumentality thereof, or
    (Y) direct obligations of any foreign country recognized by the United States of America rated at least "A" by S&P or "A-1" by Moody's (or, in either case, the equivalent of such rating by such organization or, if no rating of S&P or Moody's then exists, the equivalent of such rating by any nationally recognized rating organization),

        (2) overnight bank deposits, and investments in time deposit accounts, certificates of deposit, bankers' acceptances and money market deposits (or, with respect to foreign banks, similar instruments) maturing not more than one year after the date of acquisition thereof issued by (X) any lender under the Senior Credit Agreement or (Y) a bank or trust company that is organized under the laws of the United States of America, any state thereof or any foreign country recognized by the United States of America having capital and surplus aggregating in excess of $250 million (or the foreign currency equivalent thereof) and whose long term debt is rated at least "A" by S&P or "A-1" by Moody's (or, in either case, the equivalent of such rating by such organization or, if no rating of S&P or Moody's then exists, the equivalent of such rating by any nationally recognized rating organization) at the time such Investment is made,

        (3) repurchase obligations with a term of not more than 30 days for underlying securities of the types described in clause (1) or (2) above entered into with a bank meeting the qualifications described in clause (2) above,

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        (4) investments in commercial paper, maturing not more than 270 days after the date of acquisition, issued by a Person (other than North American Van Lines or any of its Subsidiaries), with a rating at the time as of which any Investment therein is made of "P-2" (or higher) according to Moody's or "A-2" (or higher) according to S&P (or, in either case, the equivalent of such rating by such organization or, if no rating of S&P or Moody's then exists, the equivalent of such rating by any nationally recognized rating organization),

        (5) Investments in securities maturing not more than one year after the date of acquisition issued or fully guaranteed by any state, commonwealth or territory of the United States of America, or by any political subdivision or taxing authority thereof, and rated at least "A" by S&P or "A" by Moody's (or, in either case, the equivalent of such rating by such organization or, if no rating of S&P or Moody's then exists, the equivalent of such rating by any nationally recognized rating organization),

        (6) investment funds investing 95% of their assets in securities of the type described in clauses (1)--(5) above (which funds may also hold reasonable amounts of cash pending investment and/or distribution),

        (7) any money market deposit accounts issued or offered by a domestic commercial bank or a commercial bank organized and located in a country recognized by the United States of America, in each case, having capital and surplus in excess of $250 million (or the foreign currency equivalent thereof), or investments in money market funds complying with the risk limiting conditions of Rule 2a-7 (or any successor rule) of the SEC under the Investment Company Act of 1940, as amended, or

        (8) similar short-term investments approved by the Board of Directors in the ordinary course of business.

    "TIA" means the Trust Indenture Act of 1939 (15 U.S.C.
SectionSection77aaa-7bbbb) as in effect on the date of the indenture.

    "Trade Payables" means, with respect to any Person, any accounts payable or any indebtedness or monetary obligation to trade creditors created, assumed or guaranteed by such Person arising in the ordinary course of business in connection with the acquisition of goods or services.

    "Transactions" means, collectively, the Allied Acquisition, the offering and issuance of the notes and the Holding Notes, the initial borrowings under the Senior Credit Facility, the issuance by Holding of Capital Stock as part of the consideration for the Allied Acquisition, the Holding Stock Issuance, and all other related transactions.

    "Trust Officer" means the Chairman of the Board, the President or any other officer or assistant officer of the trustee assigned by the trustee to administer its corporate trust matters.

    "Unrestricted Subsidiary" means

        (1) any Subsidiary of North American Van Lines that at the time of determination is an Unrestricted Subsidiary, as designated by the Board of Directors in the manner provided below, and

        (2) any Subsidiary of an Unrestricted Subsidiary.

The Board of Directors may designate any Subsidiary of North American Van Lines (including any newly acquired or newly formed Subsidiary of North American Van Lines) to be an Unrestricted Subsidiary unless such Subsidiary or any of its Subsidiaries owns any Capital Stock or Indebtedness of, or owns or holds any Lien on any property of, North American Van Lines or any other Restricted Subsidiary of North American Van Lines that is not a Subsidiary of the Subsidiary to be so designated; provided, that either

    (A) the Subsidiary to be so designated has total consolidated assets of $1,000 or less or

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    (B) if such Subsidiary has consolidated assets greater than $1,000, then such designation would be permitted under the covenant described under "--Certain Covenants--Limitation on Restricted Payments."

The Board of Directors may designate any Unrestricted Subsidiary to be a Restricted Subsidiary; provided, that immediately after giving effect to such designation either

    (x) North American Van Lines could incur at least $1.00 of additional Indebtedness under paragraph (a) in the covenant described under "--Certain Covenants--Limitation on Indebtedness" or

    (y) the Consolidated Coverage Ratio would be greater than it was immediately prior to giving effect to such designation.

Any such designation by the Board of Directors shall be evidenced to the trustee by promptly filing with the trustee a copy of the resolution of North American Van Lines' Board of Directors giving effect to such designation and an Officer's Certificate of North American Van Lines certifying that such designation complied with the foregoing provisions.

    "Voting Stock" of an entity means all classes of Capital Stock of such entity then outstanding and normally entitled to vote in the election of directors or all interests in such entity with the ability to control the management or actions of such entity.

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                CERTAIN UNITED STATES FEDERAL TAX CONSIDERATIONS

UNITED STATES FEDERAL TAX CONSIDERATIONS

    The following is a summary of the principal United States federal income tax consequences of the acquisition, ownership and disposition of the new notes to the beneficial owners, and the principal U.S. estate tax consequences of the ownership of the notes to beneficial owners who are non-U.S. holders (as defined below).

    This summary is based on provisions of the U.S. Internal Revenue Code of 1986, as amended (the "Code"), existing and proposed U.S. Treasury regulations promulgated thereunder (the "Treasury Regulations") and administrative and judicial interpretations thereof, all as of the date hereof and all of which are subject to change, possibly on a retroactive basis.


    This summary addresses tax consequences only for holders that exchange old notes for new notes and who hold the notes as capital assets. This summary is for general information only, and does not address all of the tax consequences that may be relevant to particular holders in light of their personal circumstances, or to certain types of holders (such as banks and other financial institutions, real estate investment trusts, regulated investment companies, insurance companies, tax-exempt organizations, dealers in securities and persons who hold the notes as part of a hedge or a straddle with other investments). In addition, this summary does not include any description of the tax laws of any state, local or non-U.S. government that may be applicable to a particular holder.


    HOLDERS OF NOTES ARE URGED TO CONSULT THEIR OWN TAX ADVISORS WITH RESPECT TO THE PARTICULAR U.S. FEDERAL INCOME AND ESTATE TAX CONSEQUENCES TO THEM OF THE EXCHANGE, OWNERSHIP AND DISPOSITION OF THE NOTES, AS WELL AS THE TAX CONSEQUENCES UNDER STATE, LOCAL, NON-U.S. AND OTHER U.S. FEDERAL TAX LAWS AND THE POSSIBLE EFFECTS OF CHANGES IN TAX LAWS.

EXCHANGE OFFER

    The exchange of any old note for a new note should not constitute a taxable exchange of the old note. As a result, the new notes should have the same issue price (and adjusted issue price immediately after the exchange) and the same amount of original issue discount, if any, as the old notes, and each holder should have the same adjusted tax basis and holding period in the new notes as it had in the old notes immediately before the exchange. The following discussion assumes that the exchange of old notes for new notes pursuant to the exchange offer will not be treated as a taxable exchange and that the old notes and the new notes will be treated as the same security for federal income tax purposes.

TAXATION OF U.S. HOLDERS

    As used in this prospectus, the term "U.S. holder" means a holder of a note that is, for U.S. federal income tax purposes,

(a) a citizen or resident of the United States,

(b) a corporation or partnership created or organized in the United States or under the laws of the United States or of any state of the United States,

(c) an estate whose income is includable in gross income for U.S. federal income tax purposes regardless of its source or

(d) a trust if

    (1) a court within the United States is able to exercise primary supervision over the administration of the trust and

    (2) at least one U.S. person has authority to control all substantial decisions of the trust.

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The Code authorizes the issuance of Treasury Regulations that, under certain circumstances, could reclassify as a non-U.S. partnership a partnership that would otherwise be treated as a U.S. partnership, or could reclassify as a U.S. partnership a partnership that would otherwise be treated as a non-U.S. partnership. Such regulations would apply only to partnerships created or organized after the date that proposed Treasury Regulations are filed with the Federal Register (or, if earlier, the date of issuance of a notice substantially describing the expected contents of the regulations).

    PAYMENT OF INTEREST ON THE NOTES OTHER THAN PAYMENTS UPON REGISTRATION DEFAULT. In general, interest paid on a note (other than payments upon a registration default discussed below) will be taxable to a U.S. holder as ordinary interest income, as received or accrued, in accordance with such holder's method of accounting for federal income tax purposes. If original issue discount on a note is not greater than a DE MINIMIS amount equal to 0.25% of its stated principal amount multiplied by the number of complete years to its maturity, any such discount will be deemed to be equal to zero, and a holder will not be required to accrue a portion of such discount as income in each taxable year. See, however, the discussion below under "--Payments upon Registration Default." Holders should consult their tax advisors as to the possible effect of payments upon a registration default on the treatment of original issue discount on the note if any.

    PAYMENTS UPON REGISTRATION DEFAULT. Because the notes provide for the payment of additional interest under the circumstances described above under "Description of Notes--Registration Rights," the notes could be subject to certain Treasury Regulations relating to debt instruments that provide for one or more contingent payments (the "Contingent Payment Regulations"). Under the Contingent Payment Regulations, however a payment is not a contingent payment merely because of a contingency that, as of the issue date, is either "remote" or "incidental." The Company intends to take the position that, for purposes of the Contingent Payment Regulations, the payment of such additional interest is a remote or incidental contingency as of the issue date.

    The Company also intends to take the position that payments of additional interest that were actually made were "insignificant" under the Contingent Payment Regulations and that the notes are not treated as reissued for purposes of the original issue discount rules as a result of such payments. If the U.S. Internal Revenue Service (the "IRS") were to take the position that the payments of additional interest were actually made and such payments were "not insignificant" under the Contingent Payment Regulations, the notes would be treated as reissued for purposes of applying the original issue discount rules. As a consequence of such reissuance, a U.S. holder could be required to accrue all payments on a note in excess of its issue price (including, possibly, amounts that would otherwise constitute DE MINIMIS original issue discount) on a constant yield basis.

    If the IRS were to take the position that, as of the date of issuance, the payment of such additional interest were not a "remote" or "incidental" contingency for purposes of the Contingent Payment Regulations, then (1) all payments (including any projected payments of such additional interest) on a note in excess of its issue price would effectively be treated as original issue discount, and (2) in each taxable year, a holder would be required to include an allocable portion of such amounts in gross income on a constant yield basis whether or not the payment of such additional interest were fixed or determinable in the taxable year.

    The Company's position for purposes of the Contingent Payment Regulations that the payment of such additional interest is a remote contingency as of the issue date is binding on each holder for federal income tax purposes, unless such holder discloses in the proper manner to the IRS that it is taking a different position.

    Holders should consult their tax advisors as to the tax considerations relating to debt instruments providing for payments such as the additional interest payable upon a registration default, particularly in connection with the possible application of the Contingent Payment Regulations.

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    SALE, EXCHANGE OR RETIREMENT OF THE NOTES.  Upon the sale, exchange, redemption, retirement at maturity or other disposition of a note, a U.S. holder will generally recognize taxable gain or loss equal to the difference between the sum of the cash and the fair market value of all other property received on such disposition (except to the extent such cash or property is attributable to accrued interest, which will be taxable as ordinary income) and such holder's adjusted tax basis in the note.

    Gain or loss recognized on the disposition of a note generally will be capital gain or loss, and will be long-term capital gain or loss if, at the time of such disposition, the holder's holding period for the note is more than one year. A reduced tax rate on capital gain will apply to an individual
U.S. holder if such holder's holding period for the note is more than one year at the time of disposition.

    MARKET DISCOUNT. A U.S. holder (other than a holder who makes the election described below) that acquires a note with market discount that is not de minimis, except in certain non-recognition transactions, generally will be required to treat any gain realized upon the disposition of the note as interest income to the extent of the market discount that accrued during the period such holder held such note. (For this purpose, a person disposing of a market discount note in a transaction other than a sale, exchange or involuntary conversion generally is treated as realizing an amount equal to the fair market value of the note.) A holder may also be required to recognize as ordinary income any principal payments with respect to a note to the extent such payments do not exceed the accrued market discount on the note. For these purposes, market discount generally equals the excess of the stated redemption price of the note over the tax basis of the note in the hands of the holder immediately after its acquisition. However, market discount is deemed not to exist if the market discount is less than a de minimis amount equal to 0.25% of the note's redemption price at maturity multiplied by the number of complete years to the note's maturity after the holder acquired the note (or, in the case of a holder that acquires a new note pursuant to the exchange offer, the old note exchanged for such new note).

    The market discount rules also provide that any holder of notes that were acquired at a market discount may be required to defer the deduction of a portion of the interest on any indebtedness incurred or maintained to acquire or carry the notes, until the notes are disposed of.

    A holder of a note acquired at a market discount may elect to include market discount in income as the discount accrues. In such a case, the foregoing rules with respect to the recognition of ordinary income on dispositions and with respect to the deferral of interest deductions on indebtedness related to such note would not apply. The current inclusion election applies to all market discount obligations acquired on or after the first day of the first taxable year to which the election applies, and may not be revoked without the consent of the IRS.

    AMORTIZABLE BOND PREMIUM. Generally, if the tax basis of an obligation held as a capital asset exceeds the amount payable at maturity of the obligation, such excess may constitute amortizable bond premium that the holder of such obligation may elect to amortize under the constant interest rate method and deduct over the period from the holder's acquisition date to the obligation's maturity date. A holder that elects to amortize bond premium must reduce its tax basis in the related obligation by the amount of the aggregate deductions allowable for the amortizable bond premium. Any election to amortize bond premium applies to all bonds (other than bonds the interest on which is excludible from gross income) held by the holder at the beginning of the first taxable year to which the election applies or thereafter acquired by the holder. The election may not be revoked without the consent of the IRS.

    In the case of an obligation, such as a note, that may be called at a premium prior to maturity, an earlier call date is treated as its maturity date, and the amount of bond premium is determined by treating the amount payable on such call date as the amount payable at maturity if such a calculation produces a smaller amortizable bond premium than any other call date or the method described in the preceding paragraph. For purposes of amortizing bond premium, if a holder of a note is required to amortize and deduct bond premium by reference to a call date, the note will be treated as maturing on such date for the amount payable, and, if not redeemed on such date, the note will be treated as reissued on such date for

                                      141
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the amount so payable. If a note purchased at a premium is redeemed pursuant to a call prior to such early call date or its maturity, a purchaser who has elected to deduct bond premium may deduct the excess of its adjusted tax basis in the note over the amount received on redemption (or, if greater, the amount payable on maturity) as an ordinary loss in the taxable year of redemption.

    The amortizable bond premium deduction is treated as a reduction of interest on the bond instead of as a deduction. The offset of amortizable bond premium against interest income on the bond occurs when income is taxable to a holder as received or accrued, in accordance with such holder's method of accounting for such income.

    BACKUP WITHHOLDING AND INFORMATION REPORTING. The Company will report to each U.S. holder and the IRS amounts paid on or with respect to the notes during each calendar year and the amount of tax, if any, withheld from such payments.

    Certain non-corporate U.S. holders of the notes (including all individuals) may be subject to backup withholding. In general, backup withholding will apply to a non-corporate U.S. holder if the U.S. holder:

    - fails to furnish its Taxpayer Identification Number, or TIN (which for an individual is the holder's Social Security number);

    - furnishes an incorrect TIN;

    - is notified by the IRS that it has failed to properly report payments of interest and dividends; or

    - under certain circumstances, fails to certify, under penalties of perjury, that it has furnished a correct TIN and has not been notified by the IRS that it is subject to backup withholding due to underreporting of interest or dividends, or otherwise fails to comply with applicable requirements of the backup withholding rules.

    Backup withholding will not apply if the non-corporate U.S. holder provides a properly completed IRS Form W-9 to the Company or the Company's paying agent.

    The amount of any backup withholding from a payment to a U.S. holder will be allowed as a credit against such U.S. holder's U.S. federal income tax liability and may entitle such U.S. holder to a refund.

TAXATION OF NON-U.S. HOLDERS

    The following is a general discussion of the U.S. federal income and estate tax considerations relating to the ownership and disposition of the notes by a holder that is not a U.S. holder (a "non-U.S. holder"). For purposes of the following discussion, interest and gain on the sale, exchange or other disposition of the notes will be considered "U.S. trade or business income" if such income or gain (a) is effectively connected with the conduct of a trade or business in the United States, and (b) in the case of a resident of a country having the benefit of an income tax treaty or agreement between that country and the United States, is attributable to a permanent establishment in the United States, in each case of a particular non-U.S. holder.

    PAYMENT OF INTEREST ON NOTES. A non-U.S. holder will not be subject to U.S. federal income or withholding tax in respect of interest income on the notes if the interest qualifies for the so-called "portfolio interest exemption." This will be the case if each of the following requirements is satisfied:

    - The interest is not U.S. trade or business income.

    - The non-U.S. holder provides to the Company or the Company's paying agent the appropriate certification.

    - The non-U.S. holder does not actually or constructively own 10% or more of the Company's voting stock.

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    - The non-U.S. holder is not a controlled foreign corporation, within the meaning of the Code, that is actually or constructively related to the Company.

    The certification requirement can be satisfied in one of the following ways:

    - If the non-U.S. holder provides to the Company or the Company's paying agent a statement on IRS Form W-8BEN (or suitable substitute or successor form), together with all appropriate attachments, signed under penalties of perjury, identifying the non-U.S. holder and stating, among other things, that the non-U.S. holder is not a U.S. person.

    - If a note is held through a securities clearing organization, bank or other financial institution that holds customers' securities in the ordinary course of its trade or business, (a) the non-U.S. holder provides such a form to the organization, bank or other institution and (b) the organization, bank or other institution, under penalties of perjury, certifies to the Company that it has received such statement from the beneficial owner or another intermediary and furnishes the Company or the Company's paying agent with a copy.

    Alternative documentation procedures may also be available for satisfying the certification requirement described above. For instance, under one such alternative, a withholding agent would be allowed to rely on an IRS Form W-8IMY (or suitable substitute or successor form), furnished by a financial institution or other intermediary on behalf of one or more beneficial owners or other intermediaries, without having to obtain from the beneficial owner the certificate described in the preceding paragraph, provided that the financial institution or intermediary has entered into a withholding agreement with the IRS and thus is a qualified intermediary. Under another alternative, an authorized non-U.S. agent of a U.S. withholding agent would be permitted to act on behalf of the U.S. withholding agent, provided specified conditions are met. With respect to the certification requirement for notes that are held by a non-U.S. partnership, the final regulations provide that unless the partnership has entered into a withholding agreement with the IRS, the partnership will be required, in addition to providing an intermediary Form W-8IMY, to attach an appropriate certification by each partner. Prospective holders, including non-U.S. partnerships and their partners, should consult their tax advisors regarding possible additional reporting requirements.

    If the portfolio interest exemption is not satisfied with respect to a non-U.S. holder, a 30% withholding tax will apply to interest income on the notes paid to such non-U.S. holder, unless one of the following two exceptions is satisfied: The first exception is that an applicable income tax treaty or agreement reduces or eliminates such tax, and a non-U.S. holder claiming the benefit of such treaty or agreement provides to the Company or the Company's paying agent a properly executed IRS Form W-8BEN (or suitable substitute or successor form). The second exception is that the interest is U.S. trade or business income and the non-U.S. holder provides an appropriate statement to that effect on an IRS Form W-8ECI (or suitable substitute or successor form). In the latter case, such non-U.S. holder generally will be subject to U.S. federal income tax with respect to all income from the notes in the same manner as U.S. holders, as described above. Additionally, in such event, non-U.S. holders that are corporations could be subject to a branch profits tax on such income at a rate of 30% (or at a reduced rate under an applicable income tax treaty or agreement).

    SALE, EXCHANGE OR RETIREMENT OF THE NOTES. A non-U.S. holder generally will not be subject to U.S. federal income tax (or withholding of U.S. federal withholding tax) in respect of gain realized upon the sale, exchange (other than an exchange pursuant to the exchange offer), redemption, retirement at maturity or other disposition of notes, unless (a) the gain is U.S. trade or business income or (b) the holder is an individual who is present in the United States for a period or periods aggregating 183 or more days in the taxable year of the disposition and certain other conditions are met.

    As described under "--Taxation of U.S. Holders--Payments upon Registration Default," the notes provide for the payment of additional interest upon a registration default. Non-U.S. holders should consult their tax advisors as to the tax considerations relating to debt instruments providing for payments such as the additional interest, in particular as to the availability of the exemption for portfolio interest, and the ability of holders to claim the benefits of income tax treaty exemptions from U.S. withholding tax on interest, in respect of such additional interest.

    ESTATE TAX. Subject to applicable estate tax treaty regulations, notes held at the time of death (or theretofore transferred subject to certain retained rights or powers) by an individual who at the time of death is a non-U.S. holder will not be included in such holder's gross estate for U.S. federal estate tax purposes, provided that (a) the individual does not actually or constructively own 10% of more of the total combined voting power of all classes of stock of the Company entitled to vote and (b) the income on the notes is not effectively connected with the conduct of a U.S. trade or business by the individual.

    Recently enacted U.S. federal tax legislation provides for reductions in U.S. federal estate tax through 2009 and the elimination of such estate tax entirely in 2010. Under the legislation, such estate tax would be fully reinstated, as in effect prior to the reductions, in 2011.

    BACKUP WITHHOLDING AND INFORMATION REPORTING. The Company will report to each non-U.S. holder and the IRS amounts paid on or with respect to the notes during each calendar year and the amount of tax, if any, withheld from such payments. Copies of the information returns reporting such interest and withholding also may be made available to the tax authorities in the country in which a non-U.S. holder is a resident under the provisions of an applicable income tax treaty or agreement.

    Certain non-U.S. holders of notes may be subject to backup withholding as described above under "--Taxation of U.S. Holders--Backup Withholding and Information Reporting."

    Treasury regulations provide that backup withholding and information reporting will not apply to payments on the notes by the Company to a non-U.S. holder if the non-U.S. holder certifies as to its status as a non-U.S. holder under penalties of perjury or otherwise establishes an exemption, provided that neither the Company nor the Company's paying agent has actual knowledge that the holder is a U.S. person or that any other conditions of the exemption are not, in fact, satisfied.

    Additional backup withholding and information reporting requirements with respect to the payment of the proceeds from the disposition of a note by a non-U.S. holder are as follows:

    - If the proceeds are paid to or through the U.S. office of a broker, they generally will be subject to backup withholding and information reporting. However, no such reporting and withholding is required if (a) the holder either certifies as to its status as a non-U.S. holder under penalties of perjury on an IRS Form W-8BEN, (or a suitable substitute or successor form) or otherwise establishes an exemption; and (b) the broker does not have actual knowledge that the holder is a U.S. person or that any other conditions of the exemption are not, in fact, satisfied.

    - If the proceeds are paid to or through a non-U.S. office of a broker that is not a U.S. person or a "U.S. related person," as defined below, they will not be subject to backup withholding or information reporting.

    - If the proceeds are paid to or through a non-U.S. office of a broker that is either a U.S. person or a U.S. related person, they generally will be subject to information reporting. However, no such reporting is required if (a) the holder certifies as to its status as a non-U.S. holder under penalties of perjury or the broker has certain documentary evidence in its files as to the non-U.S. holder's foreign status, and (b) the broker has no actual knowledge to the contrary. Backup withholding will generally not apply to payments of the proceeds made through a non-U.S. office of a U.S. person or a U.S. related person.

    For purposes of these provisions a "U.S. related person" is:

    - a controlled foreign corporation, within the meaning of the Code;

    - a non-U.S. person 50% or more of whose gross income from all sources for the three-year period ending with the close of its taxable year preceding the payment, or, if shorter, for such part of the period that it has been in existence, is U.S. trade or business income; or

    - a non-U.S. partnership if at any time during its taxable year one or more of its partners are U.S. persons who, in the aggregate, hold more than 50% of the income or capital interests of the partnership or if, at any time during its taxable year, the partnership is engaged in the conduct of a U.S. trade or business.

    Any amounts withheld under the backup withholding rules from a payment to a non-U.S. holder will be allowed as a refund or a credit against such non-U.S. holder's U.S. federal income tax liability, provided that the required procedures are followed.

                              PLAN OF DISTRIBUTION

    Each broker-dealer that receives new notes for its own account pursuant to the exchange offer must acknowledge and represent that it will deliver a prospectus in connection with any resale of such new notes. This prospectus, as it may be amended or supplemented from time to time, may be used by certain broker-dealers (as specified in the registration rights agreement) in connection with resales of new notes received in exchange for old notes where such old notes were acquired as a result of market-making activities or other trading activities. We have agreed that, for a period not to exceed 90 days after the expiration date, we will make this prospectus, as amended or supplemented available to any such broker-dealer for use in connection with any such resale.
In addition, until             , 2002, all dealers effecting transactions in the
new notes may be required to deliver a prospectus.

    We will not receive any proceeds from any sale of new notes by broker-dealers. New notes received by broker-dealers for their own account pursuant to the exchange offer may be sold from time to time in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options on the new notes or a combination of such methods of resale, at market prices prevailing at the time of resale, at prices related to such prevailing market prices or negotiated prices. Any such resale may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any such broker-dealer or the purchasers of any such new notes. Any broker-dealer that resells new notes that were received by it for its own account pursuant to the exchange offer and any broker or dealer that participates in a distribution of such new notes may be deemed to be an "underwriter" within the meaning of the Securities Act and any profit on any such resale of new notes and any commissions or concessions received by any such persons may be deemed to be underwriting compensation under the Securities Act. The letter of transmittal states that, by acknowledging that it will deliver and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act.

    For a period of 90 days after the expiration date, we will send additional copies of this prospectus to certain broker-dealers (as specified in the registration rights agreement) that request such documents in the letter of transmittal. We have agreed to pay certain expenses incident to the exchange offer, and will indemnify holders of the notes (including broker-dealers) against certain liabilities, including liabilities under the Securities Act.

                                 LEGAL MATTERS

    The validity of the new notes offered hereby and the subsidiary guarantees will be passed upon for North American Van Lines by Debevoise & Plimpton, New York, New York, special New York counsel to North American Van Lines. Franci J. Blassberg, Esq., a member of Debevoise & Plimpton, is married to Joseph L.
Rice III, who is a shareholder of the managing general partner of the general partner of Clayton, Dubilier & Rice Fund V Limited Partnership.

                                    EXPERTS


    The financial statements of North American Van Lines as of December 31, 2001 and 2000, and for each of the three years ended December 31, 2001 included in this prospectus have been audited by PricewaterhouseCoopers LLP, independent auditors, as stated in their report herein, and are included in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.


    The combined financial statements of NFC Moving Services Group for the year ended September 30, 1999 included in this prospectus has been audited by Ernst & Young, independent auditors, as set forth in their report appearing herein, and are included in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.

                         INDEX TO FINANCIAL STATEMENTS


                                                                PAGE
                                                              --------
NORTH AMERICAN VAN LINES, INC. CONSOLIDATED FINANCIAL
 STATEMENTS (UNAUDITED):
  Condensed Consolidated Balance Sheets at March 31, 2002
    and December 31, 2001 (unaudited).......................     F-2
  Consolidated Statements of Operations for the three months
    ended March 31, 2002 and 2001 (unaudited)...............     F-3
  Consolidated Statement of Stockholder's Equity for the
    three months ended March 31, 2002 (unaudited)...........     F-4
  Condensed Consolidated Statements of Cash Flows for the
    three months ended March 31, 2002 and 2001
    (unaudited).............................................     F-5
  Notes to Condensed Consolidated Financial Statements
    (unaudited).............................................     F-6
NORTH AMERICAN VAN LINES, INC. CONSOLIDATED FINANCIAL
 STATEMENTS:
  Report of Independent Acountants..........................    F-16
  Consolidated Balance Sheets at December 31, 2001 and
    2000....................................................    F-17
  Consolidated Statements of Operations for the years ended
    December 31, 2001 and 2000 and December 25, 1999........    F-19
  Consolidated Statements of Changes in Stockholder's Equity
    for the years ended December 31, 2001 and 2000 and
    December 25, 1999.......................................    F-20
  Consolidated Statements of Cash Flows for the years ended
    December 31, 2001 and 2000 and December 25, 1999........    F-21
  Notes to Consolidated Financial Statements................    F-22
NORTH AMERICAN VAN LINES, INC. SCHEDULE II: VALUATION AND
 QUALIFYING ACCOUNTS........................................    F-60
NFC MOVING SERVICES GROUP COMBINED FINANCIAL STATEMENTS:
  Report of Independent Auditors............................    F-61
  Combined profit and loss accounts for the year ended
    September 30, 1999......................................    F-62
  Combined statement of total recognized gains and losses
    for the year ended September 30, 1999...................    F-63
  Combined cash flow statement for the year ended September
    30, 1999................................................    F-64
  Notes to the combined financial statements................    F-66

                         NORTH AMERICAN VAN LINES, INC.

              NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

                                 MARCH 31, 2002
                             (DOLLARS IN THOUSANDS)
                                  (UNAUDITED)

(1) BASIS OF PRESENTATION

    This report covers North American Van Lines, Inc. and its subsidiaries (the "Company"). On March 7, 2002, the Company's parent, Allied Worldwide, Inc., filed a certificate of amendment to its articles of incorporation with the State of Delaware effecting a change of its name from Allied Worldwide, Inc. to SIRVA, Inc. ("SIRVA").

    The accompanying unaudited condensed consolidated financial statements should be read together with the Company's audited consolidated financial statements for the year ended December 31, 2001. Certain information and footnote disclosures normally included in the aforementioned financial statements prepared in accordance with generally accepted accounting principles are condensed or omitted. Management of the Company believes the interim financial statements include all adjustments, including normal recurring adjustments, necessary for a fair presentation of the financial condition and results of operations for the interim periods presented.

    On December 31, 2001, the Company and Moveline, Inc. ("Moveline") completed a merger under an agreement and plan of merger dated as of November 9, 2001, through a stock-for-stock merger of Moveline and a wholly owned subsidiary of the Company ("Merger") with such subsidiary as the surviving corporation. Immediately following the Merger, the Company contributed the surviving subsidiary to Allied Van Lines, Inc. ("AVL"), another wholly owned subsidiary of the Company. AVL and that subsidiary were merged, with AVL as the surviving entity. Prior to the Merger, Clayton, Dubilier and Rice Fund V Limited Partnership ("Fund V") was the primary stockholder of both Moveline and SIRVA. In accordance with the accounting rules for mergers of entities under common control, the Company's merger with Moveline has been accounted for in a manner similar to a pooling of interest since it was acquired from Fund V, the controlling shareholder of Moveline and SIRVA. The Company's consolidated financial statements have been restated to include the combined results of operations, financial position, and cash flows of Moveline since inception as though it has always been a part of the Company.

    Certain reclassifications have been made to the condensed consolidated financial statements for the prior periods presented to conform with the March 31, 2002 presentation.

(2) GOODWILL AND INTANGIBLE ASSETS

    Goodwill and intangible assets consisted of the following:

                                                 MARCH 31, 2002    DECEMBER 31, 2001
                                                 ---------------   ------------------
Trade names, net...............................      $165,670           $165,670
Goodwill, net..................................       247,559            247,559
                                                     --------           --------
                                                     $413,229           $413,229
                                                     ========           ========

    In June 2001, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 142, "Goodwill and Other Intangible Assets" ("SFAS 142"), which requires that goodwill and intangible assets with indefinite useful lives no longer be amortized, but rather, be tested for impairment at lease annually. The company adopted the provisions of SFAS 142 effective
January 1, 2002

                         NORTH AMERICAN VAN LINES, INC.

                                 MARCH 31, 2002
                             (DOLLARS IN THOUSANDS)
                                  (UNAUDITED)

(2) GOODWILL AND INTANGIBLE ASSETS (CONTINUED) and has discontinued the amortization of goodwill and intangible assets with indefinite useful lives. The carrying amount of goodwill attributable to each reportable business segment was as follows:

                                                 MARCH 31, 2002    DECEMBER 31, 2001
                                                 ---------------   ------------------
Van Line Network...............................      $118,459           $118,459
Logistics Services.............................        13,604             13,604
Moving and Storage Services....................       115,496            115,496
                                                     --------           --------
                                                     $247,559           $247,559
                                                     ========           ========

    Trade names consist of the brand names northAmerican, Allied, Pickfords and Allied Pickfords. These intangible assets have been identified as having indefinite useful lives and were tested for impairment consistent with the provisions of SFAS 142. The Company completed such testing and determined that there was no impairment of intangible assets.


    The following represents a comparison of results for the three months ended March 31, 2002 with the three months ended March 31, 2001, adjusted to exclude amortization expense:



                                           THREE MONTHS ENDED   THREE MONTHS ENDED
                                             MARCH 31, 2002       MARCH 31, 2001
                                           ------------------   ------------------
Net income (loss), as reported...........       $(3,307)             $ 4,915
Amortization of goodwill and trade
  names..................................            --                2,762
Income tax provision.....................            --               (1,105)
                                                -------              -------
Adjusted net income (loss)...............       $(3,307)             $ 6,572
                                                =======              =======


(3) INCOME TAXES

    The Company's estimated provision for income taxes differs from the amount computed by applying the federal and state statutory rates. This is primarily due to (1) the non-deductibility of certain items expensed for book purposes and
(2) limitations that exist on the availability of certain foreign income tax credits. These items create taxable income that is greater than income reported for financial statement purposes.

                         NORTH AMERICAN VAN LINES, INC.

                                 MARCH 31, 2002
                             (DOLLARS IN THOUSANDS)
                                  (UNAUDITED)

(4) LONG-TERM DEBT

    Long-term debt consisted of the following:

                                                 MARCH 31, 2002    DECEMBER 31, 2001
                                                 ---------------   ------------------
Note payable--Tranche A........................      $124,709           $135,000
Note payable--Tranche B........................       159,887            171,500
Senior Subordinated Notes......................       150,000            150,000
Other..........................................         1,208                868
                                                     --------           --------
Total debt.....................................       435,804            457,368
Less current maturities........................        10,390             16,958
                                                     --------           --------
Total long-term debt...........................      $425,414           $440,410
                                                     ========           ========

    On March 28, 2002, the Company made a $21,904 prepayment of Tranche A and Tranche B debt due to excess cash flow, as defined in the credit agreement, in 2001. A total of $4,188 replaced principal payments due at that time, with the remaining $17,716 reducing future principal payments.

(5) COMMITMENTS AND CONTINGENCIES

    (A) LITIGATION

    The Company and certain subsidiaries are defendants in numerous lawsuits relating principally to motor carrier operations. In the opinion of management, after consulting with its legal counsel, the amount of the Company's ultimate liability resulting from these matters will not materially affect the Company's financial position, results of operations or liquidity, however, such liability may be material to any given quarter.

    (B) ENVIRONMENTAL MATTERS

    The Company has been named as a potentially responsible party ("PRP") in two environmental cleanup proceedings by federal or state authorities and one additional environmental clean-up proceeding by a group of PRP's. The suits are brought under the Comprehensive Environmental Response Compensation and Liability Act of 1980, as amended, or other federal or state statutes. Based on all known information, it is estimated that the settlement cost of each PRP site would not be materially or significantly larger than the litigation reserves established, which totaled $35 as of March 31, 2002 and December 31, 2001, respectively. It is possible that additional claims or lawsuits involving now unidentified environmental sites may arise in the future.

    The Company owns or has owned and leases or has leased facilities at which underground storage tanks for diesel fuel are located and operated. Management believes that the Company has taken the appropriate and necessary action with regard to releases of diesel fuel that have occurred. Based on its assessment of the facts and circumstances now known and after consulting with its legal counsel, management believes that it has recorded appropriate estimates of liability for those environmental matters of which the Company is aware. Further, management believes it is unlikely that any identified matters, either individually or in aggregate, will have a material effect on the Company's financial position,

                         NORTH AMERICAN VAN LINES, INC.

                                 MARCH 31, 2002
                             (DOLLARS IN THOUSANDS)
                                  (UNAUDITED)

(5) COMMITMENTS AND CONTINGENCIES (CONTINUED) results of operations or liquidity. As conditions may exist on these properties related to environmental problems that are latent or undisclosed, there can be no assurance that the Company will not incur liabilities or costs, the amount of which cannot be estimated reliably at this time.

    (C) PURCHASE COMMITMENTS

    The Company has entered into certain purchase commitments primarily for trailers and software licenses in the amount of $8,201 and $9,844 as of March 31, 2002 and December 31, 2001, respectively.

(6) OPERATING SEGMENTS

    The tables below represent information about revenues, income (loss) from operations and total assets by segment used by the chief decision-makers of the
Company:

                                                                     THREE MONTHS ENDED
                                                              ---------------------------------
                                                              MARCH 31, 2002    MARCH 31, 2001
                                                              ---------------   ---------------
Revenues
  Van Line Network..........................................      $235,616          $291,154
  Logistics Services........................................       114,881           140,771
  Moving and Storage Services...............................        79,157            78,446
  Corporate.................................................            --                --
                                                                  --------          --------
Consolidated revenues.......................................      $429,654          $510,371
                                                                  ========          ========
Income (loss) from operations
  Van Line Network..........................................      $  3,052          $ (4,432)
  Logistics Services........................................           871            (2,811)
  Moving and Storage Services...............................         2,301             2,883
  Corporate.................................................            --                --
                                                                  --------          --------
Consolidated income (loss) from operations..................      $  6,224          $ (4,360)
                                                                  ========          ========

                                                                             AS OF
                                                              ------------------------------------
                                                              MARCH 31, 2002    DECEMBER 31, 2001
                                                              ---------------   ------------------
Total assets
  Van Line Network..........................................     $  410,821         $  441,296
  Logistics Services........................................        174,751            186,046
  Moving and Storage Services...............................        412,261            416,634
  Corporate.................................................         44,493             51,838
                                                                 ----------         ----------
Consolidated total assets...................................     $1,042,326         $1,095,814
                                                                 ==========         ==========

                         NORTH AMERICAN VAN LINES, INC.

                                 MARCH 31, 2002
                             (DOLLARS IN THOUSANDS)
                                  (UNAUDITED)

(7) RESTRUCTURING

    The following table provides details of restructuring for the three months ended March 31, 2002:

                              RESTRUCTURING                                  RESTRUCTURING
                              ACCRUAL AS OF      RESTRUCTURING               ACCRUAL AS OF
                            DECEMBER 31, 2001       CREDIT       PAYMENTS   MARCH 31, 2002
                            ------------------   -------------   --------   ---------------
LOGISTICS PARTS CENTERS

Severance cost............        $   40             $  --        $ (30)          $   10
Building leases...........         2,117              (731)        (254)           1,132
Asset impairment..........            80                --          (61)              19
                                  ------             -----        -----           ------
Total restructuring
  cost....................        $2,237             $(731)       $(345)          $1,161
                                  ======             =====        =====           ======

    In June 2001, the Company's Logistics Services operating segment established a program to exit the Parts Center business. The charges included severance and employee benefit costs for 293 employees, lease and asset impairment costs to shut down and exit the Parts Center business by the end of 2001. Due to lease terms and severance agreements, certain payments will continue through September 2005. During the three months ended March 31, 2002, the restructuring accrual was reduced when the Company was able to sublease certain Parts Centers facilities sooner than originally estimated.

(8) SUBSEQUENT EVENTS

    On April 12, 2002, the Company purchased the National Association of Independent Truckers ("NAIT"), a leading provider of insurance services to independent contract truck drivers, for $30,000 in cash, and a deferred amount of $3,000 payable subject to the completion of certain operating performance objectives during 2002 and 2003. NAIT is an association of more than 11,000 independent contract truck drivers that provides its members with occupational accident, physical damage and non-trucking liability insurance, as well as access to a suite of professional services. The purchase price was funded from the sale of investments, existing cash balances and $20,000 of cash from the sale of 140,846 shares of SIRVA's common stock to Clayton, Dubilier and Rice Fund VI Limited Partnership, a Cayman Islands exempted limited partnership managed by Clayton, Dubilier and Rice, Inc. ("Fund VI"), and an affiliate of Fund V, the controlling shareholder of SIRVA.

    On May 3, 2002, SIRVA purchased substantially all the assets of Cooperative Resource Services, Ltd., a business that provides comprehensive relocation services to companies and their employees, including home sale services, relocation logistics services and mortgage lending services. A wholly-owned subsidiary of the Company purchased all of such business' acquired assets other than assets relating to certain mortgage lending operations of the seller. The mortgage lending operations of the seller were purchased by a direct wholly-owned subsidiary of SIRVA. Subject to certain adjustments, the combined cash purchase price for the acquisitions was approximately $60,000, of which $3,500 was paid for the assets of the mortgage lending operations. Approximately $45,000 of the purchase price was paid in cash and $15,000 was paid in notes issued by the Company. In addition, certain liabilities relating to the acquired business were assumed in connection with the acquisition including $26,572 of indebtedness under a revolving credit facility used to fund the mortgage lending operations, which was assumed by the SIRVA acquisition

                         NORTH AMERICAN VAN LINES, INC.

                                 MARCH 31, 2002
                             (DOLLARS IN THOUSANDS)
                                  (UNAUDITED)

(8) SUBSEQUENT EVENTS (CONTINUED)
subsidiary. The cash purchase price for the acquisition, as well as approximately $24,100 of other indebtedness of the acquired business that was refinanced as part of the acquisition, were financed with proceeds of $40,000 of cash from the sale of 281,691 shares of SIRVA's common stock to Fund VI and the incurrence of $50,000 additional senior indebtedness.

(9) SUPPLEMENTAL INFORMATION

    The following summarized consolidating balance sheets, statements of operations and statements of cash flows were prepared to segregate such financial statements between those entities that have guaranteed the Company's senior subordinated notes ("Guarantor" entities) and those entities that did not guarantee such debt ("Non-Guarantor" entities).

    Consolidated condensed balance sheet data as of March 31, 2002 and December 31, 2001 is summarized as follows:

                                                                  MARCH 31, 2002
                                         ----------------------------------------------------------------
                                                       (2)
                                           (1)        TOTAL         NON-                         NAVL
                                          PARENT    GUARANTORS   GUARANTORS   ELIMINATIONS   CONSOLIDATED
                                         --------   ----------   ----------   ------------   ------------
Current assets:
  Accounts and notes receivable, net...  $ 94,048    $ 79,598     $ 59,600     $  (7,793)     $  225,453
  Other current assets.................    37,249      24,534       43,080           (71)        104,792
                                         --------    --------     --------     ---------      ----------
Total current assets...................   131,297     104,132      102,680        (7,864)        330,245
                                         --------    --------     --------     ---------      ----------
Property and equipment, net............    67,890      16,585       80,590            --         165,065
Goodwill and intangible assets, net....   409,994       3,235           --            --         413,229
Other assets...........................   319,098       6,051      266,178      (457,540)        133,787
                                         --------    --------     --------     ---------      ----------
Total assets...........................  $928,279    $130,003     $449,448     $(465,404)     $1,042,326
                                         ========    ========     ========     =========      ==========
Current liabilities....................  $145,378    $111,055     $120,652     $  (4,417)     $  372,668

Long-term debt and capital lease
  obligations..........................   433,395         229        7,901            --         441,525
Other liabilities......................   206,235       2,615           --       (99,136)        109,714
                                         --------    --------     --------     ---------      ----------
Total liabilities......................   785,008     113,899      128,553      (103,553)        923,907
Stockholder's equity...................   143,274      16,104      320,892      (361,851)        118,419
                                         --------    --------     --------     ---------      ----------
Total liabilities and stockholder's
  equity...............................  $928,282    $130,003     $449,445     $(465,404)     $1,042,326
                                         ========    ========     ========     =========      ==========

                         NORTH AMERICAN VAN LINES, INC.

                                 MARCH 31, 2002
                             (DOLLARS IN THOUSANDS)
                                  (UNAUDITED)

(9) SUPPLEMENTAL INFORMATION (CONTINUED)

                                                                DECEMBER 31, 2001
                                         ----------------------------------------------------------------
                                                       (2)
                                           (1)        TOTAL         NON-                         NAVL
                                          PARENT    GUARANTORS   GUARANTORS   ELIMINATIONS   CONSOLIDATED
                                         --------   ----------   ----------   ------------   ------------
Current assets:
  Accounts and notes receivable, net...  $118,345    $ 92,560     $ 63,795     $  (7,588)     $  267,112
  Other current assets.................    43,935      21,701       44,619          (294)        109,961
                                         --------    --------     --------     ---------      ----------
Total current assets...................   162,280     114,261      108,414        (7,882)        377,073
                                         --------    --------     --------     ---------      ----------
Property and equipment, net............    72,523      11,687       81,157            --         165,367

Goodwill and intangible assets, net....   409,993       3,236           --            --         413,229
Other assets...........................   279,378     151,257      374,030      (664,520)        140,145
                                         --------    --------     --------     ---------      ----------
Total assets...........................  $924,174    $280,441     $563,601     $(672,402)     $1,095,814
                                         ========    ========     ========     =========      ==========
Current liabilities....................  $152,406    $138,820     $122,525     $  (8,454)     $  405,297

Long-term debt and capital lease
  obligations..........................   448,225         226        8,325            --         456,776
Other liabilities......................    82,809      25,199           --         3,943         111,951
                                         --------    --------     --------     ---------      ----------
Total liabilities......................   683,440     164,245      130,850        (4,511)        974,024
Stockholder's equity...................   240,734     116,196      432,751      (667,891)        121,790
                                         --------    --------     --------     ---------      ----------
Total liabilities and stockholder's
  equity...............................  $924,174    $280,441     $563,601     $(672,402)     $1,095,814
                                         ========    ========     ========     =========      ==========

                         NORTH AMERICAN VAN LINES, INC.

                                 MARCH 31, 2002
                             (DOLLARS IN THOUSANDS)
                                  (UNAUDITED)

(9) SUPPLEMENTAL INFORMATION (CONTINUED)
    Consolidated condensed statements of operations data for the three months ended March 31, 2002 and 2001 are summarized as follows:

                                                        THREE MONTHS ENDED MARCH 31, 2002
                                         ----------------------------------------------------------------
                                                       (2)
                                           (1)        TOTAL         NON-                         NAVL
                                          PARENT    GUARANTORS   GUARANTORS   ELIMINATIONS   CONSOLIDATED
                                         --------   ----------   ----------   ------------   ------------
Operating revenues.....................  $151,574    $30,910      $265,002      $(17,832)      $429,654
Total operating expenses...............   151,637     32,107       257,518       (17,832)       423,430
                                         --------    -------      --------      --------       --------
Income (loss) from operations..........       (63)    (1,197)        7,484            --          6,224
Non-operating income (expense) and
  minority interest....................     1,101         --          (736)           --            365
                                         --------    -------      --------      --------       --------
Income (loss) before interest, income
  taxes and accounting change..........     1,038     (1,197)        6,748            --          6,589
Interest expense (income)..............    11,675         36        (9,635)       10,500         12,576
                                         --------    -------      --------      --------       --------
Income (loss) before income taxes and
  accounting change....................   (10,637)    (1,233)       16,383       (10,500)        (5,987)
Provision (benefit) for income taxes...    (5,721)       171         2,870            --         (2,680)
                                         --------    -------      --------      --------       --------
Net income (loss)......................  $ (4,916)   $(1,404)     $ 13,513      $(10,500)      $ (3,307)
                                         ========    =======      ========      ========       ========


                                                        THREE MONTHS ENDED MARCH 31, 2001
                                         ----------------------------------------------------------------
                                                       (2)
                                           (1)        TOTAL         NON-                         NAVL
                                          PARENT    GUARANTORS   GUARANTORS   ELIMINATIONS   CONSOLIDATED
                                         --------   ----------   ----------   ------------   ------------
Operating revenues.....................  $191,567    $38,759      $294,175      $(14,130)      $510,371
Total operating expenses...............   198,253     38,332       292,343       (14,197)       514,731
                                         --------    -------      --------      --------       --------
Income (loss) from operations..........    (6,686)       427         1,832            67         (4,360)
Non-operating expense and minority
  interest.............................         7        137            48            --            192
                                         --------    -------      --------      --------       --------
Income (loss) before interest and
  income taxes.........................    (6,693)       290         1,784            67         (4,552)
Interest expense (income)..............    16,302         40       (11,077)       10,572         15,837
                                         --------    -------      --------      --------       --------
Income (loss) before income taxes......   (22,995)       250        12,861       (10,505)       (20,389)
Provision (benefit) for income taxes...   (26,971)       202         1,137            --        (25,632)
                                         --------    -------      --------      --------       --------
Income (loss) before accounting
  change...............................     3,976         48        11,724       (10,505)         5,243
Cumulative effect of accounting change,
  net of tax...........................        --         --          (328)           --           (328)
                                         --------    -------      --------      --------       --------
Net income (loss)......................  $  3,976    $    48      $ 11,396      $(10,505)      $  4,915
                                         ========    =======      ========      ========       ========

                         NORTH AMERICAN VAN LINES, INC.

                                 MARCH 31, 2002
                             (DOLLARS IN THOUSANDS)
                                  (UNAUDITED)

(9) SUPPLEMENTAL INFORMATION (CONTINUED)
    Consolidated condensed statements of cash flows data for the three months ended March 31, 2002 and 2001 are summarized as follows:

                                                            THREE MONTHS ENDED MARCH 31, 2002
                                                    -------------------------------------------------
                                                                  (2)
                                                      (1)        TOTAL         NON-          NAVL
                                                     PARENT    GUARANTORS   GUARANTORS   CONSOLIDATED
                                                    --------   ----------   ----------   ------------
Net cash provided by (used for) operating
  activities......................................  $ 13,296    $ 5,371      $ (2,609)     $ 16,058
                                                    --------    -------      --------      --------
Cash flows from investing activities:
  Additions of property and equipment.............    (2,326)    (1,909)       (4,350)       (8,585)
  Proceeds from sale of property and equipment....        65        147            21           233
  Purchases of investments........................        --         --       (20,114)      (20,114)
  Proceeds from maturity or sale of investments...        --         --        27,301        27,301
  Other investing activites.......................      (134)      (199)           --          (333)
                                                    --------    -------      --------      --------
Net cash provided by (used for) investing
  activities......................................    (2,395)    (1,961)        2,858        (1,498)
                                                    --------    -------      --------      --------
Cash flows from financing activities:
  Borrowings (repayments) on revolving credit
    facility, net.................................    11,600         --          (365)       11,235
  Change in balance of outstanding checks.........    (3,874)    (2,802)       (2,909)       (9,585)
  Principal payments on long-term debt............   (21,968)        --            --       (21,968)
  Other financing activities......................      (269)        --          (242)         (511)
                                                    --------    -------      --------      --------
Net cash provided by (used for) financing
  activities......................................   (14,511)    (2,802)       (3,516)      (20,829)
                                                    --------    -------      --------      --------
Effect of translation adjustment on cash..........        --         --          (204)         (204)
                                                    --------    -------      --------      --------
Net increase (decrease) in cash and cash
  equivalents.....................................    (3,610)       608        (3,471)       (6,473)
Cash and cash equivalents at beginning of
  period..........................................     5,687      4,054        22,378        32,119
                                                    --------    -------      --------      --------
Cash and cash equivalents at end of period........  $  2,077    $ 4,662      $ 18,907      $ 25,646
                                                    ========    =======      ========      ========

                         NORTH AMERICAN VAN LINES, INC.

                                 MARCH 31, 2002
                             (DOLLARS IN THOUSANDS)
                                  (UNAUDITED)

(9) SUPPLEMENTAL INFORMATION (CONTINUED)

                                                             THREE MONTHS ENDED MARCH 31, 2001
                                                     -------------------------------------------------
                                                                   (2)
                                                       (1)        TOTAL         NON-          NAVL
                                                      PARENT    GUARANTORS   GUARANTORS   CONSOLIDATED
                                                     --------   ----------   ----------   ------------
Net cash provided by (used for) operating
  activities.......................................  $10,305      $(4,087)    $   (939)     $  5,279
                                                     -------      -------     --------      --------
Cash flows from investing activities:
  Additions of property and equipment..............   (4,964)        (735)      (4,087)       (9,786)
  Proceeds from sale of property and equipment.....      170           --        1,312         1,482
  Purchases of investments.........................       --           --      (20,010)      (20,010)
  Proceeds from maturity or sale of investments....       --           --       24,798        24,798
  Other investing activities.......................     (301)          --           --          (301)
                                                     -------      -------     --------      --------
Net cash provided by (used for) investing
  activities.......................................   (5,095)        (735)       2,013        (3,817)
                                                     -------      -------     --------      --------
Cash flows from financing activities:
  Repayments on revolving credit facility, net.....     (506)          --           --          (506)
  Change in balance of outstanding checks..........   (1,345)       8,015      (10,498)       (3,828)
  Principal payments on long-term debt.............   (2,950)          --           --        (2,950)
  Other financing activities.......................     (480)         137           --          (343)
                                                     -------      -------     --------      --------
Net cash provided (used for) by financing
  activities.......................................   (5,281)       8,152      (10,498)       (7,627)
                                                     -------      -------     --------      --------
Effect of translation adjustment on cash...........       --           --         (178)         (178)
                                                     -------      -------     --------      --------
Net increase (decrease) in cash and cash
  equivalents......................................      (71)       3,330       (9,602)       (6,343)
Cash and cash equivalents at beginning of period...    2,027       12,519       28,963        43,509
                                                     -------      -------     --------      --------
Cash and cash equivalents at end of period.........  $ 1,956      $15,849     $ 19,361      $ 37,166
                                                     =======      =======     ========      ========

------------------------

(1) Parent includes the accounts of North American Van Lines, Inc., a Delaware corporation and the issuer of the debt.

(2) Total Guarantors include the accounts of the following subsidiaries of North American Van Lines, Inc. or its subsidiary, Allied Van Lines, Inc.; Fleet Insurance Management, Inc., an Indiana corporation; FrontRunner
    Worldwide, Inc., a Delaware corporation; NACAL, Inc., a California corporation; NAVTRANS International Freight Forwarding, Inc., an Indiana corporation; Federal Traffic Services, Inc., an Indiana corporation; North American Logistics. Ltd., an Indiana corporation; North American Van Lines of Texas, Inc., a Texas corporation; Relocation Management Systems, Inc., a Delaware corporation; Great Falls North American, Inc., a Montana corporation; Allied Van Lines, Inc., a Delaware corporation; Allied International N.A., Inc. a Delaware corporation; A Relocation Solutions Management Company, Inc., a Delaware corporation; Vanguard Insurance
    Agency, Inc., an Illinois corporation; Allied Van Lines Terminal
    Company, Inc., a Delaware corporation; Meridian Mobility Resources, Inc., a Delaware corporation; Allied Transporation Forwarding, Inc., an Illinois corporation; and Allied Freight Forwarding, Inc., a Delaware corporation. Each Guarantor is a wholly owned subsidiary of North American Van
    Lines, Inc. or its subsidiary, Allied Van Lines, Inc. and will jointly and severally, irrevocably and fully and unconditionally guarantee the punctual payment of such debt used in connection with the Allied acquisition.

                       REPORT OF INDEPENDENT ACCOUNTANTS

The Board of Directors
Allied Worldwide, Inc.:

In our opinion, the accompanying consolidated balance sheets and the related consolidated statements of operations, stockholders' equity and cash flows present fairly, in all material respects, the financial position of North American Van Lines, Inc. and its subsidiaries at December 31, 2001 and
December 31, 2000, and the results of their operations and their cash flows for each of the three years in the period ended December 31, 2001 in conformity with accounting principles generally accepted in the United States of America. In addition, the accompanying financial statement schedule presents fairly, in all material respects, the information set forth therein when read in conjunction with the related consolidated financial statements. These financial statements and financial statement schedule are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements and financial statement schedule based on our audits. We conducted our audits of these statements in accordance with auditing standards generally accepted in the United States of America, which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements, are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

                                          [LOGO]

Chicago, Illinois
March 4, 2002

                         NORTH AMERICAN VAN LINES, INC.

                          CONSOLIDATED BALANCE SHEETS

                         AT DECEMBER 31, 2001 AND 2000
                             (DOLLARS IN THOUSANDS)

                                                              DECEMBER 31, 2001   DECEMBER 31, 2000
                                                              -----------------   -----------------
                                              ASSETS
Current assets:
  Cash and cash equivalents.................................     $   32,119          $   43,509
  Short-term investments....................................          5,984               3,378
  Accounts and notes receivable, net of allowance for
    doubtful accounts of $24,386 and $26,721,
    respectively............................................        267,112             377,965
  Current portion of contracts receivable, net of valuation
    allowance of $367 and $255, respectively................          7,080               9,438
  Supplies inventory........................................          7,980               8,280
  Resale equipment inventory................................          3,373               8,530
  Prepaid expenses and other current assets.................         13,872              12,029
  Deferred income taxes.....................................         37,051              38,719
  Federal income tax recoverable............................          2,502               1,126
                                                                 ----------          ----------
Total current assets........................................        377,073             502,974
                                                                 ----------          ----------
Long-term portion of contracts receivable...................         10,187              17,407
Long-term portion of notes receivable.......................          1,601               3,210
Investments.................................................         60,267              56,116
Property and equipment, net.................................        165,367             158,651
Deferred agent contract costs...............................         13,526              16,813
Goodwill and intangible assets, net.........................        413,229             410,257
Other assets................................................         54,564              51,174
                                                                 ----------          ----------
Total long-term assets......................................        718,741             713,628
                                                                 ----------          ----------
Total assets................................................     $1,095,814          $1,216,602
                                                                 ==========          ==========

   The accompanying notes are an integral part of the consolidated financial statements.

                         NORTH AMERICAN VAN LINES, INC.

                          CONSOLIDATED BALANCE SHEETS

                         AT DECEMBER 31, 2001 AND 2000
                    (DOLLARS IN THOUSANDS EXCEPT SHARE DATA)

                                                              DECEMBER 31, 2001   DECEMBER 31, 2000
                                                              -----------------   -----------------
                               LIABILITIES AND STOCKHOLDER'S EQUITY
Current liabilities:
  Current portion of long-term debt.........................     $   16,958          $   11,800
  Current portion of capital lease obligations..............          4,006               2,009
  Revolving credit facility.................................         47,235              85,261
  Accounts payable..........................................         61,009              71,679
  Outstanding checks........................................         26,575              30,761
  Accrued transportation expense............................         66,532             100,956
  Deferred credits..........................................         25,084              20,679
  Compensation and benefits.................................         22,137              29,092
  Other current liabilities.................................         54,854              57,776
  Insurance reserves and accruals...........................         78,622              75,626
  Accrued income tax payable................................          2,285               3,652
                                                                 ----------          ----------
Total current liabilities...................................        405,297             489,291
                                                                 ----------          ----------
  Long-term debt............................................        440,410             456,721
  Capital lease obligations.................................         16,366               6,798
  Insurance reserves and accruals...........................          6,985               8,973
  Accrued compensation and benefits.........................         36,737              32,273
  Due to Allied Worldwide, Inc..............................         38,515              38,265
  Deferred income taxes.....................................         29,714              38,470
                                                                 ----------          ----------
Total long-term liabilities.................................        568,727             581,500
                                                                 ----------          ----------
Total liabilities...........................................        974,024           1,070,791
                                                                 ----------          ----------

Commitments and contingencies

Minority interest...........................................             --                 727
Stockholder's equity:
  Common stock, $.01 par value, 1,000 shares authorized,
    issued and outstanding at December 31, 2001 and 2000,
    respectively............................................             --                  --
  Additional paid-in-capital................................        188,950             188,950
  Accumulated other comprehensive loss......................        (17,988)             (5,641)
  Accumulated deficit.......................................        (49,172)            (38,225)
                                                                 ----------          ----------
Total stockholder's equity..................................        121,790             145,084
                                                                 ----------          ----------
Total liabilities and stockholder's equity..................     $1,095,814          $1,216,602
                                                                 ==========          ==========

   The accompanying notes are an integral part of the consolidated financial statements.

                         NORTH AMERICAN VAN LINES, INC.

                     CONSOLIDATED STATEMENTS OF OPERATIONS

      FOR THE YEARS ENDED DECEMBER 31, 2001 AND 2000 AND DECEMBER 25, 1999
                             (DOLLARS IN THOUSANDS)

                                                  YEAR ENDED          YEAR ENDED          YEAR ENDED
                                               DECEMBER 31, 2001   DECEMBER 31, 2000   DECEMBER 25, 1999
                                               -----------------   -----------------   -----------------
Operating revenues...........................     $2,249,303          $2,378,694          $1,159,787
Operating expenses:
  Purchased transportation expense...........      1,439,279           1,560,317             732,560
  Other direct transportation expense........        373,089             371,765             186,538
                                                  ----------          ----------          ----------
Total direct expenses........................      1,812,368           1,932,082             919,098

Gross margin.................................        436,935             446,612             240,689

  Insurance and claims.......................         52,829              61,469              37,307
  Other indirect expense.....................          9,786              12,907               8,949
                                                  ----------          ----------          ----------
Total indirect expenses......................         62,615              74,376              46,256

  General and administrative expense.........        305,229             306,584             183,325
  Goodwill amortization......................         10,906              10,948               3,126
  Restructuring and other unusual charge.....          4,883               4,859               9,099
                                                  ----------          ----------          ----------
    Income (loss) from operations............         53,302              49,845              (1,117)
Non-operating income (expense) and minority
  interest...................................            (51)                318                (468)
                                                  ----------          ----------          ----------
  Income (loss) before interest, income
  taxes, extraordinary item and cumulative
  effect of accounting change................         53,251              50,163              (1,585)
Interest expense.............................         62,001              67,251              21,409
                                                  ----------          ----------          ----------
  Loss before income taxes, extraordinary
  item and cumulative effect of accounting
  change.....................................         (8,750)            (17,088)            (22,994)
Provision (benefit) for income taxes.........          1,869                  (9)             (6,447)
                                                  ----------          ----------          ----------
  Loss before extraordinary item and
  cumulative effect of accounting change.....        (10,619)            (17,079)            (16,547)
Extraordinary loss on debt extinguishment,
  net of tax.................................             --                  --              (3,387)
                                                  ----------          ----------          ----------
  Loss before cumulative effect of accounting
  change.....................................        (10,619)            (17,079)            (19,934)
Cumulative effect of accounting change, net
  of tax.....................................           (328)                 --                  --
                                                  ----------          ----------          ----------
  Net loss...................................     $  (10,947)         $  (17,079)         $  (19,934)
                                                  ==========          ==========          ==========

     See accompanying notes to condensed consolidated financial statements.

                         NORTH AMERICAN VAN LINES, INC.

           CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDER'S EQUITY

      FOR THE YEARS ENDED DECEMBER 31, 2001 AND 2000 AND DECEMBER 25, 1999
                             (DOLLARS IN THOUSANDS)

                                                                         ACCUMULATED
                                                                            OTHER
                                                          ACCUMULATED   COMPREHENSIVE    COMMON       ADDITIONAL
                                                TOTAL       DEFICIT     INCOME (LOSS)     STOCK     PAID-IN-CAPITAL
                                               --------   -----------   -------------   ---------   ---------------
Balance at December 26, 1998.................  $ 63,650    $ (1,212)       $   (138)    $     --        $ 65,000
                                               --------    --------        --------     ---------       --------
Capital contribution from parent.............   123,950                                                  123,950
Comprehensive income (loss):
  Net loss...................................   (19,934)    (19,934)
  Net change in unrealized holding gain on
  available-for-sale securities..............       288                         288
  Minimum pension liability..................      (111)                       (111)
  Foreign currency translation adjustment....      (175)                       (175)
                                               --------    --------        --------     ---------       --------
Total comprehensive loss.....................   (19,932)
                                               --------    --------        --------     ---------       --------
Balance at December 25, 1999.................   167,668     (21,146)           (136)          --         188,950
                                               --------    --------        --------     ---------       --------
Comprehensive income (loss):
  Net loss...................................   (17,079)    (17,079)
  Net change in unrealized holding gain on
  available-for-sale securities, net of tax
  of $308....................................         3                           3
  Minimum pension liability, net of tax
  benefit of $(223)..........................      (224)                       (224)
  Foreign currency translation adjustment,
  net of tax benefit of $(3,846).............    (5,284)                     (5,284)
                                               --------    --------        --------     ---------       --------
Total comprehensive loss.....................   (22,584)
                                               --------    --------        --------     ---------       --------
Balance at December 31, 2000.................   145,084     (38,225)         (5,641)          --         188,950
                                               --------    --------        --------     ---------       --------
Comprehensive income (loss):
Net loss.....................................   (10,947)    (10,947)
Derivative transactions:
  Cumulative effect of accounting change, net
  of tax of $219.............................       328                         328
  Unrealized hedging loss, net of tax benefit
  of $(1,551)................................    (2,326)                     (2,326)
Net change in unrealized holding loss on
  available-for-sale securities, net of tax
  benefit of $(104)..........................      (157)                       (157)
Minimum pension liability, net of tax benefit
  of $(5,424)................................    (8,136)                     (8,136)
Foreign currency translation adjustment, net
  of tax benefit of $(1,371).................    (2,056)                     (2,056)
                                               --------    --------        --------     ---------       --------
Total comprehensive loss.....................   (23,294)
                                               --------    --------        --------     ---------       --------
Balance at December 31, 2001.................  $121,790    $(49,172)       $(17,988)    $     --        $188,950
                                               ========    ========        ========     =========       ========

   The accompanying notes are an integral part of the consolidated financial statements.

                         NORTH AMERICAN VAN LINES, INC.

                     CONSOLIDATED STATEMENTS OF CASH FLOWS

      FOR THE YEARS ENDED DECEMBER 31, 2001 AND 2000 AND DECEMBER 25, 1999
                             (DOLLARS IN THOUSANDS)

                                                                YEAR ENDED       YEAR ENDED       YEAR ENDED
                                                               DECEMBER 31,     DECEMBER 31,     DECEMBER 25,
                                                                   2001             2000             1999
                                                              --------------   --------------   --------------
Cash flows from operating activities:
  Net loss before extraordinary item and cumulative effect
    of accounting change....................................     $(10,619)        $(17,079)        $(16,547)
Adjustments to reconcile net loss to net cash provided by
  operating activities:
  Cumulative effect of accounting change....................         (328)              --               --
  Extraordinary item........................................           --               --           (3,387)
  Depreciation..............................................       33,536           38,021           25,591
  Amortization..............................................       17,706           18,388           12,373
  Provision for losses on accounts and notes receivable.....          959            3,425              724
  Deferred income taxes.....................................       (7,088)         (25,387)          (3,136)
  (Gain)/loss on sale of property and equipment, net........        1,053           (6,144)             115
  Loss on sale of subsidiary................................           --               --              200
  Change in operating assets and liabilities, net of effect
  of acquisition:
    Accounts and notes receivable...........................       97,893          (66,476)         (12,606)
    Contracts receivable....................................        9,577           12,776           (8,072)
    Prepaid expenses and other current assets...............       11,893            7,114          (12,641)
    Federal income tax recoverable..........................       (1,376)           4,548           (5,674)
    Accounts payable........................................      (10,372)           9,415           15,709
    Other current liabilities...............................      (43,639)          38,088             (619)
    Insurance reserves and accruals.........................        1,008            8,045           12,034
    Accrued income taxes payable............................       (1,368)             (23)            (673)
    Other long-term assets and liabilities..................       12,488           28,102            8,196
                                                                 --------         --------         --------
Net cash provided by operating activities...................      111,323           52,813           11,587
                                                                 --------         --------         --------
Cash flows from investing activities:
  Additions of property and equipment.......................      (48,348)         (55,377)         (12,727)
  Proceeds from sale of property and equipment..............        3,477           15,592            3,451
  Purchases of available-for-sale securities................      (86,660)         (55,347)          (4,047)
  Purchases of held-to-maturity securities..................         (645)            (594)              --
  Proceeds from sale of available-for-sale securities.......       81,305           49,353            2,083
  Proceeds from maturity of held-to-maturity securities.....          600               --              500
  Payment of agent contract costs...........................       (1,371)          (2,233)          (1,825)
  Acquisitions, net of cash acquired........................       (4,000)          (5,780)        (396,371)
  Settlement of acquisition purchase price dispute..........      (17,357)              --               --
                                                                 --------         --------         --------
Net cash used for investing activities......................      (72,999)         (54,386)        (408,936)
                                                                 --------         --------         --------
Cash flows from financing activities:
  Debt issuance costs.......................................           --               --          (19,208)
  Borrowings (repayments) on revolving credit facility and
  notes payable, net........................................      (37,943)          18,514           41,929
  Change in balance of outstanding checks...................       (4,082)          10,166            2,578
  Borrowings on long-term debt..............................          672               --          475,000
  Sale of equipment note receivable.........................        6,317           11,121               --
  Principal payments on long-term debt......................      (11,833)          (6,811)        (143,018)
  Principal payments under capital lease obligations........       (2,482)          (4,406)             (87)
  Payment for transfer of insurance liabilities.............           --           (6,672)         (10,865)
  Proceeds from capital contribution from parent............           --               --           73,950
  Minority interest.........................................         (243)             (99)             326
                                                                 --------         --------         --------
Net cash (used for) provided by financing activities........      (49,594)          21,813          420,605
                                                                 --------         --------         --------
Effect of translation adjustments on cash...................         (120)          (1,886)            (175)
                                                                 --------         --------         --------
Net increase (decrease) in cash and cash equivalents........      (11,390)          18,354           23,081
Cash and cash equivalents at beginning of period............       43,509           25,155            2,074
                                                                 --------         --------         --------
Cash and cash equivalents at end of period..................     $ 32,119         $ 43,509         $ 25,155
                                                                 ========         ========         ========
Supplemental disclosure of cash flow information -- cash
  paid during the years ended December 31, 2001 and 2000 and
  December 25, 1999:
  Interest..................................................     $ 56,649         $ 64,892         $ 13,013
  Income taxes..............................................     $  3,159         $  4,697         $    672

   The accompanying notes are an integral part of the consolidated financial statements.

                         NORTH AMERICAN VAN LINES, INC.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                         AT DECEMBER 31, 2001 AND 2000
                             (DOLLARS IN THOUSANDS)

(1) SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

    (A) ORGANIZATION AND BUSINESS DESCRIPTION

    On March 29, 1998, Allied Worldwide, Inc. ("Allied Worldwide") acquired all of the capital stock of North American Van Lines, Inc. (the "Company") from Norfolk Southern Corporation ("NS") and J.P. Morgan Ventures Corporation (the "1998 Acquisition"). Allied Worldwide was formed by Clayton, Dubilier and Rice Fund V Limited Partnership ("Fund V"), a private investment fund that is managed by Clayton, Dubilier and Rice, Inc. ("CD&R"). The Company is a wholly-owned subsidiary of Allied Worldwide. The 1998 Acquisition was accounted for as a purchase and resulted in a new basis of accounting for the Company, based upon the purchase of Allied Worldwide.

    On November 19, 1999, the Company completed the acquisition of NFC Moving Services Group (the "Allied Acquisition", see Note 2) and now operates as a global services provider under the brand names of North American Van Lines, Global Van Lines, Allied Van Lines, Pickfords and Allied Pickfords with operations located throughout the United States, Canada, portions of Europe, the United Kingdom and Australia, New Zealand and other Asia/Pacific locations. The Company conducts its U.S. and Canadian operations primarily through a network of exclusive agents with approximately 1,300 locations in the U.S. and Canada and nearly 600 affiliated representatives on an international basis. The Company conducts its other foreign business primarily through units which it owns and operates directly, using selected other affiliated representatives to complete its service offering on a worldwide basis. The Company is not dependent on any single or major group of customers or suppliers for its operating revenues.

    The Company has wholly-owned subsidiaries which operate as multiple-line property and commercial liability insurance companies under the provisions of the insurance laws of the State of Illinois and the country of Ireland and insure owner-operators, agents of the Company and various other parties in the transportation industry against loss from certain risks, primarily cargo warehousing, commercial auto physical damage, commercial auto liability and general liability.

    (B) BASIS OF CONSOLIDATION

    The consolidated financial statements include the accounts of the Company and its subsidiaries. All material intercompany accounts and transactions have been eliminated in consolidation.

    During the fourth quarter 2001, the Company purchased the remaining 49% of a limited liability company, Manufacturing Support Services, LLC, ("MSS LLC") that it did not already own for $4,000. Prior to the purchase, the results of MSS LLC and related minority interest were reflected in the consolidated financial statements of the Company.

    (C) CASH EQUIVALENTS

    Cash equivalents are highly liquid investments purchased three months or less from original maturity.

    (D) CONTRACTS RECEIVABLE AND RESALE EQUIPMENT INVENTORY

    In the normal course of business, the Company sells tractors, trailers and other equipment ("resale equipment inventory") to its agents and to owner-operators under conditional sales agreements

                         NORTH AMERICAN VAN LINES, INC.

                         AT DECEMBER 31, 2001 AND 2000
                             (DOLLARS IN THOUSANDS)

(1) SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)
("contracts receivable"). Sales of equipment are financed by the Company, generally over a four-year period. Resale equipment inventory is recorded at the lower of cost or net realizable value.

    (E) SUPPLIES INVENTORY

    Supplies inventory consists of pallets, blanket stock, crates, replacement and repair parts and tires and is valued at the lower of cost, determined using a first-in, first-out method, or market.

    (F) INVESTMENTS

    Investments consist of U.S. Treasury and corporate debt securities and joint ventures. Investments are classified as current or noncurrent based on their maturities and/or the Company's expectations of sales and redemptions in the following year. Interest and dividends on debt and equity securities are included in income as earned. The Company classifies its debt securities in one of two categories: available-for-sale or held-to-maturity. Held-to-maturity securities are those securities in which the Company has the ability and intent to hold the securities until maturity. All other securities are classified as available-for-sale.

    Available-for-sale securities are recorded at fair value. Held-to-maturity securities are recorded at amortized cost, adjusted for the amortization or accretion of premiums or discounts. Unrealized holding gains and losses, net of the related tax effect, on available-for-sale securities are excluded from earnings and are reported as a separate component of accumulated other comprehensive income until realized. Realized gains and losses from the sale of available-for-sale securities are determined on a specific identification basis.

    (G) PROPERTY AND EQUIPMENT

    Property and equipment are stated at cost. Depreciation is computed on a straight-line basis over the estimated useful lives of the respective assets. The estimated useful lives used in computing depreciation are summarized as follows:

                                                               USEFUL LIFE
                                                              --------------
Buildings and improvements..................................  20 to 40 years
Transportation equipment....................................   4 to 15 years
Warehouse equipment.........................................   5 to 10 years
Computer equipment and software.............................   3 to  5 years
Other.......................................................   1 to 10 years

    Transportation equipment includes tractors, straight trucks, trailers, van equipment, containers and satellite-communication equipment. Salvage values are only calculated on tractors, straight trucks and trailers.

    Leased property and equipment meeting certain criteria is capitalized and the present value of the related lease payments is recorded as a liability. Depreciation of capitalized leased assets is computed on a straight-line basis over the term of the lease.

                         NORTH AMERICAN VAN LINES, INC.

                         AT DECEMBER 31, 2001 AND 2000
                             (DOLLARS IN THOUSANDS)

(1) SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)
    The amount of internally developed software, representing primarily the cost of independent contractor developed software, that was capitalized during the years ended December 31, 2001 and 2000 was $10,370 and $5,675, respectively, and is included in computer equipment and software. The amount of capitalized interest related to internally developed software at December 31, 2001 and 2000 was $578 and $183, respectively. Amortization of capitalized software costs for the years ended December 31, 2001 and 2000 and December 25, 1999 was $2,513, $482 and $244, respectively.

    Repairs and maintenance expenditures are charged to expenses as incurred.

    (H) INTANGIBLE ASSETS

    Intangible assets consist of trade names and goodwill. Trade names and goodwill are primarily amortized on a straight-line basis over their estimated lives of 40 years.

    (I) LONG-LIVED ASSETS

    In accordance with Statement of Financial Accounting Standards No. 121, "Accounting for the Impairment of Long-lived Assets and for Long-lived Assets to be Disposed of" ("SFAS 121"), long-lived assets held and used by the Company, including intangible assets, are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. For purposes of evaluating the recoverability of long-lived assets, the recoverability test is performed using undiscounted net cash flows of the assets.

    (J) DEFERRED AGENT CONTRACT COSTS

    Deferred agent contract costs are payments made to certain agents for entering into long-term contracts with the Company. These payments are capitalized and amortized over the lives of the related contracts, which generally range from 3 to 10 years.

    (K) DEFERRED CREDITS

    Included in deferred credits are unearned premiums related to the Company's insurance business. Policies are issued and income is recognized over the life of the policy, generally 12 months.

    (L) INSURANCE RESERVES AND ACCRUALS

    Concurrent with the 1998 Acquisition, the Company transferred its casualty and workers' compensation liabilities for claims incurred in 1997 and prior to American International Group for $38,600 payable in installments over a three-year period. At the same time the Company purchased first dollar coverage for principally all insurable business risks except cargo damage and delay claims. The Company estimates costs relating to cargo damage and delay claims based on actuarial methods.

    (M) REVENUE RECOGNITION

    The Company recognizes estimated gross revenue to be invoiced to the transportation customer and all related transportation expenses on the date a shipment is delivered or services are completed. The

                         NORTH AMERICAN VAN LINES, INC.

                         AT DECEMBER 31, 2001 AND 2000
                             (DOLLARS IN THOUSANDS)

(1) SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED) estimate of revenue remains in a receivable account called Delivered Not Processed ("DNP") until the customer is invoiced. Concurrent with the DNP estimate, the Company recognizes an accrual for Purchased Transportation Expenses ("PTE") to account for the estimated costs of packing services, transportation expenses and other such costs associated with the service delivery. The estimate for PTE is not reversed until the Company receives actual charges.

    (N) FOREIGN CURRENCY TRANSLATION

    A majority of the Company's foreign operations use the local currency as their functional currency. Assets and liabilities of these operations are translated to U.S. dollars at the exchange rates in effect on the balance sheet date. Income statement items are translated at the average exchange rate. The impact of currency fluctuation is included in stockholder's equity as a component of accumulated other comprehensive income.

    (O) INCOME TAXES

    The Company follows Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes" ("SFAS 109"). Under the asset and liability method of SFAS 109, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax laws and tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities due to a change in tax rates is recognized in income in the period that includes the enactment date. In addition, the amounts of any future tax benefits are reduced by a valuation allowance to the extent such benefits are not expected to be realized on a more likely than not basis.

    (P) USE OF ESTIMATES

    The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. Some of the areas where estimation is significant are as follows: (a) DNP is the estimated revenue associated with shipments delivered or services completed and not invoiced;
(b) PTE is the associated purchased transportation expense that is estimated corresponding to the DNP revenue; (c) accounts and notes receivable reserves for doubtful accounts are estimated based on historical write-off data to establish the uncollectible portion of the receivables; (d) costs relating to cargo damage and delay claims are estimated based on actuarial methods; and (e) the Company's insurance subsidiaries utilize third party actuaries to estimate insurance reserves.

    (Q) ACCOUNTING CHANGE

    Effective January 1, 2001, the Company adopted Statement of Financial Accounting Standards No. 133, "Accounting for Derivative Instruments and Hedging Activities", as amended, ("SFAS 133"), which resulted in a change in method of accounting. The cumulative effect of this accounting change was a

                         NORTH AMERICAN VAN LINES, INC.

                         AT DECEMBER 31, 2001 AND 2000
                             (DOLLARS IN THOUSANDS)

(1) SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED) loss of $547 ($328, net of tax). SFAS 133 established accounting and reporting standards for derivative instruments, including certain derivative instruments embedded in other contracts, and for hedging activities. It requires recognition of all derivatives as either assets or liabilities on the balance sheet and the measurement of those instruments at fair value. Changes in the fair value of derivatives will be recorded in each period in earnings or accumulated other comprehensive income ("OCI"), depending upon whether a derivative is designated and is effective as part of a hedge transaction and, if it is, the type of hedge transaction. If the derivative is designated and is effective as a cash flow hedge, the effective portions of the changes in the fair value of the derivative are recorded in OCI and are recognized in the statement of operations when the hedged item affects earnings. Ineffective portions are recognized in earnings.

    (R) RECENT ACCOUNTING PRONOUNCEMENTS

    In June 2001, the Financial Accounting Standards Board ("FASB") issued SFAS No. 141, "Business Combinations" ("SFAS 141") and SFAS No. 142, "Goodwill and Other Intangible Assets" ("SFAS 142") that supersede Accounting Principles Board
(APB) Opinion No. 16, "Business Combinations", and APB Opinion No. 17, "Intangible Assets". The two statements modify the method of accounting for business combinations and address the accounting and reporting for goodwill and intangible assets. SFAS 141 is effective for all business combinations initiated after June 30, 2001 and all business combinations accounted for by the purchase method for which the date of acquisition is after June 30, 2001. SFAS No. 142 is effective for fiscal years beginning after December 15, 2001. Beginning in fiscal year 2002, the company will no longer amortize goodwill on a straight-line basis, but will instead evaluate goodwill for impairment annually and amortization of approximately $10,900 on an annualized basis will cease. The adoption of SFAS 141 did not have a material effect on the Company's operating results or financial condition. The Company is currently assessing the impact of SFAS 142 on its operating results and financial condition.

    In August 2001, the FASB issued Statement of Financial Accounting Standards No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets"
("SFAS 144"), superseding SFAS 121, effective for fiscal years beginning after December 15, 2001. The provisions of SFAS 144 are for long-lived assets to be disposed of by sale or otherwise are effective for disposal activities initiated by an entity's commitment to a plan after the initial date of adoption of SFAS 144. The Company is currently assessing the impact of SFAS 144 on its operating results and financial condition.

    (S) RECLASSIFICATIONS

    Certain reclassifications have been made to the consolidated financial statements for the prior periods presented to conform with the December 31, 2001 presentation.

    (T) YEAR-END

    The Company changed its year-end effective 2000 to December 31. Prior to 2000, the fiscal year ended on the Saturday nearest to December 31 each year.

                         NORTH AMERICAN VAN LINES, INC.

                         AT DECEMBER 31, 2001 AND 2000
                             (DOLLARS IN THOUSANDS)

(2) ALLIED ACQUISITION AND ARBITRATION SETTLEMENT

    On November 19, 1999, the Company completed the Allied Acquisition from Exel plc, formerly NFC plc ("Seller"), for $450,000 (subject to purchase price adjustment). The Allied Acquisition was funded through borrowings under new credit facilities of $390,000, proceeds from the issuance of $150,000 of Company senior subordinated notes and a capital contribution of $123,950 from Allied Worldwide consisting of cash of $73,950 and $50,000 (non-cash) of ownership in Allied Worldwide. The terms of the acquisition provided for an adjustment to the purchase price pertaining to the amount of net controllable assets acquired as of the date of the Allied Acquisition as determined by the Company and Seller. The Company and Seller were unable to negotiate the final amount of net controllable assets acquired, therefore, per the terms of the acquisition agreement, a third party arbitrator was engaged for resolution of that amount.

    On September 12, 2001, the third party arbitrator rendered a binding determination to the Company and Seller. The arbitrator increased the net controllable assets and purchase price as estimated in the acquisition agreement by $18,087. Interest expense on the purchase price adjustment of $3,250 was paid for the period from the acquisition date to the date when the Company made payment. The acquisition agreement also contained indemnifications by the Seller for certain tax payments made by the Company on behalf of the Seller. These tax payments plus associated interest totaled $3,980 and were netted against the purchase price adjustment. Cash payment by the Company to the Seller on October 19, 2001, for the net purchase price adjustment totaled $17,357. The purchase price adjustment resulted in an adjustment to goodwill of $18,087.

(3) INVESTMENTS

    Investments consisted primarily of debt and equity securities held by the Company's insurance subsidiaries. These marketable investment securities included:

                                         DECEMBER 31, 2001                                DECEMBER 31, 2000
                           ----------------------------------------------   ----------------------------------------------
                                                  UNREALIZED   UNREALIZED                          UNREALIZED   UNREALIZED
                             FAIR     AMORTIZED    HOLDING      HOLDING       FAIR     AMORTIZED    HOLDING      HOLDING
                            VALUE       COST        GAINS        LOSSES      VALUE       COST        GAINS        LOSSES
                           --------   ---------   ----------   ----------   --------   ---------   ----------   ----------
Current
  Available-for-sale.....  $    --     $    --      $   --       $    --    $    --     $    --      $   --       $    --
  Held-to-maturity.......    5,984       5,984          --            --      3,375       3,378          --            (3)
                           -------     -------      ------       -------    -------     -------      ------       -------
Total current............  $ 5,984     $ 5,984      $   --       $    --    $ 3,375     $ 3,378      $   --       $    (3)
                           =======     =======      ======       =======    =======     =======      ======       =======
Noncurrent
  Available-for-sale.....  $56,122     $55,065      $2,256       $(1,199)   $52,351     $51,580      $1,796       $(1,025)
  Held-to-maturity.......    4,391       4,144         247            --      3,724       3,557         167            --
                           -------     -------      ------       -------    -------     -------      ------       -------
Total noncurrent.........  $60,513     $59,209      $2,503       $(1,199)   $56,075     $55,137      $1,963       $(1,025)
                           =======     =======      ======       =======    =======     =======      ======       =======

                         NORTH AMERICAN VAN LINES, INC.

                         AT DECEMBER 31, 2001 AND 2000
                             (DOLLARS IN THOUSANDS)

(3) INVESTMENTS (CONTINUED)
    The Company holds investments in certain debt securities with the following aggregate maturities as of December 31, 2001:

                                                         HELD-TO-MATURITY   AVAILABLE-FOR-SALE
YEAR                                                           COST             FAIR VALUE
----                                                     ----------------   ------------------
2002...................................................       $ 5,984            $   100
2003-2007..............................................         4,144              9,220
2008-2012..............................................            --              7,404
Thereafter.............................................            --             28,224
                                                              -------            -------
                                                              $10,128            $44,948
                                                              =======            =======

    Marketable securities are exposed to various risks and rewards, such as interest rate, market and credit risk. Due to these risks and rewards associated with marketable securities, it is possible that changes in the values of marketable securities may occur and that such changes could affect the amounts reported on the balance sheet.

    Investments included noncurrent investments in joint ventures of $1 and $208 at December 31, 2001 and 2000, respectively.

(4) PROPERTY AND EQUIPMENT

    Property and equipment consisted of the following:

                                                      DECEMBER 31, 2001   DECEMBER 31, 2000
                                                      -----------------   -----------------
Land................................................      $  2,385            $  2,517
Buildings and improvements..........................        40,289              45,704
Transportation equipment............................        91,538              79,000
Warehouse equipment.................................        50,431              38,200
Computer equipment and software.....................        62,563              46,127
Internally developed software in progress...........        25,230              20,045
Other...............................................         7,627               7,809
                                                          --------            --------
                                                           280,063             239,402
Less accumulated depreciation.......................       114,696              80,751
                                                          --------            --------
                                                          $165,367            $158,651
                                                          ========            ========

                         NORTH AMERICAN VAN LINES, INC.

                         AT DECEMBER 31, 2001 AND 2000
                             (DOLLARS IN THOUSANDS)

(5) GOODWILL AND INTANGIBLE ASSETS

    Goodwill and intangible assets included the following:

                                                      DECEMBER 31, 2001   DECEMBER 31, 2000
                                                      -----------------   -----------------
Trade names.........................................      $178,100            $178,100
Goodwill............................................       261,637             247,959
Accumulated amortization............................       (26,508)            (15,802)
                                                          --------            --------
                                                          $413,229            $410,257
                                                          ========            ========

(6) OTHER ASSETS

    Other assets consisted of the following:

                                                      DECEMBER 31, 2001   DECEMBER 31, 2000
                                                      -----------------   -----------------
Deferred debt issuance costs, net...................       $15,361             $17,858
Prepaid pension.....................................         8,477               8,465
Cash surrender value of life insurance..............         4,781               4,576
Deposits............................................         1,634               1,551
Receivable from Allied Worldwide, Inc...............        23,268              18,567
Other...............................................         1,043                 157
                                                           -------             -------
                                                           $54,564             $51,174
                                                           =======             =======

(7) OTHER CURRENT LIABILITIES

    Other current liabilities consisted of the following:

                                                      DECEMBER 31, 2001   DECEMBER 31, 2000
                                                      -----------------   -----------------
Accrued sales and fuel taxes........................       $11,542             $ 7,325
Accrued interest....................................         3,516               6,590
Accrued customer discounts..........................         7,546               7,874
Accrued restructuring expense.......................         2,237               1,961
Interest swap agreement liability...................         3,959                  --
Escheat liability...................................         2,199               1,378
Accrued agent incentives............................         2,852               3,980
Accrued other.......................................        21,003              28,668
                                                           -------             -------
                                                           $54,854             $57,776
                                                           =======             =======

                         NORTH AMERICAN VAN LINES, INC.

                         AT DECEMBER 31, 2001 AND 2000
                             (DOLLARS IN THOUSANDS)

(8) INCOME TAXES

    (A) PROVISION (BENEFIT) FOR INCOME TAXES

    The Company and its wholly owned domestic subsidiaries file a consolidated federal income tax return along with its parent company, with the exception of Moveline (see Note 21). Moveline filed a separate consolidated return for 2000 and expects to file a separate consolidated return in 2001.

    The components of loss before income taxes, extraordinary item and cumulative effect of accounting change are:

                                          YEAR ENDED          YEAR ENDED          YEAR ENDED
                                       DECEMBER 31, 2001   DECEMBER 31, 2000   DECEMBER 25, 1999
                                       -----------------   -----------------   -----------------
U.S. operations......................      $(33,511)           $(31,896)           $(22,364)
Foreign operations...................        24,761              14,808                (630)
                                           --------            --------            --------
                                           $ (8,750)           $(17,088)           $(22,994)
                                           ========            ========            ========

    The provision (benefit) for income taxes includes:

                                          YEAR ENDED         YEAR ENDED          YEAR ENDED
                                       DECEMBER 31,2001   DECEMBER 31, 2000   DECEMBER 25, 1999
                                       ----------------   -----------------   -----------------
Current:
  Federal............................      $(3,425)            $1,332              $(4,579)
  Foreign............................        6,225              3,596                1,482
  State..............................          938                669                 (414)
                                           -------             ------              -------
Total current taxes..................        3,738              5,597               (3,511)
Deferred:
  Federal............................       (1,380)            (5,518)              (2,094)
  Foreign............................        2,613                847                 (376)
  State..............................       (3,102)              (935)                (466)
                                           -------             ------              -------
Total deferred taxes.................       (1,869)            (5,606)              (2,936)
                                           -------             ------              -------
Provision (benefit) for income
  taxes..............................      $ 1,869             $   (9)             $(6,447)
                                           =======             ======              =======

                         NORTH AMERICAN VAN LINES, INC.

                         AT DECEMBER 31, 2001 AND 2000
                             (DOLLARS IN THOUSANDS)

(8) INCOME TAXES (CONTINUED)
    (B) RECONCILIATION OF STATUTORY RATE TO EFFECTIVE RATE

    Total income taxes as reflected in the Consolidated Statements of Operations differ from the amounts computed by applying the statutory federal corporate tax rate as follows:

                                          YEAR ENDED          YEAR ENDED          YEAR ENDED
                                       DECEMBER 31, 2001   DECEMBER 31, 2000   DECEMBER 25, 1999
                                       -----------------   -----------------   -----------------
Federal income tax at statutory
  rate...............................       $(3,063)            $(5,981)            $(8,048)
State income taxes, net of federal
  tax benefit........................        (1,407)               (173)               (572)
Foreign income taxes.................         3,066               3,747                 479
Intangibles amortization.............         2,161               2,102               1,205
Other--net...........................         1,112                 296                 489
                                            -------             -------             -------
Provision (benefit) for income
  taxes..............................       $ 1,869             $    (9)            $(6,447)
                                            =======             =======             =======

    (C) DEFERRED TAX ASSETS AND LIABILITIES

    Deferred taxes related to the following:

                                                      DECEMBER 31, 2001   DECEMBER 31, 2000
                                                      -----------------   -----------------
Deferred tax assets:
  Property and equipment............................      $  1,089            $  2,919
  Reserves, including casualty and other claims.....        32,640              35,474
  Employee benefits.................................         7,239               8,555
  Taxes other than income taxes.....................         2,039               2,034
  Postretirement benefits other than pensions.......         9,417               8,429
  Net operating loss carryforwards..................        19,684               3,247
  Pension obligation................................         4,432                  --
  Unrealized gains and other........................         7,337               8,396
                                                          --------            --------
Total gross deferred tax assets.....................        83,877              69,054
Less valuation allowance............................          (211)               (120)
                                                          --------            --------
Net deferred tax asset..............................        83,666              68,934
                                                          --------            --------
Deferred tax liabilities:
  Foreign earnings..................................         5,048               2,741
  Property and equipment............................         4,291               1,346
  State income taxes................................         2,196                 683
  Intangibles.......................................        64,794              63,915
                                                          --------            --------
Total gross deferred tax liabilities................        76,329              68,685
                                                          --------            --------
Net deferred tax assets.............................         7,337                 249
Less net current deferred tax assets................        37,051              38,719
                                                          --------            --------
Net long-term deferred tax liability................      $(29,714)           $(38,470)
                                                          ========            ========

                         NORTH AMERICAN VAN LINES, INC.

                         AT DECEMBER 31, 2001 AND 2000
                             (DOLLARS IN THOUSANDS)

(8) INCOME TAXES (CONTINUED)
    At December 31, 2001 and December 31, 2000, a valuation allowance has been established due to the uncertainty of realization of foreign net operating loss ("NOL") carryforwards. The net change in the total valuation allowance for the period ended December 31, 2001 was an increase of $91. The increase was the result of additional losses generated in jurisdictions where realization is uncertain. The domestic NOL carryforwards expire between the years
2019 - 2021. Management believes it is more likely than not all other deferred tax assets will be realized based on the Company's anticipated future taxable earnings or available tax planning alternatives.

    (D) TAXING AUTHORITY REVIEWS

    Consolidated federal income tax returns of NS have been examined and Revenue Agent Reports have been received for all years up to and including 1996. NS will indemnify the Company for any tax liabilities prior to the 1998 Acquisition to the extent they were not accrued at the purchase date. Exel plc will indemnify the Company for any Allied Acquisition companies' tax liabilities related to periods prior to the Allied Acquisition.

(9) REVOLVING CREDIT FACILITY

    In connection with the Allied Acquisition, the Company entered into a credit agreement (the "Credit Agreement") on November 19, 1999 that replaced a former credit agreement. The Credit Agreement consists of a revolving credit facility (the "Revolving Credit Facility") and two term loans. See Note 10 for discussion of the term loans and the extraordinary loss related to the early extinguishment of the former credit agreement.

    Under the Revolving Credit Facility, as amended and restated, the Company may borrow up to $150,000, which includes a $10,000 swing line subfacility and a $50,000 letter of credit subfacility, until its scheduled maturity on November 18, 2006. Advances must be made in increments of no less than $5,000 or multiples of $1,000 in excess thereof. If lesser amounts are required, then the swing line subfacility may be activated. Borrowing under the Revolving Credit Facility was $46,000 and $83,400 at December 31, 2001 and 2000, respectively. A commitment fee of 0.5% is charged on the unused portion of the Revolving Credit Facility and is payable quarterly. The Company had outstanding letters of credit of $15,819 and $13,673 at December 31, 2001 and 2000, respectively, primarily in conjunction with its insurance agreements. The Company has available credit of $88,181 and $52,927 at December 31, 2001 and 2000, respectively.

    Interest is payable at ABR rates (based on prime, base CD or federal funds effective rates), plus a margin of 2.0% (effective rate of 6.75% as of December 31, 2001) or the London Interbank Offered Rate (LIBOR), plus a margin of 3.0% (effective rate of 5.14% as of December 31, 2001). The weighted average interest rates for the years ended December 31, 2001 and 2000 were 7.29% and 9.48%, respectively. The rate selected is determined by the facility/subfacility from which the borrowings are drawn, the maturity date of the loan and the required notice of the borrowing. ABR interest is payable at the end of each quarter and LIBOR interest is payable in arrears on the last day of the loan period for loans less than three months and at the end of each quarter for loans greater than three months. Principal is repaid as funds are available.

                         NORTH AMERICAN VAN LINES, INC.

                         AT DECEMBER 31, 2001 AND 2000
                             (DOLLARS IN THOUSANDS)

(9) REVOLVING CREDIT FACILITY (CONTINUED)
    Certain wholly-owned foreign subsidiaries maintain operating lines of credit totaling $14,299. Interest is payable monthly or quarterly at the bank's base or prime rate (currently 4.0%--6.7%) plus 0.25%--1.0%, and include commitment fees ranging from 0%--0.30% on the unused portion of the line. As of December 31, 2001 and 2000, the outstanding balance was $1,235 and $1,861, respectively. These agreements are guaranteed by the Company.

    See Note 10 regarding covenants relating to the Credit Agreement.

(10) LONG-TERM DEBT

    In connection with the closing of the Allied Acquisition, the Company entered into debt agreements to refinance existing indebtedness and to finance a portion of the Allied Acquisition. Long-term debt consisted of:

                                                      DECEMBER 31, 2001   DECEMBER 31, 2000
                                                      -----------------   -----------------
Note payable--Tranche A.............................      $135,000            $145,050
Note payable--Tranche B.............................       171,500             173,250
Senior Subordinated Notes...........................       150,000             150,000
Other...............................................           868                 221
                                                          --------            --------
Total debt..........................................       457,368             468,521
Less current maturities.............................        16,958              11,800
                                                          --------            --------
Total long-term debt................................      $440,410            $456,721
                                                          ========            ========

    (A) NOTES PAYABLE--TRANCHE A AND TRANCHE B

    As part of the financing of the Allied Acquisition, the Company replaced a former credit agreement with the Credit Agreement, which includes two term loans, as amended and restated, amounting to $150,000 (Note payable--Tranche
A) and $175,000 (Note payable--Tranche B), respectively. Notes payable Tranche A and Tranche B are senior notes, collateralized by substantially all the assets of the Company, payable in consecutive quarterly interest and principal installments, commencing on March 24, 2000, through maturity of November 18, 2006 and November 18, 2007, respectively.

    Interest is payable at ABR or LIBOR, plus an applicable margin, which corresponds to the achievement of certain performance criteria determined from the financial statements. At December 31, 2001 and 2000, respectively, Tranche A interest was accruing at LIBOR, plus 3%, (5.10% and 9.78%) and Tranche B interest was accruing at LIBOR, plus 4%, (6.10% and 10.78%).

    The Credit Agreement, as amended and restated, governing Tranche A, Tranche B and the Revolving Credit Facility contains a number of covenants that limit, among other things, the incurrence of additional indebtedness, the incurrence of capital lease obligations and purchase of operating property. The Credit Agreement also requires the Company to maintain certain financial tests, including a consolidated interest coverage ratio and a leverage ratio, and includes a general lien on certain of the Company's assets. The agreement also includes certain cross default provisions such that a default under any other loan

                         NORTH AMERICAN VAN LINES, INC.

                         AT DECEMBER 31, 2001 AND 2000
                             (DOLLARS IN THOUSANDS)

(10) LONG-TERM DEBT (CONTINUED)
agreements by the Company or its Parent would cause a default in the Credit Agreement. The Company is in compliance with all financial convenants.

    In connection with the extinguishment of the former credit agreement, the Company recognized an extraordinary loss (non-cash) of $3,387 ($5,519 before applicable tax benefit) in 1999 for the write-off of associated unamortized deferred debt issuance costs.

    (B) SENIOR SUBORDINATED NOTES

    Also in connection with the Allied Acquisition, the Company issued $150,000 aggregate principal amount of 13.375% Senior Subordinated Notes ("Senior Subordinated Notes") due December 1, 2009. Each note bears interest at a rate of 13.375% per annum and is payable in semi-annual installments on June 1 and December 1 each year to holders of record at the close of business on the May 15 or November 15 immediately preceding the interest payment date. During 2001 and 2000, in accordance with the registration rights agreement, additional maximum interest of 0.50% per annum began accruing on the Senior Subordinated Notes, as a registered exchange offer for such notes has not yet been consummated. Such registration is expected to commence in 2002.

    The Senior Subordinated Notes are unsecured senior subordinated indebtedness of the Company. They are subordinated in right of payment, as set forth in the Senior Subordinated Notes Indenture ("Indenture"), to the payment when due in full cash of all existing and future senior indebtedness of the Company. These Senior Subordinated Notes have been guaranteed by certain domestic subsidiaries of the Company.

    The indenture and the agreements governing this debt contain a number of similar less restrictive covenants as those included in the Credit Agreement described above. In 1999, the Company issued these notes in a Rule 144A private placement under the Securities Act.

    (C) TRANSFERS AND SERVICING OF FINANCIAL ASSETS

    During 2001, the Company sold a portion of its equipment notes receivable portfolio to an unaffiliated third party. The transaction, which qualified as a sale under Statement of Financial Accounting Standards No. 140, "Accounting for Transfers and Servicing of Financial Assets and Extinguishment of Liabilities" resulted in cash proceeds of $6,317, which approximated the fair value of notes receivables sold. The equipment notes receivable are due from agents or owner-operators for trailers, tractors and straight trucks and are collateralized by those assets. Each note is generally for a term of five years, bearing interest at either a fixed or variable rate of prime plus 1.0%--2.0%. Principal and interest are payable monthly over the term of the agreement. Under the terms of the sales agreement, the Company is responsible for servicing, administering, and collecting these notes receivable on behalf of the unaffiliated third party. Servicing fees under the sales agreement are deemed adequate compensation to the Company for performing the servicing, accordingly no servicing asset or liability has been recognized in the accompanying financial statements. Under the terms of the transaction, the maximum recourse exposure to the Company was $748.

                         NORTH AMERICAN VAN LINES, INC.

                         AT DECEMBER 31, 2001 AND 2000
                             (DOLLARS IN THOUSANDS)

(10) LONG-TERM DEBT (CONTINUED)
    Future maturities of long-term debt are as follows:

                                                              DECEMBER 31, 2001
                                                              -----------------
2002........................................................      $ 16,958
2003........................................................        21,925
2004........................................................        21,910
2005........................................................        36,700
2006........................................................       109,650
Thereafter..................................................       250,225
                                                                  --------
                                                                  $457,368
                                                                  ========

    The fair value of the Company's long-term debt approximates the carrying amount based on the present value of cash flows discounted at the current rates offered to the Company on similar debt instruments.

(11) CAPITAL AND OPERATING LEASES

    During 2001, the Company entered into two trailer lease agreements (non-cash) totaling $3,833 and a tractor satellite-communication equipment lease agreement in the amount of $563. Each of these leases is being accounted for as a capital lease and requires the company to pay customary operating and repair expenses that will keep these assets in operating condition. The trailer leases contain purchase options at amounts approximating fair market value at lease termination in 2008. The tractor satellite-communication equipment lease contains a bargain purchase option of $1 at lease termination in 2006.

    Also, during 2001, the MSS-UK operating segment entered into two vehicle lease agreements totaling $9,870 (non-cash). Both of the leases are being accounted for as capital leases and require the company to pay customary operating and repair expenses that will keep the assets in roadworthy condition through the termination dates of 2008 and 2010. The vehicle leases do not contain purchase options, however, the MSS-UK operating segment has the right to share in any profits made from the sale of the assets by the financing company after the lease termination date.

    During 2000, the Company sold trailers for $12,716 having a net book value of $7,343. The assets were leased back from the purchaser over a period of between three and six years depending on the age of the individual assets. The resulting lease is being accounted for as a capital lease and the resulting deferred gain of $5,373 is being amortized over the life of the lease. The lease requires the Company to pay customary operating and repair expenses that will keep these assets in roadworthy condition. The lease contains purchase options at amounts approximating fair market value in 2003, 2004 and at lease termination.

    The Company has noncancelable lease commitments under operating leases for rental of office space, warehouse facilities and office equipment. The Company's rental expense under these operating leases was $52,438, $35,693 and $20,081 for the years ended December 31, 2001 and 2000 and December 25, 1999, respectively.

                         NORTH AMERICAN VAN LINES, INC.

                         AT DECEMBER 31, 2001 AND 2000
                             (DOLLARS IN THOUSANDS)

(11) CAPITAL AND OPERATING LEASES (CONTINUED)
    Future minimum rental payments under capital lease obligations and operating leases at December 31, 2001 are as follows:

                                                               CAPITAL     OPERATING
                                                                LEASES       LEASES
                                                              ----------   ----------
2002........................................................   $ 5,144      $ 49,411
2003........................................................     3,797        39,982
2004........................................................     3,136        29,795
2005........................................................     3,057        26,357
2006........................................................     5,014        18,415
Thereafter..................................................     4,045        69,001
                                                               -------      --------
Total minimum lease payments................................    24,193      $232,961
                                                               -------      ========
Less interest...............................................     3,821
                                                               =======
Present value of net minimum lease payments.................    20,372
                                                               =======
Less current portion........................................     4,006
                                                               =======
Long-term portion of capital lease obligation...............   $16,366
                                                               =======

    Assets under capital leases consist of the following:

                                                              DECEMBER 31,   DECEMBER 31,
                                                                  2001           2000
                                                              ------------   ------------
Transportation equipment....................................     $27,361        $13,430
Less accumulated depreciation...............................       6,434          3,054
                                                                 -------        -------
                                                                 $20,927        $10,376
                                                                 =======        =======

                         NORTH AMERICAN VAN LINES, INC.

                         AT DECEMBER 31, 2001 AND 2000
                             (DOLLARS IN THOUSANDS)

(12) RETIREMENT AND POSTRETIREMENT MEDICAL PLANS

DEFINED BENEFIT PLANS

    The Company has several defined pension plans covering substantially all of its domestic employees and certain employees in other countries. Pension benefits earned are generally based on years of service and compensation during active employment, however, the level of benefits and terms of vesting may vary among plans. Pension plan assets are administered by trustees and are principally invested in equity securities, fixed income securities, and pooled separate accounts. The funding of pension plans is determined in accordance with statutory funding requirements.

    The Company also has an Excess Benefit Plan and an Executive Retirement and Savings Plan which are unfunded nonqualified plans that provide retirement benefits not otherwise provided under the Qualified Plan because of the benefit limitations imposed by Section 415 and 401(a)(17) of the Internal Revenue Code. These Plans ensure that an executive receives the total pension benefit to which he/she otherwise would be entitled, were it not for such limitations. The expense associated with the Excess Benefit Plan is included within the Pension Benefits table below. For the years ended December 31, 2001 and 2000 and the period November 19, 1999 through December 31, 1999, the expense and (income) associated with the Executive Retirement and Savings Plan was $496, $250 and $(556), respectively.

    In addition, the Overlap Benefit Plan for various domestic employees, an unfunded, nonqualified retirement plan, provides retirement benefits forfeited by the highly compensated employees under the Qualified Plan because of the changes to the retirement plan formula which were effective April 18, 1989.

    Eligible employees of Allied Pickfords, the Company's United Kingdom subsidiary, continued to be eligible for a defined benefit plan of the Seller through April 5, 2000. At the time of the Allied Acquisition, the Company provided each participant with the opportunity to join its defined benefit plan. Substantially all the eligible participants elected to join. The Company has recognized net periodic pension costs associated with the plan since the participant election date of April 5, 2000. On September 19, 2001, the benefit obligation and plan assets related to prior service costs for this plan were determined by an independent actuary and transferred from the Seller. In conjunction herewith, the loss in fair value in plan assets from the Allied Acquisition date to September 19, 2001 has been reflected as a reduction in plan asset value prior to the transfer of $19,322. The Company has recorded a prepaid pension asset of approximately $8,103.

                         NORTH AMERICAN VAN LINES, INC.

                         AT DECEMBER 31, 2001 AND 2000
                             (DOLLARS IN THOUSANDS)

(12) RETIREMENT AND POSTRETIREMENT MEDICAL PLANS (CONTINUED)
    Information on the Company's domestic and foreign defined benefit plans and amounts recognized in the Company's consolidated balance sheets, based on actuarial valuation, are as follows:

                                                          COMBINED PLANS
                                                     EXCLUDING UNITED KINGDOM           UNITED KINGDOM
                                               -------------------------------------   -----------------
                                               DECEMBER 31, 2001   DECEMBER 31, 2000   DECEMBER 31, 2001
                                               -----------------   -----------------   -----------------
CHANGE IN BENEFIT OBLIGATION
Benefit obligation at beginning of period....      $ 89,247             $80,326             $54,515
Service cost.................................         2,926               3,240               3,136
Interest cost................................         6,657               6,294               3,179
Plan participants' contribution..............            --                  --               1,601
Actuarial (gain)/loss........................         3,428               5,054              (8,155)
Special termination benefits.................            --               1,438                  --
  Benefits paid..............................        (5,147)             (6,978)               (582)
Currency translation.........................          (214)               (127)             (1,401)
                                                   --------             -------             -------
Benefit obligation at end of period..........      $ 96,897             $89,247             $52,293
                                                   --------             -------             -------

CHANGE IN PLAN ASSETS
Fair value of plan assets at beginning of
  period.....................................      $ 88,788             $93,034             $74,830
Reduction in plan asset value prior to
  transfer...................................            --                  --             (19,322)
Actual return on plan assets.................        (3,444)                632               7,941
Employer contribution........................           124               2,035                  --
Plan participants' contribution..............            --                  --               1,601
Benefits paid................................        (5,064)             (6,913)               (582)
Currency translation.........................            --                  --              (1,924)
                                                   --------             -------             -------
Fair value of plan assets at end of period...      $ 80,404             $88,788             $62,544
                                                   --------             -------             -------

FUNDED STATUS RECONCILIATION
Funded status................................      $(16,493)            $  (459)            $10,251
Unrecognized net actuarial (gain)/loss.......        21,195               6,615              (2,148)
                                                   --------             -------             -------
Prepaid (accrued) benefit cost...............      $  4,702             $ 6,156             $ 8,103
                                                   ========             =======             =======

AMOUNTS RECOGNIZED IN THE CONSOLIDATED
  BALANCE SHEET
Prepaid benefit cost.........................      $     --             $ 8,280                  --
Cost transferred from seller.................            --                  --               8,368
Accrued benefit liability....................        (9,416)             (2,682)                 --
Intangible asset.............................            41                  --                  --
Accumulated other comprehensive income.......        14,077                 558                  --
Net change in prepaid benefit
  (September 19-December 31).................            --                  --                (265)
                                                   --------             -------             -------
Net amount recognized........................      $  4,702             $ 6,156             $ 8,103
                                                   ========             =======             =======

                         NORTH AMERICAN VAN LINES, INC.

                         AT DECEMBER 31, 2001 AND 2000
                             (DOLLARS IN THOUSANDS)

(12) RETIREMENT AND POSTRETIREMENT MEDICAL PLANS (CONTINUED)
    The following actuarial assumptions were used for the Company's pension plans:

                                                          COMBINED PLANS
                                                     EXCLUDING UNITED KINGDOM            UNITED KINGDOM
                                            ------------------------------------------   --------------
                                            DECEMBER 31,   DECEMBER 31,   DECEMBER 25,    DECEMBER 31,
                                                2001           2000           1999            2001
                                            ------------   ------------   ------------   --------------
WEIGHTED-AVERAGE ASSUMPTIONS
Discount rate.............................    7.00-7.25%     7.00-7.50%     7.00-7.75%        5.75%
Expected return on plan assets............         9.00%          9.00%          9.00%        7.75%
Rate of compensation increase.............    2.00-5.00%     2.00-5.00%     2.00-5.00%        4.00%

    Information on the Company's significant domestic and foreign defined benefit plans and amounts recognized in the Company's consolidated statements of operations, based on actuarial valuation are as follows:

                                                          COMBINED PLANS
                                                     EXCLUDING UNITED KINGDOM            UNITED KINGDOM
                                            ------------------------------------------   --------------
                                            DECEMBER 31,   DECEMBER 31,   DECEMBER 25,    DECEMBER 31,
                                                2001           2000           1999            2001
                                            ------------   ------------   ------------   --------------
COMPONENTS OF NET PERIODIC BENEFIT COST
Service cost..............................     $ 2,926        $ 3,240        $ 3,087         $ 3,136
Interest cost.............................       6,657          6,294          3,796           3,179
Expected return on plan assets............      (7,837)        (8,560)        (4,841)         (5,710)
Amortization of recognized actuarial
  (gain)/loss.............................         135            (28)            16              68
                                               -------        -------        -------         -------
Net periodic benefit cost.................       1,881            946          2,058             673
Special termination benefits and
  curtailment.............................          --          1,438             --              --
                                               -------        -------        -------         -------
Net periodic benefit cost after
  curtailment and settlements.............     $ 1,881        $ 2,384        $ 2,058         $   673
                                               =======        =======        =======         =======

    The Company recognizes an accrued benefit liability in its financial statements for its unfunded Excess Benefit Plan and Overlap Benefit Plan. The accrued benefit cost at December 31, 2001 and 2000 included $1,012 and $1,107, respectively, related to this liability.

    The Company intends to fund at least the minimum amount required under the Employee Retirement Income Security Act of 1974, as amended, for its plans. The minimum funding amount at December 31, 2001 and 2000 is $14,118 and $558, respectively. This amount is included in accrued benefit costs.

    The Company's NAVL Canadian subsidiary, North American Van Lines
Canada Ltd., has a defined benefit plan with the benefits generally based upon years of service and the highest five-year average salary during employment. As of December 31, 2001 and 2000, the accumulated benefit obligation of accrued pension benefits was $1,403 and $1,575, respectively, and the aggregate market value of pension plan assets was $1,772 and $1,786, respectively. As of December 31, 2001 and 2000, the prepaid pension cost was $190 and $185, respectively. The (income) expense associated with the plan for the years ended December 31, 2001 and 2000 and December 25, 1999 was $53, $(61) and $(36),
respectively.

                         NORTH AMERICAN VAN LINES, INC.

                         AT DECEMBER 31, 2001 AND 2000
                             (DOLLARS IN THOUSANDS)

(12) RETIREMENT AND POSTRETIREMENT MEDICAL PLANS (CONTINUED)
POSTRETIREMENT MEDICAL PLANS

    The Company has nonpension postretirement benefit plans for certain domestic employees that provide specific health care and death benefits to eligible retired employees. Under the present plans, which may be amended or terminated at the Company's option, a defined percentage of health care expenses is covered, after reductions for any deductibles, co-payments, Medicare payments and, in some cases, coverage provided by other group insurance policies. The cost of such health care coverage to a retiree may be determined in part by a retiree's years of vested service with the Company prior to retirement. Death benefits are based on a fixed amount at time of retirement.

                                                              DECEMBER 31,2001   DECEMBER 31,2000
                                                              ----------------   ----------------
CHANGE IN BENEFIT OBLIGATION
Benefit obligation at beginning of period...................      $ 15,611           $ 12,800
Service cost................................................         1,158                892
Interest cost...............................................         1,293                949
Plan participants' contribution.............................            57                 42
Actuarial loss..............................................         2,051                 94
Special termination benefits................................            --              1,857
Curtailment gains...........................................            --               (298)
Benefits paid...............................................        (1,180)              (846)
Other actuarial adjustment..................................            --                121
                                                                  --------           --------
  Benefit obligation at end of period.......................      $ 18,990           $ 15,611
                                                                  ========           ========

FUNDED STATUS RECONCILIATION AND AMOUNTS RECOGNIZED IN THE
  CONSOLIDATED BALANCE SHEETS
Funded status...............................................      $(18,990)          $(15,611)
Unrecognized net actuarial (gain)/loss......................           847             (1,192)
                                                                  --------           --------
Accrued benefit cost and net amount recognized..............      $(18,143)          $(16,803)
                                                                  ========           ========

    The following actuarial assumptions were used for the Company's postretirement plans:

                                               DECEMBER 31, 2001   DECEMBER 31, 2000   DECEMBER 25, 1999
                                               -----------------   -----------------   -----------------
WEIGHTED-AVERAGE ASSUMPTIONS
Discount rate................................        7.25%               7.50%               7.75%
Health care cost trend rates.................        8.50%               7.00%               7.50%

                         NORTH AMERICAN VAN LINES, INC.

                         AT DECEMBER 31, 2001 AND 2000
                             (DOLLARS IN THOUSANDS)

(12) RETIREMENT AND POSTRETIREMENT MEDICAL PLANS (CONTINUED)
    The health care cost trend rate was assumed to decrease gradually to 4.5% for 2010 and remain at that level thereafter.

                                               DECEMBER 31, 2001   DECEMBER 31, 2000   DECEMBER 25, 1999
                                               -----------------   -----------------   -----------------
COMPONENTS OF NET PERIODIC BENEFIT COST
Service cost.................................       $1,158              $  892              $1,050
Interest cost................................        1,293                 949                 880
Amortization of recognized actuarial
  (gain)/loss................................           12                 (39)                 --
                                                    ------              ------              ------
Net periodic benefit cost....................        2,463               1,802               1,930
Special termination benefits and curtailment
  gains......................................           --               1,570                  --
                                                    ------              ------              ------
Net periodic benefit cost after curtailment
  and settlements............................       $2,463              $3,372              $1,930
                                                    ======              ======              ======

    The 2000 special termination benefits and curtailment gains were related to benefit enhancements granted under certain programs for those employees who ceased work during 2000.

    Assumed health care cost trend rates have a significant effect on the amounts reported for the health care plans. A one-percentage-point change in the assumed health care cost trend rate would have the following effects:

                                                              ONE-PERCENTAGE POINT
                                                              ---------------------
                                                              INCREASE    DECREASE
                                                              ---------   ---------
Effect on total of service and interest cost components.....   $  478      $  (394)
Effect on postretirement benefit obligation.................   $3,123      $(2,658)

DEFINED CONTRIBUTION PLANS

    In 1994, the Company's NAVL United Kingdom subsidiary, North American Van Lines, Ltd., established a contributory defined contribution plan for eligible employees. The plan is funded through contributions from employees, generally 3% of earnings, which are matched by the Company. The expense associated with the plan was $36, $47 and $59 for the years ended December 31, 2001 and 2000 and December 25, 1999, respectively.

    In addition, the Company maintains the NAVL Employees Savings Plan and Trust and the Allied Van Lines, Inc. Profit-Sharing and Retirement Savings Plan for eligible employees. Both plans qualify under Section 401(a) and 401(k) of the Internal Revenue Code. The Company has made no contributions to the NAVL plan since its inception. For the Allied plan, the Company makes matching contributions based on participant contributions to the plan and also contributes a profit-sharing contribution which is 4% of the eligible compensation of each participant. The Company made contributions of $1,225, $1,216 and $164 for the years ended December 31, 2001 and 2000 and the period November 19, 1999 to December 31, 1999, respectively.

                         NORTH AMERICAN VAN LINES, INC.

                         AT DECEMBER 31, 2001 AND 2000
                             (DOLLARS IN THOUSANDS)

(13) POSTEMPLOYMENT MEDICAL PLAN

    The Company provides certain postemployment health care continuation benefits to inactive NAVL employees and their dependents during the period following employment but before retirement. As of December 31, 2001 and 2000, the accumulated postemployment benefit obligation for such benefits was $2,012 and $1,663, respectively. The expense associated with the plan was $789, $196 and $357 for the years ended December 31, 2001 and 2000 and December 25, 1999, respectively.

(14) INCENTIVE AND DEFERRED COMPENSATION

    The Company maintains a Management Incentive Plan for certain executives and key management employees. The plan is administered by the Board of Directors who do not participate in the plan. Incentive compensation is based upon achievement of certain predetermined corporate performance goals. The Company also maintains a Performance Incentive Plan for eligible employees not included in the Management Incentive Plan. The plan is administered by the Vice President Human Resources, who does not participate in the plan. Incentive compensation is based upon achievement of certain predetermined corporate performance goals. The expense associated with the incentive plans was $147, $8,133 and $3,933 for the years ended December 31, 2001 and 2000 and December 25, 1999, respectively.

(15) STOCK OPTION PLAN

    The Company's parent maintains a stock option plan (the "Option Plan") for officers and other key employees which provides for the granting of options to acquire up to 300,000 shares of the parent's Common Stock. The administrator of the Option Plan is Allied Worldwide's Board of Directors. Under the Option Plan, Service Options and Performance Options have been granted with each share of stock sold to the officers and other key employees. Service Options are vested in equal annual installments on each of the first five anniversaries of the grant date. Performance Options are vested dependant on achievement of cumulative EBITDA targets, or if not vested sooner, become vested on the ninth anniversary of the grant date. All options granted expire after ten years from the grant date. The exercise price of the options equaled the fair market value of common stock at the date of the grant. Fair market value was determined by management to be equal to the price paid for common stock issued at the grant date.

                         NORTH AMERICAN VAN LINES, INC.

                         AT DECEMBER 31, 2001 AND 2000
                             (DOLLARS IN THOUSANDS)

(15) STOCK OPTION PLAN (CONTINUED)
    Information with respect to the options granted under the Option Plan is as follows:

                                                          # OF     WEIGHTED AVG.
                                                         SHARES    EXERCISE PRICE
                                                        --------   --------------
Outstanding at December 26, 1998......................    71,400      $100.00
                                                        --------      -------
  Options granted.....................................    56,468       136.99
  Options cancelled...................................   (10,000)      100.00
                                                        --------      -------
Outstanding at December 25, 1999......................   117,868       117.72
  Options granted.....................................    32,560       142.00
  Options cancelled...................................   (59,050)      106.04
                                                        --------      -------
Outstanding at December 31, 2000......................    91,378       133.92
  Options granted.....................................     6,694       142.00
  Options cancelled...................................   (38,482)      136.46
                                                        --------      -------
Outstanding at December 31, 2001......................    59,590      $133.19
                                                        ========      =======

    The weighted average remaining contractual life of these options is
7.93 years. At December 31, 2001, the number of options that became exercisable were 23,827. At December 31, 2000 and December 25, 1999, the number of options that became exercisable were 9,553 and 10,398, respectively.

    During the years ended December 31, 2001 and 2000, the fair value of common stock was $142.00. During the year ended December 25, 1999, the fair value of common stock ranged from $100.00 to $142.00.

    In accordance with the provisions of Statement of Financial Accounting Standards No. 123, "Accounting for Stock-Based Compensation" ("SFAS 123"), the Parent has elected to continue to account for stock-based compensation under the intrinsic value based method of accounting described by Accounting Principles Board Opinion 25, "Accounting for Stock Issued to Employees" ("APB 25"). Under APB 25, generally no cost is recorded for stock options issued to employees unless the option price is below market at the time options are granted.

    Had the parent elected to apply the provisions of SFAS 123 regarding recognition of compensation expense to the extent of the calculated fair value of stock options granted, the net loss would have been increased as follows:

                                               DECEMBER 31, 2001   DECEMBER 31, 2000   DECEMBER 25, 1999
                                               -----------------   -----------------   -----------------
Net loss as reported.........................      $(10,947)           $(17,079)           $(19,934)
Pro forma net loss...........................      $(11,291)           $(17,437)           $(20,158)

    The fair value of each option is estimated on the date of grant, using the Black-Scholes option pricing model with the following weighted average assumptions used: risk-free interest rates of 4.59% for 2001, 5.00% to 6.66% for 2000 and 5.36% to 6.47% for 1999, expected volatility of 0.01%, expected life of 5 years for all years and no dividend payments.

                         NORTH AMERICAN VAN LINES, INC.

                         AT DECEMBER 31, 2001 AND 2000
                             (DOLLARS IN THOUSANDS)

(16) COMMITMENTS AND CONTINGENCIES

    (A) LITIGATION

    The Company and certain subsidiaries are defendants in numerous lawsuits relating principally to motor carrier operations. In the opinion of management, after consulting with its legal counsel, the amount of the Company's ultimate liability resulting from these matters should not materially affect the Company's financial position, results of operations or liquidity.

    (B) ENVIRONMENTAL MATTERS

    The Company has been named as a potentially responsible party ("PRP") in two environmental clean-up proceedings by federal and state authorities and one additional environmental clean-up proceeding by a group of PRP's. The suits are brought under the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, or other federal or state statutes. Based on all known information, it is estimated that the settlement cost of each site will not be significantly larger than the litigation reserves established, which totaled $35 as of December 31, 2001 and 2000. It is possible that additional claims or lawsuits involving unknown environmental matters or now unidentified environmental sites may arise in the future.

    The Company owns or has owned and leases or has leased facilities at which underground storage tanks for diesel fuel are located and operated. Management believes that the Company has taken the appropriate and necessary action with regard to releases of diesel fuel that have occurred. As conditions may exist on these properties related to environmental problems that are latent or undisclosed, there can be no assurance that the Company will not incur liabilities or costs, the amount of which cannot be estimated reliably at this time. However, based on its assessment of the facts and circumstances now known and after consulting with its legal counsel, management believes that it has recorded appropriate estimates of liability for those environmental matters of which the Company is aware. Further, management believes it is unlikely that any identified matters, either individually or in aggregate, will have a material effect on the Company's financial position, results of operations or liquidity.

    (C) PURCHASE COMMITMENTS

    The Company has entered into certain purchase commitments of $9,844 and $23,471 for software licenses at December 31, 2001 and trailers and software licenses at December 31, 2000, respectively.

(17) FINANCIAL INSTRUMENTS

    The Company utilizes interest rate agreements and foreign exchange contracts to manage interest rate and foreign currency exposures. The principal objective of such contracts is to minimize the risks and/or costs associated with financial and international operating activities. The Company does not utilize financial instruments for trading purposes. The counterparties to these contractual arrangements are financial institutions with which the Company also has other financial relationships. The Company is exposed to credit loss in the event of nonperformance by these counterparties. However, the Company does not anticipate nonperformance by the other parties, and no material loss would be expected from their nonperformance.

                         NORTH AMERICAN VAN LINES, INC.

                         AT DECEMBER 31, 2001 AND 2000
                             (DOLLARS IN THOUSANDS)

(17) FINANCIAL INSTRUMENTS (CONTINUED)
    (A) INTEREST RATE INSTRUMENTS

    The company enters into interest swap agreements to manage its exposure to changes in interest rates. The swaps involve the exchange of variable interest rate payments for fixed interest rate payments without exchanging the notional principal amounts. The Company records the payments or receipts on the agreements as adjustments to interest expense. Interest rate swap agreements are accounted for as cash flow hedges.

    Derivative gains or losses included in OCI are reclassified into earnings at the time when the hedged item affects earnings. During the year ended
December 31, 2001, $1,900 was reclassified as interest expense. During the year ended December 31, 2001, $82 of expense was recognized in earnings for ineffectiveness relating to cash flow hedges. The Company estimates that net derivative losses of $3,482 included in accumulated other comprehensive income at December 31, 2001 will be reclassified into earnings during the next twelve months. The following is a recap of each agreement:

Notional amount.......  $40,000        $20,000        $70,000        $20,000
Fixed rate paid.......  4.91%          5.35%          5.44%          4.785%
Variable rate           3 month LIBOR  1 month LIBOR  1 month LIBOR  1 month LIBOR received............
Expiration date.......  March 2003     January 2002   December 2002  April 2003

    (B) FOREIGN EXCHANGE INSTRUMENTS

    From time-to-time, the Company utilizes foreign currency forward contracts in the regular course of business to manage its exposure against foreign currency fluctuations. The forward contracts establish the exchange rates at which the Company will purchase or sell the contracted amount of U.S. Dollars for specified foreign currencies at a future date. The Company utilizes forward contracts which are short-term in duration (less than one year). The major currency exposures hedged by the Company are the Australian dollar, British pound, German mark and Euro. The contract amount of foreign currency forwards was $3,523 and $1,870 at December 31, 2001 and 2000, respectively. Changes in fair value relating to these derivatives are recognized in current period earnings. Approximately $432 of gains resulting from changes in fair value of these derivatives was recognized in earnings for the year ended December 31, 2001.

    (C) CONVERTIBLE BOND INSTRUMENTS

    The Company holds various debt securities with convertible features in the available-for-sale investment portfolio of its insurance operations. The value of the conversion feature is bifurcated from the value of the underlying bond. Changes in fair value are recorded in current period earnings. During the year ended December 31, 2001, $9 of gains from increases in the fair market value of these instruments was recorded in earnings.

(18) OPERATING SEGMENTS

    The Company has three reportable segments--Van Line Network, Logistics Services, and Moving and Storage Services. Intersegment transactions, principally relating to international relocations, are recorded at market rates as determined by management. The consolidation process results in the appropriate

                         NORTH AMERICAN VAN LINES, INC.

                         AT DECEMBER 31, 2001 AND 2000
                             (DOLLARS IN THOUSANDS)

(18) OPERATING SEGMENTS (CONTINUED)
elimination of intercompany transactions, with revenues reflected in the segment responsible for billing the end customer.

    The Van Line Network segment provides domestic and international residential relocation services, operating as North American Van Lines, Allied Van Lines and Global Van Lines, through a network of exclusive agents. It is comprised of the Relocation Services Division, which provides packing, loading, transportation, delivery and warehousing services for any type of household move in the U.S. and Canada, and the International Division, which provides or coordinates these same services for customers on a global basis. The Van Line Network segment also includes a multiple-line property and casualty insurance company.

    The Logistics Services segment is comprised of the Specialized Transportation unit, which provides transportation and related services to principally electronics, medical equipment and other suppliers of sensitive goods requiring specialized handling in the U.S.; the Solutions unit which provides customized solutions and programs to facilitate the handling of high-value products; and the Europe unit, which provides these same logistics services in the United Kingdom and mainland Europe.

    The Moving and Storage Services segment, operating principally as Pickfords or Allied Pickfords, operates in the United Kingdom, portions of Europe, Australia, New Zealand and other Asia/ Pacific locations and provides complete domestic and international relocation services. Moving and Storage Services also provides a full range of office and industrial relocation services including records management in most of the aforementioned locations.

    The tables below represent information about revenues, depreciation and amortization, income (loss) from operations and total assets by segment used by the chief decision-makers of the Company as of and for the years ended
December 31, 2001 and 2000 and December 25, 1999:

                                                DEPRECIATION
                                                    AND            INCOME (LOSS)
DECEMBER 31, 2001:               REVENUES    AMORTIZATION(1)(2)   FROM OPERATIONS   TOTAL ASSETS(3)
------------------              ----------   ------------------   ---------------   ---------------
Van Line Network..............  $1,386,922         $18,434            $31,282          $  441,296
Logistics Services............     531,973          10,997             (2,509)            186,046
Moving and Storage Services...     330,408          19,311             24,529             416,634
Corporate.....................          --              --                 --              51,838
                                ----------         -------            -------          ----------
Consolidated Totals...........  $2,249,303         $48,742            $53,302          $1,095,814
                                ==========         =======            =======          ==========

                                              DEPRECIATION AND    INCOME FROM
DECEMBER 31, 2000:               REVENUES    AMORTIZATION(1)(2)    OPERATIONS    TOTAL ASSETS(3)
------------------              ----------   ------------------   ------------   ---------------
Van Line Network..............  $1,478,733          $20,484         $23,070         $  518,211
Logistics Services............     576,574           12,117           4,857            203,046
Moving and Storage Services...     323,387           21,279          21,918            402,753
Corporate.....................          --               --              --             92,592
                                ----------          -------         -------         ----------
Consolidated Totals...........  $2,378,694          $53,880         $49,845         $1,216,602
                                ==========          =======         =======         ==========

                         NORTH AMERICAN VAN LINES, INC.

                         AT DECEMBER 31, 2001 AND 2000
                             (DOLLARS IN THOUSANDS)

(18) OPERATING SEGMENTS (CONTINUED)

                                                                DEPRECIATION AND           INCOME (LOSS)
DECEMBER 25, 1999:                           REVENUES          AMORTIZATION(1)(2)         FROM OPERATIONS
------------------                          ----------         ------------------         ---------------
Van Line Network...................         $  593,234                $11,322                 $ 1,490
Logistics Services(4)..............            529,661                 18,097                  (3,616)
Moving and Storage Services........             36,892                  1,790                   1,009
Corporate..........................                 --                     --                      --
                                            ----------                -------                 -------
Consolidated Totals................         $1,159,787                $31,209                 $(1,117)
                                            ==========                =======                 =======

------------------------

(1) Depreciation expense for capital expenditures in the corporate category is allocated to the segments in order to determine segment income from operations.

(2) Depreciation and amortization are comprised of depreciation, goodwill and amortization and deferred agent contract amortization.

(3) Total assets by segment are specific assets such as trade receivables and property and equipment. Assets included in the corporate category include non-allocated assets such as the corporate headquarters building, computer hardware and software, contracts receivable associated with equipment sales, deferred taxes and goodwill.

(4) Income (loss) from operations includes $5,000 of customer contract termination costs.

    Specified items related to segment assets:

                                                    DECEMBER 31, 2001      DECEMBER 31, 2000
                                                   CAPITAL EXPENDITURES   CAPITAL EXPENDITURES
                                                   --------------------   --------------------
Van Line Network.................................        $11,000                $17,345
Logistics Services...............................         14,553                 12,443
Moving and Storage Services......................         18,492                 14,918
Corporate........................................          4,303                 10,671
                                                         -------                -------
Consolidated Totals..............................        $48,348                $55,377
                                                         =======                =======

    Revenue and long-lived asset information by geographic area as of and for the years ended December 31, 2001 and 2000 and December 25, 1999:

                                         2001                      2000                1999
                                -----------------------   -----------------------   ----------
                                             LONG-LIVED                LONG-LIVED
                                 REVENUE       ASSETS      REVENUE       ASSETS      REVENUE
                                ----------   ----------   ----------   ----------   ----------
United States.................  $1,799,200    $305,944    $1,941,399    $279,328    $1,029,969
Foreign.......................     450,103     272,652       437,295     289,580       129,818
                                ----------    --------    ----------    --------    ----------
Total.........................  $2,249,303    $578,596    $2,378,694    $568,908    $1,159,787
                                ==========    ========    ==========    ========    ==========

    Foreign revenue is based on the country in which the sales originated, principally in the United Kingdom and Australia.

                         NORTH AMERICAN VAN LINES, INC.

                         AT DECEMBER 31, 2001 AND 2000
                             (DOLLARS IN THOUSANDS)

(18) OPERATING SEGMENTS (CONTINUED)
    Long-lived assets are comprised of property and equipment, net and goodwill and intangible assets, net.

(19) RESTRUCTURING AND OTHER UNUSUAL CHARGE

    The following tables provide details of the restructuring accrual as of December 31, 2001:

                                   RESTRUCTURING                                                         RESTRUCTURING
                                    ACCRUALS AS                                                           ACCRUALS AS
                                        OF          ADDITIONAL                                                OF
                                   DECEMBER 31,    RESTRUCTURING      OTHER        ASSET                 DECEMBER 31,
                                       2000           CHARGE       ADJUSTMENTS   IMPAIRMENT   PAYMENTS       2001
                                   -------------   -------------   -----------   ----------   --------   -------------
FAST FORWARD PROGRAM
Severance cost...................      $  418          $   --         $292         $  --      $  (710)       $   --
Outplacement services and
  other..........................         257              --         (247)           --          (10)           --
                                       ------          ------         ----         -----      -------        ------
Total restructuring cost.........         675              --           45            --         (720)           --
                                       ------          ------         ----         -----      -------        ------
ALLIED ACQUISITION
Severance cost...................         335              --         (170)           --         (165)           --
Other............................          65              --          112            --         (177)           --
                                       ------          ------         ----         -----      -------        ------
Total restructuring cost.........         400              --          (58)           --         (342)           --
                                       ------          ------         ----         -----      -------        ------
MOVING AND STORAGE SERVICES--
  UK OPERATING SEGMENT
Severance cost...................         135             595           --            --         (730)           --
                                       ------          ------         ----         -----      -------        ------
Total restructuring cost.........         135             595           --            --         (730)           --
                                       ------          ------         ----         -----      -------        ------
BUSINESS NEEDS STAFFING
  ADJUSTMENT
Severance cost...................         751             429           15            --       (1,195)           --
                                       ------          ------         ----         -----      -------        ------
Total restructuring cost.........         751             429           15            --       (1,195)           --
                                       ------          ------         ----         -----      -------        ------
LOGISTICS PARTS CENTERS
Severances cost..................          --             969         (325)           --         (604)           40
Building leases..................          --           2,167          353            --         (403)        2,117
Asset impairment.................          --             772          (79)         (576)         (37)           80
                                       ------          ------         ----         -----      -------        ------
Total restructuring cost.........          --           3,908          (51)         (576)      (1,044)        2,237
                                       ------          ------         ----         -----      -------        ------
Total restructuring accrual......      $1,961          $4,932         $(49)        $(576)     $(4,031)       $2,237
                                       ======          ======         ====         =====      =======        ======

                         NORTH AMERICAN VAN LINES, INC.

                         AT DECEMBER 31, 2001 AND 2000
                             (DOLLARS IN THOUSANDS)

(19) RESTRUCTURING AND OTHER UNUSUAL CHARGE (CONTINUED)
The following table provides details of restructuring for the year ended December 31, 2000:

                                   RESTRUCTURING                                                          RESTRUCTURING
                                    ACCRUALS AS                                                            ACCRUALS AS
                                        OF           ALLIED                                                    OF
                                   DECEMBER 25,    ACQUISITION   RESTRUCTURING      OTHER                 DECEMBER 31,
                                       1999        ADJUSTMENT       CHARGE       ADJUSTMENTS   PAYMENTS       2000
                                   -------------   -----------   -------------   -----------   --------   -------------
FAST FORWARD PROGRAM
Severance cost...................      $2,365             --         $1,235         $(265)     $(2,917)       $  418
Outplacement services and
  other..........................         422             --             --           105         (270)          257
                                       ------        -------         ------         -----      -------        ------
Total restructuring cost.........       2,787             --          1,235          (160)      (3,187)          675
                                       ------        -------         ------         -----      -------        ------
ALLIED ACQUISITION
Severance cost...................       2,916         (1,255)            --            --       (1,326)          335
Other............................         860           (300)            --            --         (495)           65
                                       ------        -------         ------         -----      -------        ------
Total restructuring cost.........       3,776         (1,555)            --            --       (1,821)          400
                                       ------        -------         ------         -----      -------        ------
MOVING AND STORAGE SERVICES--
  U.K. OPERATING SEGMENT
Severance cost...................          --             --          2,700            --       (2,565)          135
                                       ------        -------         ------         -----      -------        ------
Total restructuring cost.........          --             --          2,700            --       (2,565)          135
                                       ------        -------         ------         -----      -------        ------
BUSINESS NEEDS STAFFING
  ADJUSTMENT
Severance cost...................          --             --          1,084            --         (333)          751
                                       ------        -------         ------         -----      -------        ------
Total restructuring cost.........          --             --          1,084            --         (333)          751
                                       ------        -------         ------         -----      -------        ------
Total restructuring accrual......      $6,563        $(1,555)        $5,019         $(160)     $(7,906)       $1,961
                                       ======        =======         ======         =====      =======        ======

    The following table provides details of restructuring for the year ended December 25, 1999:

                                        RESTRUCTURING                    ACQUISITION              RESTRUCTURING
                                        ACCRUALS AS OF                    PURCHASE                ACCRUALS AS OF
                                         DECEMBER 26,    RESTRUCTURING      PRICE                  DECEMBER 25,
                                             1998           CHARGE       ALLOCATION    PAYMENTS        1999
                                        --------------   -------------   -----------   --------   --------------
FAST FORWARD PROGRAM
Severance cost........................    $      --          $3,453         $   --     $(1,088)        $2,365
Outplacement services.................           --             318             --         (67)           251
Other.................................           --             328             --        (157)           171
                                          ---------          ------         ------     -------         ------
Total restructuring cost..............           --           4,099             --      (1,312)         2,787
                                          ---------          ------         ------     -------         ------
ALLIED ACQUISITION
Severance cost........................           --              --         $2,916          --          2,916
Other.................................           --              --            860          --            860
                                          ---------          ------         ------     -------         ------
Total restructuring cost..............           --              --          3,776          --          3,776
                                          ---------          ------         ------     -------         ------
Total restructuring accrual...........    $      --          $4,099         $3,776     $(1,312)        $6,563
                                          =========          ======         ======     =======         ======

                         NORTH AMERICAN VAN LINES, INC.

                         AT DECEMBER 31, 2001 AND 2000
                             (DOLLARS IN THOUSANDS)

(19) RESTRUCTURING AND OTHER UNUSUAL CHARGE (CONTINUED)
    (A) FAST FORWARD PROGRAM

    In January 1999, with the help of outside consultants, the Company initiated the Fast Forward Program, which was a detailed evaluation of its existing cost structure. The program was comprised of a number of initiatives, primarily relating to employee redundancy. The charges included estimated severance costs for 237 employees across all operating divisions of the Company, outplacement services and other costs. None of these charges related to the Allied Acquisition. A total of 188 employees were terminated. During 2000, the Fast Forward Program was completed, with remaining severance costs paid in 2001.

    (B) ALLIED ACQUISITION

    Included in the acquisition purchase price allocation were restructuring charges related to the Allied Acquisition, which reflected certain severance and relocation costs the Company incurred to effect a worldwide integration plan for Allied's operations. A total of 66 employees were terminated and 55 were relocated. In 2000, based on an evaluation of the remaining amount needed, a reduction of $1,555 was made to the restructuring accrual, which was offset by an adjustment to goodwill. During 2000, the program was completed with remaining severance costs paid in 2001.

    (C) MOVING AND STORAGE SERVICES-UK OPERATING SEGMENT

    In 2000, the Company's Moving and Storage Services operating segment initiated programs in its United Kingdom operations in an effort to restructure the branch system and to eliminate management redundancy within its Pickfords Vanguard unit, reducing headcount by 93 employees. Charges were recorded as branch locations were identified for closure. The identification process continued through 2001 and headcount was reduced by an additional 16 employees. The programs were completed in 2001.

    (D) BUSINESS NEEDS STAFFING ADJUSTMENT

    In November 2000, due to business needs as determined by management, the Company established a restructuring reserve of $1,084 whereby headcount was reduced by 50 employees. The charges included estimated severance costs across all operating divisions of the Company. Severance costs were paid out and the program was completed in 2001.

    (E) LOGISTICS PARTS CENTERS

    In June 2001, the Company's Logistics Services operating segment established a program to exit the Parts Center business. The charges included severance and employee benefit costs for 293 employees, lease and asset impairment costs to shut down and exit the Parts Center business by the end of 2001. Due to the lease terms and severance agreements, certain payments will continue through September 2005.

OTHER UNUSUAL CHARGE

    In 1999, the Company incurred expense of $5,000 related to a customer contract termination. The settlement agreement provided for reimbursement of costs for cargo claims, delay claims and other costs

                         NORTH AMERICAN VAN LINES, INC.

                         AT DECEMBER 31, 2001 AND 2000
                             (DOLLARS IN THOUSANDS)

(19) RESTRUCTURING AND OTHER UNUSUAL CHARGE (CONTINUED) associated with customer service matters. The settlement allowed for the Company to offset customer receivables against the claim payment otherwise due.

(20) RELATED PARTY

    The Company, Allied Worldwide and CD&R are parties to a consulting agreement to which CD&R is paid a management fee for financial advisory and management consulting services. For the years ended December 31, 2001 and 2000 and December 25, 1999, such fees were $1,375, $400 and $400, respectively.

    The Company has guaranteed loans in an aggregate principal amount of $21 and $236 as of December 31, 2001 and 2000, respectively, to various members of management in connection with their investment in Allied Worldwide. These loans mature on various dates in 2004 and bear interest at the prime rate plus 1.0%.

(21) MERGER WITH MOVELINE

    On December 31, 2001, the Company and Moveline, Inc. ("Moveline") completed a merger under an agreement and plan of merger ("Merger Agreement") dated as of November 9, 2001, through a stock-for-stock merger of Moveline and a wholly owned subsidiary of the Company ("Merger") with such subsidiary as the surviving corporation. Under the terms of the Merger Agreement, Moveline's stockholders received 186,879 shares of common stock of the Company's parent, Allied Worldwide, for Moveline shares acquired in the Merger. Immediately following the Merger, the Company contributed the surviving subsidiary to Allied Van
Lines, Inc. ("AVL"), another wholly owned subsidiary of the Company. AVL and that subsidiary were merged, with AVL as the surviving entity.

    Moveline, which was founded and spun-off by Allied Worldwide on August 1, 2000, has developed and markets a proprietary information technology-based customer care solution that builds upon the relocation industry's historical van-line business model. Prior to the Merger, Fund V was the primary stockholder of both Moveline and Allied Worldwide.

    In accordance with the accounting rules for mergers of entities under common control, the Company's merger with Moveline has been accounted for in a manner similar to a pooling-of-interests since it was acquired from Fund V, the controlling shareholder of Moveline and the Company's parent, Allied Worldwide. The Company's consolidated financial statements have been restated to include the combined results of operations, financial position, and cash flows of Moveline since inception as though it has always been a part of the Company.

    As a result of the Merger, all intercompany accounts and transactions that occurred between the Company and Moveline have been eliminated in consolidation. There were no material adjustments to conform the accounting policies of the combined companies.

                         NORTH AMERICAN VAN LINES, INC.

                         AT DECEMBER 31, 2001 AND 2000
                             (DOLLARS IN THOUSANDS)

(21) MERGER WITH MOVELINE (CONTINUED)

    Operating revenues and net loss previously reported by the separate companies and the combined amounts presented in the accompanying Consolidated Statements of Operations are as follows:

                                                 YEAR ENDED          YEAR ENDED
                                              DECEMBER 31, 2001   DECEMBER 31, 2000
                                              -----------------   -----------------
Operating Revenues:
  North American Van Lines, Inc.............     $2,228,815          $2,371,895
  Moveline, Inc.............................         26,622               9,000
  Eliminations..............................         (6,134)             (2,201)
                                                 ----------          ----------
Combined....................................     $2,249,303          $2,378,694
                                                 ==========          ==========
Net Loss:
  North American Van Lines, Inc.............     $   (2,763)         $  (10,272)
  Moveline, Inc.............................         (8,184)             (6,807)
                                                 ----------          ----------
Combined....................................     $  (10,947)         $  (17,079)
                                                 ==========          ==========

    Costs of integration related to the Merger of $619 were expensed in the fourth quarter 2001.

(22) SUBSEQUENT EVENTS (UNAUDITED)

    On March 7, 2002, Allied Worldwide filed a certificate of amendment to its articles of incorporation with the State of Delaware effecting a change of its name from Allied Worldwide, Inc. to SIRVA, Inc.

    On March 13, 2002, the Company announced its intention to purchase the National Association of Independent Truckers ("NAIT"), a leading provider of insurance services to independent contract truck drivers, for approximately $30,000 in cash, subject to certain adjustments. NAIT is an association of more than 11,000 independent contract truck drivers that provides its members with occupational accident, physical damage and non-trucking liability insurance, as well as access to a suite of professional services. The transaction is expected to close approximately April 1, 2002. The purchase price is expected to be funded by cash on hand and an approximately $20,000 equity contribution from Clayton, Dubilier & Rice Fund VI Limited Partnership, a Cayman Islands exempted limited partnership managed by Clayton, Dubilier & Rice, Inc. ("CD&R Fund VI"), and an affiliate of the controlling shareholder of Allied Worldwide, Clayton, Dubilier & Rice Fund V Limited Partnership.

    On March 19, 2002, Allied Worldwide entered into a definitive agreement to purchase a business that provides comprehensive relocation services to companies and their employees, including home sale services, relocation logistics services, and mortgage lending services. It is expected that a wholly-owned subsidiary of the Company will purchase all of such business' assets other than assets relating to certain mortgage lending operations of the seller. The Company expects that the purchase of certain assets of the mortgage lending operations of the seller will be structured so that such operations will be owned by a direct wholly-owned subsidiary of Allied Worldwide. Subject to certain adjustments, the purchase price for the acquisition is approximately $60,000, of which approximately $45,000 is payable in cash and $15,000 is payable in notes to be issued by the Company acquisition subsidiary. In addition, certain liabilities relating to the acquired business will be assumed in connection with the acquisition, including indebtedness under a

                         NORTH AMERICAN VAN LINES, INC.

                         AT DECEMBER 31, 2001 AND 2000
                             (DOLLARS IN THOUSANDS)

(22) SUBSEQUENT EVENTS (UNAUDITED) (CONTINUED) revolving credit facility used to fund the mortgage lending operations, under which as of February 28, 2002 approximately $27,100 was outstanding, and which the Company expects will be assumed by the Allied Worldwide acquisition subsidiary. The Company expects that the cash purchase price for the acquisition, as well as other indebtedness of the acquired business to be assumed as part of the acquisition, which as of February 28, 2002 was approximately $23,800, will be financed with the proceeds of an equity contribution by CD&R Fund VI, the assumption and/or refinancing of such indebtedness and the incurrence of additional senior indebtedness.

    On March 29, 2002, the Company, per terms of the Credit Agreement, is required to make a $21,900 prepayment of Tranche A and Tranche B debt due to excess cash flow in 2001. A total of $4,188 will replace principle payments due at that time with the remaining $17,712 to reduce future principle payments.

(23) SUPPLEMENTAL INFORMATION

    The following summarized consolidating balance sheets, statements of operations and statements of cash flows were prepared to segregate such financial statements between those entities that have guaranteed the Company's senior subordinated notes issued in connection with the Allied Acquisition ("Guarantor" entities) and those entities that did not guarantee such debt ("Non-Guarantor" entities). See Note 2 for additional information on the Allied Acquisition.

                         NORTH AMERICAN VAN LINES, INC.

                         AT DECEMBER 31, 2001 AND 2000
                             (DOLLARS IN THOUSANDS)

(23) SUPPLEMENTAL INFORMATION (CONTINUED)
    Consolidated condensed balance sheet data as of December 31, 2001 and 2000 is summarized as follows:

                                                                DECEMBER 31, 2001
                                         ----------------------------------------------------------------
                                                       (2)
                                           (1)        TOTAL         NON-                         NAVL
                                          PARENT    GUARANTORS   GUARANTORS   ELIMINATIONS   CONSOLIDATED
                                         --------   ----------   ----------   ------------   ------------
Current assets:
  Accounts and notes receivable, net...  $118,345    $ 92,560     $ 63,795     $  (7,588)     $  267,112
  Other current assets.................    43,935      21,701       44,619          (294)        109,961
                                         --------    --------     --------     ---------      ----------
Total current assets...................   162,280     114,261      108,414        (7,882)        377,073
                                         --------    --------     --------     ---------      ----------
Property and equipment, net............    72,523      11,687       81,157          -- -         165,367
Goodwill and intangible assets, net....   409,993       3,236         -- -          -- -         413,229
Other assets...........................   279,378     151,257      374,030      (664,520)        140,145
                                         --------    --------     --------     ---------      ----------
Total assets...........................  $924,174    $280,441     $563,601     $(672,402)     $1,095,814
                                         ========    ========     ========     =========      ==========
Current liabilities....................  $152,406    $138,820     $122,525     $  (8,454)     $  405,297
Long-term debt and capital lease
  obligations..........................   448,225         226        8,325          -- -         456,776
Other liabilities......................    82,809      25,199         -- -         3,943         111,951
                                         --------    --------     --------     ---------      ----------
Total liabilities......................   683,440     164,245      130,850        (4,511)        974,024
Stockholder's equity...................   240,734     116,196      432,751      (667,891)        121,790
                                         --------    --------     --------     ---------      ----------
Total liabilities and stockholder's
  equity...............................  $924,174    $280,441     $563,601     $(672,402)     $1,095,814
                                         ========    ========     ========     =========      ==========

                                                               DECEMBER 31, 2000
                                       ------------------------------------------------------------------
                                                       (2)
                                          (1)         TOTAL         NON-                         NAVL
                                         PARENT     GUARANTORS   GUARANTORS   ELIMINATIONS   CONSOLIDATED
                                       ----------   ----------   ----------   ------------   ------------
Current assets:
  Accounts and notes receivable,
    net..............................  $  168,318    $142,005     $ 69,528     $  (1,886)     $  377,965
  Other current assets...............      58,164      20,069       35,607        11,169         125,009
                                       ----------    --------     --------     ---------      ----------
Total current assets.................     226,482     162,074      105,135         9,283         502,974
                                       ----------    --------     --------     ---------      ----------
Property and equipment, net..........      64,864      12,089       81,698            --         158,651
Goodwill and intangible assets,
  net................................     410,257          --           --            --         410,257
Other assets.........................     412,447     161,313      298,169      (727,209)        144,720
                                       ----------    --------     --------     ---------      ----------
Total assets.........................  $1,114,050    $335,476     $485,002     $(717,926)     $1,216,602
                                       ==========    ========     ========     =========      ==========
Current liabilities..................  $  210,522    $155,156     $108,299     $  15,314      $  489,291
Long-term debt and capital lease
  obligations........................     462,994         525           --            --         463,519
Other liabilities and minority
  interest...........................     123,412          --           --        (4,704)        118,708
                                       ----------    --------     --------     ---------      ----------
Total liabilities....................     796,928     155,681      108,299        10,610       1,071,518
Stockholder's equity.................     317,122     179,795      376,703      (728,536)        145,084
                                       ----------    --------     --------     ---------      ----------
Total liabilities and stockholder's
  equity.............................  $1,114,050    $335,476     $485,002     $(717,926)     $1,216,602
                                       ==========    ========     ========     =========      ==========

                         NORTH AMERICAN VAN LINES, INC.

                         AT DECEMBER 31, 2001 AND 2000
                             (DOLLARS IN THOUSANDS)

(23) SUPPLEMENTAL INFORMATION (CONTINUED)
    Consolidated condensed statements of operations data for the years ended December 31, 2001 and 2000 and December 25, 1999 are summarized as follows:

                                                           YEAR ENDED DECEMBER 31, 2001
                                         ----------------------------------------------------------------
                                                       (2)
                                           (1)        TOTAL         NON-                         NAVL
                                          PARENT    GUARANTORS   GUARANTORS   ELIMINATIONS   CONSOLIDATED
                                         --------   ----------   ----------   ------------   ------------
Operating revenues.....................  $824,687    $867,856     $619,686      $(62,926)     $2,249,303
Total operating expenses...............   838,363     850,299      570,573       (63,234)      2,196,001
Income (loss) from operations..........   (13,676)     17,557       49,113           308          53,302
Non-operating income (expense) and
  minority interest....................     3,147         (43)      (3,155)           --             (51)
                                         --------    --------     --------      --------      ----------
Income (loss) before interest, income
  taxes and accounting change..........   (10,529)     17,514       45,958           308          53,251
Interest expense (income)..............   (16,798)     (6,111)     (11,183)       96,093          62,001
                                         --------    --------     --------      --------      ----------
Income (loss) before income taxes and
  accounting change....................     6,269      23,625       57,141       (95,785)         (8,750)
Provision (benefit) for income taxes...   (19,641)      5,721       15,789            --           1,869
                                         --------    --------     --------      --------      ----------
Income (loss) before accounting
  change...............................    25,910      17,904       41,352       (95,785)        (10,619)
                                         --------    --------     --------      --------      ----------
Cumulative effect of accounting change,
  net of tax...........................        --          --         (328)           --            (328)
                                         --------    --------     --------      --------      ----------
Net income (loss)......................  $ 25,910    $ 17,904     $ 41,024      $(95,785)     $  (10,947)
                                         ========    ========     ========      ========      ==========

                                                           YEAR ENDED DECEMBER 31, 2000
                                         ----------------------------------------------------------------
                                                       (2)
                                           (1)        TOTAL         NON-                         NAVL
                                          PARENT    GUARANTORS   GUARANTORS   ELIMINATIONS   CONSOLIDATED
                                         --------   ----------   ----------   ------------   ------------
Operating revenues.....................  $919,362    $934,549     $567,959      $(43,176)     $2,378,694
Total operating expenses...............   932,364     914,544      526,271       (44,330)      2,328,849
                                         --------    --------     --------      --------      ----------
Income (loss) from operations..........   (13,002)     20,005       41,688         1,154          49,845
Non-operating income (expense) and
  minority interest....................     3,257        (200)      (2,739)           --             318
                                         --------    --------     --------      --------      ----------
Income (loss) before interest and
  income taxes.........................    (9,745)     19,805       38,949         1,154          50,163
Interest expense (income)..............    66,022       1,199         (748)          778          67,251
                                         --------    --------     --------      --------      ----------
Income (loss) before income taxes......   (75,767)     18,606       39,697           376         (17,088)
Provision (benefit) for income taxes...   (23,268)      5,484       17,775            --              (9)
                                         --------    --------     --------      --------      ----------
Net income (loss)......................  $(52,499)   $ 13,122     $ 21,922      $    376      $  (17,079)
                                         ========    ========     ========      ========      ==========

                         NORTH AMERICAN VAN LINES, INC.

                         AT DECEMBER 31, 2001 AND 2000
                             (DOLLARS IN THOUSANDS)

(23) SUPPLEMENTAL INFORMATION (CONTINUED)

                                                           YEAR ENDED DECEMBER 25, 1999
                                         ----------------------------------------------------------------
                                                       (2)
                                           (1)        TOTAL         NON-                         NAVL
                                          PARENT    GUARANTORS   GUARANTORS   ELIMINATIONS   CONSOLIDATED
                                         --------   ----------   ----------   ------------   ------------
Operating revenues.....................  $872,932    $131,972     $172,157      $(17,274)     $1,159,787
Total operating expenses...............   879,589     132,581      166,008       (17,274)      1,160,904
                                         --------    --------     --------      --------      ----------
Income (loss) from operations..........    (6,657)       (609)       6,149            --          (1,117)
Non-operating income (expense) and
  minority interest....................        76        (379)        (165)           --            (468)
                                         --------    --------     --------      --------      ----------
Income (loss) before interest, income
  taxes and extraordinary loss.........    (6,581)       (988)       5,984            --          (1,585)
Interest expense (income)..............    25,750      (5,091)        (290)        1,040          21,409
                                         --------    --------     --------      --------      ----------
Income (loss) before income taxes and
  extraordinary loss...................   (32,331)      4,103        6,274        (1,040)        (22,994)
Provision (benefit) for income taxes...   (12,779)      2,048        4,284            --          (6,447)
                                         --------    --------     --------      --------      ----------
Income (loss) before extraordinary
  loss.................................   (19,552)      2,055        1,990        (1,040)        (16,547)
Extraordinary loss on debt extinguish-
  ment, net of income tax benefit......    (3,387)         --           --            --          (3,387)
                                         --------    --------     --------      --------      ----------
Net income (loss)......................  $(22,939)   $  2,055     $  1,990      $ (1,040)     $  (19,934)
                                         ========    ========     ========      ========      ==========

                         NORTH AMERICAN VAN LINES, INC.

                         AT DECEMBER 31, 2001 AND 2000
                             (DOLLARS IN THOUSANDS)

(23) SUPPLEMENTAL INFORMATION (CONTINUED)
    Consolidated condensed statements of cash flows data for the years ended December 31, 2001 and 2000 and December 25, 1999 are summarized as follows:

                                                              YEAR ENDED DECEMBER 31, 2001
                                                    -------------------------------------------------
                                                                  (2)
                                                      (1)        TOTAL         NON-          NAVL
                                                     PARENT    GUARANTORS   GUARANTORS   CONSOLIDATED
                                                    --------   ----------   ----------   ------------
Net cash provided by (used in) operating
activities........................................  $ 82,473    $  (673)     $ 29,523      $111,323
                                                    --------    -------      --------      --------
Cash flows from investing activities:
  Additions of property and equipment.............   (24,431)    (2,970)      (20,947)      (48,348)
  Proceeds from sale of property and equipment....     1,810        553         1,114         3,477
  Purchases of investments........................        --         --       (87,305)      (87,305)
  Proceeds from maturity or sale of investments...        --         --        81,905        81,905
  Payment of agent contract costs.................    (1,371)        --            --        (1,371)
  Acquisitions (net of cash acquired).............        --     (4,000)           --        (4,000)
  Settlement of acquisition purchase price
    dispute.......................................   (17,357)        --            --       (17,357)
                                                    --------    -------      --------      --------
Net cash used in investing activities.............   (41,349)    (6,417)      (25,233)      (72,999)
                                                    --------    -------      --------      --------
Cash flows from financing activities:
  Borrowings from revolving credit facility,
    net...........................................   (36,508)        --        (1,435)      (37,943)
  Change in balance of outstanding checks.........    (2,815)     8,081        (9,348)       (4,082)
  Borrowings on long-term debt....................       672         --            --           672
  Sale of equipment notes receivable..............        --      6,317            --         6,317
  Principal payments on long-term debt............   (11,833)        --            --       (11,833)
  Principal payments under capital lease
    obligations...................................    (2,159)       (81)         (242)       (2,482)
  Other financing activities......................        --       (243)           --          (243)
                                                    --------    -------      --------      --------
Net cash provided by (used for) financing
activities........................................   (52,643)    14,074       (11,025)      (49,594)
                                                    --------    -------      --------      --------
Effect of translation adjustment on cash..........        --         --          (120)         (120)
                                                    --------    -------      --------      --------
Net increase (decrease) in cash and cash
equivalents.......................................   (11,519)     6,984        (6,855)      (11,390)
Cash and cash equivalents at beginning of
period............................................    17,516     (2,969)       28,962        43,509
                                                    --------    -------      --------      --------
Cash and cash equivalents at end of period........  $  5,997    $ 4,015      $ 22,107      $ 32,119
                                                    ========    =======      ========      ========

                         NORTH AMERICAN VAN LINES, INC.

                         AT DECEMBER 31, 2001 AND 2000
                             (DOLLARS IN THOUSANDS)

(23) SUPPLEMENTAL INFORMATION (CONTINUED)

                                                              YEAR ENDED DECEMBER 31, 2000
                                                    -------------------------------------------------
                                                                  (2)
                                                      (1)        TOTAL         NON-          NAVL
                                                     PARENT    GUARANTORS   GUARANTORS   CONSOLIDATED
                                                    --------   ----------   ----------   ------------
Net cash provided by (used in) operating
activities........................................  $ 27,157    $(5,676)     $ 31,332      $ 52,813
                                                    --------    -------      --------      --------
Cash flows from investing activities:
  Additions of property and equipment.............   (30,014)    (3,952)      (21,411)      (55,377)
  Proceeds from sale of property and equipment....    15,086         --           506        15,592
  Purchases of investments........................      (800)        --       (55,141)      (55,941)
  Proceeds from maturity or sale of investments...        --         --        49,353        49,353
  Payment of agent contract costs.................    (1,120)    (1,113)           --        (2,233)
  Acquisitions (net of cash acquired).............    (4,200)        --        (1,580)       (5,780)
                                                    --------    -------      --------      --------
Net cash used in investing activities.............   (21,048)    (5,065)      (28,273)      (54,386)
                                                    --------    -------      --------      --------
Cash flows from financing activities:
  Borrowings from revolving credit facility,
    net...........................................    18,330         --           184        18,514
  Change in balance of outstanding checks.........     9,980        209           (23)       10,166
  Sale of equipment notes receivable..............        --     11,121            --        11,121
  Principal payments on long-term debt............    (6,811)        --            --        (6,811)
  Principal payments under capital lease
    obligations...................................    (4,315)       (91)           --        (4,406)
  Payment for transfer of insurance liabilities...    (6,672)        --            --        (6,672)
  Other financing activities......................        --        (99)           --           (99)
                                                    --------    -------      --------      --------
Net cash provided by financing activities.........    10,512     11,140           161        21,813
                                                    --------    -------      --------      --------
Effect of translation adjustment on cash..........        --         --        (1,886)       (1,886)
                                                    --------    -------      --------      --------
Net increase in cash and cash equivalents.........    16,621        399         1,334        18,354
Cash and cash equivalents at beginning of
period............................................       894     (3,368)       27,629        25,155
                                                    --------    -------      --------      --------
Cash and cash equivalents at end of period........  $ 17,515    $(2,969)     $ 28,963      $ 43,509
                                                    ========    =======      ========      ========

                         NORTH AMERICAN VAN LINES, INC.

                         AT DECEMBER 31, 2001 AND 2000
                             (DOLLARS IN THOUSANDS)

(23) SUPPLEMENTAL INFORMATION (CONTINUED)

                                                              YEAR ENDED DECEMBER 25, 1999
                                                   --------------------------------------------------
                                                                  (2)
                                                      (1)        TOTAL         NON-          NAVL
                                                    PARENT     GUARANTORS   GUARANTORS   CONSOLIDATED
                                                   ---------   ----------   ----------   ------------
Net cash provided by (used in) operating
activities.......................................  $ (10,799)   $(3,842)      $26,228      $  11,587
                                                   ---------    -------       -------      ---------
Cash flows from investing activities:
  Additions of property and equipment............     (8,689)        --        (4,038)       (12,727)
  Proceeds from sale of property and equipment...      3,437         --            14          3,451
  Purchases of investments.......................         --         --        (4,047)        (4,047)
  Proceeds from maturity or sale of
    investments..................................         --         --         2,583          2,583
  Payment of agent contract costs................     (1,825)        --            --         (1,825)
  Acquisitions (net of cash acquired)............   (396,371)        --            --       (396,371)
                                                   ---------    -------       -------      ---------
Net cash used in investing activities............   (403,448)        --        (5,488)      (408,936)
                                                   ---------    -------       -------      ---------
Cash flows from financing activities:
  Debt issuance costs............................    (19,208)        --            --        (19,208)
  Borrowings from revolving credit facility,
    net..........................................     41,929         --            --         41,929
  Change in balance of outstanding checks........      2,548         53           (23)         2,578
  Borrowings on long-term debt...................    475,000         --            --        475,000
  Principal payments on long-term debt...........   (143,018)        --            --       (143,018)
  Principal payments under capital lease
    obligations..................................        (87)        --            --            (87)
  Payment for transfer of insurance
    liabilities..................................    (10,865)        --            --        (10,865)
  Proceeds from capital contribution from
    parent.......................................     73,950         --            --         73,950
  Other financing activities.....................         --        326            --            326
                                                   ---------    -------       -------      ---------
Net cash provided by (used in) financing
activities.......................................    420,249        379           (23)       420,605
                                                   ---------    -------       -------      ---------
Effect of translation adjustments on cash........       (175)        --            --           (175)
                                                   ---------    -------       -------      ---------
Net increase (decrease) in cash and cash
equivalents......................................      5,827     (3,463)       20,717         23,081
Cash and cash equivalents at beginning of
period...........................................        311         95         1,668          2,074
                                                   ---------    -------       -------      ---------
Cash and cash equivalents at end of period.......  $   6,138    $(3,368)      $22,385      $  25,155
                                                   =========    =======       =======      =========

------------------------

(1) Parent includes the accounts of North American Van Lines, Inc., a Delaware corporation and the issuer of the debt.

(2) Total Guarantors include the accounts of the following subsidiaries of North American Van Lines, Inc. or its subsidiary, Allied Van Lines, Inc.; Fleet Insurance Management, Inc., an Indiana corporation; FrontRunner
    Worldwide, Inc., a Delaware corporation; NACAL, Inc., a California corporation; NAVTRANS International Freight Forwarding, Inc., an Indiana corporation; Federal Traffic Services, Inc., an Indiana corporation; North American Logistics. Ltd., an Indiana corporation; North American Van Lines of Texas, Inc., a Texas corporation; Relocation Management Systems, Inc., a Delaware corporation; Great Falls North American, Inc., a Montana corporation; Allied Van Lines, Inc., a Delaware corporation; Allied International N.A., Inc. a Delaware corporation; A Relocation Solutions Management Company, Inc., a Delaware corporation; Vanguard Insurance
    Agency, Inc., an Illinois corporation; Allied Van Lines Terminal
    Company, Inc., a Delaware corporation; Meridian Mobility Resources, Inc., a Delaware corporation; and Allied Freight Forwarding, Inc., a Delaware corporation. Each Guarantor is a wholly owned subsidiary of North American Van Lines, Inc. or its subsidiary, Allied Van Lines, Inc. and will jointly and severally, irrevocably and fully and unconditionally guarantee the punctual payment of such debt used in connection with the Allied acquisition.

                                  SCHEDULE II
                         NORTH AMERICAN VAN LINES, INC.
                       VALUATION AND QUALIFYING ACCOUNTS
      FOR THE YEARS ENDED DECEMBER 31, 2001 AND 2000 AND DECEMBER 25, 1999
                                 (in thousands)

                  COL. A                       COL. B              COL. C               COL. D        COL. E
-------------------------------------------  ----------   ------------------------   -------------   ---------
                                                                 ADDITIONS
                                                          ------------------------
                                                                       CHARGED TO
                                                                          OTHER
                                             BALANCE AT   CHARGED TO                                  BALANCE
                                             BEGINNING    COSTS AND                                   AT END
                DESCRIPTION                  OF PERIOD     EXPENSES    ACCOUNTS(A)   DEDUCTIONS(B)   OF PERIOD
-------------------------------------------  ----------   ----------   -----------   -------------   ---------
2001:
  Allowance for doubtful accounts..........    $26,721      $5,558       $    --        $(7,893)      $24,386
  Valuation allowance for contracts
  receivable...............................        255         112            --             --           367
                                               -------      ------       -------        -------       -------
                                               $26,976      $5,670       $    --        $(7,893)      $24,753
                                               =======      ======       =======        =======       =======

2000:
  Allowance for doubtful accounts..........    $18,771      $7,131       $ 1,194        $  (375)      $26,721
  Valuation allowance for contracts
  receivable...............................        255          --            --             --           255
                                               -------      ------       -------        -------       -------
                                               $19,026      $7,131       $ 1,194        $  (375)      $26,976
                                               =======      ======       =======        =======       =======

1999:
  Allowance for doubtful accounts..........    $11,656      $2,775       $ 6,391        $(2,051)      $18,771
  Valuation allowance for contracts
  receivable...............................         25         230            --             --           255
                                               -------      ------       -------        -------       -------
                                               $11,681      $3,005       $ 6,391        $(2,051)      $19,026
                                               =======      ======       =======        =======       =======

------------------------

(a) Primarily related to acquisitions.

(b) Primarily related to write-offs of accounts receivable, net of recoveries and currency translation.

[LOGO]

                           NFC MOVING SERVICES GROUP

                         REPORT OF INDEPENDENT AUDITORS

To: The Board of Directors
    Exel plc

    We have audited the combined profit & loss account and combined statement of total recognised gains and losses, cash flows and NFC Group Investment of NFC Moving Services Group for the year ended September 30, 1999. These financial statements are the responsibility of the management of NFC Moving Services Group. Our responsibility is to form an opinion on these financial statements based on our audit.

    We conducted our audit in accordance with United Kingdom auditing standards and United States generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

    In our opinion, the financial statements referred to above present fairly, in all material respects, the combined results of operations and combined cash flows of NFC Moving Services Group for the year ended September 30, 1999 in conformity with accounting principles generally accepted in the United Kingdom which differ in certain respects from those generally accepted in the United States (see Note 16 of Notes to the Combined Financial Statements).

[LOGO]

ERNST & YOUNG
London, England
March 10, 2000

                           NFC MOVING SERVICES GROUP

                        COMBINED PROFIT AND LOSS ACCOUNT

                                                              YEAR ENDED SEPTEMBER 30
                                                              -----------------------
                                                                       1999
                                                                       ----
                                                                    (L MILLION)
TURNOVER--(Note 4)..........................................           717.5
                                                                       =====
Operating profit (i)--(Note 7)
Before exceptional items....................................            29.1
Exceptional costs of reorganization.........................            (1.3)
                                                                       -----
Total operating profit......................................            27.8
Profit on disposals of properties...........................             0.4
                                                                       -----
PROFIT BEFORE INTEREST......................................            28.2
Interest (net) (ii)--(Note 8)...............................            (3.4)
                                                                       -----
Profit before tax and exceptional items.....................            25.7
Exceptional items...........................................            (0.9)
                                                                       -----
PROFIT ON ORDINARY ACTIVITIES BEFORE TAXATION...............            24.8
Taxation (ii)--(Note 9).....................................            (7.0)
                                                                       -----
PROFIT FOR THE FINANCIAL YEAR (i) (ii)......................            17.8
                                                                       =====

------------------------

(i) A summary of the significant adjustments to profit for the financial year which would be required if US generally accepted accounting principles had been applied instead of those generally accepted in the United Kingdom is given in Note 16 of Notes to the Combined Financial Statements.

(ii) Interest (net) and taxation are not necessarily representative of the income and charges that would have been earned or incurred by NFC Moving Services Group on a stand-alone basis or that will be earned or incurred by NFC Moving Services Group in the future.

                           NFC MOVING SERVICES GROUP

            COMBINED STATEMENT OF TOTAL RECOGNIZED GAINS AND LOSSES

                                                              YEAR ENDED SEPTEMBER 30
                                                              -----------------------
                                                                       1999
                                                                       ----
                                                                    (L MILLION)
PROFIT FOR THE FINANCIAL YEAR...............................           17.8
Exchange differences........................................            0.6
Unrealized surplus on revaluation of properties.............            0.6
                                                                       ----
TOTAL GAINS AND LOSSES RELATING TO THE YEAR (i).............           19.0
                                                                       ====

------------------------

(i) The significant differences between the combined statement of total recognized gains and losses presented above and the combined statement of comprehensive income required under US generally accepted accounting principles are described in Note 16 of Notes to the Combined Financial Statements.

COMBINED STATEMENT OF HISTORICAL COST PROFITS AND LOSSES

                                                              YEAR ENDED SEPTEMBER 30
                                                              -----------------------
                                                                       1999
                                                                       ----
                                                                    (L MILLION)
PROFIT ON ORDINARY ACTIVITIES BEFORE TAXATION...............           24.8
Difference between depreciation based on historical costs
  and on revalued amounts...................................            0.2
                                                                       ----
HISTORICAL COST PROFIT ON ORDINARY ACTIVITIES BEFORE
  TAXATION..................................................           25.0
                                                                       ====
Historical cost profit for the financial year...............           18.0
                                                                       ====

                           NFC MOVING SERVICES GROUP
                        COMBINED CASH FLOW STATEMENT (I)

                                                              YEAR ENDED SEPTEMBER 30
                                                              -----------------------
                                                                       1999
                                                                       ----
NET CASH INFLOW FROM OPERATING ACTIVITIES...................                  35.1
RETURNS ON INVESTMENTS AND SERVICING OF FINANCE
Interest received...........................................      3.1
Interest paid...............................................     (0.1)
NFC Group interest (net)....................................     (6.4)
                                                                -----
NET CASH (OUTFLOW)/INFLOW FROM RETURNS ON INVESTMENTS AND
  SERVICING OF FINANCE (II).................................                  (3.4)

TAXATION
UK corporation tax paid.....................................     (0.2)
Overseas tax paid...........................................     (4.9)
NFC Group tax (net).........................................     (3.3)
                                                                -----
TAX PAID (II)...............................................                  (8.4)
CAPITAL EXPENDITURE AND FINANCIAL INVESTMENT
Purchases of property, plant and equipment..................    (15.9)
Purchases of investments (net)..............................     (4.4)
Disposals of property, plant and equipment..................      3.4
                                                                -----
NET CASH OUTFLOW FROM CAPITAL EXPENDITURE AND FINANCIAL
  INVESTMENT................................................                 (16.9)
                                                                             -----
FREE CASH FLOW..............................................                   6.4
ACQUISITIONS AND DISPOSALS
Purchases of subsidiary undertakings--(Note 14).............                 (10.3)
                                                                             =====
NET CASH (OUTFLOW)/INFLOW BEFORE FINANCING..................                  (3.9)
NET CASH INFLOW/(OUTFLOW) FROM FINANCING (II)--(NOTE 14)....                  14.2
                                                                             -----
INCREASE IN CASH--(NOTE 14).................................                  10.3
                                                                             =====
RECONCILIATION OF OPERATING PROFIT TO OPERATING CASH FLOW
OPERATING PROFIT............................................                  27.8
Depreciation and amortization...............................                  10.3
Profit on disposals of tangible fixed assets................                  (0.4)
Movements in provisions--(Note 14)..........................                   0.9
Movements in working capital--(Note 14).....................                  (3.5)
                                                                             -----
NET CASH INFLOW FROM OPERATING ACTIVITIES...................                  35.1
                                                                             =====

------------------------

(i) The significant differences between the combined cash flow statements presented above and those required under US generally accepted accounting principles are described in Note 16 of Notes to the Combined Financial Statements.

(ii) Net interest received/(paid), tax paid and financing cash flows are not necessarily representative of the amounts that would have occurred in NFC Moving Services Group on a stand-alone basis or that will occur in NFC Moving Services Group in the future.

                           NFC MOVING SERVICES GROUP
                        COMBINED STATEMENT OF CHANGES IN
                              NFC GROUP INVESTMENT

                                                              SEPTEMBER 30
                                                           ------------------
                                                                  1999
                                                                  ----
                                                              (L MILLION)
Profit for the financial year............................          17.8
NFC Group funding/(divestment (net)......................        (136.5)
Unrealized surplus on revaluation of properties..........           0.6
Goodwill on acquisitions.................................            --
Exchange differences.....................................           0.6
                                                                 ------
Movement in year.........................................        (119.5)
Opening balance..........................................          49.2
                                                                 ------
Closing balance(i).......................................         (70.3)
                                                                 ======

------------------------

(i) At September 30, 1999, the cumulative goodwill written off, excluding that relating to undertakings disposed of, was L69.4 million.

                           NFC MOVING SERVICES GROUP

                   NOTES TO THE COMBINED FINANCIAL STATEMENTS

NOTE 1 -- BASIS OF PREPARATION

    On November 19, 1999, NA Holding Corporation acquired all of the moving services businesses and assets (NFC Moving Services Group) of Exel plc (formerly NFC plc, the company having changed its name on February 23, 2000).

    These combined financial statements have been prepared to show the performance of NFC Moving Services Group for the year ended September 30, 1999 as if it had been in existence from October 1, 1996. They are based on the audited financial information of the NFC Group as if the businesses which comprise NFC Moving Services Group had been part of NFC Moving Services Group for all of this period.

    The funding of NFC Moving Services Group's operations included share capital, loans from NFC plc group companies (both interest free and interest bearing) and/or external borrowings. These combined financial statements include interest income and expense actually earned by or charged to NFC Moving Services Group in respect of external deposits or borrowings or deposits with or borrowings from members of the NFC Group not included in NFC Moving Services Group. These amounts are not necessarily representative of the amounts that would have been earned or incurred by NFC Moving Services Group on a stand-alone basis or that will arise in NFC Moving Services Group in the future.

    The businesses within NFC Moving Services Group have been included in the tax arrangements of the NFC Group. These combined financial statements include tax charges and cash flows actually borne by the businesses within NFC Moving Services Group. These charges and cash flows are not necessarily representative of the charges or cash flows that would have arisen in NFC Moving Services Group on a stand-alone basis or that will arise in NFC Moving Services Group in the future.

    These combined financial statements include an allocation of NFC Group's central overhead costs based on the level of operating profit. Management believes that this is a reasonable basis for allocation. These amounts are not necessarily representative of the amounts that would have arisen in NFC Moving Services Group on a stand-alone basis or that will arise in NFC Moving Services Group in the future.

NOTE 2 -- ACCOUNTING POLICIES

(A) ACCOUNTING CONVENTION

    The combined financial statements are prepared under the historical cost convention as modified by the revaluation of certain land and buildings and are in accordance with all applicable UK accounting standards. Operational freehold and long leasehold land and buildings are revalued to existing use value over a five year rolling period.

    With effect from October 1, 1998, new UK Financial Reporting Standards (FRS) will apply to the financial statments of NFC Moving Services Group. Restructuring costs are now charged to the combined profit and loss account in the period in which the expense was committed, as required by FRS 12, Provisions, Contingent Liabilities and Contingent Assets, which has been applied in these combined financial statements. From the same date, goodwill on acquisitions is capitalized and amortized over its useful life in accordance with FRS 10, Goodwill and Intangible Assets.

(B) FOREIGN CURRENCIES

    Assets, liabilities, revenues and costs denominated in foreign currencies are recorded at the rates of exchange ruling at the date of the transactions; monetary assets and liabilities at balance sheet dates are

                           NFC MOVING SERVICES GROUP

NOTE 2 -- ACCOUNTING POLICIES (CONTINUED) translated at year-end rates of exchange. All exchange differences thus arising are reported as part of the result for the relevant year.

    On combination, the results of businesses accounting in foreign currencies are translated at average rates of exchange ruling during the relevant year. The assets and liabilities of such businesses are translated at rates ruling at balance sheet dates. Differences arising on net investment in overseas businesses are taken to NFC Group Investment.

(C) FIXED ASSETS AND DEPRECIATION

    Depreciation of property, plant and equipment (excluding freehold land, which is not depreciated) is calculated on the straight line basis at rates estimated to write off the whole of the revalued amount or cost of each asset over its estimated useful life. Assets which are not expected to be held for the whole of their useful life are written down to estimated residual values at the expected times of disposal. The categories of property, plant and equipment are as follows.

Freehold buildings.......................  The maximum useful life is estimated as
                                           50 years.

Leasehold land and buildings.............  Costs are written off over the terms of the leases, or, in respect of buildings,
                                           the estimated remaining life if shorter.

Revenue earning vehicles, plant and        Estimated lives are mainly five to ten
  equipment..............................  years with a few exceptions for specialized equipment, for which the
                                           maximum estimated life is 15 years.

    Disposals of land and buildings are taken into account when sale agreements have been entered into prior to the balance sheet date, provided that the disposal has been completed before the UK statutory accounts are approved.

(D) LEASED ASSETS

    Assets held under leasing arrangements which transfer substantially all the risks and rewards of ownership to the businesses are capitalized. The capital element of the related rental obligations is included in accounts payable. The interest element of the rental obligations is charged to the profit and loss account so as to produce a constant periodic rate of charge on the remaining balance of the obligation. Hire purchase arrangements, which are not separately distinguished, are dealt with similarly. Rentals for other leased assets acquired under the terms of operating leases are charged directly to the profit and loss account on the straight line basis over the terms of the leases.

(E) TURNOVER

    Turnover comprises the value of charges, exclusive of value added tax and equivalent taxes, made to outside parties for services rendered.

                           NFC MOVING SERVICES GROUP

NOTE 2 -- ACCOUNTING POLICIES (CONTINUED)
(F) GOODWILL

    Goodwill arising on acquisitions is set off against NFC Group Investment. From October 1, 1998, goodwill is capitalized and amortized over its useful life in accordance with FRS 10. On the disposal of a business, any goodwill relating thereto that can be identified and has not previously been charged to profit and loss account is included in the profit or loss on disposal.

(G) DEFERRED TAXATION

    Deferred taxation is provided at expected future rates of tax on all timing differences to the extent that it is probable that a liability or asset will crystallize.

(H) PENSIONS

    The UK businesses included in these financial statements contribute to the NFC Retirement Plan for the funding of retirement benefits for each scheme member during his or her working life in order to pay benefits to them after retirement and to their dependents after their death. The regular cost of providing these benefits is assessed by external professional actuaries and is charged to the combined profit and loss account. Overseas businesses make provisions for pensions in accordance with local law and practice. There are no other post-retirement benefits.

(I) SURPLUS PROPERTIES

    When leasehold properties become surplus to requirements, a provision for holding costs through to estimated disposal dates is charged to the combined profit and loss account.

NOTE 3 -- EXCHANGE RATES

    The significant exchange rates relative to L sterling used in the preparation of these financial statements are as follows. Average rates are weighted according to monthly net sales.

                                                         YEAR ENDED SEPTEMBER 30
                                                         -----------------------
                                                                  1999
                                                         -----------------------
                                                          AVERAGE      YEAR END
                                                            RATE         RATE
                                                         ----------   ----------
Australian dollar......................................     2.55         2.52
United States dollar...................................     1.63         1.65
                                                            ====         ====

                           NFC MOVING SERVICES GROUP

NOTE 4 -- TURNOVER

                                                          YEAR ENDED SEPTEMBER 30
                                                          -----------------------
                                                                   1999
                                                                   ----
                                                                (L MILLION)
United Kingdom and Ireland..............................           126.5
Continental Europe......................................            21.8
Americas................................................           516.2
Asia Pacific............................................            53.0
                                                                   -----
                                                                   717.5
                                                                   =====

    The analysis of turnover is by management structure. The analysis by destination would not be materially different. Turnover between geographical segments is not material.

NOTE 5 -- OPERATING CHARGES

                                                          YEAR ENDED SEPTEMBER 30
                                                          -----------------------
                                                                   1999
                                                                   ----
Raw materials, consumables and other purchases..........            11.2
Staff costs
  wages and salaries....................................            88.8
  social security costs.................................             7.9
  other pension costs -- (Note 11)......................             3.8
Depreciation............................................            10.1
Amortization............................................             0.2
Operating lease rentals (including short-term hire)
  vehicles, plant and equipment.........................             6.6
  land and buildings....................................            12.5
Redundancy..............................................             0.2
Auditors' remuneration..................................             0.2
Exceptional costs of reorganization.....................             1.3
Sub-contractors' and agents' charges....................           453.9
Other operating charges.................................            93.0
                                                                   -----
                                                                   689.7
                                                                   =====

    The remuneration of the auditors for non-audit work amounted to Lnil in respect of UK businesses and L0.1 million in respect of overseas businesses.

                           NFC MOVING SERVICES GROUP

NOTE 6 -- EMPLOYEES

    The average number of persons employed during the year was as follows:

                                                          YEAR ENDED SEPTEMBER 30
                                                          -----------------------
                                                                   1999
                                                                   ----
United Kingdom and Ireland..............................           1,759
Continental Europe......................................             340
Americas................................................             861
Asia Pacific............................................             839
                                                                   -----
                                                                   3,799
                                                                   =====

    The number of persons employed at the end of the year was as follows:

                                                             SEPTEMBER 30
                                                             ------------
                                                                 1999
                                                                 ----
United Kingdom and Ireland..............................        1,848
Continental Europe......................................          326
Americas................................................          849
Asia Pacific............................................          824
                                                                -----
                                                                3,847
                                                                =====

NOTE 7 -- OPERATING PROFIT

                                                          YEAR ENDED SEPTEMBER 30
                                                          -----------------------
                                                                   1999
                                                                   ----
United Kingdom and Ireland..............................           12.3
Continental Europe......................................            1.2
Americas................................................           12.6
Asia Pacific............................................            3.0
                                                                   ----
                                                                   29.1
Exceptional items
  United Kingdom and Ireland............................           (0.4)
  Continental Europe....................................           (0.9)
  Americas..............................................             --
                                                                   ----
                                                                   27.8
                                                                   ====

                           NFC MOVING SERVICES GROUP

NOTE 8 -- INTEREST (NET) (I)

                                                          YEAR ENDED SEPTEMBER 30
                                                          -----------------------
                                                                   1999
                                                                   ----
Interest on bank loans and overdrafts...................           (0.1)
NFC Group interest payable..............................           (7.4)
                                                                   ----
                                                                   (7.5)
Interest income.........................................            3.1
NFC Group interest receivable...........................            1.0
                                                                   ----
                                                                   (3.4)
                                                                   ====

------------------------

(i) As explained in Note 1, interest (net) is not necessarily representative of the income and charges that would have been reported by NFC Moving Services Group on a stand-alone basis or that will be reported by NFC Moving Services Group in the future.

NOTE 9 -- TAXATION (I)

    The analysis of the taxation charge is as follows:

                                                          YEAR ENDED SEPTEMBER 30
                                                          -----------------------
                                                                   1999
                                                                   ----
                                                                (L MILLION)
UK corporation tax at 30.5%.............................            2.6
Double taxation relief..................................           (0.1)
Deferred corporation tax................................            1.2
Overseas taxes -- current...............................            2.5
               -- deferred..............................            0.8
                                                                   ----
                                                                    7.0
                                                                   ====

------------------------

(i) As explained in Note 1, taxation is not necessarily representative of the charges that would have been reported by NFC Moving Services Group on a stand-alone basis or that will be reported by NFC Moving Services Group in the future.

                           NFC MOVING SERVICES GROUP

NOTE 10--PROVISIONS FOR LIABILITIES AND CHARGES

                                                      SURPLUS                 DEFERRED
                                                     PROPERTIES   INSURANCE   TAXATION    OTHER      TOTAL
                                                     ----------   ---------   --------   --------   --------
October 1, 1998....................................      0.8         24.9       (0.3)       0.8       26.2
Exchange differences...............................       --          0.7       (0.1)        --        0.6
Charged to profit and loss account.................     (0.2)        44.4        2.0        0.1       46.3
Utilized...........................................     (0.3)       (43.0)        --       (0.1)     (43.4)
                                                        ----        -----      -----       ----      -----
September 30, 1999.................................      0.3         27.0        1.6        0.8       29.7
                                                        ====        =====      =====       ====      =====

    The major components of the provision for deferred taxation and the amounts not provided are as follows:

                                                                PROVIDED      NOT PROVIDED
                                                              SEPTEMBER 30,   SEPTEMBER 30,
                                                              -------------   -------------
                                                                  1999            1999
                                                              -------------   -------------
                                                               (L MILLION)     (L MILLION)
Accelerated tax depreciation................................       2.2               2.6
Other (provisions, losses, etc.)............................      (0.6)            (10.8)
                                                                  ----             -----
                                                                   1.6              (8.2)
                                                                  ====             =====

    The above summary does not include any liability to tax on capital gains which might arise if land and buildings were to be sold at their revalued amounts.

NOTE 11--PENSIONS

    The UK businesses covered by these combined financial statements participate in the NFC Retirement Plan which is fully funded. It is a defined benefit plan, except for that part of it for members under 40 which is a defined contribution plan. The assets of the Plan are held in trust funds independent of the participating businesses. The Plan has a surplus which is recognized and disclosed in the financial statements of NFC plc but none of which has been allocated to any of the businesses covered by these financial statements. Employer and employee contributions to the Plan are determined across participating businesses in the NFC Group in consultation with external professional actuaries, whose latest valuation was made as at March 31, 1997. The charge in these combined financial statements in respect of the Plan is the regular cost of benefits accruing.

    The majority of overseas plans are defined contribution plans. The Allied Van Lines retirement program consisted of a defined benefit plan and a defined contribution plan. These plans were terminated on December 31, 1997 and the accrued benefits frozen. The terminated plans have been replaced by defined contribution plans. The latest actuarial valuations of overseas defined benefit plans show that they are adequately funded.

NOTE 12--CONTINGENT LIABILITIES

    The nature of the businesses included in these financial statements and the extent of their operations are such that they are from time to time involved in legal proceedings, as plaintiff or defendant. No such proceedings as at September 30, 1999, are expected to have a material effect on these businesses.

                           NFC MOVING SERVICES GROUP

NOTE 12--CONTINGENT LIABILITIES (CONTINUED)
    One of the UK businesses included in these financial statements, together with businesses not so included, has given cross guarantees to and entered into set off arrangements with bankers which guarantee and offset any monies owing or owed from time to time, including principal, interest and other related charges, in respect of the cash management facilities of the NFC Group. At September 30, 1999, the relevant business had a contingent liability under these arrangements of L2.7m. Its contingent liabilities under these arrangements were terminated on the change of ownership on November 19, 1999 (see Note 1).

    Some of the companies included in these financial statements are guarantors of agreements entered into by Exel plc (formerly NFC plc) for the provision of borrowing facilities and they are jointly and severally liable for all borrowing thereunder. At September 30, 1999, there were no drawings under these facilities and the contingent liabilities were terminated on November 19, 1999.

    One of the businesses included in these financial statements is a user and another is a guarantor of letters of credit made in the ordinary course of business; no liabilities are expected to arise under these arrangements. The guarantor was released on November 19, 1999.

    For VAT purposes, the UK businesses included in these financial statements were, until September 30, 1998, members of the Pickfords VAT group, under which they had joint and several liability for amounts due by other members of that group. From that date until November 19, 1999, those businesses were members of the NFC VAT group and they are jointly and severally liable for amounts due by other members (including businesses not included in these financial statements) of that VAT group. Since November 19, 1999, those businesses have been members of the Pickfords VAT group and they are jointly and severally liable for amounts due by other members of that VAT group.

NOTE 13--ACQUISITION

    The assets and liabilities acquired with the business of Pickfords Vanguard on November 16, 1998 were as follows (with the fair values being the book values):

                                                                 FAIR
                                                                VALUES
                                                              -----------
                                                              (L MILLION)
Property, plant and equipment...............................      0.9
Net debt....................................................     (0.1)
Other current assets........................................      5.3
Other current liabilities...................................     (1.4)
                                                                 ----
                                                                  4.7
Goodwill....................................................      5.9
                                                                 ----
Consideration and costs.....................................     10.6
                                                                 ====

                           NFC MOVING SERVICES GROUP

NOTE 14--CONSOLIDATED CASH FLOW STATEMENT

                                                               YEAR ENDED
                                                              SEPTEMBER 30
                                                              ------------
                                                                  1999
                                                                  ----
                                                              (L MILLION)
MOVEMENTS IN PROVISIONS
Insurance...................................................       1.4
Surplus property............................................      (0.5)
                                                                  ----
                                                                   0.9
                                                                  ====
MOVEMENTS IN WORKING CAPITAL
Inventories.................................................      (0.1)
Receivables.................................................      (7.5)
Payables....................................................       4.1
                                                                  ----
                                                                  (3.5)
                                                                  ====
ACQUISITIONS
Consideration and costs.....................................      10.6
Deferred consideration......................................      (0.3)
                                                                  ----
Cash paid...................................................      10.3
                                                                  ====
FINANCING
NFC Group funding (net).....................................      14.2
                                                                  ====

        CASH

                                                                      BANK
                                                          CASH     OVERDRAFTS    TOTAL
                                                        --------   ----------   --------
                                                                  (L MILLION)
October 1, 1998.......................................      18        (2.2)       15.8
Exchange differences..................................     0.5        (0.1)        0.4
Movements.............................................    12.1        (1.8)       10.3
                                                          ----        ----        ----
September 30, 1999....................................    30.6        (4.1)       26.5
                                                          ====        ====        ====

                           NFC MOVING SERVICES GROUP

NOTE 14--CONSOLIDATED CASH FLOW STATEMENT (CONTINUED)
        RECONCILIATION OF CASH

                                                          YEAR ENDED SEPTEMBER 30
                                                          -----------------------
                                                                   1999
                                                                   ----
                                                                (L MILLION)
Net cash inflow before financing........................           (3.9)
Exchange differences....................................            0.4
Net NFC Group funding...................................           14.2
                                                                   ----
Movement in net cash....................................           10.7
Net cash at beginning of year...........................           15.8
                                                                   ----
Net cash at end of year.................................           26.5
                                                                   ====

        ANALYSIS OF NET CASH

                                                          YEAR ENDED SEPTEMBER 30
                                                          -----------------------
                                                                   1999
                                                                   ----
                                                                (L MILLION)
Cash at bank and in hand................................           30.6
Overdrafts..............................................           (4.1)
                                                                   ----
                                                                   26.5
                                                                   ====

NOTE 15--RELATED PARTY TRANSACTIONS

    NFC Moving Services Group does not operate as a separate group and consequently there were a number of transactions between its businesses and companies and other businesses and companies within the NFC Group in the year ended September 30, 1999. These included transactions relating to insurance management and underwriting, pension administration, treasury, property and taxation management and other central services supplied by Exel plc (formerly NFC plc). The transactions have not been identified individually as it is not practical to do so. Transitional arrangements have been agreed for the provision on normal commercial terms of pensions administration and certain other central services for periods after the acquisition.

NOTE 16-- DIFFERENCES BETWEEN UNITED KINGDOM AND UNITED STATES GENERALLY ACCEPTED ACCOUNTING PRINCIPLES

    The accounting policies under which these combined financial statements have been prepared conform with accounting principles generally accepted in the United Kingdom ("UK GAAP"). Such principles differ from those generally accepted in the United States ("US GAAP") in the following significant respects.

    TAXATION: Deferred taxation is provided at expected future rates of tax using the liability method on all material timing differences where, in the opinion of the Directors, liabilities or assets will crystallize in the forseeable future. Under US GAAP, deferred tax is recognized on all temporary differences between the tax and book bases of assets and liabilities including the differences between the assigned fair values and tax bases of assets and liabilities acquired, subject to a valuation allowance if it is more likely than not that some or all of a deferred tax asset will not be realised. The taxation charges included in these combined financial statements are not representative of those that would have arisen in NFC Moving Services Group

                           NFC MOVING SERVICES GROUP

NOTE 16-- DIFFERENCES BETWEEN UNITED KINGDOM AND UNITED STATES GENERALLY ACCEPTED ACCOUNTING PRINCIPLES (CONTINUED)
on a stand-alone basis or would arise in NFC Moving Services Group in the future. The reconciliations below include adjustments required to show taxation charges on a stand-alone basis.

    DISPOSAL OF PROPERTY: Profits and losses on the disposal of property are taken into account where sale agreements have been entered into prior to the accounting date and completion of such agreements has taken place before the date of approval of the UK statutory accounts. Under US GAAP such profits and losses would only be accounted for if completion had taken place on or before the accounting date.

    REVALUATIONS OF LAND AND BUILDINGS: Certain properties were revalued at September 30, 1995, April 30, 1996, April 30, 1997, April 30, 1998 and
April 30, 1999 and those revaluations have been incorporated in the financial statements. Accordingly, in subsequent years the amortization and depreciation charges are based on the relevant valuations. Under US GAAP property is shown at cost and amortization and depreciation charges are related thereto.

    STAFF COSTS: The Group's policy in respect of holiday pay is to charge it as it is paid. US GAAP require that account must be taken of all such payments due but not paid.

    PENSION COSTS: Provision is made for the cost of retirement benefits payable by the NFC Retirement Plan as assessed by external professional actuaries and is charged to the profit and loss account so as to spread the cost over the period during which the employer derives benefit from the employee's services. Under US GAAP, the NFC Retirement Plan would be treated as a multiemployer plan. As such, the contributions made to the Plan would be recognized as the pension cost in the year. These financial statements include the regular cost of pensions which are paid to a company in the NFC Group. As these contributions are not paid by that company to the Plan, they would, under US GAAP, be treated as distributions to the NFC Group and would be included in NFC Group Investment.

    INVESTMENTS: Under UK GAAP, investments are stated at cost less any provision for permanent diminution in value. Under US GAAP investments available for sale are included at market value. Under US GAAP, unrealized gains on investments are included in comprehensive income.

    GOODWILL: Goodwill arising on acquisitions is written off to NFC Group Investment on acquisition and, on the subsequent sale of a business, is taken into account in the determination of the gain or loss on sale. Under US GAAP, goodwill is amortized over its estimated useful life not exceeding 40 years. For the purposes of the summary below goodwill has been amortized over its estimated useful life which is estimated to range from 10 to 40 years. From October 1, 1998, goodwill is capitalized and amortized over its useful life in accordance with FRS 10. On the sale of a business, any unamortized goodwill relating thereto would be taken into account in the determination of the gain or loss on the sale. For the purposes of US GAAP, the businesses periodically evaluate the recoverability of goodwill based on estimates of future profitability. If an impairment is determined, the amount of such impairment is calculated based on estimated recoverability.

    EXCEPTIONAL ITEMS: Under US GAAP, the presentation of operating profit before exceptional items and profit before tax and exceptional items is not permitted. The amounts reported as exceptional items, which include the profit or loss on disposals of properties and the loss on disposal of operations reported after operating profit under UK GAAP, would be included in the determination of operating profit under US GAAP.

                           NFC MOVING SERVICES GROUP

NOTE 16-- DIFFERENCES BETWEEN UNITED KINGDOM AND UNITED STATES GENERALLY ACCEPTED ACCOUNTING PRINCIPLES (CONTINUED)
    The effect of the significant adjustments to profit for the financial year, comprehensive income and NFC Group Investment which would be required if US GAAP had been applied instead of UK GAAP is summarized below.

        PROFIT FOR THE FINANCIAL YEAR

                                                                YEAR ENDED SEPTEMBER 30
                                                                -----------------------
                                                                         1999
                                                                         ----
                                                                      (L MILLION)
Profit for the financial year as reported.....................                  17.8
US GAAP adjustments:
Operating charges
  Staff costs                  -wages and salaries............      0.8
                               -pensions......................      1.7
  Depreciation and             -goodwill......................     (0.9)
    amortization
                               -revaluation of land and
                                 buildings....................      0.2
Taxation -- stand-alone adjustment............................     (0.9)
  Deferred taxation            -methodology...................      0.8
                               -on adjustments above..........     (1.7)
                                                                   ----
                                                                                  --
                                                                                ----
Profit for the financial year as adjusted to accord with US
GAAP..........................................................                  17.8
                                                                                ====
COMPREHENSIVE INCOME
Total recognized gains and losses as reported.................                  19.0
US GAAP adjustments:
Adjustments to profit for the financial year as above.........                    --
Unrealized surplus on revaluation of properties...............                  (0.6)
Unrealized holding losses on investments......................                  (1.0)
Deferred taxation on unrealized holding gains/(losses) on
investments...................................................                   0.4
                                                                                ----
Comprehensive income in accordance with US GAAP...............                  17.8
                                                                                ====

--------------------------------------------------------------------------------

                                   PROSPECTUS

--------------------------------------------------------------------------------

                         NORTH AMERICAN VAN LINES, INC.

                             OFFER TO EXCHANGE ITS
                   13 3/8% SENIOR SUBORDINATED NOTES DUE 2009

                                           , 2002

--------------------------------------------------------------------------------

                     DEALER PROSPECTUS DELIVERY OBLIGATION

Until             , 2002, all dealers that effect transactions in these
securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers' obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

--------------------------------------------------------------------------------

                                    PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 20. INDEMNIFICATION OF OFFICERS AND DIRECTORS

    North American Van Lines' Restated Certificate of Incorporation and its By-Laws, as amended, authorize the indemnification of officers and directors of the corporation consistent with Section 145 of the Delaware Corporation Law, as amended, and to the full extent permitted under Delaware law.

    Section 145 of the Delaware Corporation Law, as amended, provides in regards to indemnification of directors and officers as follows:

        "145 INDEMNIFICATION OF OFFICERS, DIRECTORS, EMPLOYEES AND AGENTS; INSURANCE.--(a) A corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

        (b) A corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

        (c) To the extent that a present or former director or officer of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections (a) and (b) of this section, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection therewith.

        (d) Any indemnification under subsections (a) and (b) of this section (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the present or former director, officer, employee or agent is proper in the circumstances because the person has met the applicable standard of conduct set forth in subsections (a) and (b) of this section. Such determination shall be made, with respect to a person who is a director or officer at the time of such determination (1) by a majority vote of the directors who are not parties to such action, suit or proceeding, even though less than a quorum, or (2) by a committee of such directors designated by majority vote of such directors, even though less than a quorum, or (3) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, or (4) by the stockholders.

        (e) Expenses (including attorney's fees) incurred by an officer or director in defending any civil, criminal, administrative or investigative action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the corporation as authorized in this section. Such expenses (including attorneys' fees) incurred by former directors and officers or other employees and agents may be so paid upon such terms and conditions, if any, as the corporation deems appropriate.

        (f) The indemnification and advancement of expenses provided by, or granted pursuant to the other subsections of this section shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any by-law, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in such person's official capacity and as to action in another capacity while holding such office.

        (g) A corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person's status as such, whether or not the corporation would have the power to indemnify such person against such liability under this section.

        (h) For purposes of this section, references to "the corporation" shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, and employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under this section with respect to the resulting or surviving corporation as such person would have with respect to such constituent corporation if its separate existence had continued.

        (i) For purposes of this section, references to "other enterprises" shall include employee benefit plans; references to "fines" shall include any excise taxes assessed on a person with respect to any employee benefit plan; and references to "serving at the request of the corporation" shall include any service as a director, officer, employee or agent of the corporation which imposes duties on, or involves services by, such director, officer, employee, or agent with respect to an employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner such person reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner "not opposed to the best interests of the corporation" as referred to in this section.

        (j) The indemnification and advancement of expenses provided by, or granted pursuant to, this section shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person."

    Article VI of the By-Laws of North American Van Lines authorizes indemnification of officers and directors in cases of liability if the director or officer

        (1) acted in good faith and in a manner reasonably believed to be or not opposed to the best interests of the corporation and

        (2) with respect to any criminal action, had no reasonable cause to believe his conduct was unlawful.

In cases involving an action or suit by or on behalf of North American Van Lines, indemnification is limited to expenses actually or reasonably incurred and prohibit in cases where the officer or director has been adjudged liable unless otherwise ordered by the Delaware Court of Chancery or the court in which the original action or suit was brought. Section 6.01 of the By-Laws of North American Van Lines further provide that in a cases involving an action or suit by or on behalf of North American Van Lines, such indemnification is limited to expenses actually and reasonably incurred by such director or officer and indemnification of officers and directors to the full extent permitted under Delaware law, including a provision eliminating (except under certain enumerated circumstances) the liability of directors for duty of care violations.

    In addition, North American Van Lines' Restated Certificate of Incorporation, consistent with Section 102(b) of the Delaware Corporation Law, as amended, precludes indemnification of directors in cases of liability of any director

        (1) for any breach of loyalty to the corporation or its stockholders,

        (2) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of the law,

        (3) for unlawful payments of dividends or unlawful stock repurchases or redemptions as provided in Section 174 of the Delaware Corporation Law, as amended and

        (4) for any transaction from which the director derived an improper personal benefit.

    The indemnification provided for the Delaware Corporation Law is not exclusive of any other rights of indemnification, and a corporation may maintain insurance against liabilities for which indemnification is not expressly provided by the Delaware Corporation Law.

ITEM 21. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

    (a) List of Exhibits.


       EXHIBIT
       NUMBER                       DESCRIPTION OF DOCUMENT                            METHOD OF FILING
---------------------   ------------------------------------------------  ------------------------------------------
         3.1            Restated Certificate of Incorporation of North    Previously filed as Exhibit 3.1 to
                        American Van Lines, Inc.                          Form S-4, filed February 4, 2000.

         3.2            Amended and Restated By-Laws of North American    Previously filed as Exhibit 3.2 to
                        Van Lines, Inc.                                   Form S-4, filed February 4, 2000.

         3.3            Amended Certificate of Incorporation of NA        Previously filed as Exhibit 3.3 to
                        Holding Corporation, now known as SIRVA, Inc.     Form S-4, filed February 4, 2000.

         3.4            Amended and Restated By-Laws of NA Holding        Previously filed as Exhibit 3.4 to
                        Corporation, now known as SIRVA, Inc.             Form S-4, filed February 4, 2000.

         3.5            Articles of Incorporation of Fleet Insurance      Previously filed as Exhibit 3.5 to
                        Management, Inc.                                  Form S-4, filed February 4, 2000.

       EXHIBIT
       NUMBER                       DESCRIPTION OF DOCUMENT                            METHOD OF FILING
---------------------   ------------------------------------------------  ------------------------------------------
         3.6            By-Laws of Fleet Insurance Management, Inc.       Previously filed as Exhibit 3.6 to
                                                                          Form S-4, filed February 4, 2000.

         3.7            Certificate of Incorporation of FrontRunner       Previously filed as Exhibit 3.7 to
                        Worldwide, Inc.                                   Form S-4, filed February 4, 2000.

         3.8            By-Laws of FrontRunner Worldwide, Inc.            Previously filed as Exhibit 3.8 to
                                                                          Form S-4, filed February 4, 2000.

         3.9            Articles of Incorporation of Tri-City Moving &    Previously filed as Exhibit 3.9 to
                        Storage, Inc., now known as North American        Form S-4, filed February 4, 2000.
                        Distribution Systems, Inc.

         3.10           By-Laws of Tri-City Moving & Storage, Inc. now    Previously filed as Exhibit 3.10 to
                        known as North American Distribution Systems,     Form S-4, filed February 4, 2000.
                        Inc.

         3.11           Amended Articles of Incorporation of North        Previously filed as Exhibit 3.11 to
                        American Travel Service, Inc., now known as       Form S-4, filed February 4, 2000.
                        North American Logistics, Inc.

         3.12           By-Laws of North American Travel Service, Inc.,   Previously filed as Exhibit 3.12 to
                        now known as North American Logistics, Inc.       Form S-4, filed February 4, 2000.

         3.13           Amended Articles of Incorporation of North        Previously filed as Exhibit 3.13 to
                        American Distribution Systems, Inc., now known    Form S-4, filed February 4, 2000.
                        as NAVTRANS International Freight Forwarding,
                        Inc.

         3.14           By-Laws of North American Distribution Systems,   Previously filed as Exhibit 3.14 to
                        Inc., now known as NAVTRANS International         Form S-4, filed February 4, 2000.
                        Freight Forwarding, Inc.

         3.15           Certificate of Incorporation of Relocation        Previously filed as Exhibit 3.15 to
                        Management Systems, Inc.                          Form S-4, filed February 4, 2000.

         3.16           By-Laws of Relocation Management Systems, Inc.    Previously filed as Exhibit 3.16 to
                                                                          Form S-4, filed February 4, 2000.

         3.17           Articles of Incorporation of NACAL, Inc.          Previously filed as Exhibit 3.17 to
                                                                          Form S-4, filed February 4, 2000.

         3.18           By-Laws of NACAL, Inc.                            Previously filed as Exhibit 3.18 to
                                                                          Form S-4, filed February 4, 2000.

         3.19           Amended Articles of Incorporation of Marlew,      Previously filed as Exhibit 3.19 to
                        Inc., now known as North American Van Lines of    Form S-4, filed February 4, 2000.
                        Texas, Inc.

         3.20           By-Laws of Marlew, Inc., now known as North       Previously filed as Exhibit 3.20 to
                        American Van Lines of Texas, Inc.                 Form S-4, filed February 4, 2000.

         3.21           Articles of Incorporation of Great Falls North    Previously filed as Exhibit 3.21 to
                        American, Inc.                                    Form S-4, filed February 4, 2000.

         3.22           By-Laws of Great Falls North American, Inc.       Previously filed as Exhibit 3.22 to
                                                                          Form S-4, filed February 4, 2000.

         3.23           Amended Articles of Incorporation of Relocation   Previously filed as Exhibit 3.23 to
                        Solutions Management, Inc., now known as A        Form S-4, filed February 4, 2000.
                        Relocation Solutions Management, Inc.

       EXHIBIT
       NUMBER                       DESCRIPTION OF DOCUMENT                            METHOD OF FILING
---------------------   ------------------------------------------------  ------------------------------------------
         3.24           By-Laws of Relocation Solutions Management,       Previously filed as Exhibit 3.24 to
                        Inc., now known as A Relocation Solutions         Form S-4, filed February 4, 2000.
                        Management, Inc.

         3.25           Amended Articles of Incorporation of Allied Sea   Previously filed as Exhibit 3.25 to
                        Van Company, now known as Allied Freight          Form S-4, filed February 4, 2000.
                        Forwarding, Inc.

         3.26           Restated By-Laws of Allied Van Lines              Previously filed as Exhibit 3.26 to
                        International Corporation, now known as Allied    Form S-4, filed February 4, 2000.
                        Freight Forwarding, Inc.

         3.27           Amended Certificate of Incorporation of Allied    Previously filed as Exhibit 3.27 to
                        Pickfords U.S.A., Inc., now known as Allied       Form S-4, filed February 4, 2000.
                        International N.A., Inc.

         3.28           Restated By-Laws of Allied International N.A.,    Previously filed as Exhibit 3.28 to
                        Inc.                                              Form S-4, filed February 4, 2000.

         3.29           Certificate of Agreement of Merger of NFC Merger  Previously filed as Exhibit 3.29 to
                        Corporation with and into Allied Van Lines, Inc.  Form S-4, filed February 4, 2000.

         3.30           By-Laws of Allied Van Lines, Inc.                 Previously filed as Exhibit 3.30 to
                                                                          Form S-4, filed February 4, 2000.

         3.31           Amended Articles of Incorporation of Allied Van   Previously filed as Exhibit 3.31 to
                        Lines Insurance Agency, Inc., now known as        Form S-4, filed February 4, 2000.
                        Vanguard Insurance Agency, Inc.

         3.32           By-Laws of Allied Van Lines Insurance Agency,     Previously filed as Exhibit 3.32 to
                        Inc., now known as Vanguard Insurance Agency,     Form S-4, filed February 4, 2000.
                        Inc.

         3.33           Certificate of Incorporation of Allied Van Lines  Previously filed as Exhibit 3.33 to
                        Terminal Company                                  Form S-4, filed February 4, 2000.

         3.34           Restated By-Laws of Allied Van Lines Terminal     Previously filed as Exhibit 3.34 to
                        Corporation                                       Form S-4, filed February 4, 2000.

         3.35           Certificate of Amendment of Certificate of        Previously filed as Exhibit 3.35 to
                        Incorporation of SIRVA, Inc., formerly known as   Amendment No. 1 to Form S-4, filed
                        Allied Worldwide, Inc.                            April 4, 2002.

         3.36           Certificate of Amendment to the Certificate of    Previously filed as Exhibit 3.36 to
                        Incorporation of SIRVA, Inc.                      Amendment No. 1 to Form S-4, filed
                                                                          April 4, 2002.

         3.37           Certificate of Incorporation of Eclipse Mobility  Previously filed as Exhibit 3.37 to
                        Resources, Inc., now know as Meridian Mobility    Amendment No. 1 to Form S-4, filed
                        Resources, Inc.                                   April 4, 2002.

         3.38           By-Laws of Meridian Mobility Resources, Inc.      Previously filed as Exhibit 3.38 to
                                                                          Amendment No. 1 to Form S-4, filed
                                                                          April 4, 2002.

         3.39           Certficate of Amendment to Articles of            Filed herewith
                        Incorporation of Federal Traffic Service, Inc.,
                        formerly known as North American Distribution
                        Systems, Inc.

       EXHIBIT
       NUMBER                       DESCRIPTION OF DOCUMENT                            METHOD OF FILING
---------------------   ------------------------------------------------  ------------------------------------------
         3.40           Certificate of Incorporation of                   Filed herewith
                        StoreYourThings.com, Inc.

         3.41           Certificate of Incorporation of StorEverything,   Filed herewith
                        Inc., formerly known as StoreYourThings.com,
                        Inc.

         3.42           By-Laws of StoreYourThings.com, Inc., now known   Filed herewith
                        as StorEverything, Inc.

         3.43           Articles of Incorporation of Able Van Lines,      Filed herewith
                        Inc., now known as Global Van Lines, Inc.

         3.44           Articles of Amendment to the Articles of          Filed herewith
                        Incorporation of Global Van Lines, Inc.,
                        formerly known as Able Van Lines, Inc.

         3.45           By-Laws of Able Van Lines, Inc., now known as     Filed herewith
                        Global Van Lines, Inc.

         3.46           Certificate of Formation of TGIA Acqusition       Filed herewith
                        Company, LLC, now known as National Association
                        of Independent Truckers, LLC.

         3.47           Certificate of Amendment of Certificate of        Filed herewith
                        Formation of National Association of Independent
                        Truckers, LLC, formerly known as TGIA
                        Acquisition Company, LLC.

         3.48           Limited Liability Company Agreement of TGIA       Filed herewith
                        Acqusition Company, LLC, now known as National
                        Association of Independent Truckers, LLC.

         3.49           Certificate of Formation of AWW Acquisition       Filed herewith
                        Company, LLC

         3.50           Certificate of Formation of SIRVA Acqusition      Filed herewith
                        Company, LLC, formerly known as AWW Acqusition
                        Company, LLC

         3.51           Certificate of Amendment to Certificate of        Filed herewith
                        Formation of SIRVA Relocation LLC, formerly
                        known as SIRVA Acquisition Company, LLC

         3.52           Limited Liability Company Agreement of SIRVA      Filed herewith
                        Acquisition Company, LLC, now known as SIRVA
                        Relocation LLC

         3.53           Articles of Organization of ProSource             Filed herewith
                        Properties, Ltd.

         3.54           Amended and Restated Operating Agreement of       Filed herewith
                        ProSource Properties, Ltd.

         3.55           Certificate of Incorporation of U.S. Relocation   Filed herewith
                        Services, Inc.

         3.56           By-Laws of U.S. Relocation Services, Inc.         Filed herewith

         3.57           Articles of Incorporation of Corporate Transfer   Filed herewith
                        Service, Inc.

       EXHIBIT
       NUMBER                       DESCRIPTION OF DOCUMENT                            METHOD OF FILING
---------------------   ------------------------------------------------  ------------------------------------------
         3.58           Certificate of Amendment to Articles of           Filed herewith
                        Incorporation of Corporate Transfer Service,
                        Inc.

         3.59           Certificate of Amendment to Articles of           Filed herewith
                        Incorporation of Corporate Transfer Service,
                        Inc.

         3.60           By-Laws of Corporate Transfer Service, Inc.       Filed herewith

         3.61           [Certificate] of Incorporation of CRS Acqusition  Filed herewith
                        Corp.

         3.62           By-Laws of CRS Acqusition Corp.                   Filed herewith

         3.63           Articles of Incorporation of CRS Title Agency,    Filed herewith
                        Inc.

         3.64           Code of Regulations of CRS Title Agency, Inc.     Filed herewith

         3.65           Certificate of Incorporation of Allied            Filed herewith
                        Transportation Forwarding, Inc.

         3.66           By-Laws of Allied Transportation Forwarding,      Filed herewith
                        Inc.

         4.1            Indenture, dated as of November 19, 1999, among   Previously filed as Exhibit 4.1 to
                        North American Van Lines, State Street Bank and   Form S-4, filed February 4, 2000.
                        Trust Company and the subsidiary guarantors
                        party thereto

         4.2            Registration Rights Agreement, dated November     Previously filed as Exhibit 4.2 to
                        19, 1999, among North American Van Lines, Inc.,   Form S-4, filed February 4, 2000.
                        Banc of America Securities LLC, Chase Securities
                        Inc. and the subsidiary guarantors party thereto

         4.3            Form of 13 3/8 Senior Subordinated Note due 2009  Previously filed as Exhibit 4.3 to
                        (included in Exhibit 4.1)                         Form S-4, filed February 4, 2000.

         5.1            Opinion of Debevoise & Plimpton                   Filed herewith

        10.1            Acquisition Agreement, dated as of                Previously filed as Exhibit 10.1 to
                        September 14, 1999, between NA Holding            Form S-4, filed February 4, 2000.
                        Corporation and NFC plc

        10.2            Amendment No. 1 to the Acquisition Agreement,     Previously filed as Exhibit 10.2 to
                        dated as of November 19, 1999, between NA         Form S-4, filed February 4, 2000.
                        Holding Corporation and NFC plc

        10.3            Credit Agreement, dated as of November 19, 1999   Previously filed as Exhibit 10.3 to
                        and amended as of November 23, 1999, among North  Form S-4, filed February 4, 2000.
                        American Van Lines, the foreign subsidiary
                        borrowers from time to time parties thereto, the
                        several banks and other financial institutions
                        from time to time parties thereto, The Bank of
                        New York, as documentation agent, Banc of
                        America Securities LLC, as syndication agent,
                        and The Chase Manhattan Bank, as collateral and
                        administrative agent

       EXHIBIT
       NUMBER                       DESCRIPTION OF DOCUMENT                            METHOD OF FILING
---------------------   ------------------------------------------------  ------------------------------------------
        10.4            Guaranty and Collateral Agreement, dated as of    Previously filed as Exhibit 10.4 to
                        November 19, 1999, made by NA Holding             Form S-4, filed February 4, 2000.
                        Corporation, North American Van Lines, Inc. and
                        certain of its subsidiaries in favor of The
                        Chase Manhattan Bank, as collateral agent and
                        administrative agent

        10.5            Common Stock Purchase Warrant No. 1, dated as of  Previously filed as Exhibit 10.5 to
                        November 19, 1999, for 87,480 shares of NA        Form S-4, filed February 4, 2000.
                        Holding Common Stock, issued in the name of NFC
                        International Holdings (Netherlands II) BV

        10.6            Indemnification Agreement, dated as of            Previously filed as Exhibit 10.6 to
                        March 30, 1998, among NA Holding Corporation,     Form S-4, filed February 4, 2000.
                        NA Acquisition Corporation, North American Van
                        Lines, Clayton, Dubilier & Rice, Inc. and
                        Clayton, Dubilier & Rice Fund V Limited
                        Partnership

        10.7            Consulting Agreement, dated as of March 30,       Previously filed as Exhibit 10.7 to
                        1998, among NA Holding Corporation, NA            Form S-4, filed February 4, 2000.
                        Acquisition Corporation, and North American Van
                        Lines, Inc. and Clayton, Dubilier & Rice, Inc.

        10.8            Registration and Participation Agreement, dated   Previously filed as Exhibit 10.8 to
                        as of March 30, 1998, among NA Holding            Form S-4, filed February 4, 2000.
                        Corporation and Clayton, Dubilier & Rice Fund V
                        Limited Partnership

        10.9            Amendment No. 1, dated as of November 19, 1999,   Previously filed as Exhibit 10.9 to
                        to the Registration and Participation Agreement,  Form S-4, filed February 4, 2000.
                        dated as of March 30, 1998, among NA Holding
                        Corporation and Clayton, Dubilier & Rice Fund V
                        Limited Partnership

        10.10           Letter Agreement, dated as of November 19, 1999,  Previously filed as Exhibit 10.10 to
                        among NA Holding Corporation, Clayton,            Form S-4, filed February 4, 2000.
                        Dubilier & Rice Fund V Limited Partnership and
                        NFC plc with respect to rights and obligations
                        of NFC by virtue of its acquisition of 174,961
                        shares of common stock, par value $0.01 per
                        share, of NA Holding Corporation

        10.11           Stock Subscription Agreement, dated as of         Previously filed as Exhibit 10.11 to
                        November 19, 1999, between the NA Holding         Form S-4, filed February 4, 2000.
                        Corporation and Clayton, Dubilier & Rice Fund V
                        Limited Partnership

        10.12           Stock Subscription Agreement, dated as of         Previously filed as Exhibit 10.12 to
                        November 19, 1999, between NA Holding             Form S-4, filed February 4, 2000.
                        Corporation and NFC plc

        10.13           Form of Management Stock Subscription Agreement   Previously filed as Exhibit 10.13 to
                        for SIRVA, Inc. (formerly Allied Worldwide,       Form S-4, filed February 4, 2000.
                        Inc.)

        10.14           Form of Management Stock Option Agreement for     Previously filed as Exhibit 10.14 to
                        SIRVA, Inc. (formerly Allied Worldwide, Inc.)     Form S-4, filed February 4, 2000.

       EXHIBIT
       NUMBER                       DESCRIPTION OF DOCUMENT                            METHOD OF FILING
---------------------   ------------------------------------------------  ------------------------------------------
        10.15           Transition Services Agreement, dated as of        Previously filed as Exhibit 10.15 to
                        November 19, 1999, by and between NFC plc and NA  Form S-4, filed February 4, 2000.
                        Holding Corporation

        10.16           Tax Matters Agreement, dated as of                Previously filed as Exhibit 10.16 to
                        September 14, 1999, between NA Holding            Form S-4, filed February 4, 2000.
                        Corporation and NFC plc

        10.17           Amended and Restated Consulting Agreement, dated  Previously filed as Exhibit 10.17 to
                        as of January 1, 2001, by and among SIRVA Inc.    Amendment No. 1 to Form S-4, filed
                        (formerly Allied Worldwide, Inc.) and North       April 4, 2002.
                        American Van Lines, Inc. and Clayton,
                        Dubilier & Rice, Inc.

        10.18           Second Amendment, dated as of August 11, 2000,    Previously filed as Exhibit 10.18 to
                        to the Credit Agreement, dated as of November     Amendment No. 1 to Form S-4, filed
                        19, 1999 and amended as of November 23, 1999,     April 4, 2002.
                        among North American Van Lines, the foreign
                        subsidiary borrowers from time to time parties
                        thereto, the several banks and other financial
                        institutions from time to time parties thereto,
                        The Bank of New York, as documentation agent,
                        Banc of America Securities LLC, as syndication
                        agent, and The Chase Manhattan Bank, as
                        collateral and administrative agent.

        10.19           Third Amendment and Waiver, dated as of           Previously filed as Exhibit 10.19 to
                        December 21, 2001, to the Credit Agreement,       Amendment No. 1 to Form S-4, filed
                        dated as of November 19, 1999 and amended as of   April 4, 2002.
                        November 23, 1999, among North American Van
                        Lines, the foreign subsidiary borrowers from
                        time to time parties thereto, the several banks
                        and other financial institutions from time to
                        time parties thereto, The Bank of New York, as
                        documentation agent, Banc of America Securities
                        LLC, as syndication agent, and The Chase
                        Manhattan Bank, as collateral and administrative
                        agent.

        10.20           Fourth Amendment, dated as of March 19, 2002, to  Filed herewith the Credit Agreement, dated as of November 19,
                        1999 and amended as of November 23, 1999, among
                        North American Van Lines, the foreign subsidiary
                        borrowers from time to time parties thereto, the
                        several banks and other financial institutions
                        from time to time parties thereto, The Bank of
                        New York, as documentation agent, Banc of
                        America Securities LLC, as syndication agent,
                        and The Chase Manhattan Bank, as collateral and
                        administrative agent.

       EXHIBIT
       NUMBER                       DESCRIPTION OF DOCUMENT                            METHOD OF FILING
---------------------   ------------------------------------------------  ------------------------------------------
        10.21           Fifth Amendment, dated as of [         ], to the  Filed herewith
                        Credit Agreement, dated as of November 19, 1999
                        and amended as of November 23, 1999, among North
                        American Van Lines, the foreign subsidiary
                        borrowers from time to time parties thereto, the
                        several banks and other financial institutions
                        from time to time parties thereto, The Bank of
                        New York, as documentation agent, Banc of
                        America Securities LLC, as syndication agent,
                        and The Chase Manhattan Bank, as collateral and
                        administrative agent.

        10.22           Stock Subscription Agreement, dated as of         Filed herewith
                        April 12, 2002, between SIRVA, Inc., formerly
                        known as Allied Worldwide, Inc. and Clayton,
                        Dubilier & Rice Fund VI Limited Partnership

        12.1            Calculation of Ratios                             Previously filed as Exhibit 12.1 to
                                                                          Amendment No. 1 to Form S-4, filed
                                                                          April 4, 2002.

        15.1            Letter of PricewaterhouseCoopers LLP regarding    Previously filed as Exhibit 15.1 to
                        unaudited interim financial information           Form S-4, filed February 4, 2000.

        15.2            Letter of Ernst & Young regarding unaudited       Previously filed as Exhibit 15.2 to
                        interim financial information                     Form S-4, filed February 4, 2000.

        21.1            List of Subsidiaries of North American Van Lines  Filed herewith

        23.1            Consent of Debevoise & Plimpton (contained in     Filed herewith
                        Exhibit 5.1)

        23.2            Consent of PricewaterhouseCoopers LLP             Filed herewith

        23.3            Consent of Ernst & Young LLP                      Filed herewith

        24.1            Powers of Attorney (contained on signature        Filed herewith
                        pages)

        25.1            Statement of Eligibility of State Street Bank     Previously filed as Exhibit 25.1 to
                        and Trust on Form T-1                             Amendment No. 1 to Form S-4, filed
                                                                          April 4, 2002.

        27.1            Financial Data Schedule                           Previously filed as Exhibit 27.1 to
                                                                          Form S-4, filed February 4, 2000.

        99.1            Form of Letter of Transmittal                     Previously filed as Exhibit 99.1 to
                                                                          Amendment No. 1 to Form S-4, filed
                                                                          April 4, 2002.

        99.2            Form of Notice of Guaranteed Delivery             Previously filed as Exhibit 99.2 to
                                                                          Amendment No. 1 to Form S-4, filed
                                                                          April 4, 2002.

        99.3            Form of Instruction to Registered Holder and/or   Previously filed as Exhibit 99.3 to
                        Book Entry Transfer Participant from Beneficial   Amendment No. 1 to Form S-4, filed
                        Owner for Tender of 13 3/8 Senior Subordinated    April 4, 2002.
                        Notes Due 2009 for registered 13 3/8 Senior
                        Subordinated Notes Due 2009

       EXHIBIT
       NUMBER                       DESCRIPTION OF DOCUMENT                            METHOD OF FILING
---------------------   ------------------------------------------------  ------------------------------------------
        99.4            Guidelines for Certification of Taxpayer          Previously filed as Exhibit 99.4 to
                        Identification Number on Substitution Form W-9    Amendment No. 1 to Form S-4, filed
                                                                          April 4, 2002.

        99.5            Form of Exchange Agent Agreement by and between   Previously filed as Exhibit 99.5 to
                        North American Van Lines, Inc. and State Street   Amendment No. 1 to Form S-4, filed
                        Bank and Trust Company                            April 4, 2002.


------------------------


    (b) Financial Statement Schedules. Schedule II: Valuation and Qualifying Accounts appears on page F-46 of this prospectus.


ITEM 22. UNDERTAKINGS

    The undersigned registrant hereby undertakes:

    (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

       (a) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

       (b) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

       (c) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

    (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offering therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

    (4) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

    (5) The undersigned registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11, or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

    (6) The undersigned registrant hereby undertakes to supply by means of post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

                                   SIGNATURES


    Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Ft. Wayne, State of Indiana, on May 22, 2002.


                                                       NORTH AMERICAN VAN LINES, INC.

                                                       By:  /s/ JAMES W. ROGERS
                                                            -----------------------------------------
                                                            Name: James W. Rogers
                                                            Title:PRESIDENT AND CHIEF
                                                                 EXECUTIVE OFFICER

                               POWER OF ATTORNEY

    KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Ralph A. Ford, Dennis M. Thompson and Ronald L. Milewski, jointly and severally, as his true and lawful attorney-in-fact and agent, acting alone, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact full power and authority to do and reform each and every act and thing requisite or necessary to be done in and about the premises, as person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

    Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


                                                       Director, President and
/s/ JAMES W. ROGERS                                      Chief Executive Officer
-------------------------------------------              (Principal executive        May 22, 2002
James W. Rogers                                          officer)

/s/ RONALD L. MILEWSKI                                 Chief Financial Officer
-------------------------------------------              (Principal financial        May 22, 2002
Ronald L. Milewski                                       officer)

/s/ DENNIS M. THOMPSON                                 Vice President, Controller
-------------------------------------------              (Principal accounting       May 22, 2002
Dennis M. Thompson                                       officer)

/s/ MICHAEL G. BABIARZ                                 Director
-------------------------------------------                                          May 22, 2002
Michael G. Babiarz

/s/ EDMUND M. CARPENTER                                Director
-------------------------------------------                                          May 22, 2002
Edmund M. Carpenter

/s/ WESLEY K. CLARK                                    Director
-------------------------------------------                                          May 22, 2002
Wesley K. Clark

/s/ KEVIN J. CONWAY                                    Director
-------------------------------------------                                          May 22, 2002
Kevin J. Conway

/s/ KENNETH E. HOMA                                    Director
-------------------------------------------                                          May 22, 2002
Kenneth E. Homa

/s/ CARL T. STOCKER                                    Director
-------------------------------------------                                          May 22, 2002
Carl T. Stocker

/s/ RICHARD J. SCHNALL                                 Director
-------------------------------------------                                          May 22, 2002
Richard J. Schnall

                                   SIGNATURES


    Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Ft. Wayne, State of Indiana, on May 22, 2002.


                                                       FLEET INSURANCE MANAGEMENT, INC.

                                                       By:  /s/ LAWRENCE A. WRITT
                                                            -----------------------------------------
                                                            Name: Lawrence A. Writt
                                                            Title: PRESIDENT

                               POWER OF ATTORNEY

    KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Ralph A. Ford, Dennis M. Thompson, and Ronald L. Milewski, jointly and severally, as his true and lawful attorney-in-fact and agent, acting alone, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact full power and authority to do and reform each and every act and thing requisite or necessary to be done in and about the premises, as person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

    Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


/s/ LAWRENCE A. WRITT                                  Director and President
-------------------------------------------              (Principal executive        May 22, 2002
Lawrence A. Writt                                        officer)

/s/ DENNIS M. THOMPSON                                 Treasurer (Principal
-------------------------------------------              accounting officer)         May 22, 2002
Dennis M. Thompson

/s/ RONALD L. MILEWSKI                                 Director and principal
-------------------------------------------              financial officer           May 22, 2002
Ronald L. Milewski

/s/ RALPH A. FORD                                      Director
-------------------------------------------                                          May 22, 2002
Ralph A. Ford

                                   SIGNATURES


    Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Ft. Wayne, State of Indiana, on May 22, 2002.


                                                       FRONTRUNNER WORLDWIDE, INC.

                                                       By:  /s/ DOUGLAS V. GATHANY
                                                            -----------------------------------------
                                                            Name: Douglas V. Gathany
                                                            Title: TREASURER

                               POWER OF ATTORNEY

    KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Ralph A. Ford, Dennis M. Thompson and Ronald L. Milewski, jointly and severally, as his true and lawful attorney-in-fact and agent, acting alone, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact full power and authority to do and reform each and every act and thing requisite or necessary to be done in and about the premises, as person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

    Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


/s/ DOUGLAS V. GATHANY                                 Treasurer (Principal
-------------------------------------------              executive officer)          May 22, 2002
Douglas V. Gathany

/s/ RONALD L. MILEWSKI                                 Director and Principal
-------------------------------------------              financial officer           May 22, 2002
Ronald L. Milewski

/s/ DENNIS M. THOMPSON                                 (Principal accounting
-------------------------------------------              officer)                    May 22, 2002
Dennis M. Thompson

/s/ RALPH A. FORD                                      Director
-------------------------------------------                                          May 22, 2002
Ralph A. Ford

/s/ JAMES W. ROGERS                                    Director
-------------------------------------------                                          May 22, 2002
James W. Rogers

                                   SIGNATURES


    Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Ft. Wayne, State of Indiana, on May 22, 2002.


                                                       FEDERAL TRAFFIC SERVICE, INC.

                                                       By:  /s/ MICHAEL P. FERGUS
                                                            -----------------------------------------
                                                            Name: Michael P. Fergus
                                                            Title: PRESIDENT

                               POWER OF ATTORNEY

    KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Ralph A. Ford, Dennis M. Thompson and Ronald L. Milewski, jointly and severally, as his true and lawful attorney-in-fact and agent, acting alone, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact full power and authority to do and reform each and every act and thing requisite or necessary to be done in and about the premises, as person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

    Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


/s/ MICHAEL P. FERGUS                                  President (Principal
-------------------------------------------              executive officer)           May 22, 2002
Michael P. Fergus

/s/ RONALD L. MILEWSKI                                 Director and principal
-------------------------------------------              financial officer            May 22, 2002
Ronald L. Milewski

/s/ DENNIS M. THOMPSON                                 (Principal accounting
-------------------------------------------              officer)                     May 22, 2002
Dennis M. Thompson

/s/ RALPH A. FORD                                      Director
-------------------------------------------                                           May 22, 2002
Ralph A. Ford

/s/ JAMES W. ROGERS                                    Director
-------------------------------------------                                           May 22, 2002
James W. Rogers

                                   SIGNATURES


    Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Ft. Wayne, State of Indiana, on May 22, 2002.


                                                       NORTH AMERICAN LOGISTICS LTD.

                                                       By:  /s/ GREGORY S. MAIERS
                                                            -----------------------------------------
                                                            Name: Gregory S. Maiers
                                                            Title: PRESIDENT

                               POWER OF ATTORNEY

    KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Ralph A. Ford, Dennis M. Thompson, and Ronald L. Milewski, jointly and severally, as his true and lawful attorney-in-fact and agent, acting alone, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact full power and authority to do and reform each and every act and thing requisite or necessary to be done in and about the premises, as person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

    Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


/s/ GREGORY S. MAIERS                                  President (Principal
-------------------------------------------              executive officer)          May 22, 2002
Gregory S. Maiers

/s/ RONALD L. MILEWSKI                                 Director and principal
-------------------------------------------              financial officer           May 22, 2002
Ronald L. Milewski

/s/ DENNIS M. THOMPSON                                 (Principal accounting
-------------------------------------------              officer)                    May 22, 2002
Dennis M. Thompson

/s/ RALPH A. FORD                                      Director
-------------------------------------------                                          May 22, 2002
Ralph A. Ford

/s/ JAMES W. ROGERS                                    Director
-------------------------------------------                                          May 22, 2002
James W. Rogers

                                   SIGNATURES


    Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Ft. Wayne, State of Indiana, on May 22, 2002.


                                                       NAVTRANS INTERNATIONAL FREIGHT
                                                       FORWARDING, INC.

                                                       By:  /s/ GREGORY S. MAIERS
                                                            -----------------------------------------
                                                            Name: Gregory S. Maiers
                                                            Title: PRESIDENT

                               POWER OF ATTORNEY

    KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Ralph A. Ford, Dennis M. Thompson, and Ronald L. Milewski, jointly and severally, as his true and lawful attorney-in-fact and agent, acting alone, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact full power and authority to do and reform each and every act and thing requisite or necessary to be done in and about the premises, as person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

    Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


/s/ GREGORY S. MAIERS                                  President (Principal
-------------------------------------------              executive officer)           May 22, 2002
Gregory S. Maiers

/s/ RONALD L. MILEWSKI                                 Director and principal
-------------------------------------------              financial officer            May 22, 2002
Ronald L. Milewski

/s/ DENNIS M. THOMPSON                                 (Principal accounting
-------------------------------------------              officer)                     May 22, 2002
Dennis M. Thompson

/s/ RALPH A. FORD                                      Director
-------------------------------------------                                           May 22, 2002
Ralph A. Ford

/s/ JAMES W. ROGERS                                    Director
-------------------------------------------                                           May 22, 2002
James W. Rogers

                                   SIGNATURES


    Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Ft. Wayne, State of Indiana, on May 22, 2002.


                                                       MERIDIAN MOBILITY RESOURCES INC

                                                       By:  /s/ MICHAEL P. FERGUS
                                                            -----------------------------------------
                                                            Name: Michael P. Fergus
                                                            Title: PRESIDENT

                               POWER OF ATTORNEY

    KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Ralph A. Ford, Dennis M. Thompson and Ronald L. Milewski, jointly and severally, as his true and lawful attorney-in-fact and agent, acting alone, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact full power and authority to do and reform each and every act and thing requisite or necessary to be done in and about the premises, as person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

    Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


/s/ MICHAEL P. FERGUS                                  President (Principal
-------------------------------------------              executive officer)           May 22, 2002
Michael P. Fergus

/s/ RONALD L. MILEWSKI                                 Director and principal
-------------------------------------------              financial officer            May 22, 2002
Ronald L. Milewski

/s/ DENNIS M. THOMPSON                                 (Principal accounting
-------------------------------------------              officer)                     May 22, 2002
Dennis M. Thompson

/s/ RALPH A. FORD                                      Director
-------------------------------------------                                           May 22, 2002
Ralph A. Ford

/s/ JAMES W. ROGERS                                    Director
-------------------------------------------                                           May 22, 2002
James W. Rogers

                                   SIGNATURES


    Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Ft. Wayne, State of Indiana, on May 22, 2002.


                                                       RELOCATION MANAGEMENT SYSTEMS, INC.

                                                       By:  /s/ MICHAEL P. FERGUS
                                                            -----------------------------------------
                                                            Name: Michael P. Fergus
                                                            Title: PRESIDENT

                               POWER OF ATTORNEY

    KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Ralph A. Ford, Dennis M Thompson, and Ronald L. Milewski, jointly and severally, as his true and lawful attorney-in-fact and agent, acting alone, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact full power and authority to do and reform each and every act and thing requisite or necessary to be done in and about the premises, as person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

    Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


/s/ MICHAEL P. FERGUS                                  President (Principal
-------------------------------------------              executive officer)           May 22, 2002
Michael P. Fergus

/s/ RONALD L. MILEWSKI                                 Director and principal
-------------------------------------------              financial officer            May 22, 2002
Ronald L. Milewski

/s/ DENNIS M. THOMPSON                                 (Principal accounting
-------------------------------------------              officer)                     May 22, 2002
Dennis M. Thompson

/s/ RALPH A. FORD                                      Director
-------------------------------------------                                           May 22, 2002
Ralph A. Ford

/s/ JAMES W. ROGERS                                    Director
-------------------------------------------                                           May 22, 2002
James W. Rogers

                                   SIGNATURES


    Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Ft. Wayne, State of Indiana, on May 22, 2002.


                                                       NACAL, INC.

                                                       By:  /s/ MICHAEL P. FERGUS
                                                            -----------------------------------------
                                                            Name: Michael P. Fergus
                                                            Title: PRESIDENT

                               POWER OF ATTORNEY

    KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Ralph A. Ford, Dennis M. Thompson, and Ronald L. Milewski, jointly and severally, as his true and lawful attorney-in-fact and agent, acting alone, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact full power and authority to do and reform each and every act and thing requisite or necessary to be done in and about the premises, as person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

    Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


/s/ MICHAEL P. FERGUS                                  President (Principal
-------------------------------------------              executive officer)           May 22, 2002
Michael P. Fergus

/s/ RONALD L. MILEWSKI                                 Director and principal
-------------------------------------------              financial officer            May 22, 2002
Ronald L. Milewski

/s/ DENNIS M. THOMPSON                                 (Principal accounting
-------------------------------------------              officer)                     May 22, 2002
Dennis M. Thompson

/s/ RALPH A. FORD                                      Director
-------------------------------------------                                           May 22, 2002
Ralph A. Ford

/s/ JAMES W. ROGERS                                    Director
-------------------------------------------                                           May 22, 2002
James A. Rogers

                                   SIGNATURES


    Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Ft. Wayne, State of Indiana, on May 22, 2002.


                                                       NORTH AMERICAN VAN LINES OF TEXAS, INC.

                                                       By:  /s/ MICHAEL P. FERGUS
                                                            -----------------------------------------
                                                            Name: Michael P. Fergus
                                                            Title: PRESIDENT

                               POWER OF ATTORNEY

    KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Ralph A. Ford, Dennis M. Thompson, and Ronald L. Milewski, jointly and severally, as his true and lawful attorney-in-fact and agent, acting alone, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact full power and authority to do and reform each and every act and thing requisite or necessary to be done in and about the premises, as person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

    Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


/s/ MICHAEL P. FERGUS                                  President (Principal
-------------------------------------------              executive officer)           May 22, 2002
Michael P. Fergus

/s/ RONALD L. MILEWSKI                                 Director and principal
-------------------------------------------              financial officer            May 22, 2002
Ronald L. Milewski

/s/ DENNIS M. THOMPSON                                 (Principal accounting
-------------------------------------------              officer)                     May 22, 2002
Dennis M. Thompson

/s/ RALPH A. FORD                                      Director
-------------------------------------------                                           May 22, 2002
Ralph A. Ford

/s/ JAMES W. ROGERS                                    Director
-------------------------------------------                                           May 22, 2002
James W. Rogers

                                   SIGNATURES


    Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Ft. Wayne, State of Indiana, on May 22, 2002.


                                                       GREAT FALLS NORTH AMERICAN, INC.

                                                       By:  /s/ MICHAEL P. FERGUS
                                                            -----------------------------------------
                                                            Name: Michael P. Fergus
                                                            Title: PRESIDENT

                               POWER OF ATTORNEY

    KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Ralph A. Ford, Dennis M. Thompson, and Ronald L. Milewski, jointly and severally, as his true and lawful attorney-in-fact and agent, acting alone, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact full power and authority to do and reform each and every act and thing requisite or necessary to be done in and about the premises, as person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

    Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


/s/ MICHAEL P. FERGUS                                  President (Principal
-------------------------------------------              executive officer)           May 22, 2002
Michael P. Fergus

/s/ RONALD L. MILEWSKI                                 Director and principal
-------------------------------------------              financial officer            May 22, 2002
Ronald L. Milewski

/s/ DENNIS M. THOMPSON                                 (Principal accounting
-------------------------------------------              officer)                     May 22, 2002
Dennis M. Thompson

/s/ RALPH A. FORD                                      Director
-------------------------------------------                                           May 22, 2002
Ralph A. Ford

/s/ JAMES W. ROGERS                                    Director
-------------------------------------------                                           May 22, 2002
James W. Rogers

                                   SIGNATURES


    Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Ft. Wayne, State of Indiana, on May 22, 2002.


                                                       ALLIED VAN LINES, INC.

                                                       By:  /s/ MICHAEL P. FERGUS
                                                            -----------------------------------------
                                                            Name: Michael P. Fergus
                                                            Title: CHIEF EXECUTIVE OFFICER AND
                                                            PRESIDENT

                               POWER OF ATTORNEY

    KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Ralph A. Ford, Dennis M. Thompson, and Ronald L. Milewski, jointly and severally, as his true and lawful attorney-in-fact and agent, acting alone, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact full power and authority to do and reform each and every act and thing requisite or necessary to be done in and about the premises, as person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

    Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


/s/ MICHAEL P. FERGUS                                  Chief Executive Officer and
-------------------------------------------              President (Principal        May 22, 2002
Michael P. Fergus                                        executive officer)

/s/ RONALD L. MILEWSKI                                 Director and principal
-------------------------------------------              financial officer           May 22, 2002
Ronald L. Milewski

/s/ DENNIS M. THOMPSON                                 (Principal accounting
-------------------------------------------              officer)                    May 22, 2002
Dennis M. Thompson

/s/ RALPH A. FORD                                      Director
-------------------------------------------                                          May 22, 2002
Ralph A. Ford

/s/ JAMES W. ROGERS                                    Director
-------------------------------------------                                          May 22, 2002
James W. Rogers

                                   SIGNATURES


    Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Ft. Wayne, State of Indiana, on May 22, 2002.


                                                       ALLIED INTERNATIONAL N.A., INC.

                                                       By:  /s/ MICHAEL P. FERGUS
                                                            -----------------------------------------
                                                            Name: Michael P. Fergus
                                                            Title: CHIEF EXECUTIVE OFFICER AND
                                                            PRESIDENT

                               POWER OF ATTORNEY

    KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Ralph A. Ford, Dennis M. Thompson and Ronald L. Milewski, jointly and severally, as his true and lawful attorney-in-fact and agent, acting alone, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact full power and authority to do and reform each and every act and thing requisite or necessary to be done in and about the premises, as person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

    Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


/s/ MICHAEL P. FERGUS                                  Chief Executive Officer and
-------------------------------------------              President (Principal        May 22, 2002
Michael P. Fergus                                        executive officer)

/s/ RONALD L. MILEWSKI                                 Director and principal
-------------------------------------------              financial officer           May 22, 2002
Ronald L. Milewski

/s/ DENNIS M. THOMPSON                                 (Principal accounting
-------------------------------------------              officer)                    May 22, 2002
Dennis M. Thompson

/s/ RALPH A. FORD                                      Director
-------------------------------------------                                          May 22, 2002
Ralph A. Ford

/s/ JAMES W. ROGERS                                    Director
-------------------------------------------                                          May 22, 2002
James W. Rogers

                                   SIGNATURES


    Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Ft. Wayne, State of Indiana, on May 22, 2002.


                                                       ALLIED FREIGHT FORWARDING, INC.

                                                       By:  /s/ MICHAEL P. FERGUS
                                                            -----------------------------------------
                                                            Name: Michael P. Fergus
                                                            Title: PRESIDENT

                               POWER OF ATTORNEY

    KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Ralph A. Ford, Dennis M. Thompson, and Ronald L. Milewski, jointly and severally, as his true and lawful attorney-in-fact and agent, acting alone, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact full power and authority to do and reform each and every act and thing requisite or necessary to be done in and about the premises, as person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

    Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


/s/ MICHAEL P. FERGUS                                  President (Principal
-------------------------------------------              executive officer)          May 22, 2002
Michael P. Fergus

/s/ RONALD L. MILEWSKI                                 Director and principal
-------------------------------------------              financial officer           May 22, 2002
Ronald L. Milewski

/s/ DENNIS M. THOMPSON                                 (Principal accounting
-------------------------------------------              officer)                    May 22, 2002
Dennis M. Thompson

/s/ RALPH A. FORD                                      Director
-------------------------------------------                                          May 22, 2002
Ralph A. Ford

/s/ JAMES W. ROGERS                                    Director
-------------------------------------------                                          May 22, 2002
James W. Rogers

                                   SIGNATURES


    Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Ft. Wayne, State of Indiana, on May 22, 2002.


                                                       A RELOCATION MANAGEMENT SOLUTIONS COMPANY

                                                       By:  /s/ MICHAEL P. FERGUS
                                                            -----------------------------------------
                                                            Name: Michael P. Fergus
                                                            Title: PRESIDENT

                               POWER OF ATTORNEY

    KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Ralph A. Ford, Dennis M. Thompson, and Ronald L. Milewski, jointly and severally, as his true and lawful attorney-in-fact and agent, acting alone, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact full power and authority to do and reform each and every act and thing requisite or necessary to be done in and about the premises, as person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

    Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


/s/ MICHAEL P. FERGUS                                  Chairman of the Board and
-------------------------------------------              President (Principal         May 22, 2002
Michael P. Fergus                                        executive officer)

/s/ RONALD L. MILEWSKI                                 Director and principal
-------------------------------------------              financial officer            May 22, 2002
Ronald L. Milewski

/s/ DENNIS M. THOMPSON                                 (Principal accounting
-------------------------------------------              officer)                     May 22, 2002
Dennis M. Thompson

/s/ RALPH A. FORD                                      Director
-------------------------------------------                                           May 22, 2002
Ralph A. Ford

/s/ JAMES W. ROGERS                                    Director
-------------------------------------------                                           May 22, 2002
James W. Rogers

                                   SIGNATURES



    Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Ft. Wayne, State of Indiana, on May 22, 2002.


                                                       ALLIED VAN LINES TERMINAL COMPANY

                                                       By:  /s/ MICHAEL P. FERGUS
                                                            -----------------------------------------
                                                            Name: Michael P. Fergus
                                                            Title: PRESIDENT

                               POWER OF ATTORNEY

    KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Ralph A. Ford, Dennis M. Thompson, and Ronald L. Milewski, jointly and severally, as his true and lawful attorney-in-fact and agent, acting alone, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact full power and authority to do and reform each and every act and thing requisite or necessary to be done in and about the premises, as person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

    Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


/s/ MICHAEL P. FERGUS                                  President (Principal
-------------------------------------------              executive officer)           May 22, 2002
Michael P. Fergus

/s/ RONALD L. MILEWSKI                                 Director and principal
-------------------------------------------              financial officer            May 22, 2002
Ronald L. Milewski

/s/ DENNIS M. THOMPSON                                 (Principal accounting
-------------------------------------------              officer)                     May 22, 2002
Dennis M. Thompson

/s/ RALPH A. FORD                                      Director
-------------------------------------------                                           May 22, 2002
Ralph Ford

/s/ JAMES W. ROGERS                                    Director
-------------------------------------------                                           May 22, 2002
Rogers W. Rogers

                                   SIGNATURES


    Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Naperville, State of Illinois, on May 22, 2002.


                                                       VANGUARD INSURANCE AGENCY, INC.

                                                       By:  /s/ LAWRENCE A. WRITT
                                                            -----------------------------------------
                                                            Name: Lawrence A. Writt
                                                            Title: PRESIDENT AND CHIEF EXECUTIVE
                                                            OFFICER

                               POWER OF ATTORNEY

    KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Ralph A. Ford, Dennis M. Thompson, and Ronald L. Milewski, jointly and severally, as his true and lawful attorney-in-fact and agent, acting alone, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact full power and authority to do and reform each and every act and thing requisite or necessary to be done in and about the premises, as person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

    Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


/s/ LAWRENCE A. WRITT                                  President and Chief Executive
-------------------------------------------              Officer (Principal           May 22, 2002
Lawrence A. Writt                                        executive officer)

/s/ RONALD L. MILEWSKI                                 (Principal financial officer)
-------------------------------------------                                           May 22, 2002
Ronald L. Milewski

/s/ DENNIS M. THOMPSON                                 (Principal accounting
-------------------------------------------              officer)                     May 22, 2002
Dennis M. Thompson

/s/ MICHAEL P. FERGUS                                  Director
-------------------------------------------                                           May 22, 2002
Michael P. Fergus

/s/ MARSHALL B. FELBEIN                                Director
-------------------------------------------                                           May 22, 2002
Marshall B. Felbein

                                   SIGNATURES


    Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Ft. Wayne, State of Indiana, on May 22, 2002.


                                                       GLOBAL VAN LINES, INC.

                                                       By:  /s/ MICHAEL P. FERGUS
                                                            -----------------------------------------
                                                            Name: Michael P. Fergus
                                                            Title: PRESIDENT

                               POWER OF ATTORNEY

    KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Ralph A. Ford, Dennis M. Thompson and Ronald L. Milewski, jointly and severally, as his true and lawful attorney-in-fact and agent, acting alone, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact full power and authority to do and reform each and every act and thing requisite or necessary to be done in and about the premises, as person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

    Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


/s/ MICHAEL P. FERGUS                                  President (Principal
-------------------------------------------              executive officer)           May 22, 2002
Michael P. Fergus

/s/ DOUGLAS V. GATHANY                                 Treasurer (Principal
-------------------------------------------              financial and accounting     May 22, 2002
Douglas V. Gathany                                       officer)

/s/ RALPH A. FORD                                      Director and Secretary
-------------------------------------------                                           May 22, 2002
Ralph A. Ford

/s/ ROBERT SANDORA                                     Vice President
-------------------------------------------                                           May 22, 2002
Robert Sandora

/s/ JAMES W. ROGERS                                    Director
-------------------------------------------                                           May 22, 2002
James W. Rogers

/s/ RONALD L. MILEWSKI                                 Director
-------------------------------------------                                           May 22, 2002
Ronald L. Milewski

                                   SIGNATURES


    Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Ft. Wayne, State of Indiana, on May 22, 2002.


                                                       ALLIED TRANSPORTATION FORWARDING, INC.

                                                       By:  /s/ MICHAEL P. FERGUS
                                                            -----------------------------------------
                                                            Name: Michael P. Fergus
                                                            Title: PRESIDENT

                               POWER OF ATTORNEY

    KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Ralph A. Ford, Dennis M. Thompson and Ronald L. Milewski, jointly and severally, as his true and lawful attorney-in-fact and agent, acting alone, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact full power and authority to do and reform each and every act and thing requisite or necessary to be done in and about the premises, as person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

    Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


/s/ MICHAEL P. FERGUS                                  President (Principal
-------------------------------------------              executive officer)           May 22, 2002
Michael P. Fergus

/s/ DOUGLAS V. GATHANY                                 Treasurer (Principal
-------------------------------------------              financial and accounting     May 22, 2002
Douglas V. Gathany                                       officer)

/s/ TIMOTHY SCHNEEMAN                                  Vice President
-------------------------------------------                                           May 22, 2002
Timothy Schneeman

/s/ RALPH A. FORD                                      Director and Secretary
-------------------------------------------                                           May 22, 2002
Ralph A. Ford

/s/ JAMES W. ROGERS                                    Director
-------------------------------------------                                           May 22, 2002
James W. Rogers

/s/ RONALD L. MILEWSKI                                 Director
-------------------------------------------                                           May 22, 2002
Ronald L. Milewski

                                   SIGNATURES


    Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Mayfield Heights, State of Ohio, on May 22, 2002.


                                                       CRS ACQUISITION CORP.

                                                       By:  /s/ HENRY A. ROTH
                                                            -----------------------------------------
                                                            Name: Henry A. Roth
                                                            Title: PRESIDENT

                               POWER OF ATTORNEY

    KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Ralph A. Ford, Dennis M. Thompson and Ronald L. Milewski, jointly and severally, as his true and lawful attorney-in-fact and agent, acting alone, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact full power and authority to do and reform each and every act and thing requisite or necessary to be done in and about the premises, as person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

    Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


/s/ HENRY A. ROTH                                      Director and President
-------------------------------------------              (Principal executive         May 22, 2002
Henry A. Roth                                            officer)

/s/ EUGENE A. NOVAK                                    Director and Treasurer and
-------------------------------------------              Secretary (Principal         May 22, 2002
Eugene A. Novak                                          financial officer)

                                   SIGNATURES


    Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Mayfield Heights, State of Ohio, on May 22, 2002.


                                                       CRS TITLE AGENCY, INC.

                                                       By:  /s/ PATRICK SPICUZZA
                                                            -----------------------------------------
                                                            Name: Patrick Spicuzza
                                                            Title: PRESIDENT

                               POWER OF ATTORNEY

    KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Ralph A. Ford, Dennis M. Thompson and Ronald L. Milewski, jointly and severally, as his true and lawful attorney-in-fact and agent, acting alone, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact full power and authority to do and reform each and every act and thing requisite or necessary to be done in and about the premises, as person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

    Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


/s/ PATRICK SPICUZZA                                   President (Principal
-------------------------------------------              executive officer)           May 22, 2002
Patrick Spicuzza

/s/ EUGENE A. NOVAK                                    Treasurer (Principal
-------------------------------------------              financial and accounting     May 22, 2002
Eugene A. Novak                                          officer)

/s/ PATRICIA ROSEN-GRAY                                Secretary
-------------------------------------------                                           May 22, 2002
Patricia Rosen-Gray

/s/ RONALD L. MILEWSKI                                 Director
-------------------------------------------                                           May 22, 2002
Ronald L. Milewski

                                   SIGNATURES


    Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Plymouth, State of Minnesota, on May 22, 2002.


                                                       CORPORATE TRANSFER SERVICE, INC.

                                                       By:  /s/ BRYAN MCCOSKEY
                                                            -----------------------------------------
                                                            Name: Bryan McCoskey
                                                            Title: PRESIDENT

                               POWER OF ATTORNEY

    KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Ralph A. Ford, Dennis M. Thompson and Ronald L. Milewski, jointly and severally, as his true and lawful attorney-in-fact and agent, acting alone, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact full power and authority to do and reform each and every act and thing requisite or necessary to be done in and about the premises, as person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

    Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


/s/ BRYAN MCCOSKEY                                     President and Chief Operating
-------------------------------------------              Officer (Principal           May 22, 2002
Bryan McCoskey                                           executive officer)

/s/ EUGENE A. NOVAK                                    Director and Treasurer
-------------------------------------------              (Principal financial         May 22, 2002
Eugene A. Novak                                          officer)

/s/ MARVIN HANNON                                      (Principal accounting
-------------------------------------------              officer)                     May 22, 2002
Marvin Hannon

/s/ HENRY A. ROTH                                      Director and Secretary
-------------------------------------------                                           May 22, 2002
Henry A. Roth

                                   SIGNATURES


    Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Mayfield Heights, State of Ohio, on May 22, 2002.



                                                       PROSOURCE PROPERTIES, LTD.

                                                       By:  SIRVA RELOCATION LLC,
                                                       its Manager

                                                       By:  /s/ JAMES W. ROGERS
                                                            -----------------------------------------
                                                            Name: James W. Rogers
                                                            Title: CHAIRMAN AND PRESIDENT


                               POWER OF ATTORNEY

    KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Ralph A. Ford, Dennis M. Thompson and Ronald L. Milewski, jointly and severally, as his true and lawful attorney-in-fact and agent, acting alone, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact full power and authority to do and reform each and every act and thing requisite or necessary to be done in and about the premises, as person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

    Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


/s/ JAMES W. ROGERS                                    Chairman and President
-------------------------------------------              (Principal executive         May 22, 2002
James W. Rogers                                          officer)

/s/ EUGENE A. NOVAK                                    Chief Financial Officer
-------------------------------------------              (Principal financial and     May 22, 2002
Eugene A. Novak                                          accounting officer)

/s/ RALPH A. FORD                                      Secretary
-------------------------------------------                                           May 22, 2002
Ralph A. Ford

                                   SIGNATURES


    Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Denver, State of Colorado, on May 22, 2002.


                                                       U.S. RELOCATION SERVICES, INC.

                                                       By:  /s/ MARGARET A. PICCINELLI
                                                            -----------------------------------------
                                                            Name: Margaret A. Piccinelli
                                                            Title: PRESIDENT

                               POWER OF ATTORNEY

    KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Ralph A. Ford, Dennis M. Thompson and Ronald L. Milewski, jointly and severally, as his true and lawful attorney-in-fact and agent, acting alone, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact full power and authority to do and reform each and every act and thing requisite or necessary to be done in and about the premises, as person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

    Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


/s/ MARGARET A. PICCINELLI                             Director and President
-------------------------------------------              (Principal executive         May 22, 2002
Margaret A. Piccinelli                                   officer)

                                                       Director and Chief Financial
/s/ EUGENE A. NOVAK                                      Officer and Treasurer
-------------------------------------------              (Principal financial         May 22, 2002
Eugene A. Novak                                          officer)

/s/ FRANK DI TIRRO                                     (Principal accounting
-------------------------------------------              officer)                     May 22, 2002
Frank Di Tirro

/s/ HENRY A. ROTH                                      Director and Secretary
-------------------------------------------                                           May 22, 2002
Henry A. Roth

/s/ RONALD L. MILEWSKI                                 Director
-------------------------------------------                                           May 22, 2002
Ronald L. Milewski

                                   SIGNATURES


    Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Mayfield Heights, State of Ohio, on May 22, 2002.


                                                       SIRVA RELOCATION LLC

                                                       By:  /s/ JAMES W. ROGERS
                                                            -----------------------------------------
                                                            Name: James W. Rogers
                                                            Title: CHAIRMAN AND PRESIDENT

                               POWER OF ATTORNEY

    KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Ralph A. Ford, Dennis M. Thompson and Ronald L. Milewski, jointly and severally, as his true and lawful attorney-in-fact and agent, acting alone, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact full power and authority to do and reform each and every act and thing requisite or necessary to be done in and about the premises, as person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

    Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


/s/ JAMES W. ROGERS                                    Director and Chairman and
-------------------------------------------              President (Principal         May 22, 2002
James W. Rogers                                          executive officer)

/s/ RONALD L. MILEWSKI                                 Director and Vice President
-------------------------------------------              and Treasurer (Principal     May 22, 2002
Ronald L. Milewski                                       financial officer)

/s/ RALPH A. FORD                                      Director and Vice President
-------------------------------------------              and Secretary                May 22, 2002
Ralph A. Ford

/s/ MICHAEL P. FERGUS                                  Vice President
-------------------------------------------                                           May 22, 2002
Michael P. Fergus

                                   SIGNATURES


    Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Ft. Wayne, State of Indiana, on May 22, 2002.



                                                       STOREVERYTHING, INC.

                                                       By:  /s/ MICHAEL P. FERGUS
                                                            -----------------------------------------
                                                            Name: Michael P. Fergus
                                                            Title: PRESIDENT


                               POWER OF ATTORNEY

    KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Ralph A. Ford, Dennis M. Thompson and Ronald L. Milewski, jointly and severally, as his true and lawful attorney-in-fact and agent, acting alone, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact full power and authority to do and reform each and every act and thing requisite or necessary to be done in and about the premises, as person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

    Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


/s/ MICHAEL P. FERGUS                                  President (Principal
-------------------------------------------              executive officer)           May 22, 2002
Michael P. Fergus

/s/ DOUGLAS V. GATHANY                                 Treasurer (Principal
-------------------------------------------              financial and accounting     May 22, 2002
Douglas V. Gathany                                       officer)

/s/ RALPH A. FORD                                      Director and Secretary
-------------------------------------------                                           May 22, 2002
Ralph A. Ford

/s/ JAMES W. ROGERS                                    Director
-------------------------------------------                                           May 22, 2002
James W. Rogers

/s/ RONALD L. MILEWSKI                                 Director
-------------------------------------------                                           May 22, 2002
Ronald L. Milewski

                                   SIGNATURES


    Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Naperville, State of Illinois, on May 22, 2002.


                                                       NATIONAL ASSOCIATION OF INDEPENDENT TRUCKERS,
                                                       LLC

                                                       By:  /s/ LAWRENCE A. WRITT
                                                            -----------------------------------------
                                                            Name: Lawrence A. Writt
                                                            Title: PRESIDENT

                               POWER OF ATTORNEY

    KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Ralph A. Ford, Dennis M. Thompson and Ronald L. Milewski, jointly and severally, as his true and lawful attorney-in-fact and agent, acting alone, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact full power and authority to do and reform each and every act and thing requisite or necessary to be done in and about the premises, as person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

    Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


                                                       Director and Chairman and
/s/ LAWRENCE A. WRITT                                    President and Treasurer
-------------------------------------------              (Principal executive and     May 22, 2002
Lawrence A. Writt                                        financial officer)

/s/ ROBERT J. HENRY                                    Director and Vice President
-------------------------------------------              and Secretary                May 22, 2002
Robert J. Henry

                                    EXHIBITS


       EXHIBIT
       NUMBER                       DESCRIPTION OF DOCUMENT                            METHOD OF FILING
---------------------   ------------------------------------------------  ------------------------------------------
         3.1            Restated Certificate of Incorporation of North    Previously filed as Exhibit 3.1 to
                        American Van Lines, Inc.                          Form S-4, filed February 4, 2000.

         3.2            Amended and Restated By-Laws of North American    Previously filed as Exhibit 3.2 to
                        Van Lines, Inc.                                   Form S-4, filed February 4, 2000.

         3.3            Amended Certificate of Incorporation of NA        Previously filed as Exhibit 3.3 to
                        Holding Corporation, now known as SIRVA, Inc.     Form S-4, filed February 4, 2000.

         3.4            Amended and Restated By-Laws of NA Holding        Previously filed as Exhibit 3.4 to
                        Corporation, now known as SIRVA, Inc.             Form S-4, filed February 4, 2000.

         3.5            Articles of Incorporation of Fleet Insurance      Previously filed as Exhibit 3.5 to
                        Management, Inc.                                  Form S-4, filed February 4, 2000.

         3.6            By-Laws of Fleet Insurance Management, Inc.       Previously filed as Exhibit 3.6 to
                                                                          Form S-4, filed February 4, 2000.

         3.7            Certificate of Incorporation of FrontRunner       Previously filed as Exhibit 3.7 to
                        Worldwide, Inc.                                   Form S-4, filed February 4, 2000.

         3.8            By-Laws of FrontRunner Worldwide, Inc.            Previously filed as Exhibit 3.8 to
                                                                          Form S-4, filed February 4, 2000.

         3.9            Articles of Incorporation of Tri-City Moving &    Previously filed as Exhibit 3.9 to
                        Storage, Inc., now known as North American        Form S-4, filed February 4, 2000.
                        Distribution Systems, Inc.

         3.10           By-Laws of Tri-City Moving & Storage, Inc. now    Previously filed as Exhibit 3.10 to
                        known as North American Distribution Systems,     Form S-4, filed February 4, 2000.
                        Inc.

         3.11           Amended Articles of Incorporation of North        Previously filed as Exhibit 3.11 to
                        American Travel Service, Inc., now known as       Form S-4, filed February 4, 2000.
                        North American Logistics, Inc.

         3.12           By-Laws of North American Travel Service, Inc.,   Previously filed as Exhibit 3.12 to
                        now known as North American Logistics, Inc.       Form S-4, filed February 4, 2000.

         3.13           Amended Articles of Incorporation of North        Previously filed as Exhibit 3.13 to
                        American Distribution Systems, Inc., now known    Form S-4, filed February 4, 2000.
                        as NAVTRANS International Freight Forwarding,
                        Inc.

         3.14           By-Laws of North American Distribution Systems,   Previously filed as Exhibit 3.14 to
                        Inc., now known as NAVTRANS International         Form S-4, filed February 4, 2000.
                        Freight Forwarding, Inc.

         3.15           Certificate of Incorporation of Relocation        Previously filed as Exhibit 3.15 to
                        Management Systems, Inc.                          Form S-4, filed February 4, 2000.

         3.16           By-Laws of Relocation Management Systems, Inc.    Previously filed as Exhibit 3.16 to
                                                                          Form S-4, filed February 4, 2000.

         3.17           Articles of Incorporation of NACAL, Inc.          Previously filed as Exhibit 3.17 to
                                                                          Form S-4, filed February 4, 2000.

         3.18           By-Laws of NACAL, Inc.                            Previously filed as Exhibit 3.18 to
                                                                          Form S-4, filed February 4, 2000.

         3.19           Amended Articles of Incorporation of Marlew,      Previously filed as Exhibit 3.19 to
                        Inc., now known as North American Van Lines of    Form S-4, filed February 4, 2000.
                        Texas, Inc.

       EXHIBIT
       NUMBER                       DESCRIPTION OF DOCUMENT                            METHOD OF FILING
---------------------   ------------------------------------------------  ------------------------------------------
         3.20           By-Laws of Marlew, Inc., now known as North       Previously filed as Exhibit 3.20 to
                        American Van Lines of Texas, Inc.                 Form S-4, filed February 4, 2000.

         3.21           Articles of Incorporation of Great Falls North    Previously filed as Exhibit 3.21 to
                        American, Inc.                                    Form S-4, filed February 4, 2000.

         3.22           By-Laws of Great Falls North American, Inc.       Previously filed as Exhibit 3.22 to
                                                                          Form S-4, filed February 4, 2000.

         3.23           Amended Articles of Incorporation of Relocation   Previously filed as Exhibit 3.23 to
                        Solutions Management, Inc., now known as A        Form S-4, filed February 4, 2000.
                        Relocation Solutions Management, Inc.

         3.24           By-Laws of Relocation Solutions Management,       Previously filed as Exhibit 3.24 to
                        Inc., now known as A Relocation Solutions         Form S-4, filed February 4, 2000.
                        Management, Inc.

         3.25           Amended Articles of Incorporation of Allied Sea   Previously filed as Exhibit 3.25 to
                        Van Company, now known as Allied Freight          Form S-4, filed February 4, 2000.
                        Forwarding, Inc.

         3.26           Restated By-Laws of Allied Van Lines              Previously filed as Exhibit 3.26 to
                        International Corporation, now known as Allied    Form S-4, filed February 4, 2000.
                        Freight Forwarding, Inc.

         3.27           Amended Certificate of Incorporation of Allied    Previously filed as Exhibit 3.27 to
                        Pickfords U.S.A., Inc., now known as Allied       Form S-4, filed February 4, 2000.
                        International N.A., Inc.

         3.28           Restated By-Laws of Allied International N.A.,    Previously filed as Exhibit 3.28 to
                        Inc.                                              Form S-4, filed February 4, 2000.

         3.29           Certificate of Agreement of Merger of NFC Merger  Previously filed as Exhibit 3.29 to
                        Corporation with and into Allied Van Lines, Inc.  Form S-4, filed February 4, 2000.

         3.30           By-Laws of Allied Van Lines, Inc.                 Previously filed as Exhibit 3.30 to
                                                                          Form S-4, filed February 4, 2000.

         3.31           Amended Articles of Incorporation of Allied Van   Previously filed as Exhibit 3.31 to
                        Lines Insurance Agency, Inc., now known as        Form S-4, filed February 4, 2000.
                        Vanguard Insurance Agency, Inc.

         3.32           By-Laws of Allied Van Lines Insurance Agency,     Previously filed as Exhibit 3.32 to
                        Inc., now known as Vanguard Insurance Agency,     Form S-4, filed February 4, 2000.
                        Inc.

         3.33           Certificate of Incorporation of Allied Van Lines  Previously filed as Exhibit 3.33 to
                        Terminal Company                                  Form S-4, filed February 4, 2000.

         3.34           Restated By-Laws of Allied Van Lines Terminal     Previously filed as Exhibit 3.34 to
                        Corporation                                       Form S-4, filed February 4, 2000.

         3.35           Certificate of Amendment of Certificate of        Previously filed as Exhibit 3.35 to
                        Incorporation of SIRVA, Inc., formerly known as   Amendment No. 1 to Form S-4, filed
                        Allied Worldwide, Inc.                            April 4, 2002.

         3.36           Certificate of Amendment to the Certificate of    Previously filed as Exhibit 3.36 to
                        Incorporation of SIRVA, Inc.                      Amendment No. 1 to Form S-4, filed
                                                                          April 4, 2002.

         3.37           Certificate of Incorporation of Eclipse Mobility  Previously filed as Exhibit 3.37 to
                        Resources, Inc., now know as Meridian Mobility    Amendment No. 1 to Form S-4, filed
                        Resources, Inc.                                   April 4, 2002.

       EXHIBIT
       NUMBER                       DESCRIPTION OF DOCUMENT                            METHOD OF FILING
---------------------   ------------------------------------------------  ------------------------------------------
         3.38           By-Laws of Meridian Mobility Resources, Inc.      Previously filed as Exhibit 3.38 to
                                                                          Amendment No. 1 to Form S-4, filed
                                                                          April 4, 2002.

         3.39           Certficate of Amendment to Articles of            Filed herewith
                        Incorporation of Federal Traffic Service, Inc.,
                        formerly known as North American Distribution
                        Systems, Inc.

         3.40           Certificate of Incorporation of                   Filed herewith
                        StoreYourThings.com, Inc.

         3.41           Certificate of Incorporation of StorEverything,   Filed herewith
                        Inc., formerly known as StoreYourThings.com,
                        Inc.

         3.42           By-Laws of StoreYourThings.com, Inc., now known   Filed herewith
                        as StorEverything, Inc.

         3.43           Articles of Incorporation of Able Van Lines,      Filed herewith
                        Inc., now known as Global Van Lines, Inc.

         3.44           Articles of Amendment to the Articles of          Filed herewith
                        Incorporation of Global Van Lines, Inc.,
                        formerly known as Able Van Lines, Inc.

         3.45           By-Laws of Able Van Lines, Inc., now known as     Filed herewith
                        Global Van Lines, Inc.

         3.46           Certificate of Formation of TGIA Acqusition       Filed herewith
                        Company, LLC, now known as National Association
                        of Independent Truckers, LLC.

         3.47           Certificate of Amendment of Certificate of        Filed herewith
                        Formation of National Association of Independent
                        Truckers, LLC, formerly known as TGIA
                        Acquisition Company, LLC.

         3.48           Limited Liability Company Agreement of TGIA       Filed herewith
                        Acqusition Company, LLC, now known as National
                        Association of Independent Truckers, LLC.

         3.49           Certificate of Formation of AWW Acquisition       Filed herewith
                        Company, LLC

         3.50           Certificate of Formation of SIRVA Acqusition      Filed herewith
                        Company, LLC, formerly known as AWW Acqusition
                        Company, LLC

         3.51           Certificate of Amendment to Certificate of        Filed herewith
                        Formation of SIRVA Relocation LLC, formerly
                        known as SIRVA Acquisition Company, LLC

         3.52           Limited Liability Company Agreement of SIRVA      Filed herewith
                        Acquisition Company, LLC, now known as SIRVA
                        Relocation LLC

         3.53           Articles of Organization of ProSource             Filed herewith
                        Properties, Ltd.

         3.54           Amended and Restated Operating Agreement of       Filed herewith
                        ProSource Properties, Ltd.

       EXHIBIT
       NUMBER                       DESCRIPTION OF DOCUMENT                            METHOD OF FILING
---------------------   ------------------------------------------------  ------------------------------------------
         3.55           Certificate of Incorporation of U.S. Relocation   Filed herewith
                        Services, Inc.

         3.56           By-Laws of U.S. Relocation Services, Inc.         Filed herewith

         3.57           Articles of Incorporation of Corporate Transfer   Filed herewith
                        Service, Inc.

         3.58           Certificate of Amendment to Articles of           Filed herewith
                        Incorporation of Corporate Transfer Service,
                        Inc.

         3.59           Certificate of Amendment to Articles of           Filed herewith
                        Incorporation of Corporate Transfer Service,
                        Inc.

         3.60           By-Laws of Corporate Transfer Service, Inc.       Filed herewith

         3.61           Certificate of Incorporation of CRS Acqusition    Filed herewith
                        Corp.

         3.62           By-Laws of CRS Acqusition Corp.                   Filed herewith

         3.63           Articles of Incorporation of CRS Title Agency,    Filed herewith
                        Inc.

         3.64           Code of Regulations of CRS Title Agency, Inc.     Filed herewith

         3.65           Certificate of Incorporation of Allied            Filed herewith
                        Transportation Forwarding, Inc.

         3.66           By-Laws of Allied Transportation Forwarding,      Filed herewith
                        Inc.

         4.1            Indenture, dated as of November 19, 1999, among   Previously filed as Exhibit 4.1 to
                        North American Van Lines, State Street Bank and   Form S-4, filed February 4, 2000.
                        Trust Company and the subsidiary guarantors
                        party thereto

         4.2            Registration Rights Agreement, dated November     Previously filed as Exhibit 4.2 to
                        19, 1999, among North American Van Lines, Inc.,   Form S-4, filed February 4, 2000.
                        Banc of America Securities LLC, Chase Securities
                        Inc. and the subsidiary guarantors party thereto

         4.3            Form of 13 3/8 Senior Subordinated Note due 2009  Previously filed as Exhibit 4.3 to
                        (included in Exhibit 4.1)                         Form S-4, filed February 4, 2000.

         5.1            Opinion of Debevoise & Plimpton                   Filed herewith

        10.1            Acquisition Agreement, dated as of                Previously filed as Exhibit 10.1 to
                        September 14, 1999, between NA Holding            Form S-4, filed February 4, 2000.
                        Corporation and NFC plc

        10.2            Amendment No. 1 to the Acquisition Agreement,     Previously filed as Exhibit 10.2 to
                        dated as of November 19, 1999, between NA         Form S-4, filed February 4, 2000.
                        Holding Corporation and NFC plc

        10.3            Credit Agreement, dated as of November 19, 1999   Previously filed as Exhibit 10.3 to
                        and amended as of November 23, 1999, among North  Form S-4, filed February 4, 2000.
                        American Van Lines, the foreign subsidiary
                        borrowers from time to time parties thereto, the
                        several banks and other financial institutions
                        from time to time parties thereto, The Bank of
                        New York, as documentation agent, Banc of
                        America Securities LLC, as syndication agent,
                        and The Chase Manhattan Bank, as collateral and
                        administrative agent

       EXHIBIT
       NUMBER                       DESCRIPTION OF DOCUMENT                            METHOD OF FILING
---------------------   ------------------------------------------------  ------------------------------------------
        10.4            Guaranty and Collateral Agreement, dated as of    Previously filed as Exhibit 10.4 to
                        November 19, 1999, made by NA Holding             Form S-4, filed February 4, 2000.
                        Corporation, North American Van Lines, Inc. and
                        certain of its subsidiaries in favor of The
                        Chase Manhattan Bank, as collateral agent and
                        administrative agent

        10.5            Common Stock Purchase Warrant No. 1, dated as of  Previously filed as Exhibit 10.5 to
                        November 19, 1999, for 87,480 shares of NA        Form S-4, filed February 4, 2000.
                        Holding Common Stock, issued in the name of NFC
                        International Holdings (Netherlands II) BV

        10.6            Indemnification Agreement, dated as of            Previously filed as Exhibit 10.6 to
                        March 30, 1998, among NA Holding Corporation,     Form S-4, filed February 4, 2000.
                        NA Acquisition Corporation, North American Van
                        Lines, Clayton, Dubilier & Rice, Inc. and
                        Clayton, Dubilier & Rice Fund V Limited
                        Partnership

        10.7            Consulting Agreement, dated as of March 30,       Previously filed as Exhibit 10.7 to
                        1998, among NA Holding Corporation, NA            Form S-4, filed February 4, 2000.
                        Acquisition Corporation, and North American Van
                        Lines, Inc. and Clayton, Dubilier & Rice, Inc.

        10.8            Registration and Participation Agreement, dated   Previously filed as Exhibit 10.8 to
                        as of March 30, 1998, among NA Holding            Form S-4, filed February 4, 2000.
                        Corporation and Clayton, Dubilier & Rice Fund V
                        Limited Partnership

        10.9            Amendment No. 1, dated as of November 19, 1999,   Previously filed as Exhibit 10.9 to
                        to the Registration and Participation Agreement,  Form S-4, filed February 4, 2000.
                        dated as of March 30, 1998, among NA Holding
                        Corporation and Clayton, Dubilier & Rice Fund V
                        Limited Partnership

        10.10           Letter Agreement, dated as of November 19, 1999,  Previously filed as Exhibit 10.10 to
                        among NA Holding Corporation, Clayton,            Form S-4, filed February 4, 2000.
                        Dubilier & Rice Fund V Limited Partnership and
                        NFC plc with respect to rights and obligations
                        of NFC by virtue of its acquisition of 174,961
                        shares of common stock, par value $0.01 per
                        share, of NA Holding Corporation

        10.11           Stock Subscription Agreement, dated as of         Previously filed as Exhibit 10.11 to
                        November 19, 1999, between the NA Holding         Form S-4, filed February 4, 2000.
                        Corporation and Clayton, Dubilier & Rice Fund V
                        Limited Partnership

        10.12           Stock Subscription Agreement, dated as of         Previously filed as Exhibit 10.12 to
                        November 19, 1999, between NA Holding             Form S-4, filed February 4, 2000.
                        Corporation and NFC plc

        10.13           Form of Management Stock Subscription Agreement   Previously filed as Exhibit 10.13 to
                        for SIRVA, Inc. (formerly Allied Worldwide,       Form S-4, filed February 4, 2000.
                        Inc.)

        10.14           Form of Management Stock Option Agreement for     Previously filed as Exhibit 10.14 to
                        SIRVA, Inc. (formerly Allied Worldwide, Inc.)     Form S-4, filed February 4, 2000.

       EXHIBIT
       NUMBER                       DESCRIPTION OF DOCUMENT                            METHOD OF FILING
---------------------   ------------------------------------------------  ------------------------------------------
        10.15           Transition Services Agreement, dated as of        Previously filed as Exhibit 10.15 to
                        November 19, 1999, by and between NFC plc and NA  Form S-4, filed February 4, 2000.
                        Holding Corporation

        10.16           Tax Matters Agreement, dated as of                Previously filed as Exhibit 10.16 to
                        September 14, 1999, between NA Holding            Form S-4, filed February 4, 2000.
                        Corporation and NFC plc

        10.17           Amended and Restated Consulting Agreement, dated  Previously filed as Exhibit 10.17 to
                        as of January 1, 2001, by and among SIRVA Inc.    Amendment No. 1 to Form S-4, filed
                        (formerly Allied Worldwide, Inc.) and North       April 4, 2002.
                        American Van Lines, Inc. and Clayton,
                        Dubilier & Rice, Inc.

        10.18           Second Amendment, dated as of August 11, 2000,    Previously filed as Exhibit 10.18 to
                        to the Credit Agreement, dated as of November     Amendment No. 1 to Form S-4, filed
                        19, 1999 and amended as of November 23, 1999,     April 4, 2002.
                        among North American Van Lines, the foreign
                        subsidiary borrowers from time to time parties
                        thereto, the several banks and other financial
                        institutions from time to time parties thereto,
                        The Bank of New York, as documentation agent,
                        Banc of America Securities LLC, as syndication
                        agent, and The Chase Manhattan Bank, as
                        collateral and administrative agent.

        10.19           Third Amendment and Waiver, dated as of           Previously filed as Exhibit 10.19 to
                        December 21, 2001, to the Credit Agreement,       Amendment No. 1 to Form S-4, filed
                        dated as of November 19, 1999 and amended as of   April 4, 2002.
                        November 23, 1999, among North American Van
                        Lines, the foreign subsidiary borrowers from
                        time to time parties thereto, the several banks
                        and other financial institutions from time to
                        time parties thereto, The Bank of New York, as
                        documentation agent, Banc of America Securities
                        LLC, as syndication agent, and The Chase
                        Manhattan Bank, as collateral and administrative
                        agent.

        10.20           Fourth Amendment, dated as of March 19, 2002, to  Filed herewith the Credit Agreement, dated as of November 19,
                        1999 and amended as of November 23, 1999, among
                        North American Van Lines, the foreign subsidiary
                        borrowers from time to time parties thereto, the
                        several banks and other financial institutions
                        from time to time parties thereto, The Bank of
                        New York, as documentation agent, Banc of
                        America Securities LLC, as syndication agent,
                        and The Chase Manhattan Bank, as collateral and
                        administrative agent.

       EXHIBIT
       NUMBER                       DESCRIPTION OF DOCUMENT                            METHOD OF FILING
---------------------   ------------------------------------------------  ------------------------------------------
        10.21           Fifth Amendment, dated as of April 30, 2002, to   Filed herewith
                        the Credit Agreement, dated as of November 19,
                        1999 and amended as of November 23, 1999, among
                        North American Van Lines, the foreign subsidiary
                        borrowers from time to time parties thereto, the
                        several banks and other financial institutions
                        from time to time parties thereto, The Bank of
                        New York, as documentation agent, Banc of
                        America Securities LLC, as syndication agent,
                        and The Chase Manhattan Bank, as collateral and
                        administrative agent.
        10.22           Stock Subscription Agreement, dated as of         Filed herewith
                        April 12, 2002, between SIRVA, Inc., formerly
                        known as Allied Worldwide, Inc. and Clayton,
                        Dubilier & Rice Fund VI Limited Partnership
        12.1            Calculation of Ratios                             Previously filed as Exhibit 12.1 to
                                                                          Amendment No. 1 to Form S-4, filed
                                                                          April 4, 2002.
        15.1            Letter of PricewaterhouseCoopers LLP regarding    Previously filed as Exhibit 15.1 to
                        unaudited interim financial information           Form S-4, filed February 4, 2000.
        15.2            Letter of Ernst & Young regarding unaudited       Previously filed as Exhibit 15.2 to
                        interim financial information                     Form S-4, filed February 4, 2000.
        21.1            List of Subsidiaries of North American Van Lines  Filed herewith
        23.1            Consent of Debevoise & Plimpton (contained in     Filed herewith
                        Exhibit 5.1)
        23.2            Consent of PricewaterhouseCoopers LLP             Filed herewith
        23.3            Consent of Ernst & Young LLP                      Filed herewith
        24.1            Powers of Attorney (contained on signature        Filed herewith
                        pages)
        25.1            Statement of Eligibility of State Street Bank     Previously filed as Exhibit 25.1 to
                        and Trust on Form T-1                             Amendment No. 1 to Form S-4, filed
                                                                          April 4, 2002.
        27.1            Financial Data Schedule                           Previously filed as Exhibit 27.1 to
                                                                          Form S-4, filed February 4, 2000.
        99.1            Form of Letter of Transmittal                     Previously filed as Exhibit 99.1 to
                                                                          Amendment No. 1 to Form S-4, filed
                                                                          April 4, 2002.
        99.2            Form of Notice of Guaranteed Delivery             Previously filed as Exhibit 99.2 to
                                                                          Amendment No. 1 to Form S-4, filed
                                                                          April 4, 2002.
        99.3            Form of Instruction to Registered Holder and/or   Previously filed as Exhibit 99.3 to
                        Book Entry Transfer Participant from Beneficial   Amendment No. 1 to Form S-4, filed
                        Owner for Tender of 13 3/8 Senior Subordinated    April 4, 2002.
                        Notes Due 2009 for registered 13 3/8 Senior
                        Subordinated Notes Due 2009
        99.4            Guidelines for Certification of Taxpayer          Previously filed as Exhibit 99.4 to
                        Identification Number on Substitution Form W-9    Amendment No. 1 to Form S-4, filed
                                                                          April 4, 2002.
        99.5            Form of Exchange Agent Agreement by and between   Previously filed as Exhibit 99.5 to
                        North American Van Lines, Inc. and State Street   Amendment No. 1 to Form S-4, filed
                        Bank and Trust Company                            April 4, 2002.

                                                                    EXHIBIT 23.2

                       CONSENT OF INDEPENDENT ACCOUNTANTS

    We hereby consent to the use in this Registration Statement on Form S-4 of North American Van Lines, Inc. of our report dated March 4, 2002 relating to the financial statements and financial statement schedule of North American Van Lines, Inc., which appears in such Registration Statement. We also consent to the references to us under the headings "Experts" in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP

May 20, 2002

                                                                    EXHIBIT 23.3

                        CONSENT OF INDEPENDENT AUDITORS


    We consent to the reference to our firm, formerly known as Ernst & Young, under the caption "Experts" and to the use of our report dated March 10, 2000, on the combined financial statements of NFC Moving Services Group for the year ended September 30, 1999 in Amendment No. 2 to the Registration Statement (Form S-4 No. 333-96233) and related Prospectus of North American Van Lines, Inc. for the registration of $150,000,000 of its 13 3/4% Senior Subordinated Notes Due 2009.


                                                               /s/ Ernst & Young

                                                               Ernst & Young LLP


London, England
May 21, 2002